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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ALCO STORES, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

September 30, 2013

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of ALCO Stores, Inc. to be held on October 30, 2013 at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231, at 10:00 a.m., Central time.

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated July 25, 2013, as amended, by and among ALCO Stores, Inc., Mallard Parent, LLC, or Parent, and M Acquisition Corporation, or Merger Sub, a wholly owned subsidiary of Parent. Parent and Merger Sub are entities that are affiliated with Argonne Capital Group LLC. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into ALCO Stores, and ALCO Stores will become a wholly owned subsidiary of Parent. You will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger.

        If the merger contemplated by the merger agreement is completed, you will be entitled to receive $14.00 in cash, without interest, for each share of our common stock owned by you (unless you have properly exercised your appraisal rights with respect to such shares), which represents a premium of approximately 63% to ALCO Stores' closing stock price on July 24, 2013, the last trading day prior to ALCO Stores' announcement of the transactions contemplated by the merger agreement.

        ALCO Stores' Board of Directors, by the affirmative vote of all of its independent members (our sole director that is also a member of management, Richard E. Wilson, ALCO Stores' President and Chief Executive Officer, abstained), after considering factors more fully described in this proxy statement has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of ALCO Stores and our stockholders, has declared advisable the merger agreement and has adopted and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Board of Directors recommends that you vote

  •
  "FOR" the adoption of the merger agreement, as amended;

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  "FOR" the non-binding, advisory proposal to approve compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger; and

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  "FOR" the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

        The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement, and amendment thereto, is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about ALCO Stores from documents we file with the Securities and Exchange Commission from time to time. On or about October 2, 2013, we will begin mailing our proxy materials.

        Whether or not you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your bank, broker or other nominee.

        Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the holders of at least a majority of the outstanding shares of our common stock vote to approve the proposal to adopt the merger agreement. The failure of any stockholder to vote in person by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        If you have any questions or need assistance voting your shares of our common stock, please contact Georgeson Inc., our proxy solicitor, by calling (800) 314-4549 (toll-free).

        On behalf of our Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,
/s/ ROYCE L. WINSTEN Royce L. Winsten Chairman of the Board

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated September 30, 2013 and, together with the enclosed form of proxy card, is first being mailed to stockholders of ALCO Stores on or about October 2, 2013.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

        Notice is hereby given that a special meeting of stockholders of ALCO Stores, Inc., a Kansas corporation, will be held on October 30, 2013 at Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231, at 10:00 a.m., Central time, for the following purposes:

  1.
  To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated July 25, 2013, as amended (referred to as the merger agreement) by and among ALCO Stores, Inc., Mallard Parent, LLC, or Parent, and M Acquisition Corporation, or Merger Sub, a wholly owned subsidiary of Parent, as it may be amended from time to time (a copy of the merger agreement, as amended, is attached as Annex A to the proxy statement accompanying this notice);

  2.
  To consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger;

  3.
  To consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

  4.
  To transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to adopt the merger agreement. Approval, by non-binding, advisory vote, of compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger requires the affirmative vote of a majority of those shares of common stock represented in person or by proxy and voting on the proposal. Approval of the proposal to adjourn the special meeting, whether or not a quorum is present, requires the affirmative vote of the majority of the voting power of the shares of common stock represented either in person or by proxy at the special meeting. The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement but will not have any effect on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and the adjournment proposal. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement but will not have any effect on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and the adjournment proposal. Abstentions will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and the adjournment proposal.

        All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted "FOR" adoption of the merger agreement, "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and "FOR" the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. No proxy that is specifically marked against adoption of the merger agreement will be voted in favor of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger, unless it is specifically marked "FOR" the approval of the proposal.

        Only stockholders of record as of the close of business on September 30, 2013 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the special meeting will be available in our principal executive offices located at 751 Freeport Parkway, Coppell, Texas 75019, during regular business hours for a period of no less than ten days before the special meeting and at the place of the special meeting during the meeting.

        Stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of ALCO Stores common stock if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Kansas law, which are summarized herein and reproduced in their entirety in Annex C to the accompanying proxy statement.

        The Board of Directors recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the non-binding, advisory proposal regarding compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and "FOR" the adjournment of the special meeting (if necessary or appropriate). In considering the recommendation of the Board of Directors, stockholders of ALCO Stores should be aware that members of the Board of Directors and its executive officers have agreements and arrangements that provide them with interests in the merger that may be different from, or in addition to, those of ALCO Stores stockholders. See "The Merger—Interests of the Directors and Executive Officers of ALCO Stores in the Merger."

For the Board of Directors,
/s/ BRETT BOGAN Brett Bogan Corporate Secretary

Dated: September 30, 2013

YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE (2) THROUGH THE INTERNET OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the special meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such bank, broker or other nominee, which is considered the stockholder of record, in order to vote. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

        If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote in person at the special meeting.

        We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Georgeson Inc.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Stockholders, call toll-free: (800) 314-4549

i

Annexes

Annex A    Agreement and Plan of Merger, as Amended

Annex B    Opinion of ALCO Stores' Financial Advisor

Annex C    Section 17-6712 of the Kansas Statutes Annotated

SUMMARY

        This summary highlights selected information from this proxy statement related to the merger of ALCO Stores, Inc. with and into M Acquisition Corporation, with ALCO Stores, Inc. as the surviving corporation, which we refer to as the merger, and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 107. The merger agreement, as amended, is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger.

        Except as otherwise specifically noted in this proxy statement, "ALCO Stores," "the company," "we," "our," "us" and similar words in this proxy statement refer to ALCO Stores, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement we refer to Mallard Parent, LLC as "Parent" and M Acquisition Corporation as "Merger Sub." In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated July 25, 2013, as it may be amended from time to time, by and among ALCO Stores, Parent and Merger Sub as the "merger agreement."

Parties Involved in the Merger (page 31)

ALCO Stores, Inc.

        ALCO Stores is a Kansas corporation and a regional retailer operating 214 stores in 23 states. The company's stores offer a broad line of merchandise consisting of approximately 35,000 items, including automotive, consumables and commodities, crafts, domestics, electronics, furniture, hardware, health and beauty aids, housewares, jewelry, ladies', men's and children's apparel and shoes, pre-recorded music and video, sporting goods, seasonal items, stationery and toys.

        ALCO Stores will be the surviving corporation after the merger.

        ALCO Stores common stock is currently listed on the NASDAQ Stock Market under the symbol "ALCS."

Mallard Parent, LLC

        Parent is a Delaware limited liability company that is currently controlled by Argonne Capital Group, LLC, which we refer to as Argonne. Parent was formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Parent has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon completion of the merger, ALCO Stores will be a direct wholly owned subsidiary of Parent.

M Acquisition Corporation

        Merger Sub is a Kansas corporation and a wholly owned subsidiary of Parent, formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Merger Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon completion of the merger, Merger Sub will cease to exist.

Effect of the Merger (page 31)

        Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into ALCO Stores, with ALCO Stores continuing as the surviving corporation and a wholly owned subsidiary of Parent. Throughout this proxy statement we use the term surviving corporation to refer to ALCO Stores as the surviving corporation following the merger. As a result of the merger, the common stock of ALCO Stores will cease to be publicly traded. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

        The time at which the merger will become effective, which we refer to as the effective time of the merger, will occur upon the filing of a certificate of merger (or other appropriate documents) with the Secretary of State of the State of Kansas (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Effect on ALCO Stores if the Merger is Not Completed (page 32)

        If the merger agreement is not adopted by ALCO Stores stockholders or if the merger is not completed for any other reason, ALCO Stores stockholders will not receive any payment for their shares of common stock. Instead, ALCO Stores will remain an independent public company, the common stock will continue to be listed and traded on the NASDAQ Stock Market, which we refer to as the NASDAQ, and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and we will continue to file periodic reports with the Securities and Exchange Commission, which we refer to as the SEC, on account of ALCO Stores common stock. Under specified circumstances, ALCO Stores may be required to reimburse Parent's expenses or pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the merger agreement, as described under "The Merger Agreement—Termination Fees" beginning on page 98.

Merger Consideration (page 85)

        In the merger, each outstanding share of ALCO Stores common stock (other than (i) shares owned by ALCO Stores in treasury or otherwise, (ii) any shares owned, directly or indirectly, by Parent or Merger Sub, (iii) shares of restricted stock outstanding under ALCO Stores' stock incentive plans and (iv) shares owned by stockholders who are entitled to and who properly exercise appraisal rights under Kansas law) will be converted into the right to receive $14.00 in cash, without interest, which amount we refer to as the per share merger consideration, and, without any action by the holders of such shares, will cease to be outstanding, be canceled and retired and cease to exist, and each certificate formerly representing any of the shares of ALCO Stores common stock will thereafter represent only the right to receive the per share merger consideration. At or immediately prior to the effective time of the merger, Parent will deposit sufficient funds to pay the aggregate per share merger consideration with a designated paying agent. Once a stockholder has provided the paying agent with his or her stock certificates, a letter of transmittal and the other items specified by the paying agent, the paying agent will promptly pay the stockholder the per share merger consideration.

        After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you will no longer have any rights as an ALCO Stores stockholder as a result of the merger (except that stockholders who properly exercise their right of appraisal will have the right to receive a payment for the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by Kansas law), as described below under "The Merger—Appraisal Rights" beginning on page 75).

The Special Meeting (page 26)

  Date, Time and Place

        A special meeting of our stockholders will be held on October 30, 2013 at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231, at 10:00 a.m., Central time.

  Record Date; Shares Entitled to Vote

        You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on September 30, 2013, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date.

  Purpose

        At the special meeting, we will ask our stockholders of record as of the record date to vote on proposals to adopt the merger agreement, to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and to adjourn the special meeting to a later date, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

  Quorum

        As of the record date, there were approximately 3,258,162 shares of our common stock outstanding and entitled to be voted at the special meeting. The holders of a majority in voting power of the outstanding shares of our common stock entitled to vote thereat, present in person or by proxy, will constitute a quorum at the special meeting. As a result, 1,629,082 shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum.

  Required Vote

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to adopt the merger agreement. Approval, by non-binding, advisory vote, of compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger requires the affirmative vote of a majority of those shares of common stock represented in person or by proxy and voting upon on the proposal. Approval of the proposal to adjourn the special meeting, whether or not a quorum is present, requires the affirmative vote of the majority of the voting power of the shares of common stock represented either in person or by proxy at the special meeting.

  Share Ownership of Our Directors and Executive Officers

        As of September 30, 2013, the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 19,755 shares of our common stock, representing approximately 0.6% of the outstanding shares of our common stock. Our directors and executive officers have informed us that they currently intend to vote all of their shares of ALCO Stores common stock "FOR" the adoption of the merger agreement, "FOR" the non-binding, advisory proposal regarding compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and "FOR" the adjournment of the special meeting (if necessary or appropriate). For more information about the share ownership of our directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management," beginning on page 104.

  Voting and Proxies

        Any ALCO Stores stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail or voting electronically over the Internet or by telephone, or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of ALCO Stores common stock in "street name" through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of ALCO Stores common stock using the instructions provided by your broker, bank or other nominee. Under applicable rules, brokers, banks or other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares.

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, signing another proxy card with a later date and returning it to us prior to the special meeting or attending the special meeting and voting in person. If you hold your shares of common stock in "street name," you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your bank, broker or other nominee.

Recommendation of Our Board of Directors and Reasons for the Merger (page 28)

        Our Board of Directors, by the affirmative vote of all of its independent members (our sole director that is also a member of management, Richard E. Wilson, ALCO Stores' President and Chief Executive Officer, abstained), after considering various factors described in the section entitled "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger," has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of ALCO Stores and our stockholders and has adopted and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Board of Directors recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and "FOR" the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Opinion of William Blair & Company, L.L.C. (page 56)

        On July 25, 2013, William Blair & Company, L.L.C., which we refer to as William Blair, delivered its oral opinion to the Board of Directors and subsequently confirmed in writing that, as of July 25, 2013 and based upon and subject to the assumptions, qualifications and limitations stated therein, the $14.00 per share cash consideration to be received by the holders of shares of ALCO Stores common stock (other than Parent or its affiliates) pursuant to the merger was fair, from a financial point of view to such holders.

        The full text of the written opinion of William Blair, dated July 25, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. William Blair provided its opinion for the information and assistance of the Board of Directors of ALCO Stores in connection with its consideration of the transaction. The William Blair opinion does not constitute a recommendation as to how any holder of ALCO Stores common stock should vote or act with respect to the transaction or any other matter. ALCO Stores hired William Blair based on its qualifications and expertise in providing financial advice to retail companies and its reputation as a nationally recognized investment banking firm. Pursuant to a letter agreement dated November 30, 2009, a fee of $250,000 became payable to William Blair upon delivery of its fairness opinion and has been subsequently paid. Under the terms of the November 30, 2009 letter agreement, as amended on May 24, 2011, William Blair will be entitled to receive an additional fee of approximately $2.4 million upon completion of the merger. In addition, pursuant to a further amendment of the letter agreement dated May 3, 2013, ALCO Stores paid William Blair approximately $35,000 for investment banking services and analysis rendered in connection with ALCO Stores' stockholder rights agreement. ALCO Stores has also agreed to reimburse William Blair for specified out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against potential liabilities arising out of its engagement, including certain liabilities under the U.S. federal securities laws. During the two years preceding the date of its opinion, William Blair has not otherwise been engaged by or received any compensation from ALCO Stores, Parent or their respective affiliates.

Financing of the Merger (page 72)

        We anticipate that the total amount of funds necessary to complete the merger and the related transactions, including the funds needed to:

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  Pay our stockholders the amounts due under the merger agreement;

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  Repay and discharge all amounts outstanding pursuant to the Credit Agreement, dated July 21, 2011, between ALCO Stores, Inc., Wells Fargo Bank, National Association, and the other lenders named therein, as amended, which we refer to as the revolving credit agreement; and

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  Make payments in respect of ALCO Stores' outstanding equity-based awards and cash incentive awards pursuant to the merger agreement; and

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  Pay all fees and expenses payable by Parent and Merger Sub under the merger agreement and Merger Sub's agreements with its lenders (and related transactions);

will be approximately $145.2 million. This amount will be funded through a combination of:

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  Equity financing of up to $26.5 million to be provided to Parent immediately prior to the closing of the merger by Mallard Partners, LLC, an entity controlled by Argonne, which we refer to as the Limited Guarantor;

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  Borrowings under a $140 million senior secured revolving credit facility agented by Wells Fargo Bank, N.A. and under a $25 million secured term loan agented by GB Credit Partners, LLC; and

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  ALCO Stores' freely available cash at closing, if any.

        In connection with the financing of the merger, Parent has entered into an equity commitment letter, dated as of July 25, 2013, with the Limited Guarantor. Also in connection with the financing of the merger, Parent, on behalf of Merger Sub and the surviving corporation, has entered into (i) a $140 million senior secured revolving credit facility commitment letter, dated as of July 25, 2013, with Wells Fargo Bank, N.A. and (ii) a $25 million secured term loan commitment letter, dated as of July 25, 2013, with GB Credit Partners, LLC and Wells Fargo Bank, N.A., which we refer to collectively as the debt commitment letters. We refer to the equity commitment letter and debt commitment letters collectively as the financing commitments. See "The Merger—Financing of the Merger" beginning on page 72. We believe the amounts committed under the financing commitments will be sufficient to complete the merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the financing commitments fails to fund the committed amounts in breach of such financing commitments or if the conditions to such commitments are not met. Although obtaining the proceeds of any financing, including the financing under the financing commitments, is not a condition to the completion of the merger, the failure of Parent and Merger Sub to obtain any portion of the committed financing (or alternative financing) may result in the failure of the merger to be completed. In that case, Parent may be obligated to pay ALCO Stores a fee of $3.50 million, as described under "The Merger Agreement—Termination Fees" beginning on page 98.

        The funding under the financing commitments is subject to conditions, including conditions that do not relate directly to the conditions to closing in the merger agreement. See "The Merger—Financing of the Merger" beginning on page 72.

 Limited Guaranty (page 74)

        Pursuant to a limited guaranty delivered by the Limited Guarantor in favor of ALCO Stores, dated as of July 25, 2013, which we refer to as the limited guaranty, the Limited Guarantor has agreed to guarantee the due, punctual and complete payment of:

  •
  The obligation of Parent under the merger agreement to pay a reverse termination fee of $3.50 million to ALCO Stores if the merger agreement is terminated by ALCO Stores because Parent has (i) breached its representations, warranties, covenants or agreements in the merger agreement and Parent is not otherwise entitled to terminate the merger agreement or (ii) failed to consummate the merger when required; and

  •
  The indemnification obligations of Parent and Merger Sub in connection with any costs and expenses incurred by ALCO Stores and its affiliates in the arrangement of the financing commitments.

        For more information about the limited guaranty, see "The Merger—Limited Guaranty" beginning on page 74.

Escrow Fund; Letter of Credit (page 75)

        As of the date of the merger agreement, the Limited Guarantor deposited with an escrow agent, which we refer to as the escrow agent, $3.50 million, which we refer to as the escrow fund, pursuant to an escrow agreement, which we refer to as the escrow agreement. If the merger agreement is terminated under specified conditions and ALCO Stores is entitled to the reverse termination fee from Parent, but Parent does not pay the reverse termination fee within five business days, ALCO Stores may direct the escrow agent to release the escrow fund to ALCO Stores. The escrow fund will then be credited against the unpaid portion of the reverse termination fee owed to ALCO Stores plus any other unpaid amounts, including interest, specified reimbursement obligations, with the excess, if any, of the escrow fund to be returned by ALCO Stores to Parent. The escrow fund may also be released to the Limited Guarantor under specified circumstances, including upon the effective time of the merger or the termination of the merger agreement. For more information on the termination of the merger agreement and the reverse termination fee, see "The Merger—Termination of the Merger Agreement" and "The Merger—Termination Fees" beginning on pages 96 and 98, respectively.

        At the discretion of the Limited Guarantor, the Limited Guarantor may provide an unconditional irrevocable letter of credit, which we refer to as the letter of credit, naming ALCO Stores as sole beneficiary, issued by a major United States commercial bank with a credit rating of at least "A" by Standard & Poor's Ratings Group or "A2" by Moody's Investors Service, Inc., in an aggregate face amount equal to the escrow fund. Upon the provision of the letter of credit, ALCO Stores and the Limited Guarantor will jointly instruct the escrow agent to release the escrow fund to the Limited Guarantor.

Treatment of Options and Restricted Stock (page 69)

        The merger agreement provides that ALCO Stores' equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of and subject to the completion of the merger:

  Options

        Each outstanding stock option to purchase shares of ALCO Stores common stock, whether or not vested, will be canceled and converted into the right to receive an amount in cash (subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (i) the total number of shares of ALCO Stores common stock subject to the option as of the effective time of the merger and (ii) the amount, if any, by which $14.00 exceeds the exercise price per share of

ALCO Stores common stock underlying the stock option. ALCO Stores will take such steps as may be necessary to provide that each stock option with an exercise price per share equal to or greater than $14.00 will be cancelled at the effective time of the merger without any cash payment being made in respect thereof and that the holders of such options will have no further rights in respect thereof.

  Restricted Stock

        Each share of restricted stock outstanding under ALCO Stores' stock incentive plans will immediately vest in full and all restrictions thereupon will lapse, and each such share of restricted stock will be cancelled. The holder of each such cancelled share of restricted stock will be paid an amount equal to $14.00 per share of ALCO Stores common stock underlying such cancelled share of restricted stock.

Employee Benefits (page 93)

        Effective as of the closing date of the merger and for a period of six months following the closing date of the merger, all employees of ALCO Stores who remain employed following the merger, who we refer to as continuing employees, will be provided salaries, hourly wage levels and bonus opportunities at rates that are no less than such continuing employees' salaries, hourly wage levels and bonus opportunities in effect at the closing date of the merger. Furthermore, effective as of the closing date of the merger and for a period of six months following the closing date of the merger, all continuing employees will be provided benefits (other than equity based plans) that, are substantially comparable, in the aggregate, to the aggregate benefits provided to each such continuing employee on the closing date of the merger. If Parent does not continue ALCO Stores' benefit plans after the closing date of the merger, Parent will cause any new benefit plans to recognize all previous service by the continuing employees for the purpose of determining eligibility for and entitlement to succeeding benefits (including vesting), except with respect to benefit accrual under any of Parent's pension plans or to the extent that such recognition would result in any duplication of benefits. Parent will also cause the surviving corporation's group health plan to recognize all deductibles and coinsurance payments accrued by the continuing employees prior to the closing date of the merger and to waive any preexisting condition limitations for such continuing employees. Additionally, the vacation and holiday plan offered to continuing employees for the remainder of calendar year 2013 will be substantially comparable to the vacation and holiday plan offered to continuing employees in effect immediately prior to the closing date of the merger. Lastly, Parent will maintain ALCO Stores' flexible spending account plans at least through the end of the current plan year. For more information about the employee benefits covenants affecting continuing employees, see "The Merger—Employee Benefits" beginning on page 93.

Interests of the Directors and Executive Officers of ALCO Stores in the Merger (page 68)

        When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. The Board of Directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of ALCO Stores. These interests include the following:

  •
  Accelerated vesting of shares of restricted stock simultaneously with the effective time of the merger, and the cancellation and settlement of such shares in exchange for cash;

  •
  Cancellation and conversion of stock options held by our directors and executive officers, simultaneously with the effective time of the merger, into an amount in cash (subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (i) the total number of shares of ALCO Stores common stock subject to the option as of the effective time of the merger and (ii) the amount, if any, by which $14.00 exceeds the exercise price per share of ALCO Stores common stock underlying the stock option;

  •
  The entitlement of our President and Chief Executive Officer to receive payments and benefits under his employment agreement in connection with an involuntary termination of employment other than for "cause," as such term is defined in his employment agreement, or if he voluntarily terminates his employment for "good reason," as such term is defined in his employment agreement, during the 18-month period following the effective time of the merger; and

  •
  Continued indemnification and directors' and officers' liability insurance to be provided by the surviving corporation;

        If the proposal to adopt the merger agreement is approved by our stockholders, the shares of common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of common stock held by all other stockholders of ALCO Stores entitled to receive the merger consideration.

Appraisal Rights (page 75)

        If the merger is adopted by ALCO Stores stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 17-6712 of the Kansas Statutes Annotated, or the K.S.A. This means that stockholders of ALCO Stores common stock who do not wish to accept the per share merger consideration may dissent from the merger and elect to have the fair value of their respective shares of ALCO Stores common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined by a Kansas district court and paid to such stockholder in cash, together with a fair rate of interest, if any, provided that such stockholder complies with the provisions of Section 17-6712. Stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

        All references in Section 17-6712 of the K.S.A. and this section to a "stockholder" are to a record holder of the shares of ALCO Stores common stock as to which appraisal rights are asserted. If you hold a beneficial interest in "street name" in shares of ALCO Stores common stock held of record in the name of another person, such as a bank, brokerage firm or other nominee, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 17-6712 of the K.S.A. could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

        To exercise your appraisal rights, you must submit a written demand for appraisal to ALCO Stores before the vote is taken on the adoption of the merger agreement and you must not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement. Merely not voting in favor of the merger proposal will not preserve the right of ALCO Stores stockholders to appraisal of their shares of ALCO Stores common stock under the K.S.A. Your failure to follow exactly the procedures specified under the K.S.A. will result in the loss of your appraisal rights. The K.S.A. requirements for exercising appraisal rights are described in further detail under "The Merger—Appraisal Rights" beginning on page 75, and the relevant section of the K.S.A. regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

 Material U.S. Federal Income Tax Consequences of the Merger (page 78)

        For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 78) in exchange for such U.S. Holder's shares of ALCO Stores common stock in the merger generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the cash such U.S. Holder receives in the merger and such U.S. Holder's adjusted tax basis in the shares of ALCO Stores common stock surrendered in the merger. Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Approvals Required for the Merger (page 81)

        ALCO Stores and Parent have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement.

Legal Proceedings Regarding the Merger (page 81)

        On September 3, 2013, a purported stockholder of ALCO Stores filed a Class Action Petition in the District Court of Shawnee County, Kansas. The Class Action Petition was amended on September 5, 2013. The case caption of this amended Class Action Petition, which we refer to as the Advanced Advisors complaint, is: Advanced Advisors on behalf of itself and all others similarly situated, v. Royce L. Winsten, Terrence M. Babilla, Dennis E. Logue, Lolan C. Mackey, Richard E. Wilson, ALCO Stores, Inc., Argonne Capital Group, LLC, Mallard Parent, LLC and M Acquisition Corporation. The Advanced Advisors complaint asserts that the members of the Board of Directors breached their fiduciary duties in agreeing to the merger and by allegedly failing to disclose all material information to ALCO Stores' stockholders in the August 15, 2013 preliminary proxy statement filed with the SEC, and that Argonne aided and abetted the alleged breaches of fiduciary duties. The Advanced Advisors complaint seeks monetary damages and litigation expenses.

        On September 23, 2013, a purported stockholder of ALCO Stores filed a Class Action Petition in the District Court of Shawnee County, Kansas. The case caption of this Class Action Petition, which we refer to as the Hughes complaint, is: Paul Hughes on behalf of itself and all others similarly situated, v. ALCO Stores, Inc., Royce L. Winsten, Richard E. Wilson, Terrence M. Babilla, Dennis E. Logue, Lolan C. Mackey, Argonne Capital Group, LLC, Mallard Parent, LLC and M Acquisition Corporation. The Hughes complaint asserts that the members of the Board of Directors breached their fiduciary duties in agreeing to the merger and by allegedly failing to disclose all material information to ALCO Stores' stockholders in the August 15, 2013 preliminary proxy statement filed with the SEC, and that Argonne aided and abetted the alleged breaches of fiduciary duties. The Hughes complaint seeks to enjoin the merger and an award of unspecified monetary damages and litigation expenses.

        The Company also believes that a third lawsuit has been filed challenging the merger agreement, but as of the date of this proxy statement has not obtained a copy of the complaint or petition in that proceeding.

Acquisition Proposals (page 83)

        The merger agreement provides that from July 25, 2013 until 11:59 p.m. Eastern time on August 24, 2013, which we refer to as the go-shop period, ALCO Stores and its representatives had the right, directly and indirectly, to initiate, solicit, facilitate and encourage any inquiries regarding, or the making of, proposals or offers that constitute acquisition proposals from third parties. This included providing access to non-public information to those third parties pursuant to acceptable confidentiality agreements and engaging in, continuing, entering into and maintaining, or otherwise cooperating with, assisting, participating in or facilitating, any discussions or negotiations regarding any proposal that constitutes, or would be reasonably likely to lead to, an acquisition proposal. ALCO Stores was required to provide any non-public information to Parent that it made available to a third party that was not previously available to Parent. During the go-shop period, three third parties entered into confidentiality agreements with ALCO Stores. Two of these third parties subsequently declined to pursue a transaction. Everbright Development Overseas, Ltd., which we refer to as Everbright, submitted an initial acquisition proposal to the Board of Directors on August 24, 2013, as subsequently modified.

        ALCO Stores could continue to engage in such solicitation activities from August 25, 2013 until 12:01 a.m. Eastern time on September 8, 2013, which we refer to as an extension of the go-shop period, with any third party, which we refer to as an excluded party, that had submitted a written acquisition proposal prior to the end of the go-shop period that the Board of Directors determined in good faith, after consultation with its independent financial advisor and outside legal counsel, was bona fide and was or would have reasonably been expected to result in, an acquisition proposal that is more favorable to ALCO Stores stockholders than the transactions contemplated by the merger agreement (which we refer to as a superior proposal). The Board of Directors deemed Everbright to be an excluded party on August 27, 2013 under the terms of the merger agreement and continued discussions with Everbright regarding its acquisition proposal during the extension of the go-shop period. During such period, Everbright modified its acquisition proposal on August 23, 2013, August 28, 2013, September 6, 2013 and September 7, 2013. At the end of the extension of the go-shop period, the Board of Directors did not conclude that Everbright's proposal constituted a superior proposal under the terms of the merger agreement.

        After the end of the extension of the go-shop period, ALCO Stores and its representatives became subject to customary "no-shop" restrictions whereby ALCO Stores and its representatives are required to immediately cease any existing and ongoing solicitations, discussions or negotiations regarding an acquisition proposal or any proposal reasonably likely to result in an acquisition proposal, request that all non-public information provided to any third parties be destroyed, and cause any physical or virtual data room to no longer be accessible to or by any third party other than Parent or its affiliates.

        ALCO Stores is required (i) to inform Parent if, at any time, it receives an acquisition proposal or request for discussions or negotiations or diligence materials and (ii) to keep Parent informed of all developments, discussions or negotiations regarding any change to the financial or material terms of, or requests for access to the properties, books and records of ALCO Stores in connection with, any acquisition proposal.

        If at any time after the go-shop period and prior to the adoption of the merger agreement by ALCO Stores stockholders, ALCO Stores receives a bona fide written acquisition proposal from a third party that did not result from a material breach of the "no-shop" restrictions provided in the merger agreement and that the Board of Directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such proposal constitutes or would reasonably be expected to result in a superior proposal, (i) ALCO Stores may provide non-public information to such third party in response to a diligence request (provided that any such non-public information is provided to Parent if not previously made available to Parent) and (ii) ALCO Stores may engage or participate in discussions or negotiations with such third party.

Changes in Board Recommendation (page 90)

        Prior to the adoption of the merger agreement by ALCO Stores' stockholders, the Board of Directors may make a change of recommendation (as defined below in "Proposal 1: Adoption of the Merger Agreement—The Board's Recommendation; Change of Recommendation") if (i) an event, fact, development or occurrence (which we refer to as an intervening event) affecting ALCO Stores' business, assets or operations (but not related to an acquisition proposal) that was not known to, or reasonably foreseeable by, the Board of Directors on the date of the merger agreement becomes known to the Board of Directors or (ii) ALCO Stores receives a written acquisition proposal capable of acceptance that the Board of Directors, in each case, determines in good faith, after consultation with its independent financial advisor and outside legal counsel, constitutes a superior proposal and that failure to do so would be inconsistent with its fiduciary obligations under applicable law. In addition, ALCO Stores must notify Parent at least five business days prior to a change of recommendation or, in the case of a superior proposal, terminating the merger agreement to enter into an acquisition agreement with respect to such superior proposal. ALCO Stores must, and must use its reasonable best efforts to cause its representatives to, negotiate in good faith with Parent during this five business day period to make such revisions to the merger agreement and the transactions contemplated thereby as would permit the Board of Directors to conclude, in the case of a superior proposal, that the acquisition proposal would no longer constitute a superior proposal or, in the case of an intervening event, that such intervening event no longer requires a change of recommendation. If, after negotiating with Parent and considering any revisions to the merger agreement and transactions contemplated thereby, in the case of a superior proposal, the Board of Directors determines that the superior proposal would continue to constitute a superior proposal even after any amendments are made to the acquisition proposal (provided, that if any successive material amendment or revision is made to the acquisition proposal that the Board of Directors has determined in the same fashion to be a superior proposal, ALCO Stores must have notified Parent at least four business days prior to terminating the merger agreement and negotiated in good faith with Parent during such period), ALCO Stores may terminate the merger agreement and pay Parent a fee of $2.25 million, as described under "The Merger Agreement—Termination Fees" beginning on page 98 and, in the case of an intervening event, the Board of Directors determines that the intervening event would still require a change of recommendation in response to such intervening event, the Board of Directors may make such change of recommendation, which would permit Parent to terminate the merger agreement and require ALCO Stores to pay Parent a fee of $2.25 million, as described under "The Merger Agreement—Termination Fees" beginning on page 98.

Conditions to the Closing of the Merger (page 94)

        The following conditions must be satisfied or waived, where legally permissible, before the proposed merger can be completed:

  •
  The adoption of the merger agreement by the requisite affirmative vote of ALCO Stores stockholders;

  •
  The completion of the merger not being restrained, enjoined, or otherwise prohibited by any law or order of any governmental authority;

  •
  The accuracy of the representations and warranties of ALCO Stores, Parent and Merger Sub in the merger agreement (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties), as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

  •
  The performance by ALCO Stores, on the one hand, and Parent and Merger Sub, on the other hand, of their respective obligations (subject to materiality qualifiers, with different standards applicable to certain covenants), required to be performed by them under the merger agreement at or prior to the effective time of the merger;

  •
  Receipt of certificates by senior executive officers of ALCO Stores, on the one hand, and Parent and Merger Sub, on the other hand, to the effect that the conditions described in the preceding two bullets have been satisfied;

  •
  No fact, circumstance, change, event, occurrence or effect having occurred that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, properties, assets, liabilities or results of operations of ALCO Stores; and

  •
  Holders of not more than 22% of the outstanding shares of ALCO Stores common stock perfecting a demand for appraisal under section 17-6712 of the K.S.A.

Termination of the Merger Agreement (page 96)

        In general, the merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by ALCO Stores stockholders, in the following ways:

  •
  By mutual written consent of ALCO Stores and Parent;

  •
  By either ALCO Stores or Parent if:

  •
  The merger has not been completed by December 22, 2013, which we refer to as the termination date, provided that the right to terminate the merger agreement as a result of the merger not being completed by the termination date will not be available to any party whose breach of any representation or warranty or failure to perform or comply with any covenant or agreement in the merger agreement was the primary cause of or resulted in the failure of the merger to occur by the termination date;

  •
  ALCO Stores stockholders have failed to adopt the merger agreement at the special meeting of stockholders, or any adjournment or postponement thereof; or

  •
  A governmental entity has denied approval of the merger and such denial has become final or nonappealable or any order entered, issued, made or rendered by a governmental entity permanently restraining, enjoining or otherwise prohibiting the completion of the merger has become final and non-appealable, provided that the party seeking to terminate the merger agreement pursuant to this clause has used its reasonable best efforts to contest, appeal and remove such injunction, order or decree in accordance with its obligations described under "The Merger Agreement—Efforts to Close the Merger" beginning on page 93; however, the right to terminate the merger agreement pursuant to the previous sentence will not be available to a party if the issuance of such any such order was primarily due to the failure of such party (including in the case of Parent, the failure of Merger Sub) to perform or comply with any of its obligations under the merger agreement;

  •
  By ALCO Stores if:

  •
  Prior to the adoption of the merger agreement by ALCO Stores' stockholders, in order to accept a superior proposal in accordance with the terms of the merger agreement, provided that ALCO Stores has simultaneously with such termination (i) entered into a written agreement with a third party regarding an acquisition proposal, (ii) otherwise complied in all material respects with the provisions of the merger agreement described under "The Merger Agreement—The "Go-Shop" Period", and (iii) paid Parent a termination fee of $2.25 million (or of $1.75 million, if terminated during the go-shop period or, if applicable, any extension of the go-shop period);

  •
  Parent or Merger Sub has breached any of their respective representations or warranties or failed to perform or comply with any of their covenants or other agreements set forth in the merger agreement, which breach or failure (i) would give rise to the failure of the closing condition related to such breach or failure of Parent or Merger Sub and (ii) is not capable of being cured prior to the termination date, or if capable of being cured, is not cured within the earlier of thirty calendar days following receipt of written notice from ALCO Stores of such breach or failure and one business day prior to the earlier of the termination date and the date on which the merger agreement could otherwise be terminated by Parent;

      provided, ALCO Stores will not have the right to terminate the merger agreement if ALCO Stores is then in material breach of any of its representations or warranties or has failed to perform or comply with in all material respects any of its covenants or agreements under the merger agreement which would give rise to the failure of the closing condition related to such breach or failure by ALCO Stores;

    •
    Parent and Merger Sub fail to consummate the closing of the merger on the date on which the closing is to occur where all of the conditions to closing have been and continue to be satisfied or have been waived (other than those conditions that by their nature cannot be satisfied other than at the closing, or the failure of which to be satisfied is caused by a breach or failure to perform or comply by Parent or Merger Sub with respect to any of their representations, warranties, covenants or agreements contained in the merger agreement) and ALCO Stores has notified Parent in writing that all of the conditions to closing have been satisfied, or, with respect to ALCO Stores' conditions, waived, and that it is ready and willing to consummate the closing on the date on which the closing is to occur; or

    •
    Parent and Merger Sub fail to consummate the closing of the merger on the date on which the closing is to occur where all of the conditions to closing have been and continue to be satisfied or have been waived (other than those conditions that by their nature cannot be satisfied other than at the closing, or the failure of which to be satisfied is caused by a breach or failure to perform or comply by Parent or Merger Sub with respect to any of their representations, warranties, covenants or agreements contained in the merger agreement), the debt financing has been funded or will be funded at the closing if the equity financing is to be funded at the closing and ALCO Stores has notified Parent in writing that all of the conditions to closing have been satisfied, or, with respect to ALCO Stores' conditions, waived, and that it is ready and willing to consummate the closing on the date on which the closing is to occur;

  •
  by Parent if:

  •
  (i) The Board of Directors or a committee thereof makes a change of recommendation (or formally resolves or publicly announces an intention to take such action), (ii) ALCO Stores, the Board of Directors or a committee thereof approves, adopts, recommends or declares advisable any acquisition proposal or approves, recommends, enters into or allows ALCO Stores to enter into an agreement with respect to any acquisition proposal (or formally resolves or publicly announces an intention to take any such action), or (iii) ALCO Stores breaches or fails to perform in any material respect any of its material obligations described under "The Merger Agreement—The "Go-Shop" Period";

  •
  ALCO Stores has breached any of its representations or warranties or failed to perform or comply with any of its covenants or other agreements set forth in the merger agreement, which breach or failure (i) would give rise to the failure of the closing condition related to such breach or failure by ALCO Stores and (ii) is not capable of being cured prior to the termination date, or if capable of being cured, is not cured within the earlier of thirty calendar days following receipt of written notice from Parent of such breach or failure and one business day prior to the earlier of the termination date and the date on which the merger agreement could otherwise be terminated by ALCO Stores; provided, Parent will not have the right to terminate the merger agreement if Parent or Merger Sub is then in material breach of any of their respective representations, warranties, covenants or agreements under the merger agreement which would give rise to the failure of the closing condition related to such breach or failure by Parent or Merger Sub; or

    •
    On the date on which ALCO Stores calculates the excess availability under ALCO Stores' revolving credit facility, which we refer to as the revolving credit facility, in accordance with the merger agreement (which date must be no more than two business days from the later of (i) the go-shop period end-date (or, if applicable, the end of any extension of the go-shop period) and (ii) the date on which the SEC has informed ALCO Stores that it has no further comments with respect to the proxy statement (or, if the SEC has not informed ALCO Stores that it intends to review the proxy statement, after the expiration of the applicable period for comments from the SEC)), if occurring (x) not more than five days before or after a date specified in the merger agreement or (y) after December 6, 2013, which we refer to as a minimum excess availability determination date, used to determine the minimum excess availability, as defined below, or on the subsequent date of recalculation, the excess availability under the revolving credit facility is less than the applicable excess availability amount specified for such date in the merger agreement, which we refer to as the minimum excess availability, provided, that if Parent fails to exercise this right to terminate the merger agreement within two business days of its receipt from ALCO Stores of the calculation of excess availability on the initial availability determination date (if occurring not more than five days before or after a particular minimum excess availability determination date or, if after December 6, 2013, at any time) or on the subsequent minimum excess availability determination date, this termination right will no longer be of any force or effect.

Termination Fees and Expense Reimbursement (page 98)

        Except in specified circumstances, whether or not the merger is completed, ALCO Stores and Parent are each responsible for all of their respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.

        Under the merger agreement, ALCO Stores is required to pay to Parent a termination fee (less any Parent expenses previously reimbursed by ALCO Stores, as described below) of $2.25 million, or approximately 1.7% of the enterprise value of ALCO Stores (based upon the assets and liabilities of ALCO Stores at the end of ALCO Stores' fiscal quarter ended May 5, 2013 and taking into account the per share merger consideration of $14.00 per share) that the Board of Directors considered in their review of the merger, which we refer to as the enterprise value of ALCO Stores, or a lesser fee of $1.75 million if terminated during the go-shop period (including any extension of the go-shop period) on account of a superior proposal made by an excluded party, or approximately 1.3% of the enterprise value of ALCO Stores, if the termination occurs prior to end of the go-shop period, in each case if the merger agreement is terminated under specified circumstances, as described in "The Merger Agreement—Termination Fees" beginning on page 98. In addition, the merger agreement requires ALCO Stores to reimburse Parent's documented reasonable out-of-pocket expenses, up to $1 million, in the event that the merger agreement is terminated by Parent due to ALCO Stores' breach of any of its representations, warranties, covenants or other agreements set forth in the merger agreement, as set forth above; provided, that any such reimbursement of expenses will reduce any termination fee that may be payable to Parent by ALCO Stores if ALCO Stores subsequently enters into an alternative acquisition proposal with a third party within 12 months of such termination.

        Under the merger agreement, Parent may be required to pay to ALCO Stores a reverse termination fee of $3.50 million if the merger agreement is terminated under specified circumstances. In no event will either party be required to pay a termination fee on more than one occasion. In addition, if Parent terminates the merger agreement because ALCO Stores has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the merger agreement, ALCO Stores would be required to reimburse up to $1 million of reasonable documented out-of-pocket expenses of Parent, Merger Sub or their affiliates in connection with the merger agreement and the transactions contemplated thereby; provided, that any such reimbursement of expenses will reduce any termination fee that may be payable to Parent by ALCO Stores if ALCO Stores subsequently enters into an alternative acquisition proposal with a third party within 12 months of such termination. In no event will either party be required to pay a termination fee on more than one occasion.

Specific Performance (page 99)

        Under specified circumstances, Parent, Merger Sub and ALCO Stores are entitled to specific performance of the merger agreement and to enforce the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. ALCO Stores is entitled to obtain specific performance or other equitable relief to cause the equity financing contemplated by the equity commitment letter to be funded on the terms and subject to the conditions set forth in the equity commitment letter and the merger agreement if and only if (i) all conditions to Parent and Merger Sub's obligation to consummate the merger (other than conditions that, by their nature, are to be satisfied at the closing of the merger and which were, at the time of termination, capable of being satisfied at such time, or the failure of which to be satisfied is caused by a breach or failure to perform or comply by Parent or Merger Sub with respect to any of their representations, warranties, covenants or agreements contained in the merger agreement) have been satisfied or waived at the time when the closing of the merger would have occurred if not for the failure of the equity financing to be funded, (ii) the debt financing has been funded or will be funded at the closing of the merger if the equity financing is funded, and (iii) with respect to any funding of the equity financing to occur at the closing of the merger, ALCO Stores has confirmed that if specific performance is granted and the equity financing and debt financing are funded, then the closing of the merger will occur.

Market Prices of ALCO Stores Common Stock (page 103)

        Our common stock is listed on the NASDAQ under the symbol "ALCS." On July 24, 2013, the last trading day prior to ALCO Stores' announcement of the merger, the closing price of our common stock was $8.58 per share. On September 27, 2013, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on the NASDAQ was $14.00 per share.

        Under the terms of the merger agreement, we may not, without Parent's prior written consent, declare, set aside or pay cash dividends to our common stockholders. However, we have not paid dividends on our common stock during the last five fiscal years and do not intend to do so in the immediate future. In the event that we do pay dividends with Parent's consent prior to the effective time of the merger, there will be an adjustment to the merger consideration to provide the same economic effect as contemplated by the merger agreement prior to such event.

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS

        The following questions and answers are intended to address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as an ALCO Stores stockholder. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 107.

Q:
Why am I receiving these materials?

A:
The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of ALCO Stores common stock in connection with the solicitation of proxies to be voted at a special meeting of stockholders or at any adjournments or postponements of the special meeting.

Q:
When and where is the special meeting?

A:
The special meeting will take place on October 30, 2013 at Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231, at 10:00 a.m., Central time.

Q:
Who is entitled to vote at the special meeting?

A:
Only stockholders of record as of the close of business on September 30, 2013 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. Each holder of ALCO Stores common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of ALCO Stores common stock that such holder owned as of the record date.

Q:
May I attend the special meeting and vote in person?

A:
Yes. All stockholders as of the record date may attend the special meeting and vote in person. Stockholders will need to present proof of ownership of ALCO Stores common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting. Even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in "street name," because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.

Q:
What am I being asked to vote on at the special meeting?

A:
You are being asked to vote on the following proposals:

•
To adopt the merger agreement, pursuant to which Merger Sub will merge with and into ALCO Stores, and ALCO Stores will become a wholly owned subsidiary of Parent;

•
To approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger; and

  •
  To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
What is the proposed merger and what effects will it have on ALCO Stores?

A:
In the proposed merger, Merger Sub will be merged with and into ALCO Stores, and ALCO Stores will continue as the surviving corporation and become a wholly owned subsidiary of Parent, pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by the holders of ALCO Stores common stock and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into ALCO Stores, with ALCO Stores continuing as the surviving corporation. As a result of the merger, ALCO Stores will become a wholly owned subsidiary of Parent, and ALCO Stores common stock will no longer be publicly traded. In addition, ALCO Stores common stock will be delisted from the NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended, and we will no longer file periodic reports with the SEC on account of ALCO Stores common stock.

Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, you will be entitled to receive the per share merger consideration of $14.00 in cash, without interest, for each share of common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the K.S.A. with respect to such shares. For example, if you own 100 shares of common stock, you will receive $1,400.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes. In either case, your shares will be canceled and you will not own shares in the surviving corporation.

Q:
How does the per share merger consideration compare to the market price of ALCO Stores common stock prior to ALCO Stores' announcement of the merger?

A:
The $14.00 per share merger consideration represents a premium of approximately 63% to ALCO Stores' closing stock price on July 24, 2013, the last trading day prior to ALCO Stores' announcement of the merger, which was $8.58.

Q:
What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement carefully and consider how the merger affects you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting. If you hold your shares in "street name," please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:
Should I send in my stock certificates now?

A:
No. Once the merger is completed, under the terms of the merger agreement, you will receive shortly thereafter a letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the cash payment of the merger consideration for each share of ALCO Stores common stock represented by the stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates now.

Q:
What happens if I sell or otherwise transfer my shares of ALCO Stores common stock after the record date but before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or transfer your shares of ALCO Stores common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies ALCO Stores in writing of such special arrangements, you will transfer the right to receive the merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of ALCO Stores common stock, but you will retain your right to vote these shares at the special meeting. Even if you sell or otherwise transfer your shares of common stock after the record date, we encourage you to complete, date, sign and return the enclosed proxy card or vote via the Internet or telephone.

Q:
How does ALCO Stores' Board of Directors recommend that I vote?

A:
The Board of Directors, by the affirmative vote of all of its independent members (our sole director that is also a member of management, Richard E. Wilson, ALCO Stores' President and Chief Executive Officer, abstained), after considering the various factors described under "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger," the comprehensive sale process conducted by the Board of Directors and the alternatives to the merger (including remaining as an independent public company), has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of, ALCO Stores and our stockholders, has declared advisable the merger agreement and has adopted and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger.

  The Board of Directors recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and "FOR" the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by ALCO Stores stockholders or if the merger is not completed for any other reason, ALCO Stores stockholders will not receive any payment for their shares of common stock. Instead, ALCO Stores will remain an independent public company, the common stock will continue to be listed and traded on the NASDAQ and registered under the Exchange Act and we will continue to file periodic reports with the SEC on account of ALCO Stores common stock.

  Under specified circumstances, ALCO Stores may be required to reimburse Parent's expenses or pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the merger agreement, as described under "The Merger Agreement—Termination Fees" beginning on page 98 and "The Merger Agreement—Expense Reimbursement" beginning on page 99.

Q:
Do any of ALCO Stores' directors or officers have interests in the merger that may differ from those of ALCO Stores stockholders generally?

A:
Yes. In considering the recommendation of the Board of Directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, in approving the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of ALCO Stores. For a description of the interests of our directors and executive officers in the merger, see "The Merger—Interests of the Directors and Executive Officers of ALCO Stores in the Merger" beginning on page 68.

Q:
What vote is required to adopt the merger agreement?

A:
The affirmative vote of the holders of a majority of the outstanding shares of ALCO Stores common stock is required to adopt the merger agreement.

  The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

  As of September 30, 2013, the record date for determining who is entitled to vote at the special meeting, there were approximately 3,258,162 shares of ALCO Stores common stock issued and outstanding. Each holder of ALCO Stores common stock is entitled to one vote per share of stock owned by such holder as of the record date.

Q:
What vote is required to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and to approve any proposal to adjourn the special meeting to a later date, if necessary or appropriate, including to solicit additional proxies?

A:
Approval, by non-binding, advisory vote, of compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger requires the affirmative vote of a majority of those shares of common stock represented in person or by proxy and voting upon on the proposal. Approval of the proposal to adjourn the special meeting, whether or not a quorum is present, requires the affirmative vote of the majority of the voting power of the shares of common stock represented either in person or by proxy at the special meeting.

  The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will not have any effect on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger or the adjournment proposal. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and the adjournment proposal. Abstentions will have the same effect as a vote "AGAINST" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and the adjournment proposal.

  All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted "FOR" adoption of the merger agreement, "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and "FOR" the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. No proxy that is specifically marked against adoption of the merger agreement will be voted in favor of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger, unless it is specifically marked "FOR" the approval of the proposal.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., which we refer to as Computershare, you are considered, with respect to those shares, to be the "stockholder of record." In this case, this proxy statement and your proxy card have been sent directly to you by ALCO Stores.

  If your shares are held through a bank, broker or other nominee, you are considered the "beneficial owner" of the shares of ALCO Stores common stock held in "street name." In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.

Q:
How may I vote?

A:
If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Computershare, our transfer agent), there are four ways to vote:

•
By attending the special meeting and voting in person by ballot;

•
By visiting the Internet at the address on your proxy card;

•
By calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•
By completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

  A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of ALCO Stores common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

  Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of ALCO Stores common stock by proxy. If you are a record holder or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares of ALCO Stores common stock in person at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person, your previous vote by proxy will not be counted.

  If your shares are held in "street name" through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or electronically over the Internet or by telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or via telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or nominee.

Q:
If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
No. Your bank, broker or other nominee will only be permitted to vote your shares on any proposal only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares of ALCO Stores common stock. Without instructions, your shares will not be voted, which will have the same effect as if you voted against adoption of the merger agreement and approval of the transactions contemplated thereby, but will have no effect on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger or the adjournment proposal.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•
Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
Signing another proxy card with a later date and returning it to us prior to the special meeting; or

•
Attending the special meeting and voting in person.

  If you hold your shares of ALCO Stores common stock in "street name," you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your bank, broker or other nominee.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of ALCO Stores common stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of ALCO Stores common stock is called a "proxy card." Our Board of Directors has designated Wayne S. Peterson and Brian Assmuth, and each of them, with full power of substitution, as proxies for the special meeting.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

  If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted "FOR" the adoption of the merger agreement, "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and "FOR" the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:
Who will count the votes?

A:
The votes will be counted by the independent inspector of election appointed for the special meeting.

Q:
Where can I find the voting results of the special meeting?

A:
ALCO Stores intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports ALCO Stores files with the SEC are publicly available when filed. See "Where You Can Find More Information" beginning on page 107 of this proxy statement.

Q:
Will I be subject to U.S. federal income tax upon the exchange of ALCO Stores common stock for cash pursuant to the merger?

A:
If you are a U.S. Holder (as defined under "The Merger—Material U.S. Federal Income Tax Consequences of the Merger"), the exchange of ALCO Stores common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder's adjusted tax basis in the shares of ALCO Stores common stock surrendered in the merger. A Non-U.S. Holder (as defined under "The Merger—Material U.S. Federal Income Tax Consequences of the Merger") generally will not be subject to U.S. federal income tax with respect to the exchange of ALCO Stores common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the material U.S. federal income tax consequences of the merger is provided under "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 78 of this proxy statement.

Q:
What will the holders of ALCO Stores stock options and shares of restricted stock receive in the merger?

A:
At the effective time of the merger, each outstanding option to purchase shares of ALCO Stores common stock, whether or not vested, will be canceled and converted into the right to receive an amount in cash (subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (i) the total number of shares of ALCO Stores common stock subject to the option as of the effective time of the merger and (ii) the amount, if any, by which $14.00 exceeds the exercise price per share of ALCO Stores common stock underlying the stock option.

  At the effective time of the merger, each share of restricted stock outstanding under ALCO Stores' stock incentive plans will immediately vest in full and all restrictions thereupon will lapse, and each such share of restricted stock will be cancelled. The holder of each such cancelled share of restricted stock will be paid an amount equal to $14.00 per share of ALCO Stores common stock underlying such cancelled share of restricted stock.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the fourth calendar quarter of 2013. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to specified conditions, including adoption of the merger agreement by our stockholders, the completion of the merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority and the completion of the go-shop period (including any extension of the go-shop period), during which ALCO Stores may negotiate, subject to some restrictions specified in the merger agreement, an alternative acquisition proposal with a third party.

Q:
Am I entitled to appraisal rights under the K.S.A.?

A:
If the merger is adopted by ALCO Stores stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 17-6712 of the K.S.A. This means that stockholders of ALCO Stores common stock who do not wish to accept the per share merger consideration may dissent from the merger and elect to have the fair value of their respective shares of ALCO Stores common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined by a Kansas district court and paid to such stockholder in cash, together with a fair rate of interest, if any, provided that such stockholder complies with the provisions of Section 17-6712. Stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The K.S.A. requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the K.S.A. regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

Q:
Who can help answer my questions?

A:
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of ALCO Stores common stock, please contact our proxy solicitor:

        Georgeson Inc.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Stockholders, call toll-free: (800) 314-4549

FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain "forward-looking statements" that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "should," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and other words of similar import. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

  •
  The inability to complete the merger due to the failure to obtain stockholder approval;

  •
  The failure to satisfy the conditions to the completion of the merger, including the completion of the merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority;

  •
  The outcome of any legal proceedings that may be instituted against us and others related to the merger agreement;

  •
  The completion of the go-shop period (including any extension of the go-shop period);

  •
  The failure by Parent to obtain the necessary equity and debt financing set forth in the financing commitments entered into in connection with the merger, or alternative financing, or the failure of any such financing to be sufficient to complete the merger and the other transactions contemplated by the merger agreement;

  •
  The risk that the definitive merger agreement may be terminated in circumstances that require us to pay Parent a termination fee of $2.25 million (or of $1.75 million, if terminated during the go-shop period, including any extension of the go-shop period on account of a superior proposal made by an excluded party) and/or reimbursement of Parent's expenses of up to $1 million; provided, that any such reimbursement of expenses will reduce any termination fee that may be payable to Parent by ALCO Stores if ALCO Stores subsequently enters into an alternative acquisition proposal with a third party within 12 months of such termination;

  •
  Risks that the proposed merger disrupts our operations or affects our ability to retain or recruit key employees;

  •
  The fact that receipt of the all-cash merger consideration would be taxable to ALCO Stores stockholders that are treated as United States persons for U.S. federal income tax purposes;

  •
  The fact that ALCO Stores stockholders would forego the opportunity to realize the potential long-term value of the successful execution of ALCO Stores current strategy as an independent company;

  •
  The possibility that Parent could, at a later date, engage in unspecified transactions including restructuring efforts, special dividends or the sale of some or all of ALCO Stores assets to one or more as yet unknown purchasers that could conceivably produce a higher aggregate value than that available to the stockholders in the merger;

  •
  The effect of the announcement or pendency of the merger on our business relationships, operating results and business generally;

  •
  The amount of the costs, fees, expenses and charges related to the merger agreement and the merger;

  •
  Risks related to diverting management's or employees' attention from ongoing business operations; and

  •
  Risks that our stock price may decline significantly if the merger is not completed.

        Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to (a) the information contained under this heading and (b) the information contained under the headings "Risk Factors" and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q (see "Where You Can Find More Information" beginning on page 107). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

        Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. ALCO Stores stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

 THE SPECIAL MEETING

        The enclosed proxy is solicited on behalf of our Board of Directors for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place

        We will hold the special meeting on October 30, 2013 at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231, at 10:00 a.m., Central time.

Purpose of the Special Meeting

        At the special meeting, we will ask our stockholders to vote on proposals to adopt the merger agreement, to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and to adjourn the special meeting to a later date, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote; Quorum

        Only stockholders of record as of the close of business on September 30, 2013 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the special meeting will be available in our principal executive offices located at 751 Freeport Parkway, Coppell, Texas 75019, during regular business hours for a period of no less than ten days before the special meeting and at the place of the special meeting during the meeting.

        As of the record date, there were approximately 3,258,162 shares of ALCO Stores common stock outstanding and entitled to be voted at the special meeting.

        The holders of a majority in voting power of the outstanding shares of ALCO Stores common stock entitled to vote thereat, present either in person or represented by proxy, will constitute a quorum at the special meeting. As a result, 1,629,082 shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

        The affirmative vote of the holders of a majority of the outstanding shares of ALCO Stores common stock is required to adopt the merger agreement. Adoption of the merger agreement by our stockholders is a condition to the closing of the merger.

        Approval, by non-binding, advisory vote, of compensation that will or may be paid by ALCO Stores to its named executive officers in connection with the merger requires the affirmative vote of a majority of those shares of common stock represented in person or by proxy and voting upon on the proposal. Approval of the proposal to adjourn the special meeting, whether or not a quorum is present, requires the affirmative vote of the majority of the voting power of the shares of ALCO Stores common stock represented either in person or by proxy at the special meeting.

        If an ALCO Stores stockholder abstains from voting, the abstention will have the same effect as if the stockholder voted "AGAINST" the proposal to adopt the merger agreement. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted "AGAINST" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and "AGAINST" any proposal to adjourn the special meeting to a later date, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

        Each "broker non-vote" will also count as a vote "AGAINST" the proposal to adopt the merger agreement, but will have no effect on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and any proposal to adjourn the special meeting to a later date, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Shares Held by ALCO Stores' Directors and Executive Officers

        At the close of business on September 30, 2013, our directors and executive officers beneficially owned 19,755 shares of ALCO Stores common stock, which represented approximately 0.6% of the shares of our outstanding common stock on that date. The directors and executive officers have informed ALCO Stores that they currently intend to vote all of their shares of ALCO Stores common stock "FOR" the adoption of the merger agreement, "FOR" the non-binding, advisory proposal regarding compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and "FOR" the adjournment of the special meeting (if necessary or appropriate).

Voting of Proxies

        If your shares are registered in your name with our transfer agent, Computershare, you may cause your shares to be voted by returning a signed proxy card, or you may vote in person at the special meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

        Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted "FOR" adoption of the merger agreement, "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and "FOR" the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. No proxy that is specifically marked against adoption of the merger agreement will be voted in favor of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger, unless it is specifically marked "FOR" the approval of the proposal.

        If your shares are held in "street name" through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee. If you do not return your bank's, broker's or other nominee's voting form, do not vote via the Internet or telephone through your broker, bank or other nominee, if possible, or do not attend the special meeting and vote in person with a proxy from your broker, bank or other nominee, it will have the same effect as if you voted "AGAINST" the proposal to adopt the merger agreement but will not have any effect on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger or the adjournment proposal.

Revocability of Proxies

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

  •
  Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

  •
  Signing another proxy card with a later date and returning it to us prior to the special meeting; or

  •
  Attending the special meeting and voting in person.

        Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Corporate Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern time on October 29, 2013. If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

        If you hold your shares of ALCO Stores common stock in "street name," you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your bank, broker or other nominee. Any adjournment, recess or postponement of the special meeting for the purpose of soliciting additional proxies will allow ALCO Stores stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, recessed or postponed.

Board of Directors' Recommendation

        The Board of Directors, by the affirmative vote of all of its independent members (our sole director that is also a member of management, Richard E. Wilson, ALCO Stores' President and Chief Executive Officer, abstained), after considering various factors described in the section entitled "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger," has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of, ALCO Stores and our stockholders and has adopted and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Board of Directors recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and "FOR" the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

 Solicitation of Proxies

        The expense of soliciting proxies in the enclosed form will be borne by ALCO Stores. We have retained Georgeson Inc., which we refer to as Georgeson, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $10,000 plus expenses. We will also indemnify Georgeson against losses arising out of its provisions of such services on our behalf. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by some of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

        Argonne and Parent, directly or through one or more representatives, may, at their own cost, also make solicitations of proxies personally or by telephone, facsimile or other means of communication in connection with the merger. Argonne has retained Innisfree M&A Incorporated to provide advisory services and to assist it in any solicitation efforts it may decide to make in connection with the merger at a cost of approximately $20,000, plus expenses. Innisfree M&A Incorporated may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries.

Anticipated Date of Completion of the Merger

        Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be completed in the fourth calendar quarter of 2013.

Rights of Stockholders Who Seek Appraisal

        If the merger is adopted by ALCO Stores stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under the K.S.A. This means that stockholders of ALCO Stores common stock who do not wish to accept the per share merger consideration may dissent from the merger and elect to have the fair value of their respective shares of ALCO Stores common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined by a Kansas district court and paid to such stockholder in cash, together with a fair rate of interest, if any, provided that such stockholder complies with the provisions of Section 17-6712. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

        All references in Section 17-6712 of the K.S.A. and this section to a "stockholder" are to a record holder of the shares of ALCO Stores common stock as to which appraisal rights are asserted. If you hold a beneficial interest in "street name" in shares of ALCO Stores common stock held of record in the name of another person, such as a bank, brokerage firm or other nominee, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 17-6712 of the K.S.A. could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

        To exercise your appraisal rights, you must submit a written demand for appraisal to ALCO Stores before the vote is taken on the adoption of the merger agreement and you must not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement. Merely not voting in favor of the merger proposal will not preserve the right of ALCO Stores stockholders to appraisal of their shares of ALCO Stores common stock under the K.S.A. Your failure to follow exactly the procedures specified under the K.S.A. will result in the loss of your appraisal rights. Due to the complexity of the appraisal process, we advise any ALCO Stores stockholder considering demanding appraisal to consult legal counsel. The K.S.A. requirements for exercising appraisal rights are described in further detail in this proxy statement under "The Merger—Appraisal Rights" beginning on page 75, and the relevant section of the K.S.A. regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

Other Matters

        At this time, we know of no other matters to be submitted at the special meeting.

Householding of Special Meeting Materials

        Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If you would like to receive your own set of our disclosure documents, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

        If your shares are registered in your own name, please contact us at our executive offices at ALCO Stores, Inc., Corporate Secretary, 751 Freeport Parkway, Coppell, Texas 75019 or Telephone: (469) 322-2900 to inform us of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

 THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, as amended, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

ALCO Stores, Inc.

  751 Freeport Parkway
  Coppell, Texas 75019

        ALCO Stores is a Kansas corporation and a regional retailer operating 214 stores in 23 states. The company's stores offer a broad line of merchandise consisting of approximately 35,000 items, including automotive, consumables and commodities, crafts, domestics, electronics, furniture, hardware, health and beauty aids, housewares, jewelry, ladies', men's and children's apparel and shoes, pre-recorded music and video, sporting goods, seasonal items, stationery and toys.

        ALCO Stores will be the surviving corporation after the merger.

        ALCO Stores common stock is currently listed on the NASDAQ under the symbol "ALCS."

Mallard Parent, LLC

  Mallard Parent, LLC
  c/o Argonne Capital Group, LLC
  3060 Peachtree Road NW, Suite 400
  Atlanta, GA 30305

        Parent is a Delaware limited liability company that is currently controlled by Argonne. Parent was formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Parent has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon completion of the merger, ALCO Stores will be a direct wholly owned subsidiary of Parent.

  M Acquisition Corporation

  M Acquisition Corporation
  c/o Argonne Capital Group, LLC
  3060 Peachtree Road NW, Suite 400
  Atlanta, GA 30305

        Merger Sub is a Kansas corporation and a wholly owned subsidiary of Parent, formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Merger Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon completion of the merger, Merger Sub will cease to exist.

Effect of the Merger

        Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into ALCO Stores, with ALCO Stores continuing as the surviving corporation and a wholly owned subsidiary of Parent. Throughout this proxy statement we use the term surviving corporation to refer to ALCO Stores as the surviving corporation following the merger. As a result of the merger, the common stock of ALCO Stores will cease to be publicly traded. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

        The time at which the merger will become effective, which we refer to as the effective time of the merger, will occur upon the filing of a certificate of merger (or other appropriate documents) with the Secretary of State of the State of Kansas (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Effect on ALCO Stores if the Merger is Not Completed

        If the merger agreement is not adopted by ALCO Stores stockholders or if the merger is not completed for any other reason, ALCO Stores stockholders will not receive any payment for their shares of common stock. Instead, ALCO Stores will remain an independent public company, the common stock will continue to be listed and traded on the NASDAQ and registered under the Exchange Act and we will continue to file periodic reports with the SEC on account of ALCO Stores common stock. In addition, if the merger is not completed, ALCO Stores expects that management will operate the business in a manner similar to that in which it is being operated today and that ALCO Stores stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which ALCO Stores operates and adverse economic conditions.

        Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of ALCO Stores common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of ALCO Stores common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of ALCO Stores common stock. If the merger is not completed, the Board of Directors will continue to evaluate and review ALCO Stores' business operations, properties and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the merger agreement is not adopted by ALCO Stores stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to ALCO Stores will be offered or that ALCO Stores' business, prospects or results of operation will not be adversely impacted.

        In addition, under specified circumstances, ALCO Stores may be required to reimburse Parent's expenses or pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the merger agreement, as described under "The Merger Agreement—Termination Fees" beginning on page 98.

Merger Consideration

        In the merger, each outstanding share of ALCO Stores common stock (other than (i) shares owned by ALCO Stores in treasury or otherwise, (ii) any shares owned, directly or indirectly, by Parent or Merger Sub, (iii) shares of restricted stock outstanding under ALCO Stores' stock incentive plans and (iv) shares owned by stockholders who are entitled to and who properly exercise appraisal rights under Kansas law) will be converted into the right to receive $14.00 in cash, without interest, which amount we refer to as the per share merger consideration, and, without any action by the holders of such shares, will cease to be outstanding, be canceled and retired and cease to exist, and each certificate formerly representing any of the shares of ALCO Stores common stock will thereafter represent only the right to receive the per share merger consideration. At or immediately prior to the effective time of the merger, Parent will deposit sufficient funds to pay the aggregate per share merger consideration with a designated paying agent. Once a stockholder has provided the paying agent with his or her stock certificates and the other items specified by the paying agent, the paying agent will promptly pay the stockholder the per share merger consideration.

        After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you will no longer have any rights as an ALCO Stores stockholder as a result of the merger (except that stockholders who properly exercise their right of appraisal will have the right to receive a payment for the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by Kansas law), as described below under "—Appraisal Rights" beginning on page 75.

Background of the Merger

        As part of its ongoing evaluation of ALCO Stores' business, the Board of Directors, together with senior management, regularly reviews and assesses opportunities to increase stockholder value. From time to time, ALCO Stores has also received indications of interest from financial sponsors and other industry participants regarding various types of transactions. On November 30, 2009, pursuant to a letter agreement between the parties, ALCO Stores retained William Blair to investigate opportunities with third parties. The letter agreement was subsequently amended on May 24, 2011. Since 2009, William Blair has remained engaged by ALCO Stores to assist in evaluating proposed transactions, both solicited and unsolicited.

        In October 2012, representatives of Everbright Development Overseas, Ltd., an entity formed in the British Virgin Islands with its principals residing in the Peoples' Republic of China that, according to a Schedule 13D filed with the SEC by Everbright on May 10, 2013, is controlled by Luis Chang and his affiliates, which we refer to as Everbright, contacted ALCO Stores to discuss strategic opportunities with ALCO Stores.

        Argonne approached ALCO Stores in early November 2012 seeking to learn more about its business and operations. On November 20, 2012, representatives of Argonne and ALCO Stores held a conference call to discuss ALCO Stores' business and operations.

        On January 22, 2013, Everbright submitted to Royce Winsten, ALCO Stores' Chairman of the Board, a proposal that ALCO Stores enter into discussions concerning either a strategic partnership or an acquisition of ALCO Stores' outstanding common stock, at a valuation of $8.00 per share. After considering the sufficiency of the offered per share consideration, and taking into account the $8.61 per share closing price of ALCO Stores common stock on that day, the Board of Directors of ALCO Stores determined the offer was insufficient and dismissed the offer as inadequate.

        On January 23, 2013, members of ALCO Stores' management and representatives of Argonne met in Abilene, Kansas to have a more detailed discussion on ALCO Stores' business and its operations and to tour ALCO Stores' distribution center and one of its stores located in Abilene. During this meeting, Argonne expressed an interest in being granted access to non-public information in order to evaluate a potential acquisition of ALCO Stores. Members of ALCO Stores' management indicated that Argonne should submit a written proposal to the Board of Directors.

        On January 29, 2013, Argonne sent a letter to Mr. Winsten describing its interest in potentially acquiring ALCO Stores. The letter also included specific requests for additional information regarding ALCO Stores' business and operations and indicated Argonne's willingness to sign a non-disclosure agreement so that it could receive information responsive to its requests. Upon receipt of the letter from Argonne, Mr. Winsten contacted William Blair and requested William Blair's help in facilitating the process of providing information to and potentially negotiating with Argonne.

        On January 31, 2013, representatives of Argonne and William Blair held a conference call to discuss Argonne's interest in ALCO Stores and the written due diligence request for information Argonne provided to the Board of Directors.

        On January 31, 2013, Tim Carroll from William Blair and Mr. Winsten held a conference call to discuss Argonne's interest in ALCO Stores and the written request for information Argonne provided to the Board of Directors.

        On February 7, 2013, Argonne entered into a non-disclosure agreement with ALCO Stores pursuant to which Argonne agreed to maintain the confidentiality of certain non-public information it would receive from ALCO Stores through William Blair regarding ALCO Stores' business and operations.

        According to the Schedule 13D filed with the SEC by Everbright on May 10, 2013, on February 8, 2013, Everbright acquired 380 shares of ALCO Stores common stock at $8.25 per share through trading on the NASDAQ.

        On February 14, 2013, representatives of William Blair and Argonne held a conference call to discuss the status of the due diligence requests for information Argonne submitted to the Board of Directors. On February 15, 2013, representatives of William Blair and Scott Moses of Sagent Advisors, LLC, Argonne's financial advisor in connection with the potential acquisition of ALCO Stores, held a follow-up call regarding the status of such due diligence requests.

        On February 28, 2013, ALCO Stores' President and Chief Executive Officer, Richard E. Wilson, and Argonne's President and Founder, Michael Klump, attended an introductory dinner meeting held in Manhattan, Kansas to discuss ALCO Stores' business and operations.

        On March 1, 2013, members of ALCO Stores' management and representatives of Argonne took part in a walk-through of ALCO Stores' distribution center and its store located in Abilene, Kansas.

        On March 6, 2013, representatives of William Blair and Sagent held a conference call to discuss the status of Argonne's potential offer and due diligence on ALCO Stores' business.

        On March 11, 2013, Argonne submitted a non-binding letter of intent to the Board of Directors to acquire all of ALCO Stores' outstanding common stock for $10.50 per share.

        On March 14, 2013, the Board of Directors held a special meeting via telephone to review Argonne's proposed offer and discuss potential responses. Representatives of William Blair, Norton Rose Fulbright and Lathrop & Gage LLP, outside legal counsel to ALCO Stores, which we refer to as Lathrop Gage, attended the special meeting via telephone. Norton Rose Fulbright reviewed the fiduciary duties of the Board of Directors and the legal standards applicable to their consideration of Argonne's proposed offer.

        In light of the unsolicited indications of interest by Everbright and Argonne, on March 14, 2013, the Board of Directors requested that William Blair solicit indications of interest from other third parties regarding a potential transaction. On that same day, Mr. Carroll contacted Mr. Moses to inform Sagent that additional time was necessary to evaluate Argonne's offer.

        Between March 18 and March 20, 2013, William Blair contacted 12 potential buyers, consisting of six strategic and six financial buyers, on a confidential basis regarding potential alternative offers for the acquisition of all of ALCO Stores' outstanding common stock. As a result of such solicitation efforts, three parties (including Party A, as described below) entered into non-disclosure agreements with ALCO Stores to consider a potential transaction, two of which declined to submit an offer.

        On March 21, 2013, the Board of Directors held a special meeting via telephone to discuss the current status of alternative offers by potential buyers for the acquisition of all of ALCO Stores' outstanding common stock. Representatives of William Blair, Norton Rose Fulbright and Lathrop Gage attended the special meeting via telephone.

        On March 22, 2013, a financial buyer which we refer to as Party A entered into a non-disclosure agreement with ALCO Stores to consider a potential transaction. William Blair subsequently began to provide Party A with diligence information and material regarding ALCO Stores that had been previously shared with Argonne. Party A then began to perform an initial review of ALCO Stores and its business and operations, based upon the diligence information and material provided to Party A by ALCO Stores.

        On March 25, 2013, representatives of William Blair contacted Mr. Moses to inform him that the Board of Directors determined that Argonne's proposed offer of $10.50 per share of ALCO Stores' outstanding common stock was insufficient and had been rejected by the Board of Directors. Representatives of William Blair also provided the Forecasts, ALCO Stores' five-year plan, which Argonne had not previously reviewed, and other diligence information to Mr. Moses.

        On March 28, 2013, Mr. Carroll and Mr. Moses held a conference call to discuss the Board of Directors' rejection of Argonne's offer. Mr. Moses informed Mr. Carroll that Argonne was in the process of evaluating its response. Mr. Moses also informed Mr. Carroll that representatives of Argonne would appreciate the opportunity to review ALCO Stores' five-year plan with members of ALCO Stores' management.

        On April 2, 2013, members of ALCO Stores' management and representatives of William Blair and Argonne held a conference call to review ALCO Stores' five-year plan, during which Argonne requested information pertaining to ALCO Stores' historical actual operating results relative to its budget and asked a number of related questions. Later on that day, members of ALCO Stores' management, representatives of William Blair and Party A held a conference call regarding Party A's due diligence review of ALCO Stores and its business and operations.

        On April 3, 2013, Argonne submitted a revised offer to acquire all of ALCO Stores' outstanding common stock for $11.25 per share.

        On April 4, 2013, Party A submitted an indication of interest in acquiring all of ALCO Stores' outstanding common stock for between $9.00 and $11.00 per share, subject to further due diligence.

        On April 4, 2013, the Board of Directors held a special meeting via telephone to discuss the proposals received from Argonne and Party A. Representatives of William Blair, Norton Rose Fulbright and Lathrop Gage attended the special meeting via telephone. Norton Rose Fulbright reviewed the fiduciary duties of the Board of Directors and the legal standards applicable to their consideration of Argonne's proposed offer. The Board of Directors authorized William Blair to communicate to Party A that its offer was not competitive.

        On April 5, Mr. Carroll held a conference call with Party A to inform Party A that its offer was insufficient and not competitive with alternative offers for the outstanding common stock of ALCO Stores. In response, Party A verbally revised its expression of interest to acquire all of ALCO Stores' outstanding common stock to a range between $9.50 and $11.00 per share.

        On April 11, 2013, the Board of Directors held a special meeting via telephone to discuss the revised proposals received from Argonne and Party A. Representatives of William Blair, Norton Rose Fulbright and Lathrop Gage attended the special meeting via telephone. Norton Rose Fulbright reviewed the fiduciary duties of the Board of Directors and the legal standards applicable to their consideration of Argonne's proposed offer. The Board of Directors discussed with Mr. Carroll the financial merits of Argonne's proposed offer. The Board determined that the terms of Argonne's proposed offer were inadequate and not in the best interest of ALCO Stores stockholders. The Board of Directors authorized William Blair to inform Argonne and Party A that their offers were insufficient. The Board of Directors instructed William Blair to notify Argonne that the Board of Directors was open to continuing discussions with Argonne regarding a potential strategic transaction under terms more favorable to ALCO Stores. Later in the day, Mr. Carroll informed Mr. Moses that Argonne's offer was insufficient and held a conference call with Party A to inform Party A that its revised offer was insufficient and not competitive with alternative offers for the outstanding common stock of ALCO

Stores. Thereafter, Party A indicated that it did not intend to increase its proposal above $11.00 per share and declined to pursue a transaction.

        On April 23, 2013, Mr. Carroll called Layton Grisette of Argonne to provide additional context to Mr. Grisette relating to the determination of the Board of Directors that Argonne's revised offer to acquire ALCO Stores' outstanding common stock was insufficient.

        On April 24, 2013, Mr. Winsten and Mr. Grisette held a conference call in which Mr. Grisette suggested that direct discussions between the principals might be productive. Mr. Winsten and Mr. Grisette agreed to schedule a meeting at Teterboro Airport in Teterboro, NJ on May 2, 2013.

        According to the Schedule 13D filed with the SEC by Everbright on May 10, 2013, on April 30, 2013, Everbright acquired 564,311 shares of ALCO Stores' outstanding common stock for $7.00 per share through trading on the NASDAQ and on May 2, Everbright acquired an additional 2,000 shares of ALCO Stores' outstanding common stock for $7.86 per share through trading on the NASDAQ.

        On May 1, 2013, the Board of Directors held a special meeting via telephone to discuss the potential adoption of a stockholder rights plan. Representatives of William Blair and Norton Rose Fulbright attended the special meeting to provide an overview of a potential stockholder rights plan. Norton Rose Fulbright reviewed the fiduciary duties of the Board of Directors and the legal standards applicable to their consideration of the potential adoption of a stockholder rights plan.

        On May 2, 2013, Mr. Winsten, Mr. Klump, Mr. Grisette and Bill Weimar of Argonne held a meeting at the Teterboro Airport in Teterboro, NJ to discuss Argonne's offered per-share consideration. Mr. Winsten recommended that Argonne increase the offered per-share consideration to an amount in excess of $11.25 per share.

        On May 3, 2013, Argonne contacted Mr. Winsten and stated that it would need additional time with management and additional information to determine its willingness to increase its offered per-share consideration. From May 3, 2013 through May 24, 2013, representatives of Argonne and ALCO Stores' management held several meetings and conference calls as a part of Argonne's financial due diligence with respect to ALCO Stores.

        Also on May 3, 2013, a representative of Everbright informed ALCO Stores via telephone that Everbright had acquired 566,311 shares of ALCO Stores common stock, and requested a meeting with ALCO Stores' management and the Board of Directors to express Everbright's views regarding ALCO Stores' performance, prospects and operating strategy. In response, ALCO Stores asked Everbright to enter into a confidentiality and standstill agreement and to provide information regarding its financial wherewithal. Everbright declined.

        On May 3, 2013, after considering Everbright's ownership of 566,311 shares of ALCO Stores common stock, Everbright's stated intentions and its refusal to enter into a confidentiality and standstill agreement, the Board of Directors held a special meeting via telephone to adopt a stockholder rights plan. Representatives of William Blair, Norton Rose Fulbright and Lathrop Gage attended the special meeting via telephone. ALCO Stores publicly announced the adoption of the stockholder rights plan on the same day.

        Subsequently, on May 10, 2013, Everbright filed a Schedule 13D with the SEC disclosing its beneficial ownership of approximately 17.4% of ALCO Stores' then-outstanding common stock. Everbright disclosed, in its Schedule 13D, that it intended to review its investment in the shares of ALCO Stores common stock it had acquired on a regular basis and, as a result, determine, either alone or as part of a group, (i) to acquire additional securities of ALCO Stores, through open market purchases, privately negotiated transactions or otherwise, (ii) to dispose of all or a portion of the securities of ALCO Stores owned by it in the open market, in privately negotiated transactions or otherwise, (iii) to communicate with other ALCO Stores stockholders regarding ALCO Stores, its operations, management and other matters or (iv) to take any other available course of action.

        On May 23, 2013, members of ALCO Stores' management and Mr. Winsten held a due diligence conference call with representatives of Argonne and William Blair to address several concerns raised by Argonne as the result of its due diligence.

        On May 24, 2013, Argonne submitted a revised offer to acquire all of ALCO Stores' outstanding common stock for $14.00 per share. Argonne's revised offer included a request that Argonne be afforded the right to deal exclusively with ALCO Stores for a period of 30 days with respect to a potential transaction and a go-shop provision to be included in any subsequent definitive merger agreement agreed to between Argonne and ALCO Stores.

        On May 28, 2013, the Board of Directors held a special meeting via telephone to discuss Argonne's revised offer, including the go-shop provision and the potential entry into a 30-day exclusivity agreement with Argonne.

        On May 30, 2013, outside legal counsel for Argonne, King & Spalding LLP, which we refer to as King & Spalding, provided to representatives of ALCO Stores a list of major issues which set out its positions on several transaction points. The issues list proposed: (i) a termination fee of $2.25 million (payable by ALCO Stores upon termination of a definitive agreement after the "go shop" period for ALCO Stores to enter into an alternative acquisition agreement with a third party); (ii) a lower termination fee of $1.75 million (payable by ALCO Stores upon termination of a definitive agreement during the "go shop" period for ALCO Stores to enter into an alternative acquisition agreement with a third party); (iii) a reverse termination fee of $2.25 million (payable by Argonne upon termination of a definitive agreement if the conditions to the transaction were otherwise satisfied and Argonne failed to close); (iv) reimbursement of Argonne's transaction expenses up to $1.25 million (payable by ALCO Stores upon termination of a definitive agreement due to failure to obtain stockholder approval of the transaction or material breach of the merger agreement by ALCO Stores); and (v) Argonne's obligation to close being conditioned upon ALCO Stores maintaining, between the signing of a definitive agreement and closing, a to-be-determined minimum amount of excess availability under the revolving credit facility.

        On May 31, 2013, ALCO Stores and Argonne agreed to a 30-day exclusivity agreement, which we refer to as the exclusivity agreement, in connection with ongoing discussions regarding Argonne's potential acquisition of all of ALCO Stores' outstanding common stock.

        From May 31, 2013, the date on which ALCO Stores and Argonne entered into the exclusivity agreement, until July 25, 2013, the date on which ALCO Stores and affiliates of Argonne entered into the merger agreement, Argonne engaged several third-party advisers to conduct due diligence on ALCO Stores. Specifically, Argonne engaged (i) Clear Thinking Group to conduct general business and financial due diligence, (ii) Ernst & Young to conduct accounting due diligence, (iii) EBI Consulting to conduct environmental due diligence and (iv) King & Spalding to conduct legal due diligence.

        On June 4, 2013, the Board of Directors held a special meeting and created a special committee of the Board of Directors, which we refer to as the special committee, in order to evaluate the merits of Argonne's proposed offer. The resolution appointed Mr. Winsten and Terry Babilla as members of the special committee and defined the special committee's powers to, on behalf of ALCO Stores, (i) engage a financial advisor, legal counsel and other professionals, if necessary, to advise the special committee with respect to Argonne's proposed offer, (ii) negotiate, or authorize others to negotiate, with Argonne with respect to Argonne's proposed offer, (iii) take such steps as necessary or appropriate to ascertain the fairness of the transaction to ALCO Stores' stockholders, (iv) evaluate available alternatives to Argonne's proposed offer, (v) take any defensive action it deemed appropriate, including the power to amend, modify or terminate ALCO Stores' stockholder rights plan and (vi) to negotiate a definitive merger agreement with Argonne.

        On June 17, 2013, King & Spalding provided an initial draft of the merger agreement to representatives of ALCO Stores. The draft reflected the terms outlined in the material transaction points list; however, the reverse termination fee concept was revised to provide for a to-be-determined, higher reverse termination fee in the event all conditions to closing were satisfied and the debt financing was otherwise available to Argonne. The draft did not include the ability for ALCO Stores to seek specific performance against Argonne.

        On June 18 and June 19, 2013, representatives of ALCO Stores' management, Argonne and William Blair held diligence meetings in the offices of Lathrop Gage in Kansas City, Missouri.

        On June 21, 2013, the special committee held a special meeting via telephone to discuss the terms of the potential transaction with Argonne. Representatives of William Blair and Norton Rose Fulbright attended the special meeting via telephone to discuss legal and financial issues related to the potential transaction. The participants discussed the terms of the merger agreement. The special committee directed Mr. Winsten to communicate to Argonne the special committee's conclusions.

        On June 24, 2013, the special committee held a special meeting via telephone to discuss the terms of the potential transaction with Argonne. Representatives of William Blair attended the special meeting via telephone. The special committee received a report on the status of the proposed transaction.

        On June 26, 2013, the special committee held a special meeting via telephone to discuss the terms of the potential transaction with Argonne. Representatives of William Blair, Norton Rose Fulbright and Lathrop Gage attended the special meeting via telephone to discuss legal and financial issues related to the potential transaction. The participants discussed the proposed terms of the merger agreement and other outstanding issues. The special committee also agreed on strategic objectives for future discussions with Argonne.

        Also on June 26, 2013, Mr. Winsten and Mr. Grisette engaged in general negotiations regarding certain material provisions of the draft merger agreement, including the concepts of the reverse termination fee and limited specific performance against Parent. Mr. Winsten expressed the need for ALCO Stores to receive a higher reverse termination fee in the event Argonne failed to close the transaction at a time when all conditions to closing were otherwise satisfied, as well as a need for ALCO Stores to have limited specific performance against Parent available as a remedy if all conditions to closing were satisfied and the debt financing was otherwise available to Parent. Mr. Winsten also discussed limiting ALCO Stores' obligation to reimburse Argonne's transaction expenses to $1 million in the event the merger agreement was terminated under specified circumstances and that any such reimbursement of expenses will reduce any termination fee that may be payable by ALCO Stores if ALCO Stores subsequently entered into an alternative acquisition proposal with a third party within 12 months of such termination. Mr. Grisette agreed to these concepts.

        On June 27, 2013, the special committee held a special meeting via telephone to discuss the terms of the potential transaction with Argonne. Representatives of William Blair, Norton Rose Fulbright and Lathrop Gage attended the special meeting via telephone to discuss legal and financial issues related to the potential transaction. The participants discussed the terms of the proposed merger agreement and other outstanding issues. The special committee directed Mr. Winsten to respond to Argonne with alternative terms discussed during the meeting.

        On June 28, 2013, ALCO Stores and Argonne agreed to an extension of the exclusivity agreement, until July 15, 2013. Also on June 28, the special committee held a special meeting to discuss the terms of the potential transaction with Argonne. Mr. Wilson and Wayne Peterson, Senior Vice President and Chief Financial Officer of ALCO Stores, also participated in the meeting. The participants discussed the terms of the proposed transaction with Argonne and financial information of ALCO Stores.

        On July 1, 2013, the special committee held a special meeting via telephone to discuss the terms of the potential transaction with Argonne. Representatives of William Blair attended the special meeting via telephone to discuss financial issues related to the potential transaction, including financial information provided by ALCO Stores management. The participants discussed appropriate actions to take regarding the potential transaction in light of such information.

        On July 2, 2013, the special committee held a special meeting via telephone to discuss the terms of the potential transaction with Argonne. Representatives of William Blair and Norton Rose Fulbright attended the special meeting via telephone to discuss legal and financial issues related to the potential transaction. The participants discussed the terms of the proposed merger agreement and how to proceed with respect to the terms of the potential transaction.

        On July 5, 2013, the special committee held a special meeting via telephone to discuss the terms of the potential transaction with Argonne. Representatives of Norton Rose Fulbright attended the special meeting via telephone to discuss outstanding legal issues related to the potential transaction. The participants discussed the proposed terms of the merger agreement and how to respond to Argonne's most recent proposal.

        On July 10, 2013, the special committee held a special meeting via telephone to discuss the merger agreement. Representatives of Norton Rose Fulbright attended the special meeting via telephone. Norton Rose Fulbright advised the special committee on the status of the transaction and the fiduciary duties of the Board of Directors with respect to exclusivity.

        On July 11, 2013, ALCO Stores and Argonne agreed to an extension of the exclusivity agreement, until July 19, 2013.

        On July 12, 2013, Norton Rose Fulbright provided King & Spalding with a revised draft of the merger agreement. The draft of the merger agreement provided by Norton Rose Fulbright reflected the termination fee and remedies concepts discussed by Mr. Winsten and Mr. Grisette during their June 26th discussion.

        On July 16, 2013, King & Spalding provided Norton Rose Fulbright with a revised draft of the merger agreement.

        On July 17, 2013, the special committee held a special meeting via telephone to discuss the compensation for members of the special committee. Peggy Houser, Corporate Secretary of ALCO Stores, and representatives of Norton Rose Fulbright attended the special meeting via telephone. The special committee directed Mr. Winsten to discuss such compensation with representatives of Argonne. The special committee also determined that it would meet with the full Board of Directors to discuss such compensation.

        On July 18, 2013, Norton Rose Fulbright provided King & Spalding with a revised draft of the merger agreement. Also on July 18, the special committee held a special meeting via telephone to discuss the terms of the potential transaction with Argonne. Also participating were Mr. Wilson, Mr. Peterson and representatives of William Blair and Norton Rose Fulbright. The participants discussed how to respond to Argonne regarding certain financial calculations prepared by ALCO Stores management. The special committee determined that Mr. Carroll would respond to Argonne to deliver the special committee's response and that Mr. Peterson would subsequently contact Argonne. On that same day, the Board of Directors held a special meeting to discuss compensation for members of the special committee. Also participating were Ms. Houser and representatives of Norton Rose Fulbright. The participants discussed the legal aspects of such compensation. Mr. Winsten informed the Board of Directors that Argonne had approved such compensation after their discussion on the matter. After discussion, the Board of Directors approved compensation to be provided to members of the special committee in the form of $125,000 in compensation plus $1,000 per meeting of the special committee and a reasonable per diem fee in an amount to be determined related to any litigation that could arise regarding any such transaction.

        On July 19, 2013, ALCO Stores and Argonne agreed to an extension of the exclusivity agreement, until July 24, 2013. Also on July 19, King & Spalding provided Norton Rose Fulbright with a revised draft of the merger agreement.

        On July 20, 2013, the special committee held a special meeting via telephone to discuss the terms of the potential transaction with Argonne. Representatives of Norton Rose Fulbright attended the special meeting via telephone to discuss outstanding legal issues related to the potential transaction. The participants discussed the terms of the merger agreement and how to respond to Argonne's most recent revisions to the merger agreement. Later that same day, Norton Rose Fulbright provided King & Spalding with a revised draft of the merger agreement.

        On July 22, 2013, King & Spalding provided Norton Rose Fulbright with a revised draft of the merger agreement.

        On July 23, 2013, the Board of Directors held a full meeting to discuss the definitive merger agreement, William Blair's review of the fairness of the proposed transaction with Argonne to holders of ALCO Stores' common stock and the fiduciary duties of the directors of ALCO Stores. Representatives of William Blair were present and provided a presentation regarding their review of the fairness of the proposed transaction from a financial point of view. Representatives of Norton Rose Fulbright were present and provided a presentation regarding the fiduciary duties of the directors of ALCO Stores. Also on July 23, Norton Rose Fulbright provided King & Spalding with a revised draft of the merger agreement. Later on that same day, King & Spalding provided Norton Rose Fulbright with a revised draft of the merger agreement.

        On July 24, 2013, King & Spalding provided Norton Rose Fulbright with a revised draft of the merger agreement. Later in the evening, the parties finalized the terms of the merger agreement.

        On July 25, 2013, the Board of Directors held a special meeting to discuss and adopt the merger agreement. Representatives of William Blair were present and presented their fairness opinion to the Board of Directors. Representatives of Norton Rose Fulbright were present and provided their advice. The Board of Directors adopted the merger agreement and recommended it to the stockholders of ALCO Stores for their adoption. ALCO Stores subsequently publicly announced entering into the merger agreement.

        Also on July 25, 2013, the Board of Directors further authorized William Blair to solicit indications of interest from third parties regarding a potential transaction on terms potentially superior to the proposed transaction with Argonne. William Blair was authorized to contact 57 parties, including the twelve potential buyers contacted between March 18 and March 20. As a result of such solicitation efforts, two parties (Party B and Party C, as described below), entered into non-disclosure agreements with ALCO Stores to consider a potential transaction, while the remaining 55 parties declined to pursue a transaction. Party A, previously contacted in March, declined to re-engage and pursue a transaction.

        On July 31, 2013, a potential financial acquirer, which we refer to as Party B, entered into a non-disclosure agreement with ALCO Stores meeting the requirements for such agreements specified in the merger agreement, which we refer to as acceptable confidentiality agreements, pursuant to which Party B would maintain the confidentiality of the non-public information it would receive from ALCO Stores through William Blair regarding ALCO Stores' business and operations. That same day, ALCO Stores provided Party B with a copy of the Forecasts (as defined below under "The Merger—Projections Prepared by ALCO Stores' Management," beginning on page 65), that ALCO Stores had previously provided to Argonne.

        On July 31, 2013, an additional potential financial acquirer, which we refer to as Party C requested a copy of the form non-disclosure agreement then in use. On August 1, 2013 Party C entered into an acceptable confidentiality agreement pursuant to which Party C would maintain the confidentiality of the non-public information it would receive from ALCO Stores through William Blair regarding ALCO Stores' business and operations. That same day, ALCO Stores provided Party C with the Forecasts.

        Also on July 31, 2013, a representative of Everbright left a message for Mr. Winsten indicating Everbright's interest to submit a bid to acquire all of ALCO Stores' outstanding common stock.

        On August 1, 2013, representatives of William Blair held a conference call with representatives of Party B. Party B requested additional information regarding ALCO Stores in order to determine whether it would submit an offer to acquire all of ALCO Stores' outstanding common stock. William Blair agreed to provide Party B with diligence information and material regarding ALCO Stores that had been previously shared with Argonne. Party B subsequently began to perform an initial review of ALCO Stores and its business and operations.

        Also on August 1, 2013, representatives of William Blair held a conference call with representatives and advisors of Everbright, including representatives of Financo, Inc., which we refer to as Financo. Everbright informed ALCO Stores that it had retained Financo as a financial advisor to provide its advice regarding a potential acquisition of ALCO Stores. William Blair requested that Everbright provide information regarding Everbright, including its management, affiliations and financial wherewithal. William Blair provided Everbright with an acceptable confidentiality agreement substantially in the same form as the non-disclosure agreement entered into by Argonne and provided copies of ALCO Stores' public filings to Everbright and Financo for their review.

        On August 2, 2013, representatives of William Blair held a conference call with representatives of Party C. Party C requested additional information regarding ALCO Stores in order to determine whether it would submit an offer to acquire all of ALCO Stores' outstanding common stock. William Blair agreed to provide Party C with diligence information and material regarding ALCO Stores that had been previously shared with Argonne. Party C subsequently began to perform an initial review of ALCO Stores and its business and operations.

        On August 2, 2013, Everbright provided information regarding its structure, management and financial wherewithal to William Blair. Everbright also provided contact information for its outside legal counsel, Greenberg Traurig, LLP, which we refer to as Greenberg Traurig.

        Also on August 2, 2013, Norton Rose Fulbright provided written notice to Argonne, pursuant to the requirements of the merger agreement, informing Argonne that Party B and Party C had entered into acceptable confidentiality agreements with ALCO Stores, that ALCO Stores had provided the Forecasts to Party B and Party C and that William Blair had engaged in discussions with Everbright regarding a potential acquisition of ALCO Stores.

        On August 2, 2013, Everbright entered into an acceptable confidentiality agreement pursuant to which Everbright agreed to maintain the confidentiality of non-public information regarding ALCO Stores' business and operations. William Blair subsequently began to provide Everbright and Financo with diligence information and material regarding ALCO Stores that had been previously shared with Argonne. Everbright subsequently began to perform an initial review of ALCO Stores and its business and operations.

        On August 7, 2013, Party C notified William Blair that, after further evaluation of a potential acquisition of ALCO Stores, it had decided to withdraw from the process.

        On August 8, 2013, representatives of Financo and William Blair held a conference call to discuss diligence conducted by Everbright and Financo on ALCO Stores as well as the bidding process and the estimated timing for submission of an offer by Everbright. Financo indicated that additional diligence and analysis was required. After the call, William Blair provided Financo with a store level financial summary and a schedule of outstanding stock options both of which had been previously provided to Argonne.

        On August 10, 2013, representatives of Financo and William Blair held a conference call to discuss the schedule of outstanding stock options that William Blair had provided to Financo.

        On August 12, 2013, Party B notified William Blair that, after further evaluation of a potential acquisition of ALCO Stores, it had decided to withdraw from the process.

        On August 13, 2013, Financo sent a draft to William Blair of a non-binding acquisition proposal to acquire all of ALCO Stores' outstanding common stock pursuant to a merger structure, which included the following terms, all subject to further due diligence:

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  A price of at least $14.30 per share, net of any termination fee payable by ALCO Stores to Parent;

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  Entry into a merger agreement between ALCO Stores and Everbright that would include representations, warranties and covenants more favorable to ALCO Stores;

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  A 20% reduction in the excess availability threshold dollar amounts related to the minimum excess availability calculation; and

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  More favorable deal protection provisions, including a decreased termination fee payable by ALCO Stores.

        On August 13, 2013, the special committee held a meeting via telephone to discuss with William Blair and Norton Rose Fulbright the status of Everbright's due diligence and Everbright's non-binding acquisition proposal. The special committee directed William Blair and Norton Rose Fulbright to provide access to ALCO Stores' electronic data site and additional information to Everbright and its advisors and to engage Greenberg Traurig in discussions regarding Everbright's proposal.

        On August 14, 2013, Everbright submitted to Mr. Winsten an executed, non-binding acquisition proposal in the same form as the August 13, 2013 draft proposal.

        On August 15, 2013, Everbright filed an Amendment No. 1 to its Schedule 13D, which included a complete copy of the acquisition proposal and stated that the proposal was conditioned on and subject to, among other things, Everbright's satisfactory completion of its due diligence investigation of ALCO Stores.

        On August 15, 2013 representatives of Norton Rose Fulbright and Greenberg Traurig held a conference call to discuss the terms and conditions of the acquisition proposal and due diligence matters regarding ALCO Stores as well as due diligence matters on Everbright and its affiliates. Norton Rose Fulbright, William Blair and the special committee continued their due diligence on Everbright and Mr. Chang, including prior transaction history in the United States as well as in China and Hong Kong and Everbright's affiliations, corporate structure and financial condition.

        On August 15, 2013, ALCO Stores filed a preliminary proxy statement with the SEC in accordance with the terms of the merger agreement with Argonne.

        On August 16, 2013, the Board of Directors held a special meeting via telephone to review the status of the go-shop process. Representatives of William Blair, Norton Rose Fulbright and Lathrop Gage participated in the meeting. William Blair informed the Board of Directors that Everbright was the only party interested in pursuing an acquisition proposal and all other interested parties had withdrawn from the process. Norton Rose Fulbright and William Blair discussed Everbright's acquisition proposal, the status of due diligence on ALCO Stores by Everbright as well as the status of due diligence on Everbright and its affiliates by Norton Rose Fulbright, William Blair and the special committee. The Board of Directors also discussed with its advisors the go-shop timeline and terms in the merger agreement.

        On August 20, 2013, due diligence meetings with Everbright and its advisors were held at ALCO Stores' headquarters in Coppell, Texas. Attending the meetings in person were David Thompson, President and CEO of Club Luichi, Inc., an affiliate of Everbright based in Las Vegas, Nevada, representatives of Financo and FTI Consulting, a consultant to Everbright, senior management of ALCO Stores and representatives of William Blair. Representatives of Everbright's proposed lenders also participated for portions of the meetings by telephone.

        On August 20, 2013, the special committee held a meeting via telephone with representatives of William Blair, Lathrop Gage and Norton Rose Fulbright to review and discuss the status of Everbright's due diligence on ALCO Stores, as well as the status of due diligence on Everbright and its affiliates. The special committee discussed prior transaction history involving Everbright and Mr. Chang, including the following transactions: a proposed investment in Gottschalks Inc., which we refer to as Gottschalks, a U.S. public company engaged in retail; the proposed acquisition of Parkway Bank & Trust Co, Inc., which we refer to as Parkway, a U.S. bank; and the investment in and acquisition of control of GSL Holdings, Inc., which we refer to as GSL, a U.S. public company.

        Between August 21-22, 2013, Everbright continued its due diligence on ALCO Stores and advisors of ALCO Stores continued their due diligence on Everbright and its affiliates. Norton Rose Fulbright requested additional information regarding Everbright's organizational structure and affiliations, financial condition and prior transaction history.

        On August 23, 2013, Everbright submitted a revised acquisition proposal to Mr. Winsten. The revised acquisition proposal included the following:

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  Confirmed the terms of its initial proposal, including a price of $14.30 per share of ALCO Stores common stock;

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  Additional detail on representations, warranties and covenants that would be more favorable to ALCO Stores;

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  Full specific performance as a remedy available to ALCO Stores; and

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  Termination provisions more favorable to ALCO Stores, including a reduced termination fee of $1.65 million and a reduced expense reimbursement obligation to reimburse Everbright for its expenses, in the event the merger agreement was terminated under specified circumstances, of $900,000 (from $1,000,000 in the merger agreement).

        On August 24, 2013, the Board of Directors held a telephonic special meeting. Representatives of William Blair, Lathrop Gage and Norton Rose Fulbright also attended the meeting. The Board of Directors reviewed and discussed with its advisors Everbright's revised acquisition proposal and the due diligence information on Everbright, including prior transaction history in the United States, China and Hong Kong, affiliations and financial position. Norton Rose Fulbright discussed with the Board the expiration of the go-shop period at midnight on August 24, 2013 and the designation of Everbright as an "excluded party," which would extend the go-shop period with respect to Everbright up to September 8, 2013. The Board of Directors also discussed that, if the Board of Directors concluded that an acquisition proposal was a superior proposal (as each such term is defined in the merger agreement), Parent and Argonne had five business days to negotiate changes to the merger agreement before any such superior proposal could be accepted by ALCO Stores. In addition, it was noted that the termination fee payable to Parent increased by $500,000 from $1.75 million to $2.25 million on September 8, 2013, which increase represented approximately $0.15 per outstanding share of ALCO Stores common stock (based upon the $14.00 per share merger consideration offered by Argonne).

Based on the current status of the revised acquisition proposal and due diligence on Everbright and its affiliates, the Board of Directors adjourned the meeting to reconvene on August 27, 2013.

        Following the special meeting of the Board of Directors, on August 24, 2013, representatives of Norton Rose Fulbright, Greenberg Traurig and Financo held a conference call to discuss the go-shop timeline and terms. Financo and Greenberg Traurig also provided additional information on Everbright's affiliations and relationships, financial position, and previous transactions. Norton Rose Fulbright requested that Everbright provide its financial statements to demonstrate its financial wherewithal.

        In particular, Greenberg Traurig provided additional information about Mr. Chang's prior involvement with GSL between 2002 and 2005 as well as Everbright's prior attempted transaction with Gottschalks in 2009. With respect to GSL, of which Mr. Chang was a principal stockholder, Greenberg Traurig informed Norton Rose Fulbright that GSL was operated as a public shell with no business or operations. GSL's independent auditor, Deloitte Touche Tohmatsu, resigned. The reasons for this resignation, regarding the lack of internal controls necessary for GSL to develop reliable financial statements, were summarized in a Form 8-K filed by GSL on September 28, 2004. GSL subsequently retained Kenny H. Lee CPA Group, Inc., which we refer to as Kenny Lee, as independent auditors. In 2005, the Public Company Accounting Oversight Board revoked Kenny Lee's registration due to issues with the audits of two companies, including GSL. According to the information provided by Greenberg Traurig, soon afterwards Mr. Chang ceased doing business with GSL and GSL ceased its public reporting with the SEC. With respect to Gottschalks, Greenberg Traurig informed Norton Rose Fulbright that Everbright attempted to consummate an investment in Gottschalks in 2009 pursuant to a definitive investment agreement, during which time capital markets were extremely volatile due to global economic conditions. Everbright was unable to access funds before Gottschalks entered bankruptcy and Everbright exercised its right to terminate the investment agreement. With respect to Parkway, neither Greenberg Traurig nor Financo had additional information beyond the information that was publicly available. Mr. Chang's intended investment in Parkway was preempted by a FDIC-assisted transaction with another purchaser.

        Later, also on August 24, 2013, because Everbright was not deemed an "excluded party" at such time, pursuant to the terms of the merger agreement, ALCO Stores terminated Everbright's access to the electronic data room provided by ALCO Stores for Everbright's use in its due diligence review of ALCO Stores.

        On August 26, 2013, Greenberg Traurig provided Norton Rose Fulbright with additional information on Everbright's and Mr. Chang's financial position in order to support the discussions with Norton Rose Fulbright during their August 24, 2013 conference call. Greenberg Traurig provided Norton Rose Fulbright with copies of Everbright's account balance statements from the Bank of China and its Charles Schwab brokerage account. Greenberg Traurig also informed Norton Rose Fulbright that Everbright had no financial statements to provide, but had consolidated assets of $80.4 million and no liabilities or restrictions on such consolidated assets as of June 30, 2013.

        On August 27, 2013, the Board of Directors reconvened the telephonic special meeting commenced on August 24, 2013. Representatives of William Blair, Norton Rose Fulbright and Lathrop Gage participated in the meeting. Norton Rose Fulbright reviewed the application of the Board's fiduciary duties with respect to determining Everbright to be an "excluded party" under the merger agreement. ALCO Stores' advisors provided updates on the results of due diligence on Everbright and its affiliates, as well as a review of Everbright's current acquisition proposal. After reviewing this information, the Board of Directors designated Everbright as an "excluded party," resulting in an extension of the go-shop provisions in the merger agreement with respect to Everbright up to September 8, 2013. The Board of Directors instructed Norton Rose Fulbright to inform Greenberg Traurig that the Board of Directors viewed the funding by Everbright of any termination fee due to

Parent at the time of termination of the merger agreement as a critical factor in considering Everbright's acquisition proposal, and to reiterate Parent and Argonne's right to negotiate any changes to the merger agreement for a period of five business days if the Board of Directors concluded that an acquisition proposal was a superior proposal. The Board of Directors also instructed Norton Rose Fulbright to inform Greenberg Traurig that the Board of Directors must receive a complete acquisition proposal, including a merger agreement, from Everbright, noting that the termination fee increased from $1.75 million to $2.25 million on September 8, 2013.

        Following the Board's designation of Everbright as an "excluded party," Norton Rose Fulbright and Greenberg Traurig held a conference call to discuss the extended go-shop period, the status of due diligence and the necessary components of an acquisition proposal that was capable of being accepted by the Board of Directors. Norton Rose Fulbright informed Greenberg Traurig of the Board of Directors' views regarding Everbright's funding of the termination fee due to Parent at the time of the termination of the merger agreement and the pending increase in the termination fee on September 8, 2013. ALCO Stores reinstituted Everbright's access to the electronic data room provided by ALCO Stores. Norton Rose Fulbright also informed King & Spalding that Everbright had been designated as an excluded party.

        Later, also on August 27, 2013, Everbright filed an Amendment No. 2 to its Schedule 13D, including a complete copy of its revised acquisition proposal.

        King & Spalding also informed Norton Rose Fulbright that Argonne did not believe that Everbright's acquisition proposal was a superior proposal or could reasonably be likely to result in a superior proposal and therefore that, in Argonne's view, Everbright should not be an excluded party at this time.

        On August 28, 2013, representatives of Norton Rose Fulbright and Greenberg Traurig held a conference call, during which Greenberg Traurig provided revised terms of Everbright's acquisition proposal, including:

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  Greenberg Traurig confirmed the $14.30 price per share;

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  Everbright would place cash and securities with a value of at least $18 million in escrow as security for Everbright's performance, including the shares of ALCO Stores common stock beneficially owned by Everbright;

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  Everbright would replace $5 million of debt with $5 million in equity in the proposed sources of funds; and

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  As a source of funding, Everbright would deliver executed commitment letters from its lenders simultaneously with the execution of a definitive agreement between ALCO Stores and Everbright.

        On August 29, 2013, Norton Rose Fulbright provided Greenberg Traurig comments to Everbright's acquisition proposal. The comments included that Everbright fund all of the termination fee that would be payable to Parent under the merger agreement.

        Later, also on August 29, 2013, Greenberg Traurig provided Norton Rose Fulbright a draft of Everbright's proposed merger agreement, marked to show changes to the merger agreement with Argonne. The merger agreement reflected the terms of the proposals previously provided to ALCO Stores, but did not address the payment of the termination fee due to Parent upon termination of the merger agreement.

        Later, also on August 29, 2013, Everbright filed an Amendment No. 3 to its Schedule 13D, which included a supplement to its previously filed acquisition proposal to reflect its modifications that had previously been communicated to ALCO Stores.

        On August 30, 2013, Norton Rose Fulbright continued communicating with Greenberg Traurig regarding the importance of the executed commitment letters from lenders, the terms of the escrow agreement and the payment of the termination fee to Argonne. The advisors also discussed the higher vote threshold required under Kansas law to approve the Everbright proposal, which vote would be 66 2/3% of the issued and outstanding ALCO common shares not beneficially owned by Everbright, which was approximately 57% of the total issued and outstanding shares of ALCO Stores common stock.

        Later, also on August 30, 2013, Greenberg Traurig asked Norton Rose Fulbright whether the Board of Directors had made the "affirmative decision to allow the extended go-shop period to lapse."

        On September 1, 2013, Norton Rose Fulbright responded to Greenberg Traurig's question from August 30, 2013. Norton Rose Fulbright reaffirmed the Board of Directors' commitment to act in the best interest of stockholders, and urged Everbright to improve its acquisition proposal.

        On September 2, 2013, Greenberg Traurig informed Norton Rose Fulbright that Everbright was considering alternatives available to it within the constraints of the deal protections contained in the merger agreement.

        On September 3, 2013, the special committee held a meeting via telephone with representatives of William Blair, Norton Rose Fulbright and Lathrop Gage to review and discuss the terms of Everbright's current acquisition proposal. The special committee directed Norton Rose Fulbright to respond to Greenberg Traurig with proposed terms, including that Everbright fund the full termination fee due to Parent upon termination of the merger agreement, provide the terms and conditions of the security for its performance, and improve other terms of the acquisition proposal, including price.

        Later, also on September 3, 2013, Norton Rose Fulbright spoke with Greenberg Traurig regarding Everbright's acquisition proposal. Specifically, Norton Rose Fulbright communicated that ALCO Stores wanted Everbright to fund the full termination fee, deliver adequate security for its performance, and improve other terms of the acquisition proposal, including price. Greenberg Traurig subsequently responded with several proposed additional terms, all of which were subject to final confirmation by Mr. Chang. Greenberg Traurig and Norton Rose Fulbright discussed (i) the importance of Everbright funding the full termination fee when due, (ii) Everbright placing into escrow both $10 million in cash and all of the ALCO Stores common stock beneficially owned by Everbright, with a fair market value at such time of approximately $8 million, (iii) that Everbright had begun the process of liquidating securities holdings in order to fund a portion of the cash component of the escrow, (iv) that Everbright's proposed lenders' credit committees were meeting the following day, and Everbright expected final commitment letters, (v) that Everbright would provide a draft of an escrow agreement and (vi) that Everbright would consider a further reduction of the excess availability requirements.

        Later, also on September 3, 2013, ALCO Stores learned that the Advanced Advisors complaint had been filed.

        On September 4, 2013, Greenberg Traurig informed Norton Rose Fulbright that, subject to the final confirmation of Mr. Chang, Greenberg Traurig intended to submit a revised version of the proposed merger agreement and reiterated their client's belief that its proposed lenders' credit committees would approve Everbright's commitment letters. Greenberg Traurig also sought confirmation regarding the mechanics of the go-shop procedures in the merger agreement. Further, Greenberg Traurig stated its intention to deliver to ALCO Stores executed copies of the escrow agreement, proposed merger agreement, and commitment letters prior to September 8, 2013.

        Later, also on September 4, 2013, William Blair discussed the terms of Everbright's proposed acquisition proposal with Financo.

        Later, also on September 4, 2013, Norton Rose Fulbright provided Greenberg Traurig with a form of escrow agreement provided by ALCO Stores' transfer agent, Computershare, which the parties were considering using as the escrow agent. Greenberg Traurig responded with a marked version of the escrow agreement based upon Computershare's form.

        On September 5, 2013, Greenberg Traurig informed Norton Rose Fulbright that the primary lender's credit committee approved Everbright's commitment letter the previous day and that Everbright was awaiting a response from its secondary lender regarding approval by such lender's credit committee.

        Later, also on September 5, 2013, Norton Rose Fulbright provided Greenberg Traurig with a revised version of the escrow agreement, which version added provisions regarding expediting any arbitration proceedings.

        Later, also on September 5, 2013, Greenberg Traurig informed Norton Rose Fulbright of the following updates to Everbright's proposal:

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  Everbright would reduce the amount and liquidity of the escrow, removing the $10 million in cash previously proposed and disclosed in Everbright's Amendment No. 3 to its Schedule 13D, thereby limiting the proposed escrow to the shares of ALCO Stores common stock beneficially owned by Everbright;

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  The secondary lender's credit committee had approved Everbright's commitment letters; and

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  That the other terms of the acquisition proposal remained the same, including the offered price.

        Norton Rose Fulbright then confirmed this understanding in writing to Greenberg Traurig.

        Later, also on September 5, 2013, William Blair expressed to Financo a concern regarding the reduction in the amount and liquidity of the escrow and encouraged Everbright to submit its best offer for the Board of Directors' consideration.

        Later, also on September 5, 2013, Greenberg Traurig informed Norton Rose Fulbright that it was never Everbright's intention to fund any part of the $2.25 million termination fee, which amount represented approximately $0.68 per outstanding share of ALCO Stores common stock. Norton Rose Fulbright responded that, based upon the instructions provided to Norton Rose Fulbright by the Board of Directors, Everbright's requirement that ALCO Stores pay the termination fee would likely be a significant negative factor in the Board of Directors' review of Everbright's proposal.

        On September 6, 2013, the special committee held a meeting via telephone with representatives of William Blair, Norton Rose Fulbright and Lathrop Gage to review recent developments regarding Everbright's acquisition proposal. The special committee directed Norton Rose Fulbright to communicate to Greenberg Traurig that the special committee did not believe that the terms of Everbright's acquisition proposal, as presently understood, constituted a superior proposal. The special committee also noted that it had not yet received a written acquisition proposal that was capable of being accepted by the Board of Directors as required by the merger agreement and further directed Norton Rose Fulbright to communicate to Greenberg Traurig that the special committee encouraged Everbright to submit a proposal that would constitute a superior proposal.

        Later, also on September 6, 2013, Norton Rose Fulbright advised Greenberg Traurig that the special committee had considered the proposed terms of Everbright's acquisition proposal up to that point and believed that Everbright's acquisition proposal as the special committee understood it would not constitute a superior proposal. Norton Rose Fulbright also noted that the special committee encouraged Everbright to take its comments into consideration as Everbright formulated its acquisition proposal and to submit a proposal that would constitute a superior proposal.

        Later, also on September 6, 2013, Financo informed William Blair that Everbright would soon submit a proposal in two parts which would include an increased price of $14.45 per share, but would not include funding of the termination fee by Everbright or additional amounts or liquidity in the escrow amount. William Blair reiterated that Everbright's failure to fund the termination fee would likely be a significant negative factor in the Board of Directors' review of Everbright's proposal.

        Later, also on September 6, 2013, Everbright submitted an acquisition proposal that included the following:

  •
  A letter signed by Mr. Chang summarizing the proposal, with terms consistent with those previously relayed by Greenberg Traurig, except that the replacement of $5 million in debt with $5 million in equity in the proposed sources of funds, as set forth in the Amendment No. 3 to Everbright's Schedule 13D, was withdrawn;

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  An execution copy of a merger agreement to be entered into by and among Everbright, ALCO Stores and Wizard Acquisition Corporation, a newly-formed Kansas corporation;

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  An execution copy of an escrow agreement to be entered into by and among Everbright, ALCO Stores and Computershare Trust Company, NA;

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  An executed commitment letter from its primary lender concerning a $140 million senior credit facility; and

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  An executed commitment letter from its secondary lender concerning a $30 million credit facility, subject to legal and business due diligence investigation of Everbright, and after the consummation of the proposed transaction, ALCO Stores, reasonably satisfactory to the secondary lender.

        Everbright also confirmed that it was ready and willing to enter into the merger agreement and escrow agreement contained in its proposal.

        Later, also on September 6, 2013, Norton Rose Fulbright corresponded with Greenberg Traurig regarding the ability of the Board of Directors, under the merger agreement, to engage in discussions with Everbright or other third parties that have submitted bona fide acquisition proposals after the end of the extended go-shop period if the Board of Directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law.

        On September 7, 2013, Greenberg Traurig, on behalf of Everbright, informed Norton Rose Fulbright that Everbright's proposal would expire at 12:01 a.m. Eastern time on September 14, 2013 (immediately after the fifth business day following the end of the go-shop period, which period could accommodate the five business days during which ALCO Stores would be required to negotiate with Argonne under the merger agreement if the Board of Directors deemed Everbright's proposal to be a superior proposal on that day). Everbright requested that it be informed no later than 11:59 p.m. Eastern time on that same day whether or not the Board of Directors had concluded that Everbright's proposal constituted a superior proposal under the merger agreement.

        Later, also on September 7, 2013, the Board of Directors of ALCO Stores held a special meeting via telephone, with representatives of William Blair, Norton Rose Fulbright and Lathrop Gage attending, to consider the acquisition proposal that Everbright had submitted on September 6. After considering relevant legal, financial and regulatory aspects of the proposal and the timing and likelihood of consummation of the proposal, the Board of Directors did not conclude that the proposal constituted a superior proposal under the terms of the merger agreement. The Board of Directors instructed Norton Rose Fulbright to inform Greenberg Traurig of the results of its meeting prior to midnight, as requested by Everbright, if no revisions to the proposal were submitted by Everbright or its advisors prior to such time.

        Later, also on September 7, 2013, Everbright submitted a revision to its September 6 proposal, whereby Everbright would place $500,000 in escrow for the benefit of ALCO Stores only in the event that ALCO Stores terminated the merger agreement, entered into a definitive agreement with Everbright and the definitive agreement with Everbright was not approved by ALCO Stores stockholders. The members of the Board of Directors each confirmed that the addition of $500,000 in cash to the escrow would not affect their earlier views that allowed them to conclude that the proposal, as so supplemented, did not constitute a superior proposal under the terms of the merger agreement. As requested by Everbright, prior to midnight on September 7, 2013, Norton Rose Fulbright informed Greenberg Traurig that the Board of Directors did not conclude that Everbright's proposal constituted a superior proposal under the merger agreement.

Recommendation of Our Board of Directors and Reasons for the Merger

  Recommendation of Our Board of Directors

        The Board of Directors recommends that you vote "FOR" the proposal to adopt the merger agreement, "FOR" the non-binding, advisory proposal regarding compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and "FOR" the proposal to adjourn the special meeting.

  Reasons for the Merger

        In evaluating the merger and the other transactions contemplated by the merger agreement prior to entering into the merger agreement on July 25, 2013, the Board of Directors consulted with ALCO Stores' senior management, outside legal counsel and an independent financial advisor. In evaluating whether an alternative acquisition proposal received from Everbright during the go-shop period constituted a superior proposal to the merger agreement, the Board of Directors also consulted with ALCO Stores' senior management, outside legal counsel and an independent financial advisor. Under the terms of the merger agreement, ALCO Stores may not terminate the merger agreement to enter in an alternative transaction unless the relevant alternative acquisition proposal has been determined by the Board of Directors to be a superior proposal, among other requirements. On September 7, 2013, after considering relevant legal, financial and regulatory aspects of Everbright's acquisition proposal, the Board of Directors did not conclude that Everbright's acquisition proposal was a superior proposal under the terms of the merger agreement. Thus, at the expiration of the go-shop period, as extended, ALCO Stores did not have a valid right to terminate the merger agreement and the merger agreement therefore remains in effect.

  Prior to Entering into the Merger Agreement on July 25, 2013.

        Prior to entering into the merger agreement and recommending that ALCO Stores stockholders vote their shares of common stock in favor of adoption of the merger agreement, the Board of Directors considered a number of factors, including the following (not necessarily in order of relative importance):

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  ALCO Stores' business and operations, and its current and historical financial condition and results of operations.

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  ALCO Stores' business plan and related financial projections, the economic environment facing ALCO Stores and the risks and uncertainties in executing its business plan and achieving previously-stated financial projections.

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  The historic and potential trading ranges ALCO Stores common stock and the possibility that it could take a considerable period of time before the trading price of ALCO Stores common stock would trade at a level in excess of the per share merger consideration of $14.00 on a present value basis.

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  The relationship of the $14.00 merger consideration to the trading price of the common stock, including that the merger consideration constituted a premium of approximately 63% to the closing share price for ALCO Stores common stock on July 24, the day before ALCO Stores' announcement of the transactions contemplated by the merger agreement.

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  The financial analysis presentation of ALCO Stores' financial advisor in connection with the merger, and the opinion of William Blair, dated as of July 25, 2013, delivered to the Board of Directors that, as of July 25, 2013, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the $14.00 per share in cash consideration to be received by the holders of shares of ALCO Stores common stock (other than Parent or its affiliates) pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described below under the heading "—Opinion of William Blair & Company, L.L.C."

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  The risks and opportunities associated with the potential alternative to the merger of remaining an independent public company and pursuing ALCO Stores' business plan.

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  The fact that the all-cash merger consideration will provide certainty of value and liquidity to ALCO Stores stockholders, while eliminating long-term business and execution risk.

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  The perceived risks of pursuing other alternatives; the range of potential benefits at the time to ALCO Stores stockholders of these alternatives; and the assessment that no other alternatives were reasonably likely to create greater value for ALCO Stores stockholders than the merger, taking into account risk of execution as well as business, competitive, industry and market risk and the time value of money.

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  The Board of Directors' belief that it engaged in a thorough review of a potential sale, including that:

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  Since November 2009, ALCO Stores has retained William Blair to consider and review strategic alternatives, including the sale of ALCO Stores, from time to time.

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  The Board of Directors requested that William Blair solicit indications of interest from twelve potential buyers, consisting of six strategic and six financial buyers, following the submission of unsolicited offers by Everbright and Argonne in January and March, respectively.

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  The fact that, after publicly announcing the merger, the Board of Directors further authorized William Blair to contact 57 parties, including the twelve potential buyers contacted between March 18 and March 20, to solicit indications of interest.

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  The Board of Directors negotiated an increase in Argonne's proposed offer from $10.50 to $14.00 per share of ALCO Stores common stock, and the Board of Directors believed that Argonne was unwilling to increase its proposal further.

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  Based upon its review and the process conducted, the Board of Directors believed that $14.00 per share in cash consideration was the best price reasonably attainable for ALCO Stores stockholders.

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  The Board of Directors' view that the merger agreement permitted ALCO Stores to, directly and indirectly, initiate, solicit, facilitate and encourage any inquiries regarding, or the making of, superior proposals by third parties, including the right to furnish information or enter into discussions with a third party in connection with an alternative acquisition proposal after the end of the go-shop period (including any extension of the go-shop period) if the Board of Directors determined in good faith, after consultation with its independent financial advisor and outside legal counsel, that such acquisition proposal would reasonably be expected to result in a superior proposal. In this regard, the Board of Directors considered that:

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    The Board of Directors could change its recommendation to ALCO Stores stockholders with respect to adoption of the merger agreement prior to the adoption of the merger agreement by the stockholders if (i) an event, fact, development or occurrence affecting ALCO Stores' business, assets or operations (but not related to an acquisition proposal) that was not known nor reasonably foreseeable to the Board of Directors as of the date of the merger agreement becomes known to the Board of Directors or (ii) if ALCO Stores received a written acquisition proposal that the Board of Directors determined in good faith, after consultation with its independent financial advisor and outside legal counsel, that such offer constitutes a superior proposal, provided that the Board of Directors has concluded that failure to do so would be inconsistent with its fiduciary obligations under applicable law;

    •
    Prior to the adoption of the merger agreement by the stockholders, the Board of Directors may terminate the merger agreement in order to enter into a definitive agreement with respect to an alternative acquisition proposal that the Board of Directors determines, in good faith, after consultation with its legal and financial advisors, is a superior proposal, if it provides Parent prior notice and a good faith opportunity to negotiate;

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    The structure of the transaction as a merger would allow sufficient time for a third party to make a superior proposal if it desired to do so;

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    While the merger agreement contained a termination fee of $2.25 million, or approximately 1.7% of the enterprise value of ALCO Stores, or a lesser fee of $1.75 million if terminated during the go-shop period (including any extension of the go-shop period) on account of a superior proposal made by an excluded party, or approximately 1.3% of the enterprise value of ALCO Stores, that would be paid to Parent under certain circumstances, the Board of Directors believed that this fee is reasonable in light of the circumstances and the overall terms of the merger agreement, consistent with fees in comparable transactions, and would not be preclusive of other offers; and

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  The Board of Directors' view that the merger agreement was the product of arms-length negotiations and contained customary terms and conditions.

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  The other terms of the merger agreement, including:

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  The conditions to the closing of the merger, including the fact that there is no third-party consent condition, no stockholder litigation condition and that holders not more than 22% of the outstanding shares of ALCO Stores common stock must not have effected a demand for appraisal under section 17-6712 of the K.S.A;

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  The termination provisions in the merger agreement, including:

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  The fact that Parent had a right to terminate the merger agreement if, immediately prior to the time ALCO Stores is required to mail this proxy statement, ALCO Stores did not have specified levels of available borrowing capacity under its revolving credit facility;

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  The fact that the termination date under the merger agreement on which either party, subject to specified exceptions, can terminate the merger agreement allows for sufficient time to consummate the transactions contemplated by the merger agreement;

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  The fact that the Board of Directors may terminate the merger agreement in order to enter into a definitive agreement with respect to an alternative acquisition proposal that the Board of Directors determines, in good faith, after consultation with its legal and financial advisors, is a superior proposal, if it provides Parent prior notice and a good faith opportunity to negotiate;

      •
      The obligation of Parent to pay ALCO Stores a reverse termination fee of $3.50 million if Parent fails to consummate the merger if the conditions to closing are satisfied or ALCO Stores has terminated the merger agreement as a result of Parent's material breach of the merger agreement; and

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    The fact that Parent delivered executed commitment letters for the necessary financing and the Board of Directors' expectation that the number and nature of the conditions to funding set forth therein could be timely met and that the financing could be provided in a timely manner.

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  The fact that the Limited Guarantor provided a limited guaranty in favor of ALCO Stores that guarantees the payment of the reverse termination fee and other expenses and that the Limited Guarantor provided an executed equity commitment letter to provide the equity portion of the financing.

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  The fact that the Limited Guarantor also deposited $3.5 million in cash into the escrow fund, which, at the Limited Guarantor's option, may be replaced by the Limited Guarantor with a letter of credit, from which ALCO Stores may be paid any unpaid portion of the reverse termination fee, if such payment becomes required pursuant to the merger agreement, and to be drawn upon for the purpose of reimbursing ALCO Stores with respect to expenses and liabilities specified in the merger agreement.

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  The fact that the merger agreement was approved by the independent members of the Board of Directors who are not affiliated with Argonne and are not employees of ALCO Stores and which retained and received advice from ALCO Stores' outside financial and legal advisors in evaluating, negotiating and recommending the terms of the merger agreement.

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  The availability of dissenters' rights to ALCO Stores stockholders who comply with specified procedures under Kansas law.

        The Board of Directors also considered a number of uncertainties and risks in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following (not necessarily in order of relative importance):

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  The fact that ALCO Stores may not have a sufficient amount of available borrowing capacity under the revolving credit facility, which, if resulting from a breach of the merger agreement by ALCO Stores entitling Parent to exercise its right to terminate the merger agreement on account of such breach, may result in ALCO Stores being required to pay Parent a termination fee of $2.25 million.

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  The fact that receipt of the all-cash merger consideration would be taxable to ALCO Stores stockholders that are treated as United States persons for U.S. federal income tax purposes.

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  The fact that ALCO Stores stockholders would forego the opportunity to realize the potential long-term value of the successful execution of ALCO Stores' current strategy as an independent company.

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  The possibility that Parent could, at a later date, engage in unspecified transactions including restructuring efforts, special dividends or the sale of some or all of ALCO Stores' assets to one or more as yet unknown purchasers that could conceivably produce a higher aggregate value than that available to the stockholders in the merger.

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  The fact that, under specified circumstances, ALCO Stores may be required to pay fees and expenses in the event the merger agreement is terminated and the effect this could have on ALCO Stores, including:

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  The fact that the termination fee could discourage other potential acquirers from making a competing offer to acquire ALCO Stores; although the Board of Directors believed that the termination fee was customary in amount and would not unduly preclude any other party that might be interested in acquiring ALCO Stores;

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  The fact that, if the merger is not completed, ALCO Stores will be required to pay its own expenses associated with the merger agreement and the transactions contemplated thereby; and

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  The requirement that ALCO Stores reimburse Parent for up to $1 million of its and its affiliates' reasonable documented out-of-pocket expenses in connection with the merger if the merger agreement is terminated under circumstances specified in the merger agreement; provided, that any such reimbursement of expenses will reduce any termination fee that may be payable to Parent by ALCO Stores if ALCO Stores subsequently enters into an alternative acquisition proposal with a third party within 12 months of such termination although the Board of Directors concluded that this amount was customary and reasonable.

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  The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the merger, which may disrupt ALCO Stores' business operations.

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  The restrictions on ALCO Stores' conduct of business prior to completion of the merger, which could delay or prevent ALCO Stores from undertaking business opportunities that may arise or taking other actions with respect to its operations.

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  The fact that the reverse termination fee is not available in all instances where the merger agreement is terminated and may be ALCO Stores' only remedy where it is available.

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  The fact that Parent's and the Limited Guarantor's monetary damages under the merger agreement cannot exceed the amount of the reverse termination fee plus specified expenses payable by Parent and Merger Sub as well as specified reimbursement and indemnification obligations under the merger agreement.

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  The fact that, while ALCO Stores expects the merger to be completed if approved by ALCO Stores stockholders, there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied.

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  The risk that the proposed merger might not be completed and the effect of the resulting public announcement of termination of the merger agreement on the trading price of ALCO Stores common stock.

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  The fact that the market price of ALCO Stores common stock could be affected by many factors, including: (i) the reason or reasons for which the merger agreement was terminated and whether such termination resulted from factors adversely affecting ALCO Stores; (ii) the possibility that, as a result of the termination of the merger agreement, the marketplace would consider ALCO Stores to be an unattractive acquisition candidate; and (iii) the possible sale of ALCO Stores common stock by short-term investors following an announcement that the merger agreement was terminated.

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  The fact that ALCO Stores' business, sales operations and financial results could suffer in the event that the merger is not completed.

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  The fact that the announcement and pendency of the merger, or failure to complete the merger, may cause substantial harm to ALCO Stores' relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales or other personnel), vendors and customers and may divert employees' attention away from ALCO Stores' day-to-day business operations.

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  The fact that ALCO Stores' directors and executive officers may have interests in the merger that may be different from, or in addition to, those of ALCO Stores stockholders. For more information about such interests, see below under the heading "—Interests of the Directors and Executive Officers of ALCO Stores in the Merger."

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  The Board of Directors believed that, overall, the potential benefits of the merger to ALCO Stores stockholders outweighed the risks and uncertainties of the merger.

        The Board of Directors also considered that while Mr. Wilson, ALCO Stores' President and Chief Executive Officer, advised the Board of Directors that he had no arrangements or understandings with Argonne regarding his continued employment following the merger or his participation in any equity program Parent or Argonne might establish following the merger, Argonne had indicated to the Chairman of ALCO Stores its interest in such continued association and it was possible Mr. Wilson could agree to such continued association.

  Review of Everbright's Acquisition Proposal on September 6, 2013, as supplemented on September 7, 2013.

        Under the terms of the merger agreement, the Board of Directors may change its recommendation that ALCO Stores stockholders approve the merger and ALCO Stores may terminate the merger agreement if ALCO Stores receives a written acquisition proposal that the Board of Directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such offer constitutes a superior proposal, provided that the Board of Directors has concluded that failure to do so would be inconsistent with its fiduciary obligations under applicable law.

        In considering the alternative acquisition proposal received from Everbright on September 6, 2013, as supplemented on September 7, 2013, and not concluding that Everbright's acquisition proposal constituted a superior proposal under the terms of the merger agreement, in addition to the foregoing factors, the Board of Directors also considered a number of additional factors, including the following (not necessarily in order of relative importance):

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  In light of the perceived risks and uncertainties in entering into the proposed transaction with Everbright, the fact that the Everbright merger consideration of $14.45 per share constituted a premium of only 3% to the $14.00 per share merger consideration contemplated by the merger agreement;

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  The fact that Everbright refused to fund the $2.25 million termination fee payable to Parent, which would have resulted in ALCO Stores being required to pay $2.25 million in cash to Parent in order to accept Everbright's acquisition proposal, which amount represented $0.69 per outstanding share of ALCO Stores common stock, which the Board of Directors considered in light of the perceived risks and uncertainties related to entering into the proposed transaction with Everbright;

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  The risk that, after paying the $2.25 million termination fee to Parent, the proposed merger with Everbright would not be completed (even absent the failure of any closing conditions or the absence of any breach by ALCO Stores of its obligations under the proposed agreement), taking into account the higher stockholder vote threshold required and the decreased likelihood that, due to Everbright not being a domestic entity, ALCO Stores would be able to enforce its remedies (including specific performance) against Everbright;

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  The fact that under applicable Kansas law, the Everbright merger required a higher stockholder vote threshold of approximately 57% of the outstanding shares of ALCO Stores common stock (equal to 66 2/3% of the 83% of the outstanding shares of ALCO Stores common stock not beneficially owned by Everbright) voting in favor of the Everbright merger agreement, which the Board of Directors considered in light of the historically low voter turnout for annual meetings of ALCO Stores stockholders;

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  The fact that the shares of ALCO Stores common stock beneficially owned by Everbright, which represented the total proposed escrow after Everbright reduced the amount contributed into escrow from $18 million in cash and securities to 566,691 shares of ALCO Stores common stock;

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  was not a liquid asset that could readily be sold to cover damages in the event of a breach by Everbright;

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  could have a substantially lower value than the September 6, 2013 closing price of $14.54 per share of ALCO Stores common stock, or a total market value as of September 6, 2013 of $8.2 million; and

  •
  if valued at the $8.58 closing price of ALCO Stores common stock on July 24, 2013, the last trading day prior to ALCO Stores' announcement of the transactions contemplated by the merger agreement, would have a market value of approximately $4.9 million.

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  Everbright's and its principals' foreign domicile and the perceived risk of being able to enforce any remedy available to ALCO Stores under the Everbright merger agreement, including specific performance;

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  A substantial portion of Everbright's assets being located in a foreign jurisdiction, and the lack of financial statements or similar financial records supporting the financial condition and financial obligations of Everbright, which the Board of Directors considered in light of the fact that Everbright declined the request to place cash or other significant assets, apart from the shares of ALCO Stores common stock beneficially owned by Everbright, in U.S. based accounts;

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  Everbright's significant reduction of both the offered amount and the liquidity of the escrow arrangement that would provide security for its obligations under the merger agreement from $18 million in cash and securities to only (i) Everbright's common stock of ALCO Stores and (ii) $500,000 in cash to be paid to ALCO Stores solely in the event that ALCO Stores stockholders did not approve the proposed merger with Everbright at the stockholders meeting and ALCO Stores was not in breach of the Everbright merger agreement;

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  The fact that Everbright withdrew its proposed replacement of $5 million in debt with $5 million in equity in the proposed sources of funds, as set forth in the Amendment No. 3 to Everbright's Schedule 13D;

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  The belief that Everbright's financing commitments contained terms and conditions that enhanced the risk that Everbright would not be able to obtain such financing in a timely manner, including the satisfactory completion of the secondary lenders' legal and business due diligence investigation of Everbright, and after consummation of the proposed transaction, ALCO Stores;

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  The belief that, although specified representations, warranties, covenants and termination provisions set forth in the Everbright merger agreement, including the addition of full specific performance as a remedy available to ALCO Stores, were more favorable to ALCO Stores, the extent of the more favorable terms and the impact on ALCO Stores' closing conditions was not sufficient to outweigh the perceived risks in Everbright's ability to complete the proposed transaction and ALCO Stores' ability to seek and obtain remedies in the event of Everbright's breach;

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  Everbright's and its principals' public record with respect to various transactions in the United States as well as in foreign jurisdictions;

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  The fact that, when ALCO Stores requested that Everbright provide financial statements to demonstrate its financial wherewithal, Everbright provided no financial statements and informed ALCO Stores that it had no financial statements to provide;

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  The Board of Directors' continued right to change its recommendation to ALCO Stores stockholders prior to the adoption of the merger agreement by the stockholders if ALCO Stores received an acquisition proposal from Everbright or another third party that the Board of Directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, constitutes a superior proposal, provided that the Board of Directors concludes that failure to do so would be inconsistent with its fiduciary obligations under applicable law; and

  •
  Prior to the adoption of the merger agreement by ALCO Stores stockholders, the Board of Directors' continued right to terminate the merger agreement in order to enter into a definitive agreement with respect to an alternative acquisition proposal from Everbright or another third party that the Board of Directors determines, in good faith, after consultation with its legal and financial advisors, is a superior proposal, if it provides Parent prior notice and a good faith opportunity to negotiate.

        The foregoing discussion of factors considered by the Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Board of Directors in considering whether to recommend that ALCO Stores' stockholders vote their shares of common stock in favor of adoption of the merger agreement. In light of the variety of factors considered in connection with its evaluation of the merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board of Directors applied his own personal business judgment to the process and may have given different weight to different factors. The Board of Directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board of Directors based its recommendation on the totality of the information presented.

Opinion of William Blair & Company, L.L.C.

        William Blair was retained to act as the financial advisor to ALCO Stores to render certain investment banking services including soliciting offers for the possible sale of ALCO Stores, which ultimately included the proposed transaction with Parent, as set forth in the merger agreement. As part of its engagement, ALCO Stores requested the opinion of William Blair as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock (other than Parent or its affiliates) of ALCO Stores, Inc. of the $14.00 per share cash consideration to be received by such stockholders (other than Parent or its affiliates) pursuant to the merger agreement. On July 25, 2013, William Blair delivered its oral opinion to the Board of Directors and subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions, qualifications and limitations stated in its opinion, the $14.00 per share cash consideration to be received by the stockholders (other than Parent or its affiliates) pursuant to the merger was fair, from a financial point of view, to such stockholders.

        William Blair provided the opinion described above for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with its consideration of the merger. The terms of the merger agreement, including the amount and form of the consideration payable in the merger, were determined through negotiations between ALCO Stores and Parent, and were approved by the Board of Directors. William Blair did not determine nor recommend any specific consideration to the Board of Directors or that any specific consideration constituted the only appropriate consideration for the merger. The opinion described above delivered to the Board of Directors was reviewed and approved by William Blair's Fairness Opinion Committee. William Blair has consented to the inclusion in this proxy statement of its opinion and the description of its opinion appearing under this subheading "Opinion of William Blair & Company, L.L.C."

        THE FULL TEXT OF WILLIAM BLAIR'S WRITTEN OPINION, DATED JULY 25, 2013, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND INCORPORATED INTO THIS SCHEDULE BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE OPINION CAREFULLY AND IN ITS ENTIRETY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY WILLIAM BLAIR IN RENDERING ITS OPINION. WILLIAM BLAIR'S OPINION WAS DIRECTED SOLELY TO ALCO STORES BOARD OF DIRECTORS FOR ITS BENEFIT AND USE IN EVALUATING THE FAIRNESS OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. WILLIAM BLAIR'S OPINION RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY ALCO STORES STOCKHOLDERS (OTHER THAN PARENT OR ITS AFFILIATES) IN THE MERGER PURSUANT TO THE MERGER AGREEMENT, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTIONS, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY ALCO STORES STOCKHOLDER AS TO HOW SUCH ALCO STORES STOCKHOLDER SHOULD VOTE OR ACT WITH RESPECT TO THE MERGER. WILLIAM BLAIR DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY ALCO STORES TO ENGAGE IN THE MERGER. THE FOLLOWING SUMMARY OF WILLIAM BLAIR'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED TO THIS PROXY STATEMENT AS ANNEX B.

        In connection with William Blair's review of the merger and the preparation of its opinion, William Blair examined or discussed, among other things:

  •
  a draft of the merger agreement dated July 24, 2013;

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  the audited historical financial statements of ALCO Stores for the fiscal years ended January 30, 2011, January 29, 2012 and February 3, 2013;

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  the unaudited financial statements of ALCO Stores for the fiscal quarter ended May 5, 2013;

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  certain internal business, operating and financial information and forecasts of ALCO Stores prepared by the senior management of ALCO Stores, which we refer to as the Forecasts and which are defined below under "—Projections Prepared by ALCO Stores' Management";

  •
  certain information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

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  the financial position and operating results of ALCO Stores compared with those of certain other publicly traded companies William Blair deemed relevant;

  •
  current and historical market prices and trading volumes of the common stock of ALCO Stores; and

  •
  certain other publicly available information on ALCO Stores.

        In addition, in recognition of ALCO Stores' historical underperformance of actual results relative to budget, the Board of Directors directed William Blair to conduct and examine sensitivity analyses, including discounts of 20%, 40% and 60% to the results of earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, in such Forecasts. From fiscal year 2011 to 2013, actual EBITDA ranged from a 34.1% to 64.5% discount to budgeted EBITDA per senior management of ALCO Stores. William Blair also held discussions with members of the senior management of ALCO Stores to discuss the foregoing, considered other matters which it deemed relevant to its inquiry, and took into account the accepted financial and investment banking procedures and considerations that it deemed relevant. In connection with William Blair's engagement, it was requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of ALCO Stores. As described under the subsection titled "The Merger—Background of the Merger", subsequent to rendering its opinion and following the public announcement of the merger, at the direction of the Board of Directors, William Blair solicited the interest of third parties to engage in a possible business combination transaction with ALCO Stores pursuant to the terms of the merger agreement.

        In rendering its opinion, William Blair assumed and relied, without any independent verification and with the Board of Directors' consent, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of this opinion including, without limitation, the Forecasts prepared and provided by the senior management of ALCO Stores, and William Blair has not assumed any responsibility or liability therefor. William Blair has not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of ALCO Stores. William Blair has been advised by the senior management of ALCO Stores that the Forecasts examined by William Blair have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of ALCO Stores. In that regard, William Blair assumed, with the Board of Directors' consent, that (i) the Forecasts will be achieved and (ii) all material assets and liabilities (contingent or otherwise) of ALCO Stores are as set forth in ALCO Stores' financial statements or other information made available to William Blair. In addition, as directed by the Board of Directors, William Blair examined certain sensitivity analyses of the Forecasts due to ALCO Stores' historical underperformance of actual results relative to budget. William Blair expressed no opinion with respect to the Forecasts, the estimates and judgments on which they are based, or the assumptions in or results of the sensitivity analyses. William Blair did not consider and expressed no opinion as to the amount or nature of the compensation to any of ALCO Stores' officers, directors or employees (or any class of such persons) relative to the merger consideration payable to public stockholders. William Blair expressed no opinion as to any terms or other aspects of the merger (other than the merger consideration to the extent specified in such opinion), including, without limitation, the form or structure of the merger, or accounting or tax consequences thereof. William Blair was not asked to consider, and its opinion did not address, the financing terms of the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for ALCO Stores or the effect of any other transaction in which ALCO Stores might engage. William Blair's opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, the date of its opinion. It should be understood that, although subsequent developments may affect William Blair's opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair relied as to all legal and regulatory matters on advice of counsel to ALCO Stores. William Blair assumed that the final executed form of the merger agreement did not materially differ from the last draft thereof reviewed by William Blair and has assumed that the merger will be completed on the terms described in such draft merger agreement, without any amendment or waiver of any material terms or conditions by ALCO Stores.

        William Blair's investment banking services and its opinion were provided for the use and benefit of the Board of Directors in connection with its consideration of the transactions contemplated by the merger agreement. William Blair's opinion was limited to the fairness, from a financial point of view, of the consideration to be received by ALCO Stores stockholders (other than Parent or its affiliates) in the merger pursuant to the merger agreement, and William Blair did not address the merits of the underlying decision by ALCO Stores to engage in the merger and its opinion does not constitute a recommendation to any company stockholder as to how such stockholder should vote with respect to the merger.

        The following is a summary of the material analyses performed and material factors considered by William Blair in connection with its opinion. William Blair performed certain procedures, including each of the analyses described below, and reviewed with the Board of Directors the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion. The order of the summaries of analyses described below does not represent the relative importance or weight given to those analyses by William Blair. The analyses summarized below include information presented in a tabular format. In order to fully understand the analyses performed by William Blair, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses performed by William Blair. Considering the data set forth in the tables below without considering the full narrative description of the analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the analyses performed by William Blair.

        Historical Trading Analysis.    William Blair observed the historical trading prices of ALCO Stores for the last twelve months and for the last three years ending July 19, 2013. William Blair noted that over the last twelve months, ALCO Stores' closing stock price ranged from a low of $6.31 per share to a high of $11.21 per share, with a volume weighted average price of $7.83 per share. William Blair also noted that over the past three years, ALCO Stores' closing stock price ranged from a low of $6.31 per share to a high of $15.00 per share, with a volume weighted average price of $9.85 per share. William Blair's analysis of historical trading concluded that 100% of those shares that traded in the last twelve months and 98% of those shares that traded over the past three years traded below the merger consideration of $14.00 per share.

        Selected Publicly Traded Company Analysis.    William Blair reviewed and compared certain financial information relating to ALCO Stores to corresponding financial information, ratios and public market multiples for a selected group of publicly-traded retailers. Although none of the selected companies was directly comparable to ALCO Stores, the companies listed were selected because they are publicly traded companies with similar merchandising assortments, customer base and operating geographies that, for purposes of this analysis, may be deemed reasonably comparable to ALCO Stores. William Blair identified three categories of selected publicly-traded retailers, including regional retailers, dollar stores, and broad assortment retailers. William Blair noted that the regional retailers group most closely matched ALCO Stores' operating and financial statistics. The companies selected by William Blair were:

  Regional Retailers

  •
  Fred's, Inc.

  •
  Gordmans Stores, Inc.

  •
  Stage Stores Inc.

  Dollar Stores

  •
  Dollar General Corporation

  •
  Dollar Tree, Inc.

  •
  Family Dollar Stores Inc.

  Broad Assortment Retailers

  •
  Kohl's Corporation

  •
  Target Corporation

  •
  Tractor Supply Company

  •
  Wal-Mart Stores Inc.

        Among the information William Blair considered were revenue, EBITDA and earnings before interest and taxes, which we refer to as EBIT. William Blair considered the enterprise value for each company (including ALCO Stores), which William Blair calculated as the equity value of ALCO Stores, plus total debt, minority interest and preferred stock, less cash and cash equivalents. The equity value of each company was calculated using the closing stock price as of July 19, 2013 (the last trading day prior to William Blair's distribution of its analysis to the Board of Directors), multiplied by the diluted shares outstanding (the common stock outstanding and in-the-money common stock equivalents calculated using the treasury method). Enterprise values were then divided by the revenue, EBITDA and EBIT for each company for the last twelve months for which results were publicly available, which we refer to as LTM, to arrive at certain multiples. The operating results and the corresponding derived multiples for ALCO Stores and each of the selected public companies were based on each company's most recent available publicly disclosed financial information and closing share prices as of July 19, 2013. For ALCO Stores and each of the selected public companies, William Blair considered EBITDA and EBIT on an adjusted basis, to eliminate the impact of non-recurring, non-operating or non-cash items. ALCO Stores' LTM results were adjusted to reflect a 52-week period. The implied enterprise value of ALCO Stores is based on the equity value implied by the merger consideration plus the total debt, less cash and cash equivalents held by ALCO Stores as of its most recent fiscal quarter ended May 5, 2013.

        William Blair then compared the multiples implied for ALCO Stores based on the merger, to the range of trading multiples for the aggregate group of selected public companies. Information regarding the multiples from William Blair's analysis of selected publicly traded companies is set forth in the following table.

Selected Public Company Valuation Multiples
Implied Merger Multiple
Multiple		Min	Mean	Median	Max
Enterprise Value/LTM Revenue	0.27x	0.33x	0.90x	0.82x	1.86x
Enterprise Value/LTM Adj. EBITDA	9.0x	5.8x	8.8x	8.6x	16.1x
Enterprise Value/LTM Adj. EBIT	22.6x	7.5x	12.0x	11.8x	19.2x

        William Blair noted that one implied valuation multiple for ALCO Stores based on the merger was within, one was above and one was below, the range of multiples of the selected public companies.

        William Blair also compared the multiples implied for ALCO Stores based on the merger, to the range of trading multiples for the group of regional retailers. Information regarding the multiples from William Blair's analysis of selected publicly traded companies is set forth in the following table.

Selected Public Company Valuation Multiples
Implied Merger Multiple
Multiple		Min	Mean	Median	Max
Enterprise Value/LTM Revenue	0.27x	0.33x	0.40x	0.39x	0.49x
Enterprise Value/LTM Adj. EBITDA	9.0x	6.0x	6.5x	6.0x	7.5x
Enterprise Value/LTM Adj. EBIT	22.6x	7.5x	11.0x	10.9x	14.4x

        William Blair noted that one implied valuation multiple for ALCO Stores based on the merger was below and two were above the range of multiples of the selected public companies.

        Although William Blair compared the trading multiples of the selected public companies to those implied for ALCO Stores, none of the selected public companies is identical to ALCO Stores. Accordingly, any analysis of the selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

        Selected Precedent Transactions Analysis.    William Blair performed an analysis of selected recent business combinations consisting of transactions announced and closed subsequent to January 1, 2005 and focused primarily on retailers with similar business models, operating geographies, financial profile and/or products offered. William Blair's analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries. The six transactions examined were (identified by target/acquirer and date of announcement):

  •
  Winn Dixie/BI-LO (December 19, 2011)

  •
  JoAnn Stores Inc./Leonard Green & Partners L.P. (December 23, 2010)

  •
  Gymboree/Bain Capital Private Equity (October 11, 2010)

  •
  Tweenbrands/Dressbarn (June 25, 2009)

  •
  Marsh/Sun Capital Partners, Inc. (April 20, 2006)

  •
  ShopKo/Sun Capital Partners, Inc. (October 3, 2005)

        William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of revenue, EBITDA and EBIT of the target for the LTM period prior to the announcement of the applicable transaction. William Blair considered the transaction multiples of revenue, EBITDA and EBIT for ALCO Stores for the LTM ended May 5, 2013 (as adjusted to eliminate the impact of non-recurring, non-operating and non-cash items and to reflect a 52-week period) and compared them to the resulting range of transaction multiples of LTM revenue, EBITDA and EBIT for the selected transactions. Information regarding the multiples from William Blair's analysis of selected transactions, to the extent meaningful, is set forth in the following table:

Selected Precedent Transaction Valuation Multiples
Implied Merger Multiple
Multiple		Min	Mean	Median	Max
Enterprise Value/LTM Revenue	0.27x	0.06x	0.55x	0.31x	1.63x
Enterprise Value/LTM Adj. EBITDA	9.0x	3.5x	6.4x	6.9x	7.6x
Enterprise Value/LTM Adj. EBIT	22.6x	8.6x	13.0x	10.1x	23.1x

        William Blair noted that the implied valuation multiples for ALCO Stores based on the merger were within, and in one instance above, the range of multiples of the selected transactions.

        Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of ALCO Stores, none of these transactions or associated companies is identical to ALCO Stores or the transactions contemplated by the merger agreement. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of ALCO Stores versus the values of the companies in the selected transactions.

        Discounted Cash Flow Analysis.    William Blair utilized the Forecasts to perform a discounted cash flow analysis of ALCO Stores' projected future free cash flows for the three fiscal quarters ending January 31, 2014 and the fiscal years 2015 to 2018. Using discounted cash flow methodology, William Blair calculated the present values of the projected free cash flows for ALCO Stores. In this analysis, William Blair assumed terminal multiples of 2018 EBITDA ranging from 5.5x to 6.5x and assumed discount rates ranging from 15.0% to 17.0%. The terminal multiples range was derived from the relevant multiple ranges of the selected public companies analysis, particularly the regional retailers group, and selected precedent transaction analysis. The discount rate range was derived based upon a weighted average cost of capital analysis using the capital asset pricing model. This analysis also incorporated the expected value of ALCO Stores' net operating losses and tax carryforward credits, assuming (1) no Section 382 change of control limitations are triggered and (2) ALCO Stores will generate sufficient future operating profits to utilize the tax benefits.

        William Blair aggregated the present value of the free cash flows over the applicable forecast period with the present value of the range of terminal values to arrive at an implied enterprise value range. William Blair derived a range of diluted equity value per share by deducting ALCO Stores' net debt as of May 5, 2013 from the resulting enterprise value range and by dividing by ALCO Stores' total diluted shares outstanding, including in-the-money options and restricted shares as of July 12, 2013 per ALCO Stores management. William Blair noted that the equity value implied by the discounted cash flow analysis ranged from $9.64 per share to $16.71 per share, as compared to the merger consideration of $14.00 per share.

        Due to the historical underperformance of actual results relative to budget, the Board directed William Blair to perform additional scenarios reflecting a 20%, 40% and 60% annual discount to the EBITDA results in the Forecasts. Other than the discounts described in the preceding sentence, all other assumptions regarding the Forecasts, the terminal multiples and discount rates were the same as described above. William Blair derived a range of diluted equity value per share in the 20% discount scenario by deducting ALCO Stores' net debt as of May 5, 2013 from the resulting enterprise value range and by dividing by ALCO Stores' total diluted shares outstanding, including in-the-money options and restricted shares as of July 12, 2013 per ALCO Stores management. William Blair noted that the equity value implied by the discounted cash flow analysis for the 20% discount scenario ranged from $1.13 per share to $7.14 per share, as compared to the merger consideration of $14.00 per share. William Blair also noted that the 40% and 60% discount scenarios both resulted in negative equity values.

        Leveraged Acquisition Analysis.    William Blair utilized the Forecasts to perform a leveraged acquisition analysis to determine, based on ALCO Stores' ability to service a given level of debt using its projected future earnings stream and corresponding cash flows, an estimate of a theoretical purchase price that could be paid by a hypothetical financial sponsor in an acquisition of ALCO Stores, assuming that such transaction was financed using assumptions underlying Parent's asset based financing proposal and contemplated transaction fees and expenses, that such financial buyer will seek to realize a return on its investment at the end of fiscal year 2018 and that the transaction were completed on May 5, 2013, the date of ALCO Stores' most recent fiscal quarter end. In this analysis, William Blair assumed terminal multiples of 2018 EBITDA ranging from 5.5x to 6.5x and assumed equity internal rates of return for a financial sponsor of 22.5% to 27.5%. The terminal multiples range was derived from the relevant multiple ranges of the selected public companies analysis, particularly the regional retailers group, and selected precedent transaction analysis. This analysis also incorporated the expected value of ALCO Stores' net operating losses and tax carryforward credits, assuming (1) Section 382 change of control limitations are triggered and (2) ALCO Stores will generate sufficient future operating profits to utilize the tax benefits.

        Based on the range of assumed equity returns and terminal values, William Blair calculated a range of enterprise values. William Blair derived a range of diluted equity value per share by deducting

ALCO Stores' net debt as of May 5, 2013 from the resulting enterprise value range and by dividing by ALCO Stores' total diluted shares outstanding, including in-the-money options and restricted shares as of July 12, 2013 per ALCO Stores management. William Blair noted that the equity value implied by the leveraged acquisition analysis ranged from $12.79 per share to $17.56 per share, as compared to the merger consideration of $14.00 per share. William Blair further noted that the lease-adjusted leverage ratio implied by the assumed financing proposal was 7.9x debt to earnings before interest, taxes, depreciation, amortization and rent for the leveraged acquisition analysis.

        Due to the historical underperformance of actual results relative to budget, the Board directed William Blair to perform additional scenarios reflecting a 20%, 40% and 60% annual discount to the EBITDA results in the Forecasts. Other than the discounts described in the preceding sentence, all other assumptions regarding the Forecasts, the terminal multiples and equity rate of returns were the same as described above. William Blair derived a range of diluted equity value per share in the 20% discount scenario by deducting ALCO Stores' net debt as of May 5, 2013 from the resulting enterprise value range and by dividing by ALCO Stores' total diluted shares outstanding, including in-the-money options and restricted shares as of July 12, 2013 per ALCO Stores management. William Blair noted that the equity value implied by the leveraged acquisition analysis for the 20% discount scenario ranged from $8.22 per share to $11.62 per share, as compared to the merger consideration of $14.00 per share and that the 40% discount scenario would not support the capital structure contemplated in the merger. Additionally, William Blair noted that the 60% discount scenario resulted in negative equity values.

        M&A Premiums Paid Analysis.    William Blair reviewed data from 180 acquisitions of publicly traded domestic companies, in which 100% of the target's equity was acquired for cash at an equity value between $25 million and $100 million, occurring after January 1, 2008. Specifically, William Blair analyzed the acquisition price per share as a premium to the closing share price one day, one week, one month, 60 days, 90 days and 180 days prior to the announcement of each transaction. William Blair compared the range of resulting per share stock price premiums for the reviewed transactions to the premium implied by the merger consideration based on ALCO Stores' respective share price one day, one week, one month, 60 days, 90 days and 180 days prior to an assumed announcement date of the merger of July 22, 2013 (the day that William Blair provided its materials to the Board of Directors of ALCO Stores). Information regarding the premiums from William Blair's analysis of selected transactions is set forth in the following table:

		Premium Paid Data Percentile
	Implied Premium at $14.00
Period Before Announcement		10th	30th	50th	70th	90th
One Day Prior	49.3%	10.0%	24.8%	43.3%	66.0%	127.4%
One Week Prior	38.5%	10.3%	26.3%	43.9%	67.7%	130.0%
One Month Prior	30.5%	9.3%	29.8%	45.6%	72.5%	134.0%
60 Days Prior	49.3%	7.7%	31.4%	49.0%	73.1%	159.4%
90 Days Prior	97.2%	2.3%	27.3%	48.7%	76.1%	152.0%
180 Days Prior	63.4%	(10.6)%	15.8%	46.1%	82.2%	162.4%

        William Blair noted that the premium to the share price on the applicable measurement date implied by the merger consideration (i) was comparable to the 30th percentile of the premiums paid for the referenced transaction group based on the closing price of the stock one month prior to the assumed announcement of the transaction, (ii) exceeded the 30th percentile when measuring the closing price of the common stock one week prior to the assumed announcement of the transaction, (iii) was comparable to the 50th percentile when measuring the closing price of the common stock 60 days prior to the assumed announcement of the transaction, (iv) exceeded the 50th percentile when measuring the closing price of the common stock each of one day and 180 days prior to the assumed announcement of the transaction, and (v) exceeded the 70th percentile when measuring the closing price of the common stock 90 days prior to the assumed announcement of the transaction.

        Additionally, William Blair compared the range of resulting per share stock price premiums for the reviewed transactions to the premium implied by the merger consideration based on ALCO Stores' respective share price one day, one week, one month, 60 days, 90 days and 180 days prior to April 30, 2013, the day of the significant purchase by Everbright of 564,311 shares of ALCO Stores' common stock, which represented approximately 17.3% of ALCO Stores' outstanding common stock and 92.8 times the average daily trading volume at such time. Information regarding the premiums from William Blair's analysis of selected transactions is set forth in the following table:

		Premium Paid Data Percentile
	Implied Premium at $14.00
Period Before April 30, 2013		10th	30th	50th	70th	90th
One Day Prior	90.7%	10.0%	24.8%	43.3%	66.0%	127.4%
One Week Prior	97.2%	10.3%	26.3%	43.9%	67.7%	130.0%
One Month Prior	86.6%	9.3%	29.8%	45.6%	72.5%	134.0%
60 Days Prior	77.2%	7.7%	31.4%	49.0%	73.1%	159.4%
90 Days Prior	70.6%	2.3%	27.3%	48.7%	76.1%	152.0%
180 Days Prior	39.7%	(10.6)%	15.8%	46.1%	82.2%	162.4%

        William Blair noted that the premium to the Share price on the applicable measurement date implied by the merger consideration (i) exceeded the 30th percentile when measuring the closing price of the common stock 180 days prior to the Everbright purchase on April 30, 2013, (iii) exceeded the 50th percentile when measuring the closing price of the common stock 90 days prior to the Everbright purchase on April 30, 2013, and (v) exceeded the 70th percentile when measuring the closing price of the common stock on each of one day, one week, one month and 60 days prior to the Everbright purchase on April 30, 2013.

        General.    This summary is not a complete description of the analysis performed by William Blair but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the merger and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the consideration to be received by company stockholders (other than Parent or its affiliates). Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is identical or directly comparable to ALCO Stores or the merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

        William Blair has been engaged in the investment banking business since 1935. William Blair continually undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. William Blair is familiar with ALCO Stores, having provided certain investment banking services to ALCO Stores from time to time, including general advisory services such as preparing a stock buyback analysis, administering ALCO Stores' approved stock buyback plan, preparing a stockholder defense analysis, and preparing a stockholder rights plan analysis. In the ordinary course of business, William Blair may from time to time trade ALCO Stores' securities for its own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities.

        ALCO Stores hired William Blair based on its qualifications and expertise in providing financial advice to retail companies and its reputation as a nationally recognized investment banking firm. Pursuant to a letter agreement dated November 30, 2009, a fee of $250,000 became payable to William Blair upon delivery of its opinion and has been subsequently paid. Under the terms of the November 30, 2009 letter agreement, as amended on May 24, 2011, William Blair will be entitled to receive an additional fee of approximately $2.4 million upon completion of the merger. In addition, pursuant to a further amendment of the letter agreement dated May 3, 2013, ALCO Stores paid William Blair approximately $35,000 for investment banking services and analysis rendered in connection with ALCO Stores' stockholder rights agreement. ALCO Stores has also agreed to reimburse William Blair for specified out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against potential liabilities arising out of its engagement, including certain liabilities under the U.S. federal securities laws. During the two years preceding the date of its opinion, William Blair has not otherwise been engaged by or received any compensation from ALCO Stores, Parent or their respective affiliates.

Projections Prepared by ALCO Stores' Management

        ALCO Stores does not, as a matter of course, publicly disclose projections as to its future financial performance. However, subsequent to Argonne entering into a non-disclosure agreement with ALCO Stores, we provided Parent and Argonne, in connection with their due diligence review, with non-public internal business, operating and financial information and forecasts for fiscal years 2014 through 2018 prepared by ALCO Stores' management, which we refer to as the Forecasts. Copies of the Forecasts were also provided to William Blair, and William Blair relied on the Forecasts in performing its financial analysis summarized above under "—Opinion of William Blair & Company, L.L.C."

        The Forecasts were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available, in whole or in part, to potential bidders in connection with their due diligence review of ALCO Stores, and the information with respect to the Forecasts was made available to William Blair for use in connection with its financial analysis summarized under "—Opinion of William Blair & Company, L.L.C." In addition, the Board of Directors directed William Blair to perform and examine sensitivity analyses, including discounts of 20%, 40% and 60% to the EBITDA results in the Forecasts, for their use in evaluating the fairness of the merger to ALCO Stores stockholders. The Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, Grant Thornton LLP, our independent auditor, has not examined, reviewed, compiled or otherwise applied procedures to the Forecasts and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The

Forecasts included in this proxy statement have been prepared by, and are the responsibility of, our management. The Forecasts were prepared solely for internal use of ALCO Stores and are subjective in many respects.

        Although a summary of the Forecasts is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The inclusion of this information should not be regarded as an indication that the Board of Directors, ALCO Stores, William Blair or any other recipient of this information considered, or now considers, the Forecasts to be predictive of actual future results. The summary of the Forecasts is not included in this proxy statement in order to induce any stockholder to vote in favor of the proposal to adopt the merger agreement or any of the other proposals to be voted on at the special meeting.

        The Forecasts are forward-looking statements. For information on factors that may cause ALCO Stores' future results to materially vary or the Forecasts not to be achieved, see "Cautionary Statement Concerning Forward-Looking Information."

        The key assumptions underlying the Forecasts include:

  •
  Net store closures of 1 and 10 for fiscal years 2014 and 2015, respectively, and 10 new store openings per year for fiscal years 2016 through 2018;

  •
  Comparable store sales growth of 2.8% for fiscal year 2014 and 2.0% per year for fiscal years 2015 through 2018;

  •
  Improvement in merchandising gross margin primarily attributable to a price optimization strategy implemented as a result of ALCO Stores' partnership with Revionics, Inc.;

  •
  Reductions in transportation expenses due to reduced miles associated with an additional distribution center, including transportation savings of approximately $2.3 million, partially offset by $1.0 million of fixed costs associated with the second distribution center, in fiscal years 2015 through 2018;

  •
  Labor hours increases of 1% per year and average hourly rate increases of 3% per year, with proportionate annual changes to payroll taxes and benefits;

  •
  Additional costs of approximately $2.0 million annually, beginning in fiscal year 2015, associated with the Patient Protection and Affordable Care Act;

  •
  Anticipated annual increases in direct mail expenses related to advertising;

  •
  Expenses of approximately $0.5 million annually related to the reinstatement of annual contributions by ALCO Stores to an employee 401(k) plan;

  •
  Incremental increases in store support center expenses;

  •
  No expenses related with the relocation of principal executive offices to Dallas, Texas, with approximately $0.4 million of office space rental expenses annually from fiscal year 2015 through fiscal year 2018;

  •
  Decline in interest expenses attributable to reduced balances carried under the Revolving Credit Agreement; and

  •
  An effective tax rate of 37% for fiscal years 2014 through 2018.

        Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Forecasts to reflect circumstances existing after the date when ALCO Stores prepared the Forecasts or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Forecasts are shown to be in error.

        Certain of the measures included in the Forecasts may be considered non-GAAP financial measures, including adjusted EBIT and adjusted EBITDA. Adjusted EBIT means earnings before interest and taxes and adjusted EBITDA means earnings before interest, taxes depreciation and amortization, in each case exclusive of certain planned restructuring costs. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by ALCO Stores may not be comparable to similarly titled amounts used by other companies.

Forecasts

($ in millions)	Projected F2014	Projected F2015	Projected F2016	Projected F2017	Projected F2018
Net sales	$513.6	$526.8	$560.5	$604.5	$650.4
Cost of sales	354.3	358.0	380.5	409.8	440.4
Gross margin	159.2	168.8	180.1	194.7	210.0
Selling, general and administrative	117.7	125.5	132.8	142.8	153.1
Rent expense(1)	20.9	19.2	20.6	22.6	24.6
Depreciation and amortization expense	9.9	9.4	10.3	11.6	12.8

Total operating expenses	148.5	154.1	163.7	176.9	190.5

Operating income (loss)	10.8	14.7	16.4	17.7	19.5
Interest expense	3.0	2.8	2.8	2.8	2.8
Earnings from continuing operations before income taxes	7.8	11.9	13.6	14.9	16.7
Loss from discontinued operations	0.8	1.9	—	—	—
Income tax expense	2.6	3.7	5.0	5.5	6.2

Net earnings	$4.4	$6.3	$8.5	$9.4	$10.5

Net earnings	$4.4	$6.3	$8.5	$9.4	$10.5
Plus: income tax expense	2.6	3.7	5.0	5.5	6.2
Plus: interest expense	3.0	2.8	2.8	2.8	2.8
Plus: loss from discontinued operations(2)	0.8	1.9	—	—	—
Earnings before interest and taxes	10.8	15.1	16.8	18.1	19.9
Plus: adjustment for stock-based compensation expense	0.4	—	—	—	—
Adjusted earnings before interest and taxes	11.2	15.1	16.8	18.1	19.9
Plus: depreciation and amortization expense	9.9	9.4	10.3	11.6	12.8

Adjusted earnings before interest, taxes, depreciation and amortization	$21.0	$24.5	$27.1	$29.7	$32.7

EBITDA Sensitivity Scenarios
20% Discount	$16.8	$19.6	$21.7	$23.8	$26.2
40% Discount	12.6	14.7	16.3	17.8	19.6
60% Discount	8.4	9.8	10.8	11.9	13.1
Capital Expenditures	$12.4	$12.0	$12.0	$12.0	$12.0
Increase / (Decrease) in Working Capital	$(13.1)	$(2.4)	$6.3	$6.8	$6.8

(1)
Future minimum lease payments after 2018 under all non-cancelable leases as of February 3, 2013 totaled $46.65 million.

(2)
The Forecasts provided to William Blair were substantially similar to the financial information initially provided to Parent and Argonne, except that Parent and Argonne initially received financial information that did not include sales revenue associated with ALCO Discount Liquor, LLC because ALCO Stores' prior auditor recommended that such results not be consolidated. ALCO Stores' current auditor advised that the results of ALCO Discount Liquor, LLC be consolidated into the financial statements of ALCO Stores, which is reflected in the Forecasts. The effect of including the results of ALCO Discount Liquor, LLC in the projected operating income of ALCO Stores was to increase EBIT and EBITDA, as shown in the Forecasts, by amounts that ALCO Stores believes to be immaterial. ALCO Stores apprised Parent and Argonne of this difference and provided them with financial information regarding ALCO Discount Liquor, LLC so that Parent and Argonne had the financial information contained in the Forecasts as provided to William Blair.

  Source:    Company Management as of March 25, 2013.

Interests of the Directors and Executive Officers of ALCO Stores in the Merger

          When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests, among other matters, in approving the merger agreement and the merger and recommending that the merger agreement be adopted by the stockholders of ALCO Stores.

  Special Committee Compensation

          On July 18, 2013, the Board of Directors approved compensation to be provided to Mr. Winsten and Mr. Babilla as members of the special committee in connection with their work towards a potential transaction with Argonne. Each of Mr. Winsten and Mr. Babilla will receive $125,000 in compensation plus $1,000 per meeting of the special committee and a reasonable per diem fee in an amount to be determined for any litigation that could arise regarding any such transaction.

  Arrangements with Parent

          As of the date of this proxy statement, none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Prior to or following the closing of the merger, however, some or all of our executive officers may discuss or enter into agreements with Parent or Merger Sub or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates.

  Insurance and Indemnification of Directors and Executive Officers

          The surviving corporation will indemnify and hold harmless, and advance expenses to, current or former directors and officers of ALCO Stores with respect to matters arising at or before the effective time of the merger, to the fullest extent that ALCO Stores would be permitted by applicable law. For a period of six years after the effective time of the merger, Parent will cause the articles of incorporation, bylaws or other organizational documents of the surviving corporation to contain provisions with respect to indemnification of, advancement of expenses to and exculpation of directors, officers, employees and agents of ALCO Stores that are no less favorable than those set forth in ALCO Stores' organizational documents as of the date of the merger agreement. The merger agreement provides that, for a period of six years after the effective time of the merger, Parent will cause the surviving corporation to maintain in full force and effect, on terms and conditions no less advantageous to the current or former directors and officers of ALCO Stores, the existing directors' and officers' liability insurance maintained by ALCO Stores as of the date of the merger agreement. The policy will cover claims with respect to matters existing or occurring at or prior to the effective time of the merger. The obligation of Parent is subject to an annual premium cap of 300% of the aggregate annual premiums currently paid by ALCO Stores for such insurance.

          The merger agreement also provides that, in lieu of the purchase of such policy by Parent, ALCO Stores will prior to the effective time of the merger, purchase a six year "tail" prepaid policy on at least the same terms and conditions as the Parent would be required to cause the surviving corporation to purchase, as discussed above, subject to Parent's written consent to its choice of insurance carrier. The "tail" policy will cover claims with respect to matters existing or occurring at or prior to the effective time of the merger. ALCO Stores ability to purchase a "tail" policy is subject to a cap on the premium equal to 300% of the aggregate annual premiums currently paid by ALCO Stores for its existing directors' and officers' liability insurance as of the date of the merger agreement. If ALCO Stores does purchase a "tail" policy prior to the effective time of the merger, for at least six years after the effective time, Parent and the surviving corporation will maintain such policy in full force and effect for its full term and continue to honor ALCO Stores' obligations under such policy. Please see "The Merger Agreement—Directors' and Officers' Indemnification and Insurance" beginning on page 93 for additional information.

  Treatment of Equity-Based Awards

  Treatment of Restricted Stock

          As of September 30, 2013, there were 19,500 outstanding shares of restricted stock held by ALCO Stores' directors and executive officers under ALCO Stores' 2012 Equity Incentive Plan. As of the effective time of the merger, each share of restricted stock will immediately vest in full and all restrictions will lapse. Each share of restricted stock will be cancelled and the holder of each cancelled share of restricted stock will be paid an amount in cash equal to $14.00 per cancelled share of restricted stock.

  Treatment of Stock Options

          As of September 30, 2013, there were 265,500 outstanding stock options held by ALCO Stores' directors and executive officers. As of the effective time of the merger, each outstanding stock option to purchase shares of ALCO Stores common stock, whether or not vested, will be canceled and converted into the right to receive an amount in cash (subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (i) the total number of shares of ALCO Stores common stock subject to the option as of the effective time of the merger and (ii) the amount, if any, by which $14.00 exceeds the exercise price per share of ALCO Stores common stock underlying the stock option. Each vested stock option with an exercise price per share equal to or greater than $14.00 will cancelled at the effective time of the merger without any cash payment or further rights in respect thereof.

  Payments Upon Termination Following a Change in Control

  Executive Employment Agreements

          ALCO Stores currently has employment agreements with Richard E. Wilson, Wayne S. Peterson and Tom L. Canfield, Jr., whom we refer to collectively as the named executive officers that entitle them to various payments and other benefits upon their termination of employment, including a termination following a change in control. The employment agreements for Messrs. Peterson and Canfield do not contain any additional compensation or other benefits based on a change in control.

          The employment agreements between ALCO Stores and each currently employed named executive officer do not permit ALCO Stores or the employee to terminate the employment agreement solely due to a change of control and do not permit ALCO Stores to pay severance payments to solely due to a change of control.

          If there is a change of control, however, under our 2012 Equity Incentive Plan, which we refer to as the 2012 Plan, upon the determination of Compensation Committee in its sole discretion, all stock options of the currently employed named executive officers would immediately accelerate and vest. Additionally, Mr. Wilson's employment agreement provides for accelerated option vesting and six months of additional salary continuation (beyond the twelve months that would otherwise apply, pursuant to Mr. Wilson's employment agreement, for a total of 18 months) following his termination by ALCO Stores or his termination for "good reason" (as defined below) within 18 months following a change in control. The merger would constitute a change in control under the terms of Mr. Wilson's employment agreement. For the purposes of Mr. Wilson's employment agreement, "good reason" means any of the following

  •
  a material diminution in the Mr. Wilson's base salary;

  •
  any material diminution in Mr. Wilson's authority, duties or responsibilities; and

  •
  any other action or inaction that constitutes a material breach by ALCO Stores of Mr. Wilson's employment agreement.

A change in control does not, in itself, constitute "good reason." In all cases, Mr. Wilson must notify ALCO Stores of his intent to terminate his employment for good reason within 90 days of the initial occurrence of the good reason event and give ALCO Stores at least 30 days to cure the condition.

Bonuses

        On May 24, 2013, the Compensation Committee of the Board of Directors met and approved a new comprehensive incentive bonus plan, which we refer to as the Bonus Plan, commencing in fiscal year 2014 and continuing until future action of the Compensation Committee. The Bonus Plan provides members of management with a bonus equal to a certain percentage of an individual's salary based upon ALCO Stores' return on equity, which we refer to as ROE, for the applicable fiscal year. ROE, for any fiscal year, means earnings from continuing operations before discontinued operations for such period, excluding cumulative changes in accounting and one-time termination benefits recognized in accordance with Statement of Financial Accounting Standards No. 146, divided by the stockholders' equity at the end of the immediately preceding fiscal year. Excluded from the calculation of ROE at the sole discretion of the Compensation Committee are any one-time event(s) occurring outside of the ordinary course of business, which materially affect ALCO Stores' earnings for any fiscal year, either positively and negatively. The Bonus Plan is attached to the Form 8-K filed by ALCO Stores on May 31, 2013, which is incorporated herein by reference. To be eligible to receive a bonus under the Bonus Plan, an employee must be a full-time employee of ALCO Stores in good standing on both the first and the last day of the applicable fiscal year. The below chart sets forth the amount of bonus our named executive officers would be granted based upon ROE.

	The Company's Return on Equity Percentage
Name	3.49% or less	3.5% - 5.49%	5.5% - 7.49%	7.5% - 9.99%	10% - 12.49%	12.5% - 14.99%	15% - 17.49%	17.5% or more
Richard E. Wilson	No Bonus	25%	37.5%	50%	75%	100%	125%	150%
Wayne S. Peterson	No Bonus	20%	30%	40%	50%	60%	70%	80%
Tom L. Canfield, Jr.	No Bonus	17.5%	26.25%	35%	40%	45%	50%	50%

        The Bonus Plan satisfies ALCO Stores' obligations to provide the named executive officers with bonus opportunities pursuant to the terms of their employment agreements. The employment agreements for Messrs. Peterson and Canfield contain provisions that allow ALCO Stores to recoup any bonus amounts paid based on financial information that is later determined to be overstated.

Golden Parachutes

        In accordance with Item 402(t) of Regulation S-K, the table below entitled "Golden Parachute Compensation" sets forth the compensation that is based on or otherwise relates to the merger that will or may become payable to each of ALCO Stores' named executive officers in connection with the merger. Please see the previous portions of this section for further information regarding this compensation.

        The amounts indicated in the table titled "Golden Parachute Compensation" are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the merger is completed on September 30, 2013, and the employment of each of the named executive officers was terminated by ALCO Stores other than for cause or the named executive officer resigned for good reason, in each case on that date.

        As described below, the amounts set forth in the table would be payable only if such a termination of employment occurs in connection with the merger ("double-trigger" payments). In addition to the assumptions regarding the completion date of the merger and termination of the employment of the named executive officers, these estimates are based on certain other assumptions that are described in the footnotes accompanying both tables below. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursements ($)	Other ($)	Total ($)
Richard E. Wilson	243,000	176,339	—	—	—	—	419,339
Wayne S. Peterson	—	128,057	—	—	—	—	128,057
Tom L. Canfield, Jr.	—	111,682	—	—	—	—	111,682

(1)
Cash:    The amount in this column reflects the cash severance payment that Mr. Wilson would be entitled to based upon his employment agreement.

(2)
Equity:    The amounts in this column reflect the full value of the payments that each named executive officer will receive because of the cancellation of their unvested equity awards at the effective time of the merger, as provided by the merger agreement and described above under "Treatment of Equity-Based Awards." The following table breaks down these amounts by type of award.

Name	Accelerated Stock Options($)(a)	Accelerated Restricted Stock ($)(b)	Total ($)
Richard E. Wilson	106,339	70,000	176,339
Wayne S. Peterson	93,057	35,000	128,057
Tom L. Canfield, Jr.	76,682	35,000	111,682

(a)
As of the effective time of the merger, each outstanding stock option to purchase shares of ALCO Stores common stock, whether or not vested, will be canceled and converted into the right to receive an amount in cash (subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (i) the total number of shares of ALCO Stores common stock subject to the option as of the effective time of the merger and (ii) the amount, if any, by which $14.00 exceeds the exercise price per share of ALCO Stores common stock underlying the stock option.

(b)
As of the effective time of the merger, each share of restricted stock outstanding under ALCO Stores' stock incentive plans will immediately vest in full and all restrictions thereupon will lapse, and each such share of restricted stock will be cancelled. The holder of each such cancelled share of restricted stock will be paid an amount equal to $14.00 per share of ALCO Stores common stock underlying such cancelled share of restricted stock.

Vested Equity Interests of ALCO Stores Executive Officers and Directors

        The following table sets forth the number of shares of ALCO Stores common stock and the number of shares of ALCO Stores common stock underlying "in-the-money" stock options currently held by each of ALCO Stores' executive officers and directors, in each case that either are currently vested or that are scheduled to vest before the effective time of the merger, assuming that the effective time of the merger occurs on September 30, 2013, whether or not the merger is completed. The table also sets forth the values of these vested shares and "in-the-money" stock options based on the $14.00 per share merger consideration (minus the applicable exercise price for the options). For the values of the executive officers' unvested equity awards, see the "Equity" column of the table under "—Golden Parachute Compensation" above. No new shares of ALCO Stores common stock were granted to any executive officer or non-employee director in contemplation of the merger. The incremental value to the executive officers and non-employee directors resulting from the completion of the merger (which is not what the following table reflects) in respect of vested shares is the difference between the stock price immediately prior to the announcement of the proposed merger and the merger consideration of $14.00. The incremental value to the executive officers and non-employee directors resulting from the completion of the merger (which is not what the following table reflects) in respect of vested options is the difference between the spread of the vested options based on the stock price immediately prior to the announcement of the proposed merger and the spread of the vested options based on the merger consideration of $14.00 per share.

Name	Shares Held (#)(1)	Shares Held ($)	Vested Options (#)	Vested Options ($)	Total ($)
Richard E. Wilson	5,000	70,000	2,625	11,996.25	81,996.25
Wayne S. Peterson	—	—	21,938	38,399.13	38,399.13
Tom L. Canfield, Jr.	9,255	129,570	3,188	13,836.13	143,406.13
Lolan C. Mackey	—	—	3,750	15,075.00	15,075.00
Dennis E. Logue	500	7,000	3,750	15,075.00	15,075.00
Royce Winsten	5,000	70,000	5,625	22,612.50	92,612.50
Terrence M. Babilla	—	—	18,750	26,325.00	26,325.00

(1)
Includes shares directly held and shares that will become held by directors and executive officers due to the vesting and settlement of "in-the-money" stock options and shares of restricted stock as of September 30, 2013. Also includes shares indirectly held by directors and executive officers as follows:

(a)
Shares jointly owned with Mr. Canfield's wife, Sandra Canfield.

Financing of the Merger

        Based upon ALCO Stores' outstanding indebtedness as of the date hereof, we anticipate that the total funds needed to complete the merger, including the funds needed to complete the merger and the related transactions, will be approximately $145.2 million, which includes approximately $46.9 million to pay our stockholders the amounts due to them under the merger agreement and make payments in respect of ALCO Stores' outstanding equity-based awards pursuant to the merger agreement, approximately $86.0 million to repay and discharge all amounts outstanding pursuant to the revolving credit agreement and $12.25 million to pay all fees and expenses payable by Parent, Merger Sub and the surviving corporation under the merger agreement and Merger Sub's agreements with their lenders. These payments are expected to be funded through a combination of equity financing of approximately $26.5 million to be provided to Parent immediately prior to the closing of the merger by the Limited Guarantor; under a $140 million senior secured revolving credit facility agented by Wells Fargo Bank, N.A. and under a $25 million secured term loan agented by GB Credit Partners, LLC; and ALCO Stores' freely available cash at closing, if any.

Debt Financing

        Parent, on behalf of Merger Sub and the surviving corporation, has entered into a $140 million senior secured revolving credit facility commitment letter, dated as of July 25, 2013, with Wells Fargo Bank, N.A., which we refer to as the Wells Fargo commitment letter, and a $25 million secured term loan commitment letter with GB Credit Partners, LLC and Wells Fargo Bank, N.A., dated as of July 25, 2013, which we refer to as the GB commitment letter. We refer to the financing commitments set forth in the debt commitment letters as the debt financing. We refer to Wells Fargo Bank, N.A. as Wells Fargo and to GB Credit Partners as GB, and together with Wells Fargo as the lenders.

        The commitments under the debt commitment letters are made for the benefit of Merger Sub up to and as of the closing date of the merger, and to the surviving corporation immediately after the closing date of the merger.

        The definitive loan documentation contemplated by the debt commitment letters has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this document. Each of Parent and Merger Sub has agreed to use reasonable best efforts to obtain the debt financing on the terms and conditions described in the debt commitment letters. If any portion of the debt financing becomes or could reasonably be expected to become unavailable in the manner or from the sources contemplated in the debt commitment letters, the merger agreement requires Parent and Merger Sub to notify ALCO Stores and use their reasonable best efforts to obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by the merger agreement, provided that Parent and Merger Sub are not required to obtain such alternative financing on terms and conditions that are, in the case of financial or material terms and conditions, less favorable to Parent and Merger Sub than the analogous terms and conditions contained in the debt commitment letters, and in the case of any other terms and conditions, significantly less favorable to Parent and Merger Sub than the analogous terms and conditions contained in the debt commitment letters.

        The availability of the debt financing is subject, among other things, to:

  •
  Completion of the merger in accordance with the terms of the merger agreement, without any change that would reasonably be expected to be adverse to the lenders, and the absence of any fact, circumstance, change, event, occurrence or effect that has had or would reasonably be expected to have a material adverse effect with respect to ALCO Stores;

  •
  With respect to the Wells Fargo commitment letter, the absence of any competing offering, placement or arrangement of debt securities or financing on behalf of Merger Sub or any of its subsidiaries related to the merger other than the term loan facility provided pursuant to the GB commitment letter and the equity financing referred to above;

  •
  Repayment of certain existing indebtedness of ALCO Stores and its subsidiaries, including repayment of all amounts outstanding (other than contingent obligations) under, and termination of all commitments and release of all liens in respect of the revolving credit facility;

  •
  Payment of costs, fees and expenses to the lenders;

  •
  Delivery of specified financial information related to ALCO Stores and its subsidiaries;

  •
  Delivery to the lenders of financial projections related to ALCO Stores made available to Parent and Merger Sub;

  •
  Delivery of all "know your customer" and anti-money laundering documentation and information reasonably requested by the lenders;

  •
  Minimum excess availability on a post-closing basis (essentially the excess of borrowing base assets at established advance rates, subject to customary lender reserves, above the amount of the revolving loans and letters of credit outstanding thereunder) calculated at different threshold amounts depending upon the date of closing of the merger, as follows:

Closing Date	Excess Availability
Before November 3, 2013	$25,500,000
On or after November 3, 2013 and before December 1, 2013	$37,700,000
On or after December 1, 2013	$35,000,000
  •
  Subject in each case to funds certain provisions and the delivery of all documents required to perfect the lenders' security interests in certain collateral;

  •
  Subject in each case to funds certain provisions, execution of facilities documentation and delivery of certain customary closing documents; and

  •
  The accuracy of certain limited representations and warranties.

        As of the date hereof, no alternative financing arrangements or alternative financing plans have been made in the event that the debt financing described herein is not available. Although the debt financing described above is not subject to a due diligence or "market out," such financing may not be considered assured.

Limited Guaranty

        Pursuant to the limited guaranty delivered by the Limited Guarantor in favor of ALCO Stores, dated July 25, 2013, the Limited Guarantor has agreed to guarantee the due, punctual and complete payment of:

  •
  The obligation of Parent under the merger agreement to pay the reverse termination fee to ALCO Stores of $3.5 million and costs and expenses related thereto;

  •
  The obligations of Parent and Merger Sub to pay any interest, out-of-pocket costs and other related amounts if Parent does not timely pay the reverse termination fee, if payable pursuant to the merger agreement;

  •
  The obligation of Parent to reimburse ALCO Stores for any reasonable out-of-pocket costs and expenses, including attorney's fees, incurred by ALCO Stores in connection with its cooperation in arranging the debt financing; and

  •
  The obligation of Parent and Merger Sub to indemnify ALCO Stores and its representatives from all losses, damages, claims, costs, or expenses suffered in connection with their efforts to reasonably cooperate with Parent and Merger Sub to facilitate the transfer of certain assets to one or more affiliates of Parent and Merger Sub immediately after the effective time of the merger.

        We refer to the obligations set forth above in the bullets above as the guaranteed obligations.

        The Limited Guarantor's obligations under the limited guaranty are subject to an aggregate cap equal to the amount of the guaranteed obligations minus any amounts paid to ALCO Stores in partial or complete satisfaction of such obligations under the escrow agreement and the letter of credit.

        Subject to specified exceptions, the limited guaranty will terminate upon the earliest of:

  •
  The effective time of the merger;

  •
  The termination of the merger agreement, other than with respect to (i) termination by either ALCO Stores or Parent due to the closing of the merger not having occurred by the termination date, (ii) termination by ALCO Stores due to Parent or Merger Sub's material breach of their representations and warranties or material failure to perform their covenants, obligations and agreements if Parent is not otherwise entitled to terminate the merger agreement or

    (iii) termination by ALCO Stores due to the failure of Parent to consummate the merger when all of the conditions to closing have been and continue to be satisfied or have been waived;

  •
  Forty-five days following the termination of the merger agreement if (i) terminated by either ALCO Stores or Parent due to the closing of the merger not having occurred by the termination date, (ii) terminated by ALCO Stores due to Parent or Merger Sub's material breach of their representations and warranties or material failure to perform their covenants, obligations and agreements if Parent is not otherwise entitled to terminate the merger agreement or (iii) terminated by ALCO Stores due to the failure of Parent to consummate the merger when all of the conditions to closing have been and continue to be satisfied or have been waived; or

  •
  The release of the escrow fund (or the letter of credit) to the Limited Guarantor pursuant to the terms of the merger agreement.

Escrow Fund; Letter of Credit

        As of the date of the merger agreement, the Limited Guarantor deposited with an escrow agent, which we refer to as the escrow agent, $3.50 million, which we refer to as the escrow fund, pursuant to an escrow agreement. If the merger agreement is terminated under specified conditions and ALCO Stores is entitled to the reverse termination fee from Parent, but Parent does not pay the reverse termination fee within two business days, ALCO Stores may direct the escrow agent to release the escrow fund to ALCO Stores. The escrow fund will then be credited against the unpaid portion of the reverse termination fee plus any other unpaid amounts, including interest and specified reimbursement obligations, then owed by Parent and the excess, if any, of the escrow fund will be returned by either ALCO Stores or the escrow agent to Parent. For more information on the termination of the merger agreement and the reverse termination fee, see "The Merger—Termination of the Merger Agreement" and "The Merger—Termination Fees" beginning on pages 96 and 98, respectively.

        At the discretion of the Limited Guarantor, the Limited Guarantor may provide an unconditional irrevocable letter of credit, which we refer to as the letter of credit, naming ALCO Stores as sole beneficiary, issued by a major United States commercial bank with a credit rating of at least "A" by Standard & Poor's Ratings Group or "A2" by Moody's Investors Service, Inc., in an aggregate face amount equal to the escrow fund. Upon the provision of the letter of credit, ALCO Stores and the Limited Guarantor will jointly instruct the escrow agent to release the escrow fund to the Limited Guarantor. The escrow fund may also be released to the Limited Guarantor under specified circumstances, including upon the effective time of the merger or the termination of the merger agreement.

Closing and Effective Time of the Merger

        The closing of the merger will take place no later than the third business day following the satisfaction or waiver in accordance with the merger agreement of all of the conditions to closing of the merger (as described under "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 94), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions.

Appraisal Rights

        If the merger is adopted by ALCO Stores stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 17-6712 of the K.S.A. This means that stockholders of ALCO Stores common stock who do not wish to accept the per share consideration may dissent from the merger and elect to have the fair value of their respective shares of ALCO Stores common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined by a Kansas district court and paid to such stockholder in cash, together with a fair rate of interest, if any, provided that such stockholder complies with the provisions of Section 17-6712.

        Under Section 17-6712, where a Merger Agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 17-6712. THIS PROXY STATEMENT CONSTITUTES SUCH NOTICE, AND THE FULL TEXT OF SECTION 17-6712 IS REPRINTED IN ITS ENTIRETY AS ANNEX C TO THIS PROXY STATEMENT-PROSPECTUS. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX C. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOLLOWING DISCUSSION AND SECTION 17-6712, SECTION 17-6712 SHALL CONTROL. ANY ALCO STORES STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

        All references in Section 17-6712 of the K.S.A. and this section to a "stockholder" are to a record holder of the shares of ALCO Stores common stock as to which appraisal rights are asserted. If you hold a beneficial interest in "street name" in shares of ALCO Stores common stock held of record in the name of another person, such as a bank, brokerage firm or other nominee, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 17-6712 of the K.S.A. could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

        To exercise appraisal rights, a record holder of ALCO Stores common stock must:

  •
  Submit a written demand for appraisal to ALCO Stores before the vote is taken on the adoption of the merger agreement at the special meeting, where such demand will be sufficient if it reasonably informs ALCO Stores of your identity and that you intend to demand the appraisal of your shares of ALCO Stores common stock; and

  •
  Not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement. A proxy that is submitted without voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must not vote in favor of or consent to the proposal to adopt the merger agreement.

        Voting in person or by proxy against, abstaining from voting on or failing to vote on the merger proposal will not constitute a written demand for appraisal within the meaning of Section 17-6712. The written demand for appraisal must be in addition to and separate from any such proxy or vote. Again, we advise any ALCO Stores stockholder considering demanding appraisal to consult legal counsel.

        Only a record holder of shares of ALCO Stores common stock as of the record date is entitled to assert appraisal rights for the shares of ALCO Stores common stock registered in that holder's name. A stockholder who elects to exercise appraisal rights pursuant to Section 17-6712 should mail or deliver a written demand to:

ALCO Stores, Inc.
751 Freeport Parkway
Coppell, Texas 75019
Attn: Corporate Secretary

        Within ten days after the effective date of the merger, the surviving corporation must send written notice that the merger has become effective to each dissenting stockholder of ALCO Stores who has made a written demand for appraisal in accordance with Section 17-6712 and who has not voted in favor of or consented to the merger proposal. During a 120 day period after the effective date of the merger, a dissenting stockholder who has complied with the appraisal provisions of Section 17-6712 and who makes a written request of the surviving corporation is entitled to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares of ALCO Stores common stock. The surviving corporation must mail the statement within ten days of receiving the dissenting stockholder's written request of the statement, or within ten days of the special meeting, whichever is later.

        Within 120 days after the effective date of the merger, if the surviving corporation and any dissenting stockholders fail to agree upon the value of such stockholders' common stock, either the surviving corporation or any dissenting stockholder who has properly submitted a written demand may file a petition in the Kansas district court demanding a determination of the value of the shares of ALCO Stores common stock held by all dissenting stockholders. Notwithstanding this right of petition, any dissenting stockholder who has properly submitted a written demand may, within 60 days after the effective date of the merger, withdraw its demand for appraisal and accept the terms offered with respect to the merger, regardless of whether such stockholder has commenced or joined an appraisal proceeding.

        If any stockholder files such petition, a copy of the petition must be served on the surviving corporation. Within 20 days after service of any such stockholder petition, the surviving corporation must file with the clerk of the same Kansas district court a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached.

        At the hearing on such petition, the court shall determine the ALCO Stores stockholders who have complied with the requirements of Section 17-6712 and are therefore entitled to appraisal rights. The court shall determine the fair value of ALCO Stores common stock exclusive of any element of value arising from the expectation or accomplishment of the merger, and shall direct the payment by ALCO Stores or the surviving corporation of such value, together with interest, if any, to the stockholders entitled thereto.

        ALCO Stores is under no obligation to and has no present intent to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 17-6712. The failure of a stockholder to do so within the period specified could nullify such stockholder's previous written demand for appraisal.

        Under the merger agreement, ALCO Stores has agreed to give Parent prompt notice of any demands for appraisal received by ALCO Stores prior to the effective time of the merger. Parent has the right to participate in and control all negotiations and proceedings with respect to demands for appraisal under the K.S.A. ALCO Stores will not, except with the prior written consent of Parent, make any payment or settlement offer prior to the effective time of the merger with respect to any demands for appraisal.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 17-6712 could be more than, the same as, or less than the merger consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. Stockholders should also be aware that investment banking opinions are not opinions as to fair value under Section 17-6712.

        Any stockholder may withdraw its demand for appraisal and accept the merger consideration set forth in the merger agreement by delivering to the surviving corporation a written withdrawal of such stockholder's demands for appraisal, except that any such attempt to withdraw made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Kansas district court shall be dismissed as to any stockholder without the approval of the Kansas district court, and such approval may be conditioned upon such terms as the Kansas district court deems just. If the surviving corporation does not approve a stockholder's request to withdraw a demand for appraisal when such approval is required more than 60 days after the effective date of the merger, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding.

        Failure to comply strictly with all of the procedures set forth in Section 17-6712 of the K.S.A. will result in the loss of a stockholder's statutory rights.

        If a stockholder's appraisal rights have not been perfected or the stockholder has otherwise lost its appraisal rights with respect to its shares, then, as of the later of the effective time of the merger or the time of the failure to perfect such rights or the loss of such rights, such share of ALCO Stores common stock will automatically be converted into and will represent only the right to receive (upon the surrender of the certificate representing such share) the per share merger consideration.

Accounting Treatment

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the material U.S. federal income tax consequences of the merger that are relevant to holders of shares of ALCO Stores common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change could affect the continuing validity of the following discussion. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. This discussion is limited to holders who hold their shares of ALCO Stores common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment purposes). For purposes of this discussion, a "holder" means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

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  Tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or investors in such entities or arrangements; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; or certain expatriates or former long-term residents of the United States;

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  Tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

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  Tax consequences to holders that received their shares of ALCO Stores common stock in a compensatory transaction;

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  Tax consequences to holders who own an equity interest, actually or constructively, in Parent or the surviving corporation following the merger;

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  Tax consequences to U.S. Holders whose "functional currency" is not the U.S. dollar;

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  The U.S. federal estate, gift or alternative minimum tax consequences, if any, to holders; or

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  Any state, local or foreign tax consequences.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of ALCO Stores common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the shares of ALCO Stores common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

        No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

        THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

  U.S. Federal Income Tax Consequences to U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of ALCO Stores common stock who or that is for U.S. federal income tax purposes:

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  An individual who is a citizen or resident of the United States;

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  A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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  An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined under the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The receipt of cash by a U.S. Holder in exchange for shares of ALCO Stores common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder's gain or loss will be an amount that is equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder's adjusted tax basis in the shares of ALCO Stores common stock surrendered in the merger. A U.S. Holder's adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period in such shares is more than one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. Holder's may be eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

  U.S. Federal Income Tax Consequences to Non-U.S. Holders

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of shares of ALCO Stores common stock who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

        Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as "controlled foreign corporations" or "passive foreign investment companies." Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

        Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income or withholding tax unless:

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  The gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States);

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  Such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met; or

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  We are or have been a "United States real property holding corporation" as such term is defined in Section 897(c) of the Code, which we refer to as a USRPHC, at any time within the shorter of the five-year period preceding the merger and such Non-U.S. Holder's holding period with respect to the applicable shares of ALCO Stores common stock, which we refer to as the relevant period, and, if shares of ALCO Stores common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of shares of ALCO Stores common stock at any time during the relevant period. We believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger.

        A Non-U.S. Holder described in the first bullet point above generally will be subject to tax on such net gain under regular graduated U.S. federal income tax rates, and if such Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, it may also be subject to an additional branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point above will be subject to a flat 30% tax (or at a reduced rate as may be provided by an applicable income tax treaty) on such gain, which may be offset by U.S. source capital losses, even though such individual is not considered a resident of the United States. A Non-U.S. Holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to such gain, except that the branch profits tax will not apply.

  Information Reporting and Backup Withholding

        Information returns may be filed with the IRS in connection with the proceeds received by a holder pursuant to the merger. In addition, copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to tax authorities of the country in which a Non-U.S. Holder resides.

        A U.S. Holder will be subject to U.S. backup withholding tax on the proceeds received by such U.S. Holder pursuant to the merger if such U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certification procedures or otherwise establish an exemption from U.S. backup withholding tax.

        A Non-U.S. Holder will generally not be subject to U.S. backup withholding tax on proceeds received by such Non-U.S. Holder pursuant to the merger provided that such Non-U.S. Holder certifies to its status as a non-United States person (and the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person as defined under the Code) or otherwise establishes an exemption.

        U.S. backup withholding tax is not an additional tax. The amount of any U.S. backup withholding tax from a payment will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

  Medicare Surtax

        For taxable years beginning after December 31, 2012, a 3.8% Medicare surtax will be imposed upon the "net investment income" of certain U.S. Holders who are individuals, trusts or estates. Among other items, "net investment income" would generally include gain from the disposition of ALCO Stores common stock pursuant to the merger. U.S. Holders should consult their tax advisors regarding the effect, if any, of this surtax on their exchange of shares of ALCO Stores common stock pursuant to the merger.

Regulatory Approvals Required for the Merger

        ALCO Stores and Parent have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement.

Legal Proceedings Regarding the Merger

        On September 3, 2013, a purported stockholder of ALCO Stores filed a Class Action Petition in the District Court of Shawnee County, Kansas. The Class Action Petition was amended on September 5, 2013. The case caption of this amended Class Action Petition, which we refer to as the Advanced Advisors complaint, is: Advanced Advisors on behalf of itself and all others similarly situated, v. Royce L. Winsten, Terrence M. Babilla, Dennis E. Logue, Lolan C. Mackey, Richard E. Wilson, ALCO Stores, Inc., Argonne Capital Group, LLC, Mallard Parent, LLC and M Acquisition Corporation. The Advanced Advisors complaint asserts that the members of the Board of Directors breached their fiduciary duties in agreeing to the merger and by allegedly failing to disclose all material information to ALCO Stores' stockholders in the August 15, 2013 preliminary proxy statement filed with the SEC, and that Argonne aided and abetted the alleged breaches of fiduciary duties. The Advanced Advisors complaint seeks monetary damages and litigation expenses.

        On September 23, 2013, a purported stockholder of ALCO Stores filed a Class Action Petition in the District Court of Shawnee County, Kansas. The case caption of this Class Action Petition, which we refer to as the Hughes complaint, is: Paul Hughes on behalf of itself and all others similarly situated, v. ALCO Stores, Inc., Royce L. Winsten, Richard E. Wilson, Terrence M. Babilla, Dennis E. Logue, Lolan C. Mackey, Argonne Capital Group, LLC, Mallard Parent, LLC and M Acquisition Corporation. The Hughes complaint asserts that the members of the Board of Directors breached their fiduciary duties in agreeing to the merger and by allegedly failing to disclose all material information to ALCO Stores' stockholders in the August 15, 2013 preliminary proxy statement filed with the SEC, and that Argonne aided and abetted the alleged breaches of fiduciary duties. The Hughes complaint seeks to enjoin the merger and an award of unspecified monetary damages and litigation expenses.

        The Company also believes that a third lawsuit has been filed challenging the merger agreement, but as of the date of this proxy statement has not obtained a copy of the complaint or petition in that proceeding.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

        The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, and amendment thereto, which is attached to this proxy statement as Annex A, and incorporated into this proxy statement by reference. We encourage you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

        The merger agreement is included to provide you with information regarding its terms. Factual disclosures about ALCO Stores contained in this proxy statement or in ALCO Stores' public reports filed with the SEC may supplement, update or modify the representations and warranties made by ALCO Stores contained in the merger agreement. The representations, warranties, covenants and agreements described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement and may be subject to important qualifications, limitations and supplemental information agreed to by ALCO Stores, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between ALCO Stores, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors and from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by the matters disclosed to Parent and Merger Sub by ALCO Stores in connection with the merger agreement. Investors and security holders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of ALCO Stores, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of ALCO Stores, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosures to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement, as amended, is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding ALCO Stores or our business. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding ALCO Stores and our business. Please see "Where You Can Find More Information" beginning on page 107.

Effects of the Merger; Directors and Officers; Articles of incorporation; Bylaws

        The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the K.S.A., at the effective time of the merger, Merger Sub will be merged with and into ALCO Stores with ALCO Stores continuing as the surviving corporation and as a wholly owned subsidiary of Parent. From and after the effective time of the merger, the surviving corporation will possess all properties, rights, privileges, powers and franchises of ALCO Stores and Merger Sub, and all of the obligations, liabilities, debts and duties of ALCO Stores and Merger Sub will become the obligations, liabilities, debts and duties of the surviving corporation.

        Unless otherwise determined by Parent prior to the effective time of the merger, effective as of, and immediately following, the effective time of the merger, the board of directors of the surviving corporation will consist of the directors of Merger Sub immediately prior to the effective time of the merger, to hold office in accordance with the articles of incorporation and bylaws of the surviving corporation until their successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the surviving corporation. Unless otherwise determined by Parent prior to the effective time of the merger, effective as of, and immediately following, the effective time of the merger, the officers of the surviving corporation will consist of the officers of Merger Sub immediately prior to the effective time of the merger, to hold office in accordance with the articles of incorporation and bylaws of the surviving corporation until their successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the surviving corporation. At the effective time of the merger, the articles of incorporation of ALCO Stores as the surviving corporation will be amended to read as the articles of incorporation of Merger Sub as in effect immediately prior to the effective time of the merger, except that all references to Merger Sub will be deemed to be references to the surviving corporation, and the bylaws of ALCO Stores as the surviving corporation will be amended to read as the bylaws of Merger Sub as in effect immediately prior to the effective time of the merger, except that all references to Merger Sub will be deemed to be references to the surviving corporation, in each case until amended in accordance with their terms or by applicable law.

Closing and Effective Time of the Merger

        The closing of the merger will take place no later than the third business day following the satisfaction or waiver of all conditions to closing of the merger (described below under "—Merger Closing Conditions"), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions. Concurrently with the closing of the merger, the parties will file a certificate of merger satisfying the applicable requirements of the K.S.A. with the Secretary of State for the State of Kansas as provided under the K.S.A. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.

The "Go-Shop" Period

        The merger agreement provides that from July 25, 2013 until 11:59 p.m. Eastern time on August 24, 2013, which we refer to as the go-shop period, ALCO Stores and its representatives had the right, directly and indirectly, to initiate, solicit, facilitate and encourage any inquiries regarding, or the making of, proposals or offers that constitute acquisition proposals from third parties. This included providing access to non-public information to those third parties pursuant to acceptable confidentiality agreements and engaging in, continuing, entering into and maintaining, or otherwise cooperating with, assisting, participating in or facilitating, any discussions or negotiations regarding any proposal that constitutes, or would be reasonably likely to lead to an acquisition proposal. ALCO Stores was required to provide any non-public information to Parent that it has made available to a third party that was not previously available to Parent. During the go-shop period, three third parties entered into confidentiality agreements with ALCO Stores. Two of these third parties subsequently declined to pursue a transaction. Everbright Development Overseas, Ltd., which we refer to as Everbright, submitted an initial acquisition proposal to the Board of Directors on August 24, 2013, as subsequently modified.

        ALCO Stores could continue to engage in such solicitation activities from August 25, 2013 until 12:01 a.m. Eastern time on September 8, 2013, which we refer to as an extension of the go-shop period, with any third party, which we refer to as an excluded party, that had submitted a written acquisition proposal prior to the end of the go-shop period that the Board of Directors determined in good faith, after consultation with its independent financial advisor and outside legal counsel, was bona fide and was or would have reasonably been expected to result in, an acquisition proposal that is more favorable to ALCO Stores stockholders than the transactions contemplated by the merger agreement (which we refer to as a superior proposal). The Board of Directors deemed Everbright to be an excluded party on August 27, 2013 under the terms of the merger agreement and continued discussions with Everbright regarding its acquisition proposal during the extension of the go-shop period. During such period, Everbright modified its acquisition proposal on August 23, 2013, August 28, 2013, September 6, 2013 and September 7, 2013. At the end of the extension of the go-shop period, the Board of Directors did not conclude that Everbright's proposal constituted a superior proposal under the terms of the merger agreement.

Restrictions Upon Further Solicitation

        After the end of the extension of the go-shop period, ALCO Stores and its representatives became subject to customary "no-shop" restrictions whereby ALCO Stores and its representatives are required to immediately cease any existing and ongoing solicitations, discussions or negotiations regarding an acquisition proposal or any proposal reasonably likely to result in an acquisition proposal, request that all non-public information provided to any third parties be destroyed, and cause any physical or virtual data room to no longer be accessible to or by any third party other than Parent or its affiliates, and ALCO Stores and its representatives will not, directly or indirectly:

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  Initiate, solicit or knowingly encourage, facilitate or assist any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

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  Engage in, enter into, continue or otherwise participate in any discussions or negotiations regarding any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal, or provide any non-public information or data to any person relating to ALCO Stores, or afford to any person access to the directors, officers, business, properties, assets or personnel of ALCO Stores;

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  Enter into any other definitive acquisition or other similar agreement, letter of intent, memorandum of understanding or agreement in principle with respect thereto or any other agreement relating to an acquisition proposal; or

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  Otherwise knowingly facilitate any effort or attempt to make an acquisition proposal, other than, in each case, to request information from the person making any such proposal or offer for the sole purpose of the Board of Directors informing itself about the proposal or offer that has been made and the person that made it or to notify any person of ALCO Stores' obligations under the merger agreement.

        ALCO Stores is required (i) to inform Parent if, at any time, it receives an acquisition proposal or request for discussions or negotiations or diligence materials and (ii) to keep Parent informed of all developments, discussions or negotiations regarding any change to the financial or material terms of, or requests for access to the properties, books and records of ALCO Stores in connection with, any acquisition proposal.

        If at any time after the go-shop period and prior to the adoption of the merger agreement by ALCO Stores stockholders, ALCO Stores receives a bona fide written acquisition proposal from a third party that did not result from a material breach of the "no-shop" restrictions provided in the merger agreement and that the Board of Directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such proposal constitutes or would reasonably be expected to result in a superior proposal, (i) ALCO Stores may provide non-public information to such third party in response to a diligence request (provided that any such non-public information is provided to Parent if not previously made available to Parent) and (ii) ALCO Stores may engage or participate in discussions or negotiations with such third party.

Merger Consideration

Common Stock

        At the effective time, each outstanding share of ALCO Stores common stock (other than (i) shares owned by ALCO Stores in treasury or otherwise, (ii) any shares owned by Parent or Merger Sub, (iii) shares of restricted stock outstanding under ALCO Stores' stock incentive plans and (iv) shares owned by stockholders who are entitled to and who properly exercise appraisal rights under Kansas law) will be converted into the right to receive $14.00 in cash, without interest. All shares converted into the right to receive the merger consideration will cease to be outstanding, be canceled and retired and cease to exist at the effective time of the merger.

Outstanding Equity Awards and Long-Term Cash Bonus Awards

        The merger agreement provides that ALCO Stores' equity awards that are outstanding immediately prior to the effective time will be subject to the following treatment at the effective time of and subject to the completion of the merger:

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  Options.  Each outstanding stock option to purchase shares of ALCO Stores common stock, whether or not vested, will be canceled and converted into the right to receive an amount in cash (subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (i) the total number of shares of ALCO Stores common stock subject to the option as of the effective time of the merger and (ii) the amount, if any, by which $14.00 exceeds the exercise price per share of ALCO Stores common stock underlying the stock option. ALCO Stores will take such steps as may be necessary to provide that each vested stock option with an exercise price per share equal to or greater than $14.00 is cancelled at the effective time of the merger without any cash payment being made in respect thereof and that the holders of such options have no further rights in respect thereof.

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  Restricted Stock.  Each share of restricted stock outstanding under ALCO Stores' stock incentive plans will immediately vest in full and all restrictions thereupon will lapse, and each such share of restricted stock will be cancelled. The holder of each such cancelled share of restricted stock will be paid an amount equal to $14.00 per share of ALCO Stores common stock underlying such cancelled share of restricted stock.

Exchange and Payment Procedures

        Prior to the closing of the merger, Parent will designate a bank or trust company reasonably satisfactory to ALCO Stores to make payments of the merger consideration to stockholders, which we refer to as the paying agent, and enter into a paying agent agreement in form and substance reasonable acceptable to ALCO Stores. At or prior to the effective time of the merger, Parent will deposit or cause to be deposited with the paying agent, cash sufficient to pay the aggregate per share merger consideration to stockholders.

        As promptly as reasonably practicable (but no later than the tenth business day) after the effective time of the merger, the paying agent will send to each holder of ALCO Stores common stock a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the per share merger consideration. Upon the paying agent's receipt of (i) surrendered certificates (or affidavits of loss in lieu thereof) or evidence of surrendered book-entry shares representing the shares of ALCO Stores common stock and (ii) a signed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive the merger consideration in exchange therefor within two business days.

        If any cash deposited with the paying agent is not claimed within one year following the effective time of the merger, such cash will be returned to the surviving corporation and any holders of ALCO Stores common stock who have not complied with the exchange procedures in the merger agreement will thereafter look only to Parent and the surviving corporation for payment of the per share merger consideration, without any interest thereon.

        The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. If a stockholder has lost a certificate, or if such certificate has been stolen or destroyed, then before such stockholder will be entitled to receive the merger consideration, such stockholder will have to make an affidavit of the loss, theft or destruction, and if required by Parent, post a bond in a reasonable and customary amount as indemnity against any claim that may be made against Parent or the surviving corporation with respect to such certificate.

Representations and Warranties

        The merger agreement contains representations and warranties of ALCO Stores, Parent and Merger Sub.

        Some of the representations and warranties in the merger agreement made by ALCO are qualified as to "materiality" or "material adverse effect." For purposes of the merger agreement, "material adverse effect" means, with respect to ALCO Stores, any fact, development, condition, matter, state of facts, circumstance, change, event, occurrence or effect (whether or not constituting any breach of representation, warranty, covenant or agreement set forth in the merger agreement) which, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the financial condition, business, properties, assets, liabilities or results of operations of ALCO Stores and its subsidiaries taken as a whole or would (or would reasonably be expected to) prevent or materially delay the consummation of the merger, provided that none of the following, and no effect arising out of or resulting from the following, will constitute or be taken into account in determining whether a material adverse effect with respect to ALCO Stores has occurred or may, would or could occur:

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  Any fact, development, condition, matter, state of facts, circumstance, change, event, occurrence or effect generally affecting the industry or markets in which ALCO Stores operates or the economy, regulatory, social or political conditions, credit or financial or capital markets (including disruptions thereof) in the United States or elsewhere in the world, including changes in interest, currency or exchange rates or the price of any security, commodity or market index;

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  Any fact, development, condition, matter, state of facts, circumstance, change, event, occurrence or effect, to the extent arising out of, resulting from or attributable to:

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  Any change after the date of the merger agreement in legal or regulatory conditions, including changes in any applicable law or GAAP (or changes in interpretation or enforcement of any applicable law or GAAP);

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  Any action taken by ALCO Stores pursuant to the terms of the merger agreement, including the failure to take any action restricted by the merger agreement;

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  Subject to specified exceptions, the negotiation, execution, announcement, completion or existence of the merger agreement or the transactions contemplated thereby;

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    Any acts of war (whether or not declared), armed hostilities or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), armed hostilities or terrorism;

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    Any decline in the market price or trading volume of ALCO Stores common stock;

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    The existence or occurrence of any earthquakes, floods, hurricanes, tropical storms, fires or other similar natural disasters;

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    Any actions taken, or not taken, with the written consent or waiver or at the written request of Parent, or any action taken to the extent expressly permitted or required by the merger agreement (but not excluding the exercise of Parent or Merger Sub of their rights under the merger agreement);

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    ALCO Stores' performance of its express obligations under the merger agreement;

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    Any failure by ALCO Stores to meet internal or public earnings estimates or financial projections or forecasts for any period, any changes in credit ratings and any changes in any analysts' recommendations or ratings with respect to ALCO Stores; and

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    Any litigation or claim threatened or initiated by stockholders of ALCO Stores against ALCO Stores or any of its respective officers or directors, arising out of the execution of the merger agreement or the transactions contemplated thereby.

However, in the case of the first, third, sixth and eighth exclusions above, to the extent any fact, development, condition, matter, state of facts, circumstance, change, event, occurrence or effect referenced therein has a disproportionate impact on ALCO Stores relative to other participants in the industries in which ALCO Stores operates, such exclusions may be taken into account in the determination of a material adverse effect.

        In the merger agreement, ALCO Stores has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

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  ALCO Stores' due organization, good standing and authority and qualification to conduct business;

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  ALCO Stores' subsidiaries and the capital structure of ALCO Stores;

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  ALCO Stores' corporate authority to enter into and perform the merger agreement and ancillary agreements contemplated thereby, the enforceability of the merger agreement and the absence of conflicts with laws and ALCO Stores' organizational documents;

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  Required consents and regulatory filings in connection with the merger agreement;

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  The accuracy of ALCO Stores' SEC filings and financial statements;

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  ALCO Stores' implementation of disclosure controls and procedures and a system of internal controls over financial reporting, the disclosure of any significant deficiencies in such measures or fraud and the lack of knowledge of any material complaints, allegations or claims regarding ALCO Stores' accounting or auditing practices or internal accounting controls;

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  The conduct of the business of ALCO Stores and its subsidiaries and the absence of any fact, circumstance, change, event, occurrence or effect that has had or would be reasonably expected to have, individually or in the aggregate, a material adverse effect, in each case since February 3, 2013;

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  The accuracy of the information supplied by or on behalf of ALCO Stores for inclusion in this proxy statement;

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  ALCO Stores' compliance with laws and ALCO Stores' possession of necessary permits;;

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  Tax matters;

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  The existence, and absence, of specified liabilities with respect to ALCO Stores;

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  Litigation matters;

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  ALCO Stores' employee benefit plans;

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  Intellectual property matters;

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  The existence and enforceability of specified categories of ALCO Stores' contracts;

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  Real and personal property matters;

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  Compliance with environmental laws and regulations;

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  Validity and effectiveness of ALCO Stores' current insurance policies;

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  Labor and employment matters;

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  The valuation of ALCO Stores' inventories in accordance with GAAP;

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  The absence of specified related party transactions;

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  Votes of ALCO Stores stockholders required in connection with the merger agreement;

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  The inapplicability of anti-takeover statutes and ALCO Stores' rights agreement, as amended, to the merger;

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  William Blair's fairness opinion to the Board of Directors; and

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  Payment of fees to brokers in connection with the merger agreement.

        In the merger agreement, Parent and Merger Sub have made customary representations and warranties to ALCO Stores that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

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  Due organization, valid existence, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;

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  Authority to enter into and perform the merger agreement and enforceability of the merger agreement;

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  Parent's and Merger Sub's corporate authority to enter into and perform the merger agreement, the enforceability of the merger agreement and the absence of conflicts with laws, Parent's or Merger Sub's organizational documents and Parent's or Merger Sub's contracts;

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  Required consents and regulatory filings in connection with the merger agreement;

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  Parent's ownership of Merger Sub and the capital structure of Merger Sub;

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  Ownership of common stock of ALCO Stores;

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  The accuracy of the information supplied by or on behalf of Parent or Merger Sub for inclusion in this proxy statement;

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  The absence of litigation and investigations;

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  The formation of and absence of prior business history for Merger Sub;

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  Matters with respect to Parent's financing and sufficiency of funds;

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  Solvency of Parent and the surviving corporation following the completion of the merger and the transactions contemplated by the merger agreement;

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  Enforceability of the limited guaranty provided by the Limited Guarantor;

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  The absence of agreements between Parent or Merger Sub and any ALCO Stores stockholder relating to the merger;

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  The absence of agreements between Parent and members of the Board of Directors or management; and

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  Payment of fees to brokers in connection with the merger agreement.

        None of the representations and warranties contained in the merger agreement survive the completion of the merger.

Conduct of Business Pending the Merger

        The merger agreement provides that, except as may be (i) agreed in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned, except with respect to certain matters noted below), (ii) required by law; (iii) expressly required pursuant to the merger agreement; or (iv) as set forth in ALCO Stores' disclosure letter, prior to the effective time of the merger (x) ALCO Stores and its subsidiaries will carry on their business in all material respects in the ordinary course of business consistent with past practice and, to the extent consistent therewith, ALCO Stores will use reasonable best efforts to preserve its assets and properties, its current business organization and maintain existing relationships with governmental entities, key customers, suppliers, employees and business associates in all material respects in the ordinary course of business consistent with past practice. ALCO Stores will not, and will not permit any of its subsidiaries to, without the prior written consent of Parent, subject in each case to specified exceptions:

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  Declare, set aside or pay any dividends on, or make other distributions in respect of, its capital stock or other equity interests (for such matters, Parent may withhold consent in its sole discretion);

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  Split, combine, reclassify, issue, redeem, repurchase or otherwise acquire, or offer to redeem, its capital stock (for such matters, Parent may withhold consent in its sole discretion);

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  Issue, deliver, sell, pledge, transfer, encumber or grant any shares of capital stock or other equity interests, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any share of the capital stock of ALCO Stores (for such matters, Parent may withhold consent in its sole discretion);

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  Amend its organizational or governing documents;

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  Acquire or agree to acquire any entity, business or assets that constitute a business or division of any person or all or a substantial portion of the assets of any person, other than any transaction involving capital expenditures which (when considered collectively with all other capital expenditures made or agreed to be made after the date of the merger agreement but prior to the effective time of the merger, other than those capital expenditures contemplated by ALCO Stores' availability model as of the date of the merger agreement) exceed $1 million;

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  Make capital expenditures in excess of $1 million in the aggregate, other than as contemplated by ALCO Stores' availability model as of the date of the merger agreement;

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  Transfer, assign, sell, lease, license, encumber or otherwise dispose of, or agree to do any of the foregoing, or engage in or agree to any sale-leaseback transaction with respect to, any entity or material assets or any owned real property;

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  Create, incur, assume or otherwise become liable with respect to any indebtedness for borrowed money or guarantee thereof, other than in the ordinary course of business under the revolving credit facility or with respect to capital leases incurred in an aggregate amount not to exceed $250,000;

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  Other than in the ordinary course of business, enter into, amend, modify or terminate, or grant any waiver under, specified contracts;

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  Except any renewals or replacements of existing leases in the ordinary course of business consistent with past practices, enter into any lease of any real property (for specified renewals, Parent may withhold consent in its sole discretion);

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  Enter into, amend, modify or terminate, or grant any waiver under, specified related party transactions, other than in the ordinary course of business and on terms no less favorable to ALCO Stores than would be obtained from an unaffiliated third party;

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  Other than in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other person, other than advances of ordinary business expenses to employees (other than ALCO Stores' officers and directors), advances of expenses to ALCO Stores' officers and directors as permitted by its bylaws and any indemnification agreements or extensions of credit to customers;

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  Change accounting practices;

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  Merge or consolidate with and into any other person;

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  Adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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  Settle material litigation involving ALCO Stores;

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  Other than in the ordinary course of business, enter into contracts materially restricting the ability of ALCO Stores to operate its business, granting "most favored nations" status or containing a non-competition provision;

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  Increase the compensation payable or to become payable or benefits provided to directors, current or former employees or independent contractors of ALCO Stores, adopt or amend benefit plans or employment agreements or hire specified categories of employees;

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  Take specific actions with respect to taxes and tax returns;

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  Enter into any new lines of business outside of its existing business;

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  Other than in the ordinary course of business consistent with past practice, terminate, cancel, amend or modify any material insurance policies maintained by it;

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  Change fiscal years; or

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  Authorize, agree or commit to do any of the foregoing.

The Board's Recommendation; Change of Recommendation

        As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of shares of common stock vote "FOR" the proposal to adopt the merger agreement, which recommendation we refer to as ALCO Stores recommendation.

The merger agreement provides that the Board of Directors will not effect change of recommendation (as defined below) except as described below.

        Prior to the adoption of the merger agreement by ALCO Stores' stockholders, the Board of Directors may withdraw, qualify or modify the ALCO Stores recommendation (which constitutes a change of recommendation, as further defined below) if (i) an event, fact, development or occurrence (which we refer to as an intervening event) affecting ALCO Stores' business, assets or operations (but not related to an acquisition proposal) that was not known to, or reasonably foreseeable by, the Board of Directors on the date of the merger agreement becomes known to the Board of Directors or (ii) ALCO Stores receives a written acquisition proposal capable of acceptance that the Board of Directors, in each case, determines in good faith, after consultation with its independent financial advisor and outside legal counsel, constitutes a superior proposal and that failure to make such change of recommendation would be inconsistent with its fiduciary obligations under applicable law. In addition, ALCO Stores must notify Parent at least five business days prior to making such change of recommendation or, in the case of a superior proposal, terminating the merger agreement to enter into an acquisition agreement with respect to such superior proposal. A change of recommendation includes (i) any action by the Board of Directors or a committee thereof to withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in any manner adverse to Parent, the ALCO Stores recommendation, (ii) any public statement made by the Board of Directors or a committee thereof in connection with the ALCO Stores recommendation or in reference to an acquisition proposal that is inconsistent with the ALCO Stores recommendation and in any manner adverse to Parent, (iii) failure to include the ALCO Stores recommendation in this proxy statement, (iv) failure by the Board of Directors or a committee thereof, in the event of a tender offer or exchange offer for any outstanding ALCO Stores common stock, to recommend against acceptance of such tender offer or exchange offer by ALCO Stores' stockholders within 10 business days of the commencement thereof or (v) any action by the Board of Directors or a committee thereof to adopt, approve or recommend or otherwise declare advisable, or publicly propose to adopt, approve or recommend an acquisition proposal.

        ALCO Stores must, and must use its reasonable best efforts to cause its representatives to, negotiate in good faith with Parent during this five business day period to make such revisions to the merger agreement and the transactions contemplated thereby as would permit the Board of Directors to conclude, in the case of a superior proposal, that the acquisition proposal would no longer constitute a superior proposal or, in the case of an intervening event, that such intervening event no longer requires a change of recommendation. If, after negotiating with Parent and considering any revisions to the merger agreement and transactions contemplated thereby, in the case of a superior proposal, the Board of Directors determines that the superior proposal would continue to constitute a superior proposal even after any amendments are made to the acquisition proposal (provided, that if any successive material amendment or revision is made to the acquisition proposal that the Board of Directors has determined in the same fashion to be a superior proposal, ALCO Stores must have notified Parent at least four business days prior to terminating the merger agreement and negotiated in good faith with Parent during such period), ALCO Stores may terminate the merger agreement and pay Parent a fee of $2.25 million, as described under "The Merger Agreement—Termination Fees" beginning on page 98 and, in the case of an intervening event, the Board of Directors determines that the intervening event would still require a change of recommendation in response to such intervening event, the Board of Directors may make such change of recommendation, which would permit Parent to terminate the merger agreement and require ALCO Stores to pay Parent a fee of $2.25 million, as described under "The Merger Agreement—Termination Fees" beginning on page 98.

        The merger agreement does not restrict ALCO Stores from taking and disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure to comply with any applicable law, except that any disclosure of a position contemplated by

Rule 14e-2(a) under the Exchange Act other than (i) a "stop, look and listen" communication limited solely to the type contemplated by Rule 14d-9 under the Exchange Act, (ii) any express rejection of any applicable acquisition proposal or (iii) any express reaffirmation of the ALCO Stores recommendation shall be deemed to be a change of recommendation.

Financing Efforts

        Each of Parent and Merger Sub must use its reasonable best efforts to, take or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the proceeds of the financing as soon as reasonably practicable on the terms and conditions described in the financing commitments, including using its reasonable best efforts to:

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  Enter into definitive agreements with respect to the financing commitments on terms and conditions no less favorable in the aggregate to Parent and Merger Sub than those contained in the financing commitments (provided that such other terms would not reasonably be expected to delay or prevent the closing of the merger);

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  Satisfy on a timely basis all conditions applicable to Parent, Merger Sub or their respective representatives in the financing commitments (or definitive agreements entered into with respect to the financing commitments); and

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  Consummate the financing at or prior to the closing date of the merger, subject to the satisfaction or waiver of the conditions set forth in the merger agreement.

        No amendment, modification, replacement or termination of, or waiver under, the financing commitments will be permitted without ALCO Stores' prior written approval if it would (i) reduce the aggregate amount of the debt financing below the amount required to consummate the merger unless the equity financing is increased by a corresponding amount, (ii) impose new or additional conditions or otherwise expand, amend or modify any conditions in a manner that would prevent Parent or Merger Sub from timely consummating the transactions contemplated by the merger agreement, (iii) adversely impact the ability of Parent or Merger Sub to enforce their rights under the financing commitments or (iv) otherwise prevent or materially impair or delay the ability of Parent or Merger Sub to consummate the transactions contemplated by the merger agreement.

        If any portion of the debt financing becomes or would reasonably be expected to become unavailable on the terms and conditions or from the sources contemplated in the debt financing commitments (i) Parent and Merger Sub must promptly notify ALCO Stores and (ii) Parent and Merger Sub must use their reasonable best efforts to obtain, and negotiate and enter into definitive agreements with respect to, alternative financing in an amount sufficient to consummate the transactions contemplated by the merger agreement upon terms and conditions not less favorable to Parent and Merger Sub than those in the debt financing commitments.

        Obtaining the financing (or alternative financing) is not a condition to the closing of the merger. Parent has agreed to keep ALCO Stores reasonably informed of the status of its efforts to arrange the financing.

        ALCO Stores has agreed to, and to use its reasonable best efforts to cause each of its representatives to, reasonably cooperate with Parent in connection with the financing, provided that ALCO Stores will not be required to (i) make any representation, warranty or certification that it has determined in good faith to be untrue, (ii) become subject to any obligations or liabilities with respect to the financing prior to the closing, (iii) provide cooperation that unreasonably interferes with its ongoing business or (iv) pay any commitment or other similar fee or enter into any agreement or incur any other liability or obligation prior to the closing. Parent has agreed to reimburse ALCO Stores for its reasonable out-of-pocket costs and expenses incurred in connection with such cooperation.

 Employee Benefits

        For a six month period following the closing of the merger, Parent will provide to all employees of ALCO Stores who remain employed following the merger, which we refer to as continuing employees, (i) salaries, hourly wage levels and bonus opportunities at a rate that is no less than each continuing employee's salary, hourly wage level and bonus opportunities in effect as of the closing date of the merger and (ii) benefits (other than equity-based plans) that are substantially comparable in the aggregate than those provided to the continuing employees immediately prior to the merger.

        If Parent does not continue ALCO Stores' benefit plans after the closing date of the merger, Parent has agreed to give the continuing employees credit for their service with ALCO Stores prior to the merger in connection with any employee benefit plan maintained by the surviving corporation for purposes of determining eligibility for and entitlement to succeeding benefits, including vesting (other than for benefit accrual purposes under a defined pension plan of Parent) to the extent that such recognition of service will not result in the duplication of any benefits. Parent has also agreed to cause the surviving corporation's group health plan to make reasonable best efforts to recognize all deductibles and coinsurance payments accrued by the continuing employees prior to the closing date of the merger and to waive any preexisting condition limitations for such continuing employees.

        For the remainder of the calendar year in which the closing of the merger occurs, the vacation and holiday plan offered to the continuing employees will be substantially comparable to the vacation and holiday plan in effect immediately before the closing date of the merger. In addition, Parent will maintain ALCO Stores' flexible spending account plans through at lease the end of the current plan year.

Efforts to Close the Merger

        ALCO Stores and Parent have agreed to use their reasonable best efforts to consummate the transactions contemplated by the merger agreement and to cause the conditions to the merger to be satisfied. Both parties also agree to use reasonable best efforts to take any and all steps necessary to obtain all consents necessary from any relevant governmental entities and third parties and make all registrations, notifications or submissions that are necessary, advisable or required under applicable law, including federal or state securities laws.

Directors' and Officers' Indemnification and Insurance

        The surviving corporation will indemnify and hold harmless, and advance expenses to, current or former directors and officers of ALCO Stores with respect to matters arising at or before the effective time of the merger, to the fullest extent that ALCO Stores would be permitted by applicable law. For a period of six years after the effective time of the merger, Parent will cause the articles of incorporation, bylaws or other organizational documents of the surviving corporation and its successors to contain provisions with respect to indemnification of, advancement of expenses to and exculpation of directors, officers, employees and agents of ALCO Stores that are no less favorable than those set forth in ALCO Stores' organizational and governing documents as of the date of the merger agreement.

        The merger agreement provides that, for a period of six years after the effective time of the merger, Parent will cause the surviving corporation to maintain in full force and effect, on terms and conditions no less advantageous to the current or former directors and officers of ALCO Stores, the existing directors' and officers' liability insurance maintained by ALCO Stores as of the date of the merger agreement. The policy will cover claims with respect to matters existing or occurring at or prior to the effective time of the merger. The obligation of Parent is subject to an annual premium cap of 300% of the aggregate annual premiums currently paid by ALCO Stores for such insurance.

        The merger agreement also provides that, in lieu of the purchase of such policy by Parent, ALCO Stores will prior to the effective time of the merger, purchase a six year "tail" prepaid policy on at least the same terms and conditions as the Parent would be required to cause the surviving corporation to purchase, as discussed above, subject to Parent's written consent to its choice of insurance carrier. The "tail" policy will cover claims with respect to matters existing or occurring at or prior to the effective time. ALCO Stores ability to purchase a "tail" policy is subject to a cap on the premium equal to 300% of the aggregate annual premiums currently paid by ALCO Stores for its existing directors' and officers' liability insurance as of the date of the merger agreement. If ALCO Stores does purchase a "tail" policy prior to the effective time, for at least six years after the effective time, Parent and the surviving corporation will maintain such policy in full force and effect for its full term and continue to honor ALCO Stores' obligations under such policy.

Other Covenants

  Stockholders Meeting

        ALCO Stores has agreed to duly call, convene and hold a meeting of stockholders as promptly as practicable after the date of the merger agreement for the purpose of voting upon the adoption of the merger agreement.

  Rights Agreement

        ALCO Stores will cause its Rights Agreement, dated as of May 3, 2013, as amended, to terminate as of the effective time of the merger.

  Transaction Litigation

        ALCO Stores and Parent will give each other the opportunity to participate in the defense, settlement or prosecution of any actions commenced or, to either party's knowledge, threatened against, relating to or otherwise affecting either party or any of its affiliates in connection with, arising from or relating to the merger agreement or the transactions contemplated thereby, which we refer to as transaction litigation, provided that no settlement may be agreed to without Parent's prior written consent and, after the approval of the merger by ALCO Stores' stockholders, ALCO Stores will, if requested by Parent, use its reasonable best efforts to settle any unresolved transaction litigation, in accordance with Parent's direction.

Conditions to the Closing of the Merger

        The respective obligations of each party to consummate the merger are subject to the satisfaction or (to the extent permitted by applicable law) waiver by ALCO Stores and Parent of the following conditions:

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  The adoption of the merger agreement by a majority of the outstanding shares of common stock of ALCO Stores entitled to vote thereon, which we refer to as the stockholder approval, having been obtained; and

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  The completion of the merger not being restrained, enjoined or otherwise prohibited by any law or order of any governmental authority.

        The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction or waiver (to the extent permitted by applicable law) by Parent of the following conditions:

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  The representations and warranties of ALCO Stores:

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  Regarding ALCO Stores' capital structure having been true and correct in all respects as of the date of the merger agreement and being true and correct in all respects as of the closing date of the merger (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be true and correct in all respects as of such specific date, and except where the failure of such representations and warranties to be true and correct as of the date of the merger agreement and the closing date of the merger does not result in additional consideration payable by Parent or the surviving corporation in excess of $100,000 in the aggregate);

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    Regarding ALCO Stores' organization, standing and power, corporate authority and resolutions, the inapplicability of any anti-takeover statute or ALCO Stores stockholder rights agreement to the merger, votes required by ALCO Stores' stockholders in connection with the merger agreement and the absence of any undisclosed brokers fees having been true and correct in all material respects as of the date of the merger agreement and being true and correct in all material respects as of the closing date of the merger (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be true and correct in all material respects as of such specific date); and

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    Other than the representations and warranties described in the clauses above, having been true and correct as of the date of the merger agreement and being true and correct as of the closing date of the merger, except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be true and correct as of such specific date (without giving effect to any knowledge, materiality or material adverse effect qualifications set forth therein), in each case, except for such failures to be so true and correct as has not had, and as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

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  ALCO Stores having complied in all material respects with all obligations, agreements and covenants required by it in the merger agreement, except that certain conduct of business covenants must have been complied with in all respects;

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  The absence of any occurrence of any fact, circumstance, change, event, occurrence or effect that has had, or would be reasonably expected to have, individually or in the aggregate, a material adverse effect with respect to ALCO Stores;

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  Parent's receipt of a certificate of ALCO Stores signed by a senior executive officer confirming the satisfaction of the foregoing conditions;

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  Holders of not more than 22% of the outstanding shares of ALCO Stores common stock as of the record date of the special meeting perfecting a demand for appraisal under section 17-6712 of the K.S.A.

        The obligation of ALCO Stores to effect the merger is also subject to the satisfaction or waiver (to the extent permitted by applicable law) by ALCO Stores of the following conditions:

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  The representations and warranties of Parent and Merger Sub set forth in the merger agreement (without giving effect to any materiality qualifications set forth therein) having been true and correct as of the date of the merger agreement and being true and correct as of the closing date of the merger except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have, a material adverse effect with respect to Parent (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be true and correct as of such specific date);

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  Parent and Merger Sub each having complied in all material respects with all obligations, agreements and covenants required by it in the merger agreement; and

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  ALCO Stores' receipt of a certificate of Parent and Merger Sub signed by a senior executive officer of Parent and Merger Sub confirming the satisfaction of the foregoing conditions.

Termination of the Merger Agreement

        In general, the merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by ALCO Stores stockholders, in the following ways:

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  By mutual written consent of ALCO Stores and Parent;

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  By either ALCO Stores or Parent if:

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  The merger has not been completed by December 22, 2013, which we refer to as the termination date, provided that the right to terminate the merger agreement as a result of the merger not being completed by the termination date will not be available to any party whose breach of any representation or warranty or failure to perform or comply with any covenant or agreement in the merger agreement was the primary cause of or resulted in the failure of the merger to occur by the termination date;

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  ALCO Stores stockholders have failed to adopt the merger agreement at the special meeting of stockholders, or any adjournment or postponement thereof; or

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  A governmental entity has denied approval of the merger and such denial has become final or nonappealable or any order entered, issued, made or rendered by a governmental entity permanently restraining, enjoining or otherwise prohibiting the completion of the merger has become final and non-appealable, provided that the party seeking to terminate the merger agreement pursuant to this clause has used its reasonable best efforts to contest, appeal and remove such injunction, order or decree in accordance with its obligations described under "The Merger Agreement—Efforts to Close the Merger" beginning on page 93; however, the right to terminate the merger agreement pursuant to the previous sentence will not be available to a party if the issuance of such any such order was primarily due to the failure of such party (including in the case of Parent, the failure of Merger Sub) to perform or comply with any of its obligations under the merger agreement;

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  By ALCO Stores if:

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  Prior to the adoption of the merger agreement by ALCO Stores' stockholders, in order to accept a superior proposal in accordance with the terms of the merger agreement, provided that ALCO Stores has simultaneously with such termination (i) entered into a written agreement with a third party regarding an acquisition proposal, (ii) otherwise complied in all material respects with the provisions of the merger agreement described under "The Merger Agreement—The "Go-Shop" Period", and (iii) paid Parent a termination fee of $2.25 million (or of $1.75 million, if terminated during the go-shop period or, if applicable, any extension of the go-shop period);

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  Parent or Merger Sub has breached any of their respective representations or warranties or failed to perform or comply with any of their covenants or other agreements set forth in the merger agreement, which breach or failure (i) would give rise to the failure of the closing condition related to such breach or failure by Parent or Merger Sub and (ii) is not capable of being cured prior to the termination date, or if capable of being cured, is not cured within the earlier of thirty calendar days following receipt of written notice from ALCO Stores of such breach or failure and one business day prior to the earlier of the termination date and the date on which the merger agreement could otherwise be terminated by Parent; provided, ALCO Stores will not have the right to terminate the merger agreement if ALCO

      Stores is then in material breach of any of its representations or warranties or has failed to perform or comply with in all material respects any of its covenants or agreements under the merger agreement which would give rise to the failure of the closing condition related to such breach or failure by ALCO Stores;

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    Parent and Merger Sub fail to consummate the closing of the merger on the date on which the closing is to occur where all of the conditions to closing have been and continue to be satisfied or have been waived (other than those conditions that by their nature cannot be satisfied other than at the closing, or the failure of which to be satisfied is caused by a breach or failure to perform or comply by Parent or Merger Sub with respect to any of their representations, warranties, covenants or agreements contained in the merger agreement) and ALCO Stores has notified Parent in writing that all of the conditions to closing have been satisfied, or, with respect to ALCO Stores' conditions, waived, and that it is ready and willing to consummate the closing on the date on which the closing is to occur; or

    •
    Parent and Merger Sub fail to consummate the closing of the merger on the date on which the closing is to occur where all of the conditions to closing have been and continue to be satisfied or have been waived (other than those conditions that by their nature cannot be satisfied other than at the closing, or the failure of which to be satisfied is caused by a breach or failure to perform or comply by Parent or Merger Sub with respect to any of their representations, warranties, covenants or agreements contained in the merger agreement), the debt financing has been funded or will be funded at the closing if the equity financing is to be funded at the closing and ALCO Stores has notified Parent in writing that all of the conditions to closing have been satisfied, or, with respect to ALCO Stores' conditions, waived, and that it is ready and willing to consummate the closing on the date on which the closing is to occur;

  •
  by Parent if:

  •
  (i) The Board of Directors or a committee thereof makes a change of recommendation (or formally resolves or publicly announces an intention to take such action), (ii) ALCO Stores, the Board of Directors or a committee thereof approves, adopts, recommends or declares advisable any acquisition proposal or approves, recommends, enters into or allows ALCO Stores to enter into an agreement with respect to any acquisition proposal (or formally resolves or publicly announces an intention to take any such action), or (iii) ALCO Stores breaches or fails to perform in any material respect any of its material obligations described under "The Merger Agreement—The "Go-Shop" Period";

  •
  ALCO Stores has breached any of its representations or warranties or failed to perform or comply with any of its covenants or other agreements set forth in the merger agreement, which breach or failure (i) would give rise to the failure of the closing condition related to such breach or failure by ALCO Stores and (ii) is not capable of being cured prior to the termination date, or if capable of being cured, is not cured within the earlier of thirty calendar days following receipt of written notice from Parent of such breach or failure and one business day prior to the earlier of the termination date and the date on which the merger agreement could otherwise be terminated by ALCO Stores; provided, Parent will not have the right to terminate the merger agreement if Parent or Merger Sub is then in material breach of any of their respective representations, warranties, covenants or agreements under the merger agreement which would give rise to the failure of the closing condition related to such breach or failure by Parent or Merger Sub; or

  •
  On the date on which ALCO Stores calculates the excess availability under ALCO Stores' revolving credit facility in accordance with the merger agreement (which date must be no more than two business days from the later of (i) the go-shop period end-date (or, if applicable, the end of any extension of the go-shop period) and (ii) the date on which the SEC has informed ALCO Stores that it has no further comments with respect to the proxy statement (or, if the SEC has not informed ALCO Stores that it intends to review the proxy statement, after the expiration of the applicable period for comments from the SEC)), if occurring (x) not more than five days before or after a date specified in the merger agreement or (y) after December 6, 2013, which we refer to as a minimum excess availability determination date, used to determine the minimum excess availability, as defined below, or on the subsequent date of recalculation, the excess availability under the revolving credit facility is less than the applicable excess availability amount specified for such date in the merger agreement, which we refer to as the minimum excess availability, provided, that if Parent fails to exercise this right to terminate the merger agreement within two business days of its receipt from ALCO Stores of the calculation of excess availability on the initial availability determination date (if occurring not more than five days before or after a particular minimum excess availability determination date or, if after December 6, 2013, at any time) or on the subsequent minimum excess availability determination date, this termination right will no longer be of any force or effect.

Termination Fees

        Except in specified circumstances, whether or not the merger is completed, ALCO Stores and Parent are each responsible for all of their respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.

        Under the merger agreement, ALCO Stores is required to pay to Parent a termination fee (less any Parent expenses previously reimbursed by ALCO Stores, as described below) of $2.25 million if the merger agreement is terminated:

  •
  By either party if the merger has not been completed by the termination date, by either party if ALCO Stores' stockholders have failed to adopt the merger agreement at the special meeting of stockholders, or any adjournment or postponement thereof, or by Parent if ALCO Stores has breached any of its representations or warranties or failed to perform or comply with any of its covenants or other agreements set forth in the merger agreement (which breach or failure would give rise to the failure of the closing condition related to such breach or failure by ALCO Stores), but in each case only if (i) any person shall have delivered to ALCO Stores or publicly disclosed an acquisition proposal prior to the special meeting of stockholders and (ii) within 12 months of such termination, ALCO Stores completes the transactions contemplated by an acquisition proposal or enters into a definitive agreement regarding an acquisition proposal that it subsequently completes;

  •
  By ALCO Stores in order to accept an acquisition proposal that is a superior proposal, provided that ALCO Stores must only pay a lesser fee of $1.75 million if such termination occurs prior to the end of an extension of the go-shop period on account of a superior proposal by a person that is an excluded party;

  •
  By Parent if (i) the Board of Directors or a committee thereof makes a change of recommendation (or formally resolves or publicly announces an intention to take such action), (ii) ALCO Stores, the Board of Directors or a committee thereof approves, adopts, recommends or declares advisable any acquisition proposal or approves, recommends, enters into or allows ALCO Stores to enter into an agreement with respect to any acquisition proposal (or formally resolves or publicly announces an intention to take any such action), or (iii) ALCO Stores breaches or fails to perform in any material respect any of its material obligations described under "The Merger Agreement—The "Go-Shop" Period", provided that ALCO Stores must only pay a lesser fee of $1.75 million if such termination occurs prior to the end of an extension of the go-shop period on account of a superior proposal by a person that is an excluded party; or

  •
  By ALCO Stores if the merger has not been completed by the termination date, if ALCO Stores' stockholders have failed to adopt the merger agreement at the special meeting of stockholders, or any adjournment or postponement thereof, or if Parent or Merger Sub have breached any of their representations or warranties or failed to perform or comply with any of their covenants or other agreements set forth in the merger agreement (which breach or failure would give rise to the failure of the closing condition related to such breach or failure by Parent or Merger Sub), at any time at which Parent was entitled to terminate the merger agreement.

        Under the merger agreement, Parent is required to pay to ALCO Stores a reverse termination fee of $3.5 million if the merger agreement is terminated under the following circumstances:

  •
  By ALCO Stores if Parent or Merger Sub have breached any of their representations or warranties or failed to perform or comply with any of their covenants or other agreements set forth in the merger agreement (which breach or failure would give rise to the failure of the closing condition related to such breach or failure by Parent or Merger Sub) and Parent is not otherwise entitled to terminate the merger agreement or Parent fails to consummate the closing of the merger when all of the conditions to closing have been and continue to be satisfied or have been waived; or

  •
  By either party if the merger has not been completed by the termination date and ALCO Stores would have been entitled to terminate the merger agreement because (i) Parent or Merger Sub have breached any of their representations or warranties or failed to perform or comply with any of their covenants or other agreements set forth in the merger agreement (which breach or failure would give rise to the failure of the closing condition related to such breach or failure by Parent or Merger Sub) or (ii) Parent fails to consummate the closing of the merger when all of the conditions to closing have been and continue to be satisfied or have been waived, and Parent would not have been entitled to terminate the merger agreement due to a change of recommendation, the approval of an acquisition proposal or a breach by ALCO Stores of any of its material obligations described under "The Merger Agreement—The "Go-Shop" Period".

        In no event will either party be required to pay a termination fee on more than one occasion.

Expense Reimbursement

        If Parent terminates the merger agreement because ALCO Stores has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the merger agreement, ALCO Stores would be required to reimburse up to $1 million of reasonable documented out-of-pocket expenses of Parent, Merger Sub or their affiliates in connection with the merger agreement and the transactions contemplated thereby; provided, that any such reimbursement of expenses will reduce any termination fee that may be payable to Parent by ALCO Stores if ALCO Stores subsequently enters into an alternative acquisition proposal with a third party within 12 months of such termination.

Specific Performance

        Under specified circumstances, Parent, Merger Sub and ALCO Stores are entitled to specific performance of the merger agreement and to enforce the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. ALCO Stores is entitled to obtain specific performance or other equitable relief to cause the equity financing contemplated by the equity commitment letter to be funded on the terms and subject to the conditions set forth in the equity commitment letter and the merger agreement if and only if (i) all conditions to Parent and Merger Sub's obligation to consummate the merger (other than conditions that, by their nature, are to be satisfied at the closing of the merger and which were, at the time of termination, capable of being satisfied at such time, or the failure of which to be satisfied is caused by a breach or failure to perform or comply by Parent or Merger Sub with respect to any of their representations, warranties, covenants or agreements contained in the merger agreement) have been satisfied or waived at the time when the closing of the merger would have occurred if not for the failure of the equity financing to be funded, (ii) the debt financing has been funded or will be funded at the closing of the merger if the equity financing is funded, and (iii) with respect to any funding of the equity financing to occur at the closing of the merger, ALCO Stores has confirmed that if specific performance is granted and the equity financing and debt financing are funded, then the closing of the merger will occur.

Limitations of Liability

        Except for ALCO Stores' right to specific performance as described above, or in connection with actual fraud or any breach that is the result of actions or omissions specifically intended to result in such breach, the reverse termination fee plus specified reimbursement and indemnification obligations of Parent and Merger Sub, in any case, when payable, is the sole and exclusive remedy of ALCO Stores and its affiliates against Parent, Merger Sub, the Limited Guarantor, the debt financing sources or any of their respective affiliates in respect of losses or damages under the merger agreement. Except for Parent's right to specific performance as described above, or in connection with actual fraud or any breach that is the result of actions or omissions specifically intended to result in such breach, the termination fee, when payable, is the sole and exclusive remedy of Parent and its affiliates against ALCO Stores or its affiliates in respect of losses or damages under the merger agreement.

Fees and Expenses

        Except for the provisions described above in the section "—Expense Reimbursement" plus specified reimbursement and indemnification obligations of Parent and Merger Sub, all fees and expenses incurred in connection with the transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses.

Amendment

        The merger agreement may be amended in writing at any time before or after adoption of the merger agreement by the stockholders of ALCO Stores. However, after adoption of the merger agreement by the stockholders of ALCO Stores, no amendment that requires further approval by such stockholders pursuant to law or the rules of any stock exchange may be made without further stockholder approval.

Governing Law

        Except to the extent required to be governed by or construed in accordance with Kansas law under the internal affairs doctrine, the merger agreement is governed by New York law.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION
ARRANGEMENTS

The Non-Binding Advisory Proposal

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory non-binding basis, the payment of certain compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger, as disclosed in the section of this proxy statement entitled "The Merger—Interests of the Directors and Executive Officers of ALCO Stores in the Merger—Payments Upon Termination Following Change in Control" beginning on page 60.

        We are asking our stockholders to indicate their approval of the compensation that will or may become payable by ALCO Stores to its named executive officers will or may be eligible to receive in connection with the merger. These payments are set forth in the section entitled "The Merger—Interests of the Directors and Executive Officers of ALCO Stores in the Merger—Payments Upon Termination Following Change in Control—Golden Parachutes" beginning on page 70 of this proxy statement; including the Golden Parachute Compensation table and the accompanying footnotes. The various plans and arrangements pursuant to which these compensation payments will or may be made have previously formed part of ALCO Stores' overall compensation program for its named executive officers, and previously have been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of our Board of Directors, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

        Accordingly, we are seeking approval of the following resolution at the special meeting:

        "RESOLVED, that the stockholders of ALCO Stores, Inc. approve, on a nonbinding, advisory basis, the compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled "The Merger—Interests of the Directors and Executive Officers of ALCO Stores in the Merger—Payments Upon Termination Following Change in Control" in ALCO Stores' proxy statement for the special meeting."

        Stockholders should note that this proposal is not a condition to completion of the merger, and as an advisory vote, the result will not be binding on ALCO Stores, our Board of Directors or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed our named executive officers will be eligible to receive the compensation in connection with the merger in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

        Approval of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger requires the affirmative vote of a majority of those shares of common stock present or represented by proxy at the special meeting and voting upon on the proposal.

        The Board of Directors recommends that you vote "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger.

 PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

        We are asking you to approve a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board Recommendation

        Approval of the proposal to adjourn the special meeting, whether or not a quorum is present, requires the affirmative vote of the majority of the voting power of those shares of common stock represented either in person or by proxy at the special meeting.

        The Board of Directors believes that it is in the best interests of ALCO Stores and its stockholders to be able to adjourn the special meeting, if necessary or appropriate, including for the purpose of soliciting additional proxies in respect of the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

        The Board of Directors recommends that you vote "FOR" adjournment of the special meeting.

 MARKET PRICES OF ALCO STORES COMMON STOCK

        ALCO Stores common stock is listed on the NASDAQ Stock Market under the symbol "ALCS." As of September 30, 2013, there were 3,258,162 shares of ALCO Stores common stock outstanding, held by approximately 697 stockholders of record.

        The following table sets forth, for the indicated periods, the high and low sales prices of ALCO Stores common stock for the periods shown as reported by the NASDAQ Stock Market and the dividends declared per share in the periods shown:

	Common Stock Prices		Dividends Declared
			Regular Dividends	Special Dividends
	High	Low
FY 2014—Quarter Ended
August 4, 2013	$14.59	$8.00	$—	—
May 5, 2013	8.65	6.66	—	—
FY 2013—Quarter Ended
February 3, 2013	$10.19	$7.81	$—	—
October 28, 2012	9.20	6.18	—	—
July 29, 2012	10.83	6.93	—	—
April 29, 2012	9.40	7.71	—	—
FY 2012—Quarter Ended
January 29, 2012	$10.47	$7.78	$—	—
October 31, 2011	11.25	8.83	—	—
July 31, 2011	12.73	8.83	—	—
May 1, 2011	14.00	12.05	—	—

        The closing price of ALCO Stores common stock on the NASDAQ Stock Market on July 24, 2013, the last trading day prior to ALCO Stores' announcement of the transactions contemplated by the merger agreement, was $8.58 per share. On September 27, 2013, the latest practicable trading day before the printing of this proxy statement, the closing price of ALCO Stores common stock on the NASDAQ Stock Market was $14.00 per share. You are encouraged to obtain current market quotations for ALCO Stores common stock.

        Following the merger, there will be no further market for ALCO Stores common stock and our stock will be delisted from the NASDAQ Stock Market and deregistered under the Exchange Act. As a result, following the merger we will no longer file periodic reports with the SEC on account of ALCO Stores common stock.

        Under the terms of the merger agreement, we may not, without Parent's prior written consent, declare, set aside or pay cash dividends to ALCO Stores common stockholders. However, we have not paid dividends on ALCO Stores common stock during the last five fiscal years and do not intend to do so in the immediate future. In the event that we do pay dividends with Parent's consent prior to the effective time of the merger, there will be an adjustment to the merger consideration to provide the same economic effect as contemplated by the merger agreement prior to such event, provided that in no event will the aggregate amount payable by Parent increase as a result of this adjustment.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth certain information regarding the beneficial ownership of ALCO Stores common stock as of September 30, 2013 (except as otherwise noted below), by: (i) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of ALCO Stores common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all directors and executive officers as a group. Based on information furnished by such stockholders, we believe that each person has sole voting and dispositive power over the shares indicated as owned by such person unless otherwise indicated.

Name and Address	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Heartland Advisors, Inc.(1) 789 N. Water St., Suite 500 Milwaukee, WI 53202	380,400	11.68%
Dimensional Fund Advisors, Inc.(2) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	323,456	9.92%
Michael F. Price(3) 667 Madison Avenue, 25th Floor New York, NY 10065	264,919	8.13%
Scott L. Barbee(4) 1100 North Glebe Road, Suite 1040 Arlington, VA, 22201	349,348	10.72%
Franklin Resources, Inc.(5) One Franklin Parkway San Mateo, CA 94403	203,000	6.23%
Luis Chang & Mai Wong(6) 110 Wall Street, 11th Floor New York, NY 10005-3198	566,691	17.4%

(1)
Information relating to this reporting stockholder is based on the stockholder's Schedule 13G/A filed with the SEC on January 9, 2013.

(2)
Information relating to this reporting stockholder is based on the stockholder's Schedule 13G/A filed with the SEC on February 11, 2013.

(3)
Based on the Schedule 13G/A jointly filed on February 14, 2013 with the SEC by MFP Partners, L.P., MFP Investors, LLC and Michael F. Price with respect to the beneficial ownership of 264,919 shares. MFP Investors LLC is the general partner of MFP Partners, L.P. Michael F. Price is the managing partner of MFP Partners, L.P. and managing member and controlling person of MFP Investors LLC. MFP Partners, L.P., MFP Investors, LLC and Michael F. Price have (i) shared voting and dispositive power with respect to all of the reported shares and (ii) no sole voting or dispositive power with respect to any of the reported shares.

(4)
Based on the Schedule 13G/A jointly filed on February 14, 2013 with the SEC by Aegis Financial Corporation ("Aegis") and Scott L. Barbee with respect to the beneficial ownership of 349,348 shares. Mr. Barbee is the controlling person of Aegis. Mr. Barbee has (i) shared voting and dispositive power with respect to 325,420 of the reported shares beneficially owned by Aegis, as the controlling person for Aegis and (ii) sole voting and dispositive power with respect to 23,928 of the reported shares.

(5)
Information relating to this reporting stockholder is based on the stockholder's Schedule 13G/A filed with the SEC on February 1, 2013.

(6)
Based on the Schedule 13D jointly filed on May 10, 2013, as amended, with the SEC by Everbright Development Overseas, Ltd., Luis Chang and Mai Wong with respect to the beneficial ownership of 566,691 shares. Mr. Chang and Ms. Wong are the sole executive officers and directors of Everbright. Ms. Wong is the sole owner of Everbright. Everbright, Mr. Chang and Ms. Wong each have (i) shared voting and dispositive power with respect to all of the reported shares and (ii) no sole voting or dispositive power with respect to any of the reported shares. As part of the group that jointly filed the Schedule 13D, each of Everbright, Mr. Chang and Ms. Wong may be deemed to beneficially own and to have shared voting and dispositive power with respect to the reported shares.

Name	Number of Shares Beneficially Owned(2)(3)(4)	Percentage Beneficially Owned
Richard E. Wilson(5)	5,000	*
Wayne S. Peterson(6)	0	*
Tom L. Canfield, Jr.(7)	9,255	*
Lolan C. Mackey(8)	0	*
Dennis E. Logue(9)	500	*
Royce Winsten(10)	5,000	*
Terrence M. Babilla(11)	0	*
All directors, director nominees, and executive officers as a group(1)	19,755	*

*
Less than 1%

(1)
All directors and executive officers as a group includes only those directors and executive officers serving as of the date of this proxy statement, including executive officers not listed herein.

(2)
Each beneficial owner has sole voting and investment power with respect to all shares, except as indicated in the footnotes below.

(3)
Includes shares that could be acquired by the exercise of stock options that are currently exercisable or exercisable within 60 days after September 30, 2013.

(4)
Includes shares that could be acquired within 60 days after September 30, 2013 as a result of the vesting of shares of restricted stock.

(5)
Mr. Wilson's address is 841 Worcester Road, Natick, MA 01760.

(6)
Mr. Peterson's address is 1865 Florence Road, Keller, TX 76248.

(7)
Includes shares held jointly owned with Mr. Canfield's wife, Sandra Canfield. Mr. Canfield's address is 907 Maple, Abilene, Kansas 67410.

(8)
Mr. Mackey's address is 1913 N. Walton Blvd., Bentonville, AR 72712.

(9)
Mr. Logue's address is 116 Shaker Blvd, Enfield, NH 03748.

(10)
Mr. Winsten's address is 1495 Jusmar Drive, Sea Girt, NJ 08750.

(11)
Mr. Babilla's address is 1901 Diplomat Drive, Farmers Branch, Texas, 75234.

 FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of ALCO Stores. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders' meetings.

        ALCO Stores will hold an annual meeting in the year 2014 only if the merger has not already been completed. If the merger is not completed and any stockholder intends to present a proposal to be considered for inclusion in our proxy material in connection with the 2014 Annual Meeting of Stockholders (if one is held), the stockholder must follow the procedures of Rule 14a-8 under the Exchange Act and the proposal must have been received at our corporate offices at the mailing address below not later than January 10, 2014 if the date of the annual meeting has not been changed by more than 30 days from the date of the previous year's meeting, or by a reasonable time before ALCO Stores begins to print and send its proxy materials in the event that the date of such meeting has been changed by more than 30 days from the date of the previous year's meeting. If ALCO Stores calls for its 2014 Annual Meeting of Stockholders on a date that is more than 30 days before or more than 60 days after the anniversary date of the 2013 Annual Meeting of Stockholders, stockholder proposals that are intended to be presented at our 2014 Annual Meeting of Stockholders, but that are not intended to be considered for inclusion in our proxy material related to that meeting, must be made in writing and sent to our Corporate Secretary either by hand or by certified or registered mail, return receipt requested, at our corporate offices at the mailing address below no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting is given or made to ALCO Stores stockholders. Any stockholder who gives notice of any such proposal will deliver therewith a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and setting forth the text of the proposal or business, a description of any material interest of such stockholder (and the beneficial owner, if any, on whose behalf the proposal is made, including a description of all agreements, arrangements and understandings between the stockholder and such beneficial owner) in the proposal, the name and address of the stockholder (and beneficial owner, if any) as they appear on ALCO Stores' books, the number and class of all shares beneficially owned by the stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, any other information related to such stockholder (and beneficial owner, if any) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and a representation that the stockholder is a holder of record of ALCO Stores stock and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice. The chairman of the meeting will determine whether business was properly brought before the meeting.

        Such proposals or nominations should be addressed to ALCO Stores, Inc., 751 Freeport Parkway, Coppell, Texas, 75019, Attention: Corporate Secretary.

 WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following ALCO Stores filings with the SEC are incorporated by reference:

  •
  ALCO Stores' Annual Report on Form 10-K for the fiscal year ended February 3, 2013;

  •
  ALCO Stores' Quarterly Reports on Form 10-Q for the quarterly period ended August 4, 2013 and May 5, 2013; and

  •
  ALCO Stores' Current Reports on Form 8-K dated as of September 11, 2013, July 25, 2013, July 8, 2013, June 10, 2013, May 31, 2013, May 8, 2013 and May 6, 2013.

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

        You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by ALCO Stores through the Investor Relations section of our website, located at www.alcostoresinc.com/investors.aspx.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

ALCO Stores, Inc.
Attn: Corporate Secretary
751 Freeport Parkway
Coppell, Texas 75019
(469) 322-2900

        If you would like to request documents from us, please do so by October 17, 2013, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.alcostores.com, and the "SEC Filings" tab therein. The information included on our website is not incorporated by reference into this proxy statement.

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Georgeson Inc.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Stockholders, call toll-free: (800) 314-4549

MISCELLANEOUS

        ALCO Stores has supplied all information relating to ALCO Stores, and Parent has supplied, and ALCO Stores has not independently verified, all of the information relating to Parent and Merger Sub contained in "Summary—Parties to the Merger," "Summary—Financing," "The Merger—Parties to the Merger" and "The Merger—Financing of the Merger."

        You should not send in your ALCO Stores stock certificates until you receive transmittal materials after the merger is completed.

        You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated September 30, 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

 AGREEMENT AND PLAN OF MERGER

by and among

MALLARD PARENT, LLC,

M ACQUISITION CORPORATION

and

ALCO STORES, INC.

Dated as of July 25, 2013

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Terms	Section
Acceptable Confidentiality Agreement(s)	8.10(a)
Acquisition Proposal(s)	8.10(a)
Action	8.10(a)
Affiliate(s)	8.10(a)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(b)(iii)
Alternative Debt Financing	5.13(d)
Applicable Minimum Excess Availability	8.10(a)
Benefit Plan	8.10(a)
Business Day	8.10(a)
Bylaws	2.3
Capitalization Date	3.3(a)
Certificate(s)	2.6(a)
Certificate of Merger	1.3
Change of Recommendation	5.3(d)
Charter	2.2
Chosen Courts	8.5(a)
Closing	1.2
Closing Date	1.2
Code	2.7(g)
Common Stock	8.10(a)
Company	Preamble
Company Board	Recitals
Company Disclosure Letter	Article III
Company Equity Awards	2.8(c)
Company Group	8.10(a)
Company Intellectual Property	8.10(a)
Company Material Adverse Effect	8.10(a)
Company Recommendation	5.4(b)
Company SEC Documents	3.6(a)
Company Securities	3.3
Company Stock Incentive Plan(s)	3.3
Company Stock Option(s)	3.3
Confidentiality Agreement	8.8
Continued Employee	5.9(a)
Contract	8.10(a)
Cut-Off Date	5.3(b)
Debt Commitment Letter	4.8(a)
Debt Financing	4.8(a)
Debt Financing Letter(s)	4.8(a)
Dissenting Stockholders	2.6(a)
Dissenting Shares	2.6(a)
Effective Time	1.3
Employment Agreement	8.10(a)
Environmental Laws	8.10(a)
Environmental Permits	8.10(a)
Equity Commitment Letter	4.8(a)
Equity Financing	4.8(a)
Equity Interest(s)	8.10(a)
ERISA	8.10(a)

A-iv

Terms	Section
ERISA Affiliate	8.10(a)
Escrow Agent	2.9(a)
Escrow Agreement	2.9(a)
Escrow Extension Period	2.9(b)
Escrow Fund	2.9(a)
Escrow Termination Event	2.9(b)
Excess Availability	8.10(a)
Exchange Act	8.10(a)
Exchange Fund	2.7(a)
Excluded Party	5.3(b)
Excluded Party Fee	7.5(b)
Excluded Share(s)	2.6(a)
Facilities	8.10(a)
FCPA	8.10(a)
Fee Letters	4.8(a)
Financing	4.8(a)
Financing Letters	4.8(a)
Financing Sources	8.10(a)
Financing Uses	4.8(b)
FLSA	8.10(a)
Former Facilities	3.18
GAAP	8.10(a)
GB Debt Commitment Letter	4.8(a)
Governmental Entity	8.10(a)
Hazardous Substance	8.10(a)
Indemnified Parties	5.11(c)
Initial Availability Determination Date	5.4(d)
Intellectual Property	8.10(a)
Intervening Event	5.3(d)
IRS	3.14(a)
KGCC	Recitals
Knowledge	8.10(a)
Law	8.10(a)
Leased Real Property	8.10(a)
Letter of Credit	2.9(c)
Lien	8.10(a)
Limited Guarantor	Recitals
Limited Guarantor Investment	8.10(a)
Limited Guarantor Investment Letter	8.10(a)
Limited Guarantor Investment Parties	8.10(a)
Limited Guaranty	Recitals
Merger	Recitals
Merger Communication	8.10(a)
Merger Sub	Preamble
Minimum Excess Availability	8.10(a)
Minimum Excess Availability Determination Date	8.10(a)
Money Laundering Laws	3.10(e)
NASDAQ	8.10(a)
Negotiation Period	5.3(d)(ii)
New Debt Commitment Letter	5.13(d)
New Fee Letter	5.13(d)
OFAC	3.10(d)

A-v

Terms	Section
Option Consideration	2.8(a)
Order	8.10(a)
Owned Real Property	3.17(a)(i)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Fee	7.5(c)
Parent Group	8.10(a)
Parent Material Adverse Effect	8.10(a)
Paying Agent	2.7(a)
Payoff Letters	5.18(b)
Per Share Merger Consideration	2.6(a)
Permits	3.10(a)
Permitted Liens	8.10(a)
Person	8.10(a)
Proxy Statement	3.9
Real Estate Leases	8.10(a)
Record Holder(s)	8.10(a)
Reimbursable Expenses	8.10(a)
Related Party	3.22
Related Party Transaction	3.22
Representatives	8.10(a)
Requisite Company Vote	3.4(a)
Restricted Stock	3.3
Revolving Credit Agreement	8.10(a)
Rights Plan	2.6(e)
SEC	8.10(a)
Securities Act	8.10(a)
Share(s)	2.6(a)
Shareholder Advisory Vote	3.4(a)
Solicitation Period End-Date	5.3(a)
Solvent	8.10(a)
Stockholder Approval	6.1(a)
Stockholder Meeting	5.4(a)
Subject Contract	3.16(b)
Subsequent Availability Determination Date	5.4(d)(iii)
Subsidiary(ies)	8.10(a)
Superior Proposal	8.10(a)
Surviving Corporation	1.1
Takeover Statute	8.10(a)
Tax(es)	8.10(a)
Tax Return	8.10(a)
Termination Date	7.2(a)
Termination Fee	7.5(b)
Third Party Financing	8.10(a)
Third Party Financing Sources	8.10(a)
Transaction Litigation	5.7(b)
Transactions	Recitals
WARN	3.20(c)
WF Debt Commitment Letter	4.8(a)

A-vi

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of July 25, 2013 (this "Agreement"), by and among MALLARD PARENT, LLC, a Delaware limited liability company ("Parent"), M ACQUISITION CORPORATION, a Kansas corporation and wholly owned subsidiary of Parent ("Merger Sub"), and ALCO STORES, INC., a Kansas corporation (the "Company").

RECITALS

        WHEREAS, the respective boards of directors (or comparable governing bodies) of Parent, Merger Sub and the Company have approved this Agreement and the merger of Merger Sub with and into the Company with the Company surviving as a wholly owned subsidiary of Parent (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with Section 17-6701 of the Kansas General Corporation Code ("KGCC");

        WHEREAS, the board of directors of the Company (the "Company Board") has, upon the terms and subject to the conditions set forth in this Agreement, unanimously (i) determined that the transactions contemplated by this Agreement, including the Merger (the "Transactions"), are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other Transactions, and (iii) resolved to recommend that the Company's stockholders adopt this Agreement and approve the Merger and the other Transactions;

        WHEREAS, the board of directors of Merger Sub has, upon the terms and subject to the conditions set forth in this Agreement, unanimously approved and declared advisable this Agreement, the Merger and the other Transactions and Parent (in its capacity as the sole stockholder of Merger Sub) has adopted this Agreement and approved the Merger and the other Transactions;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement, Mallard Partners, LLC, a Delaware limited liability company (the "Limited Guarantor"), is entering into a limited guaranty in favor of the Company (the "Limited Guaranty"), pursuant to which, subject to the terms and conditions contained therein, the Limited Guarantor is guaranteeing certain obligations of Parent and Merger Sub in connection with the Agreement; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger and also to prescribe certain conditions to the Merger.

        NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I

The Merger

        1.1.    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, in accordance with Section 17-6701 of the KGCC, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger continuing under the name "ALCO Stores, Inc." and shall continue to be governed by the laws of the State of Kansas (sometimes hereinafter referred to as the "Surviving Corporation").

        1.2.    Closing.    The closing of the Merger (the "Closing") will take place (a) at 10:00 a.m., Eastern time, on a date to be specified by the Company and Parent, but in any event no later than the third (3rd) Business Day after satisfaction or waiver of all of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied by actions at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), at the offices of King & Spalding LLP, 1180 Peachtree Street NE, Atlanta, Georgia 30309, or (b) at such other date, time, and/or place as agreed to in writing by Parent and the Company. The date on which the Closing actually occurs is referred to herein as the "Closing Date." For the avoidance of doubt, a condition may only be waived in writing by the party or parties entitled to the benefit of such condition under this Agreement.

        1.3.    Effective Time.     Subject to the terms and conditions hereof, concurrently with the Closing, Parent, Merger Sub and the Company will cause a certificate of merger satisfying the applicable requirements of the KGCC or other appropriate documents (the "Certificate of Merger") to be duly executed and filed with the Secretary of State of the State of Kansas in accordance with the relevant provisions of the KGCC and shall take all such reasonable further actions as may be required by Law to make the Merger effective. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the office of the Secretary of State of the State of Kansas or at such later date and time as Parent and the Company shall agree and specify in the Certificate of Merger in accordance with the KGCC (such date and time being hereinafter referred to as the "Effective Time").

ARTICLE II

Effects of the Merger

        2.1.    Effects of the Merger.     The Merger shall have the effects set forth in the applicable provisions of the KGCC and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

        2.2.    The Articles of Incorporation.     Subject to Section 5.11, at the Effective Time, the articles of incorporation of the Surviving Corporation (the "Charter") shall be, by virtue of the Merger, amended and restated in its entirety to read as the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub shall be deemed to be references to the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

        2.3.    The Bylaws.     At the Effective Time, the bylaws of the Surviving Corporation (the "Bylaws") shall be, by virtue of the Merger, amended and restated in their entirety to read as the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub shall be deemed to be references to the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

        2.4.    Directors and Officers.     At the Effective Time, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Charter and the Bylaws until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws. At the Effective Time, unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the Charter and Bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

        2.5.    Further Actions.     If at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

        2.6.    Effect on Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub, or any holder of any capital stock of the Company or Merger Sub:

          (a)    Merger Consideration.    Each share of Common Stock (a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time, other than (i) the Shares described in Sections 2.6(d) and 2.8(b), and (ii) Shares (the "Dissenting Shares") that are, as of immediately prior to the Effective Time, owned by stockholders ("Dissenting Stockholders") who have not voted in favor of the Merger or consented thereto in writing and have properly exercised and perfected and not withdrawn a demand for, or lost their right to, appraisal rights under Section 17-6712 of the KGCC (each Share referred to in clause (i) or (ii) above being an "Excluded Share" and collectively, "Excluded Shares"), shall be automatically converted into the right to receive $14.00 in cash (the "Per Share Merger Consideration"), without interest. Subject to Section 2.8(b), at the Effective Time, all of the Shares shall cease to be outstanding, shall automatically be cancelled and retired and shall cease to exist, and each certificate (a "Certificate," it being understood that any reference herein to "Certificate" shall be deemed to include reference to book-entry account statements relating to the ownership of Shares) which immediately prior to the Effective Time represented any Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration multiplied by the number of such Shares, without interest, it being understood that surrender of such Certificate shall be a prerequisite to the receipt of payment in respect of any Shares represented thereby.

          (b)    Cancellation of Excluded Shares.    Each Excluded Share (other than those cancelled in accordance with Section 2.8(b)), by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist, subject to the right of the Record Holder of any Dissenting Shares to receive the payment referred to in Section 2.7(f) with respect to such Dissenting Shares.

          (c)    Merger Sub.    At the Effective Time, each share of common stock, par value $1.00 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one newly and validly issued, fully paid and non-assessable share of common stock, par value $1.00 per share, of the Surviving Corporation, and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

          (d)    Treasury Shares and Parent-Owned Shares.    Any Share owned by the Company (whether held in treasury or otherwise) or by Parent or Merger Sub, in each case immediately prior to the Effective Time, shall not represent the right to receive the Per Share Merger Consideration and shall be treated as an Excluded Share pursuant to Sections 2.6(a) and (b) hereof.

          (e)    Adjustments.    Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding Shares shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split) or similar event, or combination, exchange or readjustment of Shares, or any stock dividend or stock distribution with a record date during such period, or any issuance of Shares pursuant to the Company's Rights Agreement, dated as of May 3, 2013 (the "Rights Plan"), the Per Share Merger Consideration shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement prior to such event; provided, that in no event will the aggregate amount payable by Parent increase as a result of this Section 2.6(e) (including as the result of the issuance of additional Shares pursuant to the Rights Plan) and the Company shall take all necessary actions under the Rights Plan to ensure that there shall be no such increase. Nothing in this Section 2.6(e) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

        2.7.    Payment.

          (a)    Paying Agent.    Immediately prior to the Effective Time, Parent shall enter into a paying agent agreement in form and substance reasonably acceptable to the Company with a bank or trust company selected by Parent and reasonably acceptable to the Company (the "Paying Agent"). Immediately prior to or at the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent, for the benefit of the Record Holders of Shares, for exchange in accordance with this Article II through the Paying Agent, an aggregate cash amount in immediately available funds necessary for the Paying Agent to make the aggregate payments under Section 2.6(a) (such cash being hereinafter referred to as the "Exchange Fund"). In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 2.6(a), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment. If, after the Effective Time, a Dissenting Stockholder effectively withdraws its demand for, or loses its, appraisal rights pursuant to Section 17-6712 of the KGCC with respect to any Dissenting Shares, Parent shall deposit, or cause to be deposited, with the Paying Agent additional funds in an amount equal to the product of (i) the number of Dissenting Shares for which the Dissenting Stockholder has withdrawn its demand for, or lost its, appraisal rights pursuant to Section 17-6712 of the KGCC and (ii) the Per Share Merger Consideration. The Paying Agent shall invest the Exchange Fund as directed by Parent; provided, that (I) no investment of the Exchange Fund shall have maturities that could prevent or materially delay payments to be made pursuant to this Agreement, (II) following any losses, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the Record Holders of Shares in the amount of such losses, (III) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article II, and (IV) such investments shall be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest and other income resulting from such investment shall be the sole and exclusive property of Parent and the Surviving Corporation, and any amounts in excess of the amounts payable under Section 2.6(a) shall be promptly paid to Parent or the Surviving Corporation, as Parent directs. The Exchange Fund shall not be used for any purpose other than to fund payments due pursuant to Section 2.6(a).

          (b)    Payment Procedures.

            (i)    Letter of Transmittal.    As soon as reasonably practicable after the Effective Time, and in any event within ten (10) Business Days thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each Record Holder of Shares (other than Shares to be cancelled pursuant to Sections 2.6(d) and 2.8(b)) a letter of transmittal in customary form and with such other provisions as Parent and the Company shall reasonably agree and instructions for use in surrendering the Certificates representing such Shares and determining the amount to which such Record Holder is entitled as a result of the Merger in respect thereof.

            (ii)    Payment for Shares.    Upon delivery to the Paying Agent of such letter of transmittal by any Record Holder of Shares (other than Excluded Shares), duly completed and signed in accordance with its instructions, together with such other documents as may be reasonably required by the Paying Agent pursuant to such instructions and surrender of the Certificate that immediately prior to the Effective Time represented such Shares (or affidavit of loss in lieu thereof as provided in Section 2.7(e), or, if such Shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such Shares on a book-entry account statement), such Record Holder shall be entitled to receive from the Exchange Fund, and the Paying Agent shall pay within two (2) Business Days, a cash amount in immediately available funds equal to the number of such Shares multiplied by the Per Share Merger Consideration, and, if applicable, the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable as provided above. Risk of loss of, and title to, any Certificate will pass only upon proper delivery as provided above. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment to be delivered upon compliance with the procedures described above may be made to the transferee if the applicable letter of transmittal and the Certificate representing such Shares is presented to the Paying Agent and is accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable. The Per Share Merger Consideration paid with respect to any Share in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Share.

          (c)    Transfers.    From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Person presents to the Surviving Corporation, Parent or the Paying Agent any Certificates or any transfer instructions relating to Shares cancelled in the Merger, such Person shall be given a copy of the letter of transmittal referred to in Section 2.7(b)(i) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such Person is entitled pursuant to this Article II.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the Record Holders of Shares one year after the Effective Time shall be delivered to the Surviving Corporation. Any Record Holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article II shall thereafter look only to Parent and the Surviving Corporation for payment of the Per Share Merger Consideration for such Shares upon compliance with the instructions in the form of letter of transmittal referred to in Section 2.7(b)(i), without any interest thereon. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any Record Holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

          (e)    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form reasonably satisfactory to Parent and the Paying Agent, by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will make a payment in an amount equal to the number of Shares formerly represented by such lost, stolen or destroyed Certificate multiplied by the Per Share Merger Consideration, without any interest thereon.

          (f)    Dissenting Shares.

              (i)  Notwithstanding anything in this Agreement to the contrary, no Person who has prior to the Effective Time perfected a demand for appraisal rights pursuant to Section 17-6712 of the

    KGCC with respect to any Dissenting Shares shall be entitled to receive the Per Share Merger Consideration with respect to such Dissenting Shares unless and until such Person shall have effectively withdrawn (in accordance with Section 17-6712 of the KGCC) or lost such Person's right to appraisal under the KGCC with respect to such Dissenting Shares. Unless and until a Dissenting Stockholder shall have effectively so withdrawn or lost such Dissenting Stockholder's right to appraisal under the KGCC with respect to Dissenting Shares, such Dissenting Stockholder shall be entitled to receive only payment of the fair value of such Dissenting Shares as required by Section 17-6712 of the KGCC (including any interest thereon and related costs, if any, required to be paid in accordance with Section 17-6712 of the KGCC). The Company shall give Parent (A) prompt written notice of any written demands for payment of fair value, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company prior to the Effective Time pursuant to Section 17-6712 of the KGCC relating to Company stockholders' appraisal rights and (B) the opportunity to participate in and control all negotiations and proceedings with respect to demands for payment of fair value by Company stockholders under Section 17-6712 of the KGCC. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such dissent or demands for payment of fair value, offer to settle or settle any such demands. Any payment required to be made with respect to the Dissenting Shares shall be made by Parent. From and after the Effective Time, Dissenting Shares shall not be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to stockholders of record prior to the Effective Time).

             (ii)  If any stockholder who holds Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) such stockholder's right to appraisal under the KGCC, then, as of the later of the Effective Time and the occurrence of such effective withdrawal or loss, such stockholder's shares of Common Stock shall no longer be Dissenting Shares and shall be automatically converted into the right to receive the Per Share Merger Consideration, without interest, as set forth in Section 2.6(a), it being understood that surrender of the Certificate representing such Dissenting Shares shall be a prerequisite to the receipt of payment in respect of any Dissenting Shares represented thereby.

          (g)    Withholding Rights.    Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the cash consideration otherwise payable pursuant to this Agreement to any holder of Shares, Restricted Stock or Company Stock Options (including the cash consideration payable pursuant to Sections 2.6(a) and 2.8) such Taxes as it reasonably determines it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or the rules and regulations promulgated thereunder, or under any other applicable provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by Parent, the Surviving Corporation or the Paying Agent, as the case may be, and paid over to the proper Governmental Entity, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent, as the case may be.

        2.8.    Company Equity Awards.

          (a)   At the Effective Time and subject to the consummation of the Merger all vested and unvested Company Stock Options that are outstanding and are unexercised immediately prior to the Effective Time shall be cancelled and, in exchange therefor, each holder of any such cancelled Company Stock Option shall be entitled to receive, in consideration of the cancellation of such Company Stock Option and in settlement therefor, a payment in cash of an amount equal to the product of (A) the total number of Shares previously subject to such Company Stock Option and (B) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share previously subject to such Company Stock Option (such amount being hereinafter referred to as the "Option Consideration"). The Option Consideration shall be paid by the Surviving Corporation as soon as practicable following the Closing Date, and in any event within five (5) Business Days (at Parent's option, through the Company's payroll system or through the Paying Agent). From and after the Effective Time, there shall be no outstanding Company Stock Options, and the former holders thereof shall be entitled only to the payment of the Option Consideration, if any. The Company shall take such steps as may be necessary to provide that each vested Company Stock Option with an exercise price per Share subject to such Company Stock Option that is equal to or greater than the Per Share Merger Consideration shall be cancelled at the Effective Time without any cash payment being made in respect thereof and the holder of such Company Stock Option shall have no further rights in respect thereof.

          (b)   At the Effective Time and subject to the consummation of the Merger, (i) each share of Restricted Stock outstanding under the Company Stock Incentive Plans or otherwise shall become immediately vested in full and all restrictions thereupon shall lapse, and (ii) each such share of Restricted Stock shall be cancelled and the holder thereof shall be paid as soon as practicable following the Closing Date, and in any event within three (3) Business Days (at Parent's option, through the Company's payroll system or through the Paying Agent) an amount equal to the Per Share Merger Consideration in respect of each Share underlying the cancelled share of Restricted Stock.

          (c)   Prior to the Effective Time, the Company Board (or appropriate committee thereof) shall pass resolutions and the Company shall take or cause to be taken all other such action as may be necessary to effectuate the treatment of the Company Stock Options and Restricted Stock (collectively, the "Company Equity Awards") (including obtaining any necessary consents and releases from holders of Company Equity Awards) as contemplated by this Section 2.8 to the effect that (i) all awards issued under the Company Stock Incentive Plans shall be settled, cancelled and no longer outstanding as of the Effective Time as contemplated by this Agreement, and (ii) after the Effective Time, neither any holder of Company Equity Awards nor any other participant in any Company Stock Incentive Plans shall have any right thereunder to acquire any securities of the Company, the Surviving Corporation, Parent, or to receive any payment or benefit with respect to any award previously granted under the Company Stock Incentive Plans, except as expressly provided in this Section 2.8.

          (d)   All payments made by the Surviving Corporation under this Section 2.8 in accordance with the terms hereof shall be deemed to have been made and paid in full satisfaction of all rights pertaining to the securities represented by the Company Equity Awards. From and after the Effective Time, no holder of Company Equity Awards shall have any rights as a stockholder or otherwise of the Surviving Corporation under such Company Equity Awards.

        2.9.    Escrow Fund; Letter of Credit.

          (a)   Within two (2) Business Days of the date of this Agreement, the Limited Guarantor will deposit with an escrow agent (the "Escrow Agent") an amount equal to $3,500,000 (the "Escrow Fund") in immediately available funds pursuant to an escrow agreement (the "Escrow Agreement"), dated as of the date of this Agreement, among the Limited Guarantor, the Company and the Escrow Agent, the form of which is attached as Exhibit 2.9. The Escrow Agreement will provide that if this Agreement is terminated pursuant to Section 7.2(a), Section 7.3(b), Section 7.3(c) or Section 7.3(d) and the Company is entitled to be paid the Parent Fee pursuant to Section 7.5(c), and Parent does not pay the Parent Fee pursuant to Section 7.5(c) and any interest and other amounts payable pursuant to Section 7.5(d) within five (5) Business Days after the date of such termination, the Company may direct the Escrow Agent to release the Escrow Fund to the Company in full with the Escrow Fund credited against (i) the unpaid portion of the Parent Fee owed by Parent pursuant to Section 7.5(c), (ii) any interest and other unpaid amounts payable pursuant to Section 7.5(d), (iii) any reimbursement obligations under Section 5.14(a) then owed by Parent and (iv) any indemnification obligations under

  Section 5.6(e) then owed by Parent, with the excess of the Escrow Fund above such amounts returned by the Company to Parent. The Escrow Agreement also will provide that if this Agreement is terminated for any reason and the Company is not entitled to be paid the Parent Fee pursuant to Section 7.5(c), but Parent does not fulfill its reimbursement obligations under Section 5.14(a) or its indemnification obligations under Section 5.6(e) within five (5) Business Days after request by the Company, the Company may direct the Escrow Agent to release from the Escrow Fund an amount equal to any reimbursement obligations under Section 5.14(a) or any indemnification obligations under Section 5.6(e) then owed by Parent, with, subject to Section 2.9(b), the excess of the Escrow Fund returned by the Escrow Agent to Parent.

          (b)   The Escrow Agreement shall remain effective, and the Escrow Fund shall continue to be held pursuant to the Escrow Agreement thereunder (unless previously released in accordance with Section 2.9(a)) until the earliest to occur of: (i) the Effective Time, (ii) termination of this Agreement pursuant to and in accordance with Article VII (other than Section 7.2(a), Section 7.3(b), Section 7.3(c) or Section 7.3(d)), or (iii) if this Agreement is terminated pursuant to and in accordance with Section 7.2(a), Section 7.3(b), Section 7.3(c) or Section 7.3(d), forty-five (45) calendar days following such termination (such forty-five (45) calendar day period being referred to herein as the "Escrow Extension Period"); provided, that if the Company shall have made any claim against Parent or Merger Sub relating to this Agreement prior to the expiration of the Escrow Extension Period, then the Escrow Agreement shall remain in place, and the Escrow Fund shall continue to be held by the Escrow Agent thereunder (unless otherwise previously released in accordance with Section 2.9(a) ), until (x) final resolution of such claim as set forth in a final and nonappealable judgment or award of a court of competent jurisdiction, (y) as agreed in any settlement agreement, duly executed by Parent and the Company, or (z) written agreement of Parent and the Company (any such event set forth in clauses (i), (ii) or (iii) above, an "Escrow Termination Event"). Promptly following the occurrence of an Escrow Termination Event or the provision of the Letter of Credit in accordance with Section 2.9(c), the Company and the Limited Guarantor shall jointly instruct the Escrow Agent to release the Escrow Fund to the Limited Guarantor.

          (c)   Notwithstanding the foregoing, at the sole discretion of the Limited Guarantor at any time, (i) the Limited Guarantor may provide an unconditional irrevocable letter of credit (the "Letter of Credit") naming the Company as the sole beneficiary, issued by a major United States commercial bank with a credit rating of at least "A" by Standard & Poor's Ratings Group or "A2" by Moody's Investors Service, Inc., in an aggregate face amount equal to the Escrow Fund, and (ii) upon the provision of the Letter of Credit in accordance with this Section 2.9(c), the Company and the Limited Guarantor shall jointly instruct the Escrow Agent to release the Escrow Fund to the Limited Guarantor. The Company shall be entitled to make draws against the Letter of Credit on the same terms and conditions (including in respect of amounts and timing of releases) as the Company would otherwise be able to direct the release of any portion of the Escrow Fund through the sole action of the Company under this Section 2.9 and the Escrow Agreement. To the extent the Limited Guarantor determines to put in place a Letter of Credit and obtain the release of the Escrow Fund, the Limited Guarantor shall be obligated to maintain the Letter of Credit through the event that would otherwise represent an Escrow Termination Event. Parent and the Limited Guarantor shall cause the expiration date of the Letter of Credit to be extended or cause the Letter of Credit to be replaced with a substitute letter of credit (issued by a financial institution, and on terms, reasonably satisfactory to the Company) in a face amount equal to the face amount of the Letter of Credit as may be necessary to maintain the Letter of Credit during the period required by this Section 2.9(c). If, at any time after the date that is fifteen (15) days prior to the expiration of the Letter of Credit, Parent and Limited Guarantor have failed to extend the maturity date of the Letter of Credit or cause the Letter of Credit to be replaced with a substitute letter of credit (issued by a financial institution, and on terms, reasonably satisfactory to the Company) in a face amount equal to the face amount of the Letter of Credit, then the Letter of

  Credit may be drawn against in full by the Company; provided, that, if, subsequent to the Letter of Credit being drawn against in full by the Company, it is subsequently determined (by (x) final and nonappealable judgment or award of a court of competent jurisdiction, (y) any settlement agreement, duly executed by Parent and the Company, or (z) written agreement of Parent and the Company) that the amount so drawn exceeds the aggregate amount that the Company is entitled to recover from Parent under this Agreement, then the Company shall promptly, but in no event later than two (2) Business Days of such determination, pay to Parent an amount equal to such excess amount, by wire transfer of same day funds. The Company shall not draw upon, or exercise any rights with respect to, the Letter of Credit except to the extent the Company is permitted to do so under Section 2.9(c). All fees and expenses related to obtaining and maintaining the Escrow Agreement or the Letter of Credit or any substitute letter of credit pursuant to this Section 2.9 shall be borne by Parent or the Limited Guarantor.

ARTICLE III

Representations and Warranties of the Company

        Except as set forth in (a) the Company SEC Documents (excluding, in each case, any exhibits to such Company SEC Documents, any disclosures contained or referenced therein under the captions "Risk Factors" or "Forward Looking Statements" and any other disclosures contained or referenced therein to the extent they are predictive, cautionary or forward-looking in nature) filed with the SEC after January 29, 2012 and prior to the date of this Agreement (and then (i) only to the extent that the relevance of any disclosed event, item or occurrence in such Company SEC Documents to a matter covered by a representation or warranty set forth in this Article III is reasonably apparent as to matters and items which are subject of such representation or warranty, (ii) other than any matters required to be disclosed for purposes of Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.24 and 3.26, which matters shall only be disclosed by specific disclosure in the respective corresponding section of the Company Disclosure Letter, and (iii) without giving effect to any amendment to any such documents filed on or after the date hereof) or (b) subject to clause (I) immediately below, the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company concurrently with the execution and delivery of this Agreement (the "Company Disclosure Letter") (it being acknowledged and agreed that (I) disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection only to the extent that the relevance of such disclosure to such other section or subsection is reasonably apparent and (II) the inclusion of any item in the Company Disclosure Letter shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        3.1.    Organization, Standing and Power.     The Company is duly organized, validly existing and in good standing under the Laws of the State of Kansas and has requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company's articles of incorporation and bylaws, as currently in effect, are included in the Company SEC Documents, and the Company is not in violation of any provision of such documents.

        3.2.    Subsidiaries.

          (a)   Except as set forth in Section 3.2(a) of the Company Disclosure Letter, the Company does not have any Subsidiaries and does not own any Equity Interests of any other Person.

          (b)   No Subsidiary of the Company (i) has any material liabilities or obligations (absolute or contingent), (ii) other than the liquor licenses set forth on Section 3.2(b) of the Company Disclosure Letter, has any material assets, and (iii) has ever had any employees.

        3.3.    Capital Structure.     The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock. At the close of business on July 22, 2013 (the "Capitalization Date"), (i) 3,277,662 Shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, including 19,500 Shares that are subject to vesting or other risks of forfeiture pursuant to awards granted under the Company Stock Incentive Plans or otherwise ("Restricted Stock"), (ii) no Shares were held by the Company in its treasury, (iii) there were outstanding options to purchase Common Stock (the "Company Stock Options") granted under the Company's 2003 Equity Incentive Plan, the 2012 Equity Incentive Plan and the Non-Qualified Stock Option Plan for Non-Management Directors (collectively, the "Company Stock Incentive Plans") or otherwise to purchase an aggregate of 378,000 Shares and (iv) each share of Common Stock has attached thereto a right to purchase Common Stock of the Company subject to the terms and conditions of the Rights Plan. There are no outstanding stock appreciation rights that have been granted under the Company Stock Incentive Plans nor any other outstanding grants of additional awards under the Company Stock Incentive Plans or otherwise. Section 3.3 of the Company Disclosure Letter sets forth, by employee, as of the Capitalization Date, the number of Company Stock Options and shares of Restricted Stock and, to the extent applicable, the grant date, exercise or reference price and number of Shares issuable with respect to each such award. Except as set forth in this Section 3.3 and in Section 3.3 of the Company Disclosure Letter and for changes since the Capitalization Date resulting from the exercise of Company Stock Options outstanding on such date or as may be permitted pursuant to Section 5.1, there are no outstanding (A) Equity Interests of the Company, (B) bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the stockholders of the Company, as the case may be, may vote, or (C) securities, options, warrants, calls, subscriptions or other rights, commitments, profits interests, stock appreciation rights, phantom stock agreements, arrangements or undertakings to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional Equity Interests of the Company (or any security convertible or exercisable therefor) or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (the items in clauses (A) through (C) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the Company Securities. There are no voting trusts, proxies or other agreements to which the Company is a party with respect to the voting of any Shares or other Company Securities. No Person has been issued any Company Stock Options, other than pursuant to an agreement in a form having the same terms and conditions (other than differences with respect to the number of shares covered thereby, the exercise price, regular vesting or forfeiture schedules and expiration date applicable thereto and immaterial differences that do not impact the substance of the applicable stock option agreement) to the stock option agreements filed with the SEC pursuant to which the Company has granted Company Stock Options to officers of the Company.

        3.4.    Authority.

          (a)   The Company has the requisite corporate power and authority to execute and deliver (i) this Agreement and, subject to obtaining the Requisite Company Vote and the occurrence of the shareholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act (the "Shareholder Advisory Vote"), to perform its obligations hereunder and to consummate the Transactions and (ii) the Escrow Agreement and to perform its obligations thereunder. The execution, delivery and performance of this Agreement and the Escrow Agreement by the Company and the consummation by the Company of the Merger and the other Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to adoption of this Agreement by the holders of a majority of the outstanding Shares (the "Requisite Company Vote") and the occurrence of the Shareholder Advisory Vote. Each of this Agreement and the Escrow Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Merger Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (b)   The Company Board, at a meeting duly called and held, has by the requisite vote of the directors (i) determined that this Agreement and the Merger and the other Transactions are in the best interests of the stockholders of the Company, (ii) approved this Agreement and the Merger and the other Transactions (such approval having been made in accordance with Section 17-6701 of the KGCC), and (iii) resolved to recommend adoption by the stockholders of the Company of this Agreement, which resolutions, as of the date hereof, have not been subsequently rescinded, withdrawn or modified in any way (provided, that any change, rescission, withdrawal or modification in accordance with Section 5.3 hereof shall not be deemed to be a breach of this representation).

        3.5.    Consents and Approvals; No Violations.     Except for filings, permits, authorizations, consents and approvals set forth in Section 3.5 of the Company Disclosure Letter or filing of the Merger Certificate with the Secretary of State of the State of Kansas, filing of the Proxy Statement, such filings as may be required by reason of the participation of Parent or Merger Sub in the Transactions, or as may be required under, and other applicable requirements of, the Exchange Act, the KGCC, the rules and regulations of NASDAQ, state securities Laws, and other relevant authorities of jurisdictions in which the Company is qualified to do business, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the Transactions will (a) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or the bylaws of the Company, (b) require the Company to give any notice to, or make any filing or registration with, or obtain any permit, authorization, consent or approval of, any Governmental Entity, (c) assuming the Requisite Company Vote is obtained and the Shareholder Advisory Vote is held, contravene, conflict with or result in a violation or breach of any provision of any applicable Law, (d) require any consent or other material action by any Person under, result in a material violation or breach of, constitute a material default, or an event that, with or without notice or lapse of time or both, would constitute a material default under, or cause or permit the termination, cancellation, acceleration or other change of any material right or obligation or the loss of any material benefit under, any of the terms, conditions or provisions of any Subject Contract, or (e) result in the creation or imposition of any Lien on any asset of the Company, with such exceptions, in the case of each of clauses (b), (c) and (e), as would not have or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        3.6.    Company SEC Documents.

          (a)   The Company has filed with or furnished to the SEC, on a timely basis, all forms, documents, and reports required to be filed with the SEC or furnished to the SEC by the Company since December 31, 2011 under the Securities Act or the Exchange Act (all such forms, documents, and reports filed since December 31, 2011, together with any exhibits and schedules thereto and documents so filed or furnished during such period on a voluntary basis, as the same may have been amended since their filing, collectively, the "Company SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents complied, and each Company SEC Document filed subsequent to the date hereof will comply, in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date so filed or furnished. At the time filed or furnished with the SEC (or if amended prior to the date hereof, as of the date of such amendment), none of the Company SEC Documents (as amended, if applicable) contained or will contain any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   The financial statements of the Company included in the Company SEC Documents (including the related notes and schedules thereto) complied as to form, as of their respective dates, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the financial position of the Company as of the dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

        3.7.    Internal Controls; Sarbanes-Oxley Act.

          (a)   The Company has implemented and maintains "disclosure controls and procedures" and a system of "internal controls over financial reporting" (each as defined in Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act. The Company has disclosed, based on its most recent evaluation of its internal control over financial reporting prior to the date hereof, to the Company's auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, to the Knowledge of the Company, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. The principal executive officer, principal financial officer and principal accounting officer of the Company have made all certifications required by the Sarbanes-Oxley Act and the regulations of the SEC promulgated thereunder.

          (b)   Since December 31, 2010 through the date of this Agreement, to the Knowledge of the Company, none of the Company or any director, officer, or auditor of the Company has received, and the Company has no Knowledge of, any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any material complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices.

        3.8.    Absence of Material Adverse Change.     From February 3, 2013 through the date hereof, (a) the Company has conducted its businesses in all material respects in the ordinary course consistent with past practice, (b) there has not occurred any fact, circumstance, change, event, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company

Material Adverse Effect, and (c) to the Knowledge of the Company, the Company has not taken any action or agreed to take any action that would be prohibited by Sections 5.1(a) - (g), (m), (n) or (p).

        3.9.    Information Supplied.     The proxy statement (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Stockholder Meeting will not, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub or any of their Representatives specifically for inclusion in the Proxy Statement. The Proxy Statement when filed, distributed or disseminated, as applicable, shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

        3.10.    Compliance with Laws.

          (a)   The Company is in compliance, and since December 31, 2011, has been in compliance with all applicable Laws, except for any non-compliance that would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is in possession of all licenses, certificates, authorizations, consents, permits, approvals, exemptions, registrations and other similar authorizations of, from or by a Governmental Entity (collectively, "Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, all such Permits are valid and in full force and effect, no default has occurred under, and there exists no event that, with notice or passage of time or both, would result in a default under, any such Permit, and the Company has not received any cease and desist letters or material inquiries from any Governmental Entity with respect to any such Permit, except where the absence of Permits, where the failure of Permits to be valid and in full force and effect, or where defaults under Permits have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   Since December 31, 2011, to the Knowledge of the Company, neither the Company nor any of its Representatives, auditors or accountants has received (x) any material written notice or other written communication from a Governmental Entity that alleges that the Company is not in compliance in any material respect with any Law applicable to the Company or its businesses, operations, properties or assets or (y) any material written notice or other written communication or any oral complaint, allegation, assertion or claim on a hotline or whistleblower or similar telephone line or service regarding deficiencies in any material respect in the compliance practices, procedures, methodologies or methods of the Company or its employees or its internal compliance controls, including any complaint, allegation, assertion or claim that the Company or its employees has engaged in illegal practices with respect to the business of the Company.

          (c)   Since December 31, 2011, neither the Company nor, to the Knowledge of the Company, any director, officer, agent or employee acting on behalf of the Company, has: (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the FCPA; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (d)   (i) The Company is, and, since December 31, 2010, has been, in material compliance with, and has undertaken a reasonable diligence review with respect to the compliance of, each of its vendors that have access to cardholder data or cardholder funds with, all applicable Laws promulgated by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"), (ii) none of (A) the Company, (B) any director, officer or other Affiliate of the

  Company, or (C) to the Knowledge of the Company, any agent or employee of the Company, is currently subject to (or since December 31, 2010 has been subject to) any U.S. sanctions administered by OFAC and (iii) to the Knowledge of the Company, no vendor that has access to cardholder data or cardholder funds of the Company is currently subject to (or since December 31, 2010 has been subject to) any U.S. sanctions administered by OFAC.

          (e)   The operations of the Company are, and since December 31, 2010 have been, in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company conducts business, including the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the "Money Laundering Laws") and any instances of non-compliance have been resolved with the applicable Governmental Entity, and no formal Action by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, is threatened.

        3.11.    Tax Matters.     Except as set forth in Section 3.11 of the Company Disclosure Letter:

          (a)   The Company has timely filed (after taking into account all applicable extensions) or caused to be timely filed (after taking into account all applicable extensions) all material Tax Returns required to be filed by it, and all such Tax Returns are complete and correct in all material respects.

          (b)   The Company has timely paid (after taking into account all applicable extensions) or caused to be timely paid (after taking into account all applicable extensions) all material Taxes due and owing by the Company (whether or not shown to be due on any Tax Return).

          (c)   There are, to the Knowledge of the Company, no pending audits, examinations, investigations or other proceedings in respect of Taxes of the Company, except for such audits, examinations, investigations or other proceedings that are not reasonably expected to give rise to any material Tax liability. No Governmental Entity has asserted in writing or threatened in writing to assert any deficiency, claim or issue with respect to Taxes or any adjustment to Taxes against the Company with respect to any taxable period for which the period of assessment or collection remains open, except for such deficiencies, claims, or issues that are not reasonably expected to give rise to any material Tax liability. All U.S. federal income Tax Returns filed with respect to Tax years of the Company through the Tax year ended February 1, 2009 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.

          (d)   To the Knowledge of the Company, no claim has been made in writing by a Governmental Entity within the last five (5) years in a jurisdiction where the Company does not file Tax Returns that the Company is or may be required to file Tax Returns in such jurisdiction, except for such claims as would not be reasonably expected to give rise to any material Tax liability.

          (e)   The Company is not a party to any Tax sharing or indemnity agreement. The Company is not liable for any Taxes of any other Person (other than the Company) pursuant to Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign Law).

          (f)    With respect to the Company, (i) there is no currently effective waiver, document or other agreement extending the statute of limitation or period of assessment or collection of any material Taxes and (ii) no power of attorney with respect to any material Taxes has been executed or filed with any Governmental Entity (excluding powers of attorney granted to employees of the Company acting on behalf of the Company). The Company has not extended the time within which to file any material Tax Return (other than an automatic extension not requiring the consent of any Governmental Entity), which Tax Return has since not been filed.

          (g)   The Company, within the time and in the manner prescribed by Law, has withheld and paid over to the proper Governmental Entity all material Taxes required to be withheld and paid over under applicable Law (including Sections 1441, 1442, 3102 and 3402 of the Code or any other applicable provision of state, local or foreign Law) in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party.

          (h)   The Company has not participated in a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

          (i)    The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two-year period ending on the date of this Agreement (or will constitute such a corporation in the two-year period ending on the Effective Time).

          (j)    The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding provision of state, local or foreign Law), (ii) installment sale or open transaction disposition made on or prior to the Closing, (iii) prepaid amount received on or prior to the Closing; (iv) closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any comparable provision of state, local or foreign Law) executed on or prior to the Closing; or (v) any election pursuant to Section 108(i) of the Code (or any similar provision of state, local or foreign law) made on or prior to the Closing.

          (k)   A list of all of the states and foreign jurisdictions in which material Tax Returns with respect to the Company were filed for the past three (3) years are set forth on Section 3.11 of the Company Disclosure Letter. True, complete and correct copies of all such Tax Returns that were required to be filed prior to the date of this Agreement (after taking into account all applicable extensions) have been made available to Parent.

          (l)    The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

        3.12.    Liabilities.     The Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities and obligations: (a) reflected, reserved for or disclosed in the Company's consolidated balance sheet for the fiscal quarter ended May 5, 2013 included in the Company SEC Documents (or in the related notes and schedules thereto), (b) incurred in the ordinary course of business since May 5, 2013, (c) incurred in connection with the Merger or any other actions or transactions expressly permitted or required by this Agreement, or (d) that, individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect. The Company is not a party to and does not have any commitment to become a party to any partnership, joint venture or similar entity or any similar Contract or arrangement where the result, purpose or intended effect thereof is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in its financial statements or in the Company SEC Documents.

        3.13.    Litigation.     There are no Actions pending against the Company or involving any of its properties or assets or any of its directors or officers in their capacities as such, or, to the Knowledge of the Company, threatened against the Company or involving any of its properties or assets or any of its directors or officers in their capacities as such, at law or in equity, before or by any commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Entity or any arbitrator or arbitration tribunal, that have or would reasonably be expected to have a Company Material Adverse Effect or would reasonably be expected to, individually or in the aggregate, materially and adversely affect the business or operations of the Company as currently conducted or seeks (other than by seeking monetary damages) to limit, curtail or restrict in any material respect the right of the Company or any of its existing or future Affiliates (other than stockholders of the Company prior to the Effective Time) to compete in any geographic area or line of business or limit the right of the Company or any of its existing or future Affiliates (other than stockholders of the Company prior to the Effective Time) to sell products or services to any Person. The Company is not subject to any continuing Order of, or written agreement with, any Governmental Entity that (a) imposes any restriction or limitation on the Company's operations or (b) is, or would reasonably be expected to be, otherwise material to the Company's operations.

        3.14.    Benefit Plans.

          (a)   Each Benefit Plan and each Employment Agreement is listed in Section 3.14(a) of the Company Disclosure Letter. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code, and each trust that is related to a Benefit Plan and intended to be Tax exempt under Section 501(a) of the Code, has received (or has timely requested) a favorable determination letter or opinion letter from the Internal Revenue Service ("IRS") covering all applicable provisions on which the IRS will currently rule, or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification or Tax exemption of any such Benefit Plan or related trust. Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and all the Benefit Plans are all in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws, including Laws of foreign jurisdictions.

          (b)   No Benefit Plan or employee benefit plan maintained by an ERISA Affiliate (i) is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is a multiemployer pension plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a multiple employer plan (within the meaning of Section 4063 of ERISA) or (ii) provides for post-retirement or other post-employment welfare benefits (other than health care continuation coverage as required by applicable Law). Neither the Company nor any other Person that, together with the Company, is treated as a single employer under Section 414 of the Code has, within the prior six (6) years, sponsored, maintained, contributed to or been required to contribute to any such plan.

          (c)   Except as may be required by applicable Law, or as contemplated under this Agreement, the Company has not announced any plan or legally binding commitment to create any additional Benefit Plans which are intended to cover employees or former employees of the Company or to amend or modify any existing Benefit Plan which covers or has covered employees or former employees of the Company.

          (d)   To the extent applicable, true, complete and correct copies of the following have been delivered or made available to Parent by the Company: (i) all Benefit Plans and Employment Agreements (including all amendments and attachments thereto); (ii) written summaries of any Benefit Plan and any Employment Agreement not in writing; (iii) all related trust documents; (iv) all insurance contracts or other funding arrangements; (v) the most recent annual report (Form 5500) and accompanying schedules filed with the IRS; (vi) the most recent determination letter from the IRS, if any; (vii) the most recent summary plan description and any summary of material modification thereto; and (viii) any material correspondence, if any, with the Department of Treasury, Department of Labor, or Pension Benefit Guaranty Corporation.

          (e)   The Company has not received notice of, and to the Knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that would give rise to any material liability (except claims for benefits payable in the normal operation of the Benefit Plan), and, to the Knowledge of the Company, there are not any facts that would reasonably be expected to give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

          (f)    With respect to each Benefit Plan, (i) there has not occurred any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) that could subject any of the Benefit Plans or their related trusts, the Company, its directors, employees or agents, or any other Person that the Company or has an obligation to indemnify, to any material liability and (ii) neither the Company nor any of its directors, employees or agents nor any other Person that the Company has an obligation to indemnify has engaged in any transaction or acted in a manner, or failed to act in a manner, that would reasonably be expected to subject the Company or any of its employees to any material liability for breach of fiduciary duty under ERISA or any other applicable Law.

          (g)   Section 3.14(g) of the Company Disclosure Letter discloses whether each Benefit Plan and each Employment Agreement that is an employee welfare benefit plan is (i) unfunded or self-insured, (ii) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (iii) insured.

          (h)   None of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval or the consummation of the Merger or any other Transaction (whether alone or as a result of any termination of employment on or following the Effective Time) will, except as expressly contemplated by this Agreement, (i) entitle any current or former director, officer, employee or consultant of the Company to severance, termination, retention, change in control or similar compensation or benefits, (ii) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to any Benefit Plan or Employment Agreement or (iii) prohibit any Benefit Plan or Employment Agreement from being amended or terminated.

          (i)    Each person on the payroll records of Company is properly classified as an employee or independent contractor, and has been properly classified on its payroll records as exempt or nonexempt under the FLSA or any applicable state or foreign law equivalent.

          (j)    Each Benefit Plan and each Employment Agreement that is a "nonqualified deferred compensation plan" within the meaning of Section 409A(d)(1) of the Code has been operated and administered in good faith compliance with Section 409A of the Code and any proposed and final guidance under Section 409A of the Code since January 1, 2005, and in compliance with Section 409A of the Code and final guidance under Section 409A of the Code since January 1, 2009. No current or former director, officer, employee or consultant of the Company is entitled to any gross-up, make-whole or other additional payment from the Company in respect of any Tax (including federal, state, local or foreign income, excise or other Taxes (including Taxes imposed under Sections 280G and 409A of the Code)) or interest or penalty related thereto.

          (k)   No provision of any Benefit Plan, Employment Agreement, or other agreement will or may provide payments of money or other property, acceleration of benefits, or provisions of other rights to any officer, employee, stockholder, independent contractor or highly compensated individual, or other "disqualified individual" within the meaning of Section 280G(c) of the Code which will be "parachute payments" under Section 280G of the Code that are nondeductible to the Company or subject to Tax under Section 4999 of the Code.

          (l)    The Company has no unfunded liabilities pursuant to any Benefit Plan which is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is not intended to be qualified under Section 401(a) of the Code.

          (m)  All contributions or premiums required to be made by the Company under the terms of each Benefit Plan or Employment Agreement or by ERISA, the Code or applicable Laws have in all material respects been made in a timely fashion in accordance with ERISA, the Code or applicable Laws and the terms of such Benefit Plan or Employment Agreement.

        3.15.    Intellectual Property and Information Security.

          (a)   To the Knowledge of the Company, the Company owns, or is validly licensed or otherwise has the right to use all Intellectual Property reasonably necessary for the conduct of the business of the Company as currently conducted. No claims are pending or, to the Knowledge of the Company, threatened, (i) challenging the ownership, enforceability or validity of any Company Intellectual Property, or (ii) alleging that the Company is violating, misappropriating or infringing the rights of any Person with regard to any Intellectual Property other than claims that, individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no Person is violating, misappropriating or infringing any of the Company Intellectual Property. To the Knowledge of the Company, the operation of the business of the Company as currently conducted does not infringe the Intellectual Property of any other Person, except for any such infringement that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except for actions that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company takes and has taken commercially reasonable actions to maintain and preserve the Company Intellectual Property. To the Knowledge of the Company, except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the execution and delivery of this Agreement nor the consummation of the Transactions shall impair or alter any of the Company's rights in any Company Intellectual Property. To the Knowledge of the Company, the Company has not received any written claim since December 31, 2011 alleging any infringement or violation of the Intellectual Property rights of any third party, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b)   The Company has (i) complied in all material respects with all applicable Laws relating to the privacy and personal information of, and the protection of data provided to the Company by, its current and prospective employees, independent contractors and customers and all other individuals about whom the Company has handled personal information, (ii) treated all such information in accordance with reasonable standard data security measures and its own published policies and procedures with respect to privacy, data security and data transfer, which policies and procedures are commercially reasonable and ensure that the Company is in compliance in all material respects with all applicable Laws, and (iii) contractually bound each contractor that has had access to such information to requirements substantially similar to those set forth in this Section 3.15(b). To the Knowledge of the Company, computer services or other information technology assets of the Company that are material to its businesses do not contain any viruses, malicious code or other faults that, in each case, present a substantial risk that a Person would obtain unauthorized access to them. To the Knowledge of the Company, since December 31, 2011, there have been no (A) failures of computer services or other information technology assets that have caused disruptions that are material to the Company or any of its customers, (B) security breaches relating to violations of any security policy regarding or any unauthorized access of any data (including personal information), computer services or other information technology assets used in the business of the Company, (C) violations of any security policy regarding any such data, (D) instances of unauthorized access or unauthorized use of any data or (E) unintended or improper disclosures of any personally identifiable information in the possession, custody or control of the Company or a contractor or agent acting on behalf of the Company.

        3.16.    Subject Contracts.

          (a)   The Company is not a party to or bound by any Contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) that has not been filed or incorporated by reference as an exhibit to the Company SEC Documents. Except as set forth in Section 3.16(a) of the Company Disclosure Letter, (i) the Company is not in breach of or default under and no event has occurred that would constitute a default thereunder, with or without notice or lapse of time or both, in any material respect, the terms of any Subject Contract (as defined below), (ii) to the Knowledge of the Company, no other party to any Subject Contract is in breach of or default under, with or without notice or lapse of time or both, in any material respect, the terms of any such Subject Contract, (iii) each Subject Contract is a valid and binding obligation of the Company and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except as such enforceability (x) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally and (y) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law)), (iv) the Company has not received any written notice or claim of default under any Subject Contract or any written notice of an intention to terminate, not renew or challenge the validity or enforceability of any Subject Contract and (v) the Company and, to the Knowledge of the Company, each other party to a Subject Contract, has performed in all material respects all material obligations required to be performed by it under each Subject Contract.

          (b)   For purposes of this agreement, the term "Subject Contract" means any of the following Contracts (together with all exhibits and schedules thereto) to which the Company is a party as of the date hereof (in each case, other than a Benefit Plan or an Employment Agreement):

              (i)  Any limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any limited liability company, partnership or joint venture or relating to the sharing of profits therefrom;

             (ii)  Any Contract relating to (A) indebtedness for borrowed money in an amount in excess of $2,500,000 (whether incurred, assumed, guaranteed or secured by any asset), including any note, bond, debenture or other evidence of indebtedness issued by the Company, or any mortgage agreement, deed of trust, security agreement or purchase money agreement, but excluding any lease required to be capitalized under GAAP, or (B) any interest rate, currency or commodity derivatives or hedging transactions;

            (iii)  Any Contract required to be filed as an exhibit to the Company's Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or required to be disclosed by the Company in a Current Report on Form 8-K;

            (iv)  Any Contract that (A) materially limits or purports to materially limit the right of the Company or any of its Affiliates (other than stockholders of the Company prior to the Effective Time) to engage or compete in any line of business or to compete with any Person or operate in any location, (B) contains exclusivity obligations or similar restrictions binding on and material to the Company or that would be binding on and material to Parent or any of its Affiliates (other than the Company) immediately after the Closing, or (C) grants a most-favored nation status to any Person other than the Company, in a manner that is material to the business of the Company, taken as a whole, as conducted on the date hereof;

             (v)  Any Contract that prohibits the pledging of the capital stock of the Company, prohibits the payment of dividends or distributions in respect of the capital stock of the Company or prohibits the issuance of any guaranty by the Company;

            (vi)  Any Contract or series of related Contracts, including any option agreement containing ongoing performance obligations of the Company, relating to the acquisition or disposition of any business, capital stock or all or substantially all of the assets of any other Person or any material real property (whether by merger, sale of stock, sale of assets or otherwise), other than any Contract entered into (i) prior to December 31, 2011 which contains no ongoing performance obligations on the part of the Company or (ii) in the ordinary course of business consistent with past practice and, in each case, that is not otherwise material to the business of the Company, taken as a whole, as conducted on the date hereof;

           (vii)  Any Contract pursuant to which the Company has continuing indemnification, "earn-out" or other contingent payment obligations, in each case that would reasonably be expected to result in payments, individually or in the aggregate, in excess of $100,000;

          (viii)  Any Contract under which the Company has, directly or indirectly, made any loan, capital contribution to, or other investment in, any Person, other than in the ordinary course of business;

            (ix)  Any Contract under which (A) any Person (other than the Company) has directly or indirectly guaranteed any liabilities or obligations of the Company, or (B) the Company has directly or indirectly guaranteed any liabilities or obligations of any Person (other than the Company), in each case other than endorsements or purpose of collection in the ordinary course of business;

             (x)  Any Contract that is a material settlement, conciliation or similar agreement (A) that is with any Governmental Entity, (B) pursuant to which the Company is obligated after the date of this Agreement to pay consideration in excess of $50,000, or (C) that would otherwise materially limit the business or operations of the Company (or, to the Knowledge of the Company, Parent or any of its Affiliates from and after the Effective Time) as currently operated;

            (xi)  Any Contract that grants to any Person any right of first offer or right of first refusal to purchase, lease, sublease, use, possess or occupy all or a substantial part of the material assets of the Company;

           (xii)  Any Contract that is an operating lease of tangible personal property or any such lease required to be capitalized under GAAP (other than any such lease requiring annual payments of less than $50,000);

          (xiii)  Any Contract that is a material radio, television or newspaper advertising agreement (other than those that are or at the Closing Date will be terminable at will or upon not more than thirty (30) days' notice by the Company without any liability or penalty except with respect to services rendered or products sold prior to the Closing);

          (xiv)  Any Contract that is a license agreement that is material to the business of the Company pursuant to which the Company is a party and licenses in Intellectual Property or licenses out Intellectual Property, other than license agreements for software that is generally commercially available without incurring aggregate expenses in excess of $50,000;

           (xv)  Any Contract with any stockholder, current or former officer or director or Affiliate of the Company;

          (xvi)  Any Employment Agreement that (A) is not terminable at will by the Company without any liability to the Company or (B) provides for severance payments in excess of $75,000;

         (xvii)  Any Contract that provides for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or consummation of the Transactions;

        (xviii)  Any Contract that is a power of attorney, designation of agent or other Contract under which the Company has authorized another Person to enter into Contracts or incur obligations in the name of or on behalf of the Company;

          (xix)  Any Contract providing a warranty with respect to contractual performance extended other than in the ordinary course of business consistent with past practice;

           (xx)  Any Contract requiring any capital commitment or capital expenditure (or series of capital expenditures) by the Company in an amount that individually or in the aggregate is greater than $100,000; and

          (xxi)  Any Contract for the purchase by or from or the provision by or to the Company of materials, supplies, goods, services, equipment or other assets (including any Contract relating to the distribution or marketing of any of the foregoing by the Company), including any such Contract with a Governmental Entity, that is not terminable without material penalty on thirty (30) days' notice by the Company which generates and is reasonably likely to generate, annual revenue for the Company of $200,000 or more, or pursuant to which the Company incurs, or is reasonably likely to incur, annual expenses in excess of $200,000 or more.

A true, complete and correct list of the Subject Contracts as of the date hereof is set forth in Section 3.16(b) of the Company Disclosure Letter. The Company has made available to Parent true, complete and correct copies of all of the Subject Contracts, including any amendments thereto, or, to the extent any such Subject Contract has not been reduced to writing, a summary of the material terms of such Subject Contract.

        3.17.    Properties.

          (a)    Real Property.

              (i)  The Company has (A) good and valid fee simple title to each parcel of real property owned by the Company (together with all improvements and fixtures located thereon or attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing, the "Owned Real Property"), and (B) valid leasehold estates in all Leased Real Property, in each case free and clear of any Lien, other than Permitted Liens and as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. Except as provided in Section 3.17(a) of the Company Disclosure Letter, the Company is not a lessor, sublessor or grantor under any lease, sublease or other similar written instrument which generates, or is reasonably likely to generate, annual revenue for the Company of $50,000 or more that grants to any other Person any material right to the possession, lease, occupancy or enjoyment of any material Owned Real Property, Leased Real Property or material portion thereof. Section 3.17(a)(i) of the Company Disclosure Letter contains a true, complete and correct list of all Owned Real Property.

             (ii)  Except as set forth on Section 3.17(a)(ii) of the Company Disclosure Letter, (A) each Real Estate Lease is (x) legal, valid, binding, and enforceable against the Company and, to the Knowledge of the Company, against the applicable lessor and (y) in full force and effect in all material respects (except, in each case, as such enforceability (1) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally and (2) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law)); (B) the execution and delivery of this Agreement and the consummation of the Transactions does not require the consent of any other party to any Real Estate Lease and will not result in a breach of or default under any Real Estate Lease; (C) the Company's possession and quiet enjoyment of the Leased Real Property under any Real Estate Lease has not been disturbed in any material respect, and to the Knowledge of the Company, there are no material disputes with respect to any Real Estate Lease; (D) neither the Company nor any other party to a Real Estate Lease is in breach or default under a Real Estate Lease in any material respect for which a notice of default has been given, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under a Real Estate Lease for which a notice describing such event or circumstance has been given; and (E) no Real Estate Lease requires the Company or any assignee or successor thereto to maintain a minimum net worth or a required level of net assets, whether individually or collectively with its Affiliates, or otherwise contains any covenants as to the lessee's financial condition. A true, complete and correct list of the Real Estate Leases is set forth in Section 3.17(a)(ii) of the Company Disclosure Letter. The Company has made available to Parent a true, complete and correct copy of each Real Estate Lease.

          (b)    Personal Property.     Except for matters that, individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect, the Company has title to, or valid and enforceable rights to use under existing franchises, easements or licenses, or valid and enforceable leasehold interests in, all of its tangible personal properties and assets necessary to carry on its business as is now being conducted, free and clear of all Liens, except for Permitted Liens.

        3.18.    Environmental Laws.     Except as set forth on Section 3.18 of the Company Disclosure Letter or as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, (a)(i) the Company is in compliance, and since December 31, 2011, has been in compliance, in all material respects with all Environmental Laws and is in possession of, and in compliance in all material respects with, all Environmental Permits necessary for the conduct and operation of its business as currently conducted; (ii) all such Environmental Permits are in full force and effect; and no Action is pending, or to the Knowledge of the Company, threatened, to suspend, modify, amend or challenge any Environmental Permit; (iii) to the Knowledge of the Company, there is not now, and has not been since December 31, 2011, any Hazardous Substance used, generated, treated, released, or otherwise existing at, on, under or emanating from any Facility except in material compliance with applicable Environmental Laws; (iv) since December 31, 2011, the Company has not received any written notice of alleged, actual or potential responsibility for, or any written inquiry or investigation regarding, any release or threatened release of Hazardous Substances or alleged material violation of, or material non-compliance with, any Environmental Law, including with respect to any Hazardous Substance located at any real property formerly owned, leased or operated by the Company ("Former Facilities") or transported or disposed off-site by or on behalf of the Company, and, to the Knowledge of the Company, no such notice is threatened; (v) there are no Actions pending, or, to the Knowledge of the Company, threatened against the Company arising under Environmental Laws; (vi) the Company is not, and has not since December 31, 2011, been the subject of any Actions alleging any damages arising from the use of or exposure to any asbestos or asbestos containing products manufactured, used, distributed, or sold on or prior to the Closing by the Company; and (vii) to the Knowledge of the Company, there are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans that would reasonably be expected to

(A) interfere with or prevent continued compliance by the Company with Environmental Laws and the requirements of Environmental Permits or (B) give rise to any liability or other obligation under any Environmental Laws; (b) neither the execution of this Agreement nor the consummation of the Transactions will require any investigation or remediation activities or notice to or consent of any Governmental Entity or third parties pursuant to any Environmental Law; (c) the Company has delivered or made available to Parent copies of any material environmental assessments, reports, audits, studies, analyses, tests or monitoring possessed by or otherwise reasonably available to the Company pertaining to compliance with, or liability under, Environmental Laws relating to the Facilities, the Former Facilities or the Company; and (d) the Company has not paid any material fine, penalty or assessment within the past five (5) years with respect to any violation of Environmental Laws. The representations and warranties made in this Section 3.18 are the only representations of the Company with respect to Environmental Laws, Environmental Permits, Hazardous Substances and all other environmental matters.

        3.19.    Insurance Policies.     Section 3.19 of the Company Disclosure Letter contains a true, complete and correct list of all material policies of fire, liability, workers compensation, title and other forms of insurance owned or held by the Company (or its assets or business) with policy periods in effect as of the date hereof, and the Company has heretofore made available to Parent a true, complete and correct copy of all such policies. Except for matters that, individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect, (a) all insurance policies maintained by the Company are in full force and effect and all premiums due and payable thereon have been paid, (b) the Company has not received any written notice that it is in breach or default of any of its insurance policies, and (c) the Company has not received any written notice of termination, cancellation, or non-renewal with respect to any such policy.

        3.20.    Labor and Employment Matters.

          (a)   The Company (i) has not, in the United States, agreed to recognize any labor union or labor organization, nor has any labor union or labor organization, in the United States, been certified as the exclusive bargaining representative of any employees of the Company, (ii) is not a party to or otherwise bound by, or currently negotiating, any collective bargaining agreement or other Contract with a labor union or labor organization in the United States, or (iii) as of the date hereof is not the subject of any proceeding asserting that the Company has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, nor, to the Knowledge of the Company, is any such proceeding threatened, that would reasonably be expected to result in a material liability to the Company.

          (b)   Except for matters that, individually or in the aggregate, have not had or would not reasonably be expected to result in a Company Material Adverse Effect, the Company is in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety and health requirements, plant closings, wages, hours and overtime, withholding of taxes, Form I-9 matters, employment discrimination, disability rights or benefits, equal opportunity, labor relations, employee leave issues and unemployment insurance and related matters. There are no pending or, to the Knowledge of the Company, threatened labor disputes, strikes, lockouts, requests for representation, union organization attempts, slowdowns or work stoppages involving the employees of the Company, and since December 31, 2011, no such labor dispute, strike, lockout, request, attempt, slowdown or work stoppage has occurred.

          (c)   Since December 31, 2011, the Company has not incurred any liability under, and has complied in all material respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder and similar state Laws (collectively, "WARN").

        3.21.    Inventory.     All inventories are valued in the financial statements included in the Company SEC Documents in accordance with GAAP.

        3.22.    Related Party Transactions.     No present director, officer or Affiliate of the Company (each of the foregoing, a "Related Party") (a) is, or since December 31, 2011, has been, a party to any transaction, Contract or understanding with or binding upon the Company or any of its properties or assets (other than employment agreements), nor are there any of the foregoing currently proposed to the Company's audit committee, or (b) has any interest in any property owned by the Company, in each case, that is of a type that would be required to be disclosed in the Company SEC Documents pursuant to Item 404 of Regulation S-K (a "Related Party Transaction") that has not been so disclosed. Any Related Party Transaction as of the time it was entered into and as of the time of any amendment or renewal thereof contained such terms and conditions as were at least as favorable to the Company as would have been obtainable by the Company in a similar transaction with an unaffiliated third Person.

        3.23.    Vote Required; Takeover Statutes.     Except for the Stockholder Approval and the occurrence of the Shareholder Advisory Vote, no other vote or consent of the holders of any Equity Interests of the Company is required by any Takeover Statute or by the articles of incorporation or bylaws of the Company to approve and adopt the Merger, this Agreement or the other Transactions. Assuming the accuracy of the representations and warranties contained in Section 4.4, the Company Board has taken all necessary actions so that the restrictions of any Takeover Statute are not applicable to this Agreement, the Merger and the other Transactions.

        3.24.    Rights Plan.     The Company has taken all necessary action so that (a) the Rights Plan shall not be applicable to this Agreement or the consummation of the Transactions and (b) neither the execution and delivery of this Agreement nor the consummation of the Transactions will cause (i) the rights granted under the Rights Plan to become exercisable or (ii) the grant of any new rights under the Rights Plan.

        3.25.    Opinion of Financial Advisor.     The Company Board has received the opinion of William Blair & Company, L.L.C., financial advisor to the Company Board, to the effect that, as of the date hereof, and subject to the limitations and assumptions set forth in such opinion, the Per Share Merger Consideration is fair to the Company's stockholders from a financial point of view.

        3.26.    Brokers.     No broker, investment banker, financial advisor, broker, finder, intermediary or other Person, other than William Blair & Company, L.L.C., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. True, complete and correct copies of all agreements between the Company and William Blair & Company, L.L.C. concerning this Agreement and the Transactions, including any fee arrangements, have been previously provided to Parent.

        3.27.    Exclusivity of Representations.     The representations and warranties made by the Company in this Article III are the exclusive representations and warranties made by the Company. The Company hereby disclaims any other express or implied representations or warranties (including any warranty of merchantability or fitness for a particular use).

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

        Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent concurrently with the execution and delivery of this Agreement (the "Parent Disclosure Letter") (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection only to the extent that the relevance of such disclosure to such other section or subsection is reasonably apparent on the face of such disclosure), Parent and Merger Sub each hereby jointly and severally represent and warrant to the Company as follows:

        4.1.    Organization.     Parent is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and having all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Kansas and having all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each of Parent and Merger Sub is duly qualified to do business as a foreign organization and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Merger. Parent has made available to the Company true, correct and complete copies of the certificate of formation and the limited liability company agreement of Parent and the articles of incorporation and bylaws of Merger Sub, as currently in effect, and neither Parent or Merger Sub is in violation of any provision of such documents.

        4.2.    Authority.

          (a)   Each of Parent and Merger Sub has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the Merger and the other Transactions. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and of the other Transactions have been duly authorized by all necessary actions on the part of each of Parent and Merger Sub, and no other action or proceeding on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (b)   The Escrow Agreement has been duly executed and delivered by the Limited Guarantor and (assuming the valid authorization, execution and delivery of the Escrow Agreement by the Company and the Escrow Agent) constitutes a valid and binding obligation of the Limited Guarantor enforceable against the Limited Guarantor in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

        4.3.    Consents and Approvals; No Violations.     Except for filings, permits, authorizations, consents and approvals set forth in Section 4.3 of the Parent Disclosure Letter, as may result from any facts or circumstances related to the Company or as may be required under, and other applicable requirements of, the Exchange Act, the KGCC, the rules and regulations of NASDAQ, state securities Laws, and other relevant authorities of jurisdictions in which the Company is qualified to do business, neither the execution, delivery or performance of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Transactions will (a) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws, or similar organizational documents, of Parent or Merger Sub, (b) require Parent or Merger Sub to make any notice to, or filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity, (c) contravene, conflict with or result in a violation or breach of any provision of any applicable Law, (d) require any consent or other action by any Person under, result in a violation or breach of, constitute a default, or an event that, with or without notice or lapse of time or both, could become a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub is a party, or (e) result in the creation or imposition of any Lien on any asset of Parent or Merger Sub, with such exceptions, in the case of each of clauses (b) through (e), as would not be reasonably expected, individually or in the aggregate, to prevent or materially delay or impede the consummation of the Merger or any of the other Transactions.

        4.4.    Capitalization; Ownership of Common Stock.

          (a)   As of the date of this Agreement, the authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $1.00 per share. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub has no outstanding option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub. Merger Sub has no Subsidiaries.

          (b)   As of the date of this Agreement, no shares of Common Stock or securities that are convertible, exchangeable or exercisable into Common Stock are beneficially owned (as defined by Rule 13d-3 under the Exchange Act) by Parent or Merger Sub, and neither Parent nor Merger Sub holds any rights to acquire or vote any shares of Common Stock except pursuant to this Agreement. None of Parent, Merger Sub or any of their Affiliates has been, at any time during the three (3) years preceding the date hereof, an "interested stockholder" of the Company, as defined in Section 17-12,101 of the KGCC.

        4.5.    Information Supplied.     None of the information supplied or to be supplied by Parent or Merger Sub or any of their Representatives specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company or any of its Representatives.

        4.6.    Litigation.     As of the date hereof, there is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries (including Merger Sub) that would reasonably be expected, individually or in the aggregate, to prevent or materially impair or delay the consummation of the Merger or any of the other Transactions. None of Parent or any of its Subsidiaries (including Merger Sub) is subject to or bound by any Order that would reasonably be expected, individually or in the aggregate, to prevent or materially delay or impede the consummation of the Merger or any of the other Transactions.

        4.7.    Operations of Merger Sub.     Merger Sub has been formed solely for the purpose of the Merger, Merger Sub has not conducted any business prior to the date hereof and Merger Sub has no, and prior to the Effective Time will not have, any assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other Transactions, including the Financing.

        4.8.    Financing.

          (a)   Parent has delivered to the Company true, complete and correct copies (including all exhibits, schedules, annexes and amendments thereto) of (i) an executed commitment letter, dated as of the date hereof, between Parent and the Limited Guarantor (the "Equity Commitment Letter"), pursuant to which (but subject to the terms and conditions of which) the Limited Guarantor has committed to invest in Parent the cash amount as set forth therein (the "Equity Financing"), (ii) (A) an executed commitment letter, dated as of the date hereof, between Merger Sub and Wells Fargo Bank, National Association (the "WF Debt Commitment Letter") and (B) an executed commitment letter, dated as of the date hereof, between Merger Sub and GB Credit Partners, LLC (the "GB Debt Commitment Letter" and, together with the WF Debt Commitment Letter, the "Debt Commitment Letters"; the Debt Commitment Letters and the Equity Commitment Letter are collectively referred to herein as the "Financing Letters"), pursuant to which (but subject to the terms and conditions of which) the counterparties thereto have committed to lend the amounts set forth therein (the "Debt Financing" and, together with the Equity Financing, the "Financing"), in each case, for the purpose of funding the Transactions, and (iii) the fee letters related to the Debt Commitment Letters (the "Fee Letters" and, together with the Debt Commitment Letters, the "Debt Financing Letters"); provided, that provisions in the Fee Letters related to fees, pricing, "flex" terms relating to fees and pricing, "securities demand", thresholds, caps and other items not affecting conditionality or the principal amount of funds available under the Debt Commitment Letters have been redacted. The Equity Commitment Letter provides, and will continue to provide, that the Company is a third party beneficiary thereof.

          (b)   The amount of funds to be provided pursuant to the Financing Letters, if funded in accordance with the terms of the Financing Letters, will be sufficient for the satisfaction of all of Parent's and Merger Sub's obligations under this Agreement, including the payment of (i) the aggregate Per Share Merger Consideration to all holders of Shares (other than any Share owned by the Company or by Parent or Merger Sub), including the amounts payable pursuant to Section 2.8, (ii) any and all fees and expenses required to be paid at the Closing by Parent, Merger Sub or the Surviving Corporation, in connection with the Merger and the Financing and (iii) any other amounts required to be paid in connection with the consummation of the Transactions (collectively, the amounts described in clauses (i) through (iii), the "Financing Uses"). There are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Financing, other than as expressly set forth in or contemplated by the Financing Letters or this Agreement. Other than the Debt Financing Letters, as of the date hereof, neither Parent nor Merger Sub is party to any agreement with, or has any other arrangement or understanding with, any Financing Source.

          (c)   As of the date hereof, the Financing Letters are in full force and effect. As of the date hereof, Parent has not amended, modified, supplemented or waived any of the conditions or contingencies to funding contained in the Financing Letters (including definitive agreements related thereto) or any other provision of, or remedies under, the Financing Letters (including definitive agreements related thereto). As of the date hereof, each of the Financing Letters, in the form so delivered, is a legal, valid and binding obligation of Parent and Merger Sub and, to the Knowledge of Parent and Merger Sub, the other parties thereto. As of the date hereof, neither the Limited Guarantor nor any Financing Source has notified Parent or Merger Sub of its intention to terminate any of the Financing Letters or not to provide the Financing. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both (i) would constitute a default or breach on the part of Parent or Merger Sub or, to the Knowledge of Parent, any of the other parties thereto, under the Financing Letters, (ii) would result in a failure of any condition to the obligations of the parties to the Financing Letters, or (iii) to the Knowledge of Parent or

  Merger Sub, would otherwise result in any portion of the Financing to be unavailable. As of the date hereof, neither Parent nor Merger Sub has reason to believe that it would be unable to satisfy on a timely basis any term or condition of the commitments required to be satisfied by it with respect to the Financing. As of the date hereof, neither Parent nor Merger Sub nor any Affiliate thereof is a party to any side letters or other Contracts related to and that could affect the availability of the Financing other than the Debt Financing Letters. As of the date hereof, Parent and Merger Sub have fully paid, or caused to be fully paid, any and all commitment or other fees which are due and payable on or prior to the date hereof pursuant to the terms of the Debt Financing Letters.

        4.9.    Solvency.     Assuming (i) the satisfaction or waiver of the conditions to Parent's and Merger Sub's obligation to consummate the Merger and (ii) the accuracy, in all material respects, of the representations and warranties of the Company set forth in Article III and any other certificate or document delivered in connection herewith as of the Effective Time, at and immediately after the Effective Time, after giving effect to the Transactions (including the Financing, any alternative financing, the payment of the aggregate Per Share Merger Consideration and any amounts payable pursuant to Section 2.8, the payment of all other amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses), Parent and the Surviving Corporation, taken as a whole, will be Solvent.

        4.10.    Limited Guaranty.     Concurrently with the execution of this Agreement, the Limited Guarantor has delivered to the Company the duly executed Limited Guaranty. The Limited Guaranty is in full force and effect and is the valid, binding and enforceable obligation of the Limited Guarantor, except that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally and (b) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law). As of the date hereof, no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Limited Guarantor under the Limited Guaranty.

        4.11.    Absence of Certain Agreements.     Neither Parent nor any of its Affiliates has entered into any Contract pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or pursuant to which any stockholder of the Company (a) agrees to vote to adopt this Agreement or the Merger or (b) agrees to vote against any Superior Proposal.

        4.12.    Management Agreements.     Other than this Agreement, there are no contracts, undertakings, commitments, agreements or obligations or understandings between Parent or Merger Sub or any of their Affiliates, on the one hand, and any member of the Company's management or the board of directors, on the other hand, relating in any way to the Transactions or the operations of the Surviving Corporation after the Effective Time.

        4.13.    Brokers.     No agent, broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company could have any liability.

        4.14.    Exclusivity of Representations.     The representations and warranties made by Parent and Merger Sub in this Article IV are the exclusive representations and warranties made by Parent and Merger Sub. Each of Parent and Merger Sub hereby disclaims any other express or implied representations or warranties with respect to itself.

        4.15.    Acknowledgment of Disclaimer of Other Representations and Warranties.     Parent and Merger Sub acknowledge and agree that, except for the representations and warranties expressly set forth in Article III and any certificate delivered hereunder, (I) the Company is not making, and has not made, any representation or warranty, express or implied (including any implied warranty of merchantability or fitness for a particular use), relating to itself or its business or otherwise in connection with the Merger and Parent and Merger Sub are not relying on any representation or warranty, express or implied, except for those expressly set forth in Article III and any certificate delivered hereunder, and (II) no Person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such entity.

ARTICLE V

Covenants

        5.1.    Conduct of Business by the Company Pending the Merger.     Except (1) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed (except with respect to Sections 5.1(a) and 5.1(b), for which consent may be withheld in Parent's sole discretion)), (2) as required by applicable Law, (3) as expressly required by this Agreement or (4) as otherwise set forth in Section 5.1 of the Company Disclosure Letter, during the period from the date hereof until the Effective Time (or such earlier date on which this Agreement may be terminated in accordance with Article VII), the Company shall carry on its business in all material respects in the ordinary course consistent with past practice. To the extent consistent with the foregoing and except as otherwise consented to in writing by Parent, the Company shall use reasonable best efforts to preserve its assets and properties, preserve its business organizations intact, and maintain existing relations and goodwill with Governmental Entities, alliances, customers, suppliers, employees and business associates in all material respects in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, and except as (i) required by applicable Law, (ii) expressly required by this Agreement or (iii) otherwise set forth in Section 5.1 of the Company Disclosure Letter, during such period, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed (except with respect to Sections 5.1(a) and 5.1(b) , for which consent may be withheld in Parent's sole discretion)):

          (a)   (i) declare, set aside or pay any dividends on, or make other distributions in respect of, any of its capital stock or Equity Interests or (ii) split, combine or reclassify any of its capital stock or Equity Interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or Equity Interests or redeem, purchase or otherwise acquire or offer to redeem any of its capital stock or Equity Interests;

          (b)   authorize for issuance, issue, deliver, sell, pledge, grant, transfer or otherwise encumber any shares of its capital stock or equity interests, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares or interests, voting securities or convertible securities, other than the issuance of Shares pursuant to (i) Company Stock Options outstanding as of the date hereof previously issued under the Company Stock Incentive Plans or (ii) the exchange of Shares for all (but not less than all) exercisable rights under the Rights Plan;

          (c)   amend the articles of incorporation or bylaws of the Company;

          (d)   other than transactions that would be permissible under clause (e) below, acquire (by merger, consolidation, purchase of stock or assets or otherwise), or agree to so acquire any entity, business or assets that constitute a business or division of any Person, or all or a substantial portion of the assets of any Person (or business or division thereof);

          (e)   make or agree to make any capital expenditure in an amount that exceeds $1,000,000 in the aggregate, other than any capital expenditure contemplated by the Company's availability model as of the date of this Agreement (a true, complete and correct copy of which has been previously provided to Parent);

          (f)    other than in the ordinary course of business, transfer, assign, sell, lease, license, encumber or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise), or agree to transfer, assign, sell, lease, license, encumber or otherwise dispose of, or engage in any sale-leaseback transaction or agree to any such transaction with respect to, (i) any entity or material assets or (ii) any Owned Real Property;

          (g)   create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantee thereof, other than (i) indebtedness incurred in the ordinary course of business and consistent with past practice under the Revolving Credit Agreement and (ii) capital leases incurred after the date hereof in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $250,000 at any one time outstanding;

          (h)   other than in the ordinary course of business (including, for the avoidance of doubt, in connection with a capital expenditure permitted to be made pursuant to Section 5.1(e)), enter into, amend, modify or terminate, or grant any waiver under, any Subject Contract or any Contract that would constitute a Subject Contract if entered into prior to the date hereof (other than the expiration or renewal of any Subject Contract in accordance with its terms);

          (i)    enter into any lease of any real property, except any renewals or replacements of existing leases in the ordinary course of business consistent with past practice; provided, that Parent's prior written consent will be required with respect to the renewal of any lease (i) listed on Section 5.1 of the Company Disclosure Letter or (ii) with respect to a distribution center or warehouse, such consent not to be unreasonably withheld or delayed with respect to the renewal of any lease listed on Section 5.1 of the Company Disclosure Letter;

          (j)    enter into, amend, modify or terminate, or grant any waiver under, any Related Party Transaction, other than in the ordinary course of business and on terms that as a whole are no less favorable to the Company than terms that would be obtained from an unaffiliated third party;

          (k)   other than in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other Person, other than advances to employees (other than the Company's officers and directors) in respect of travel or other related ordinary expenses or in the ordinary course of business, advances of expenses to officers and directors as permitted by the Company's bylaws and any indemnification agreements to which the Company is a party or extensions of credit to customers in the ordinary course of business;

          (l)    except as may be required by concurrent changes in GAAP or applicable Law or as disclosed in the Company SEC Documents, make any change in its principles, practices, procedures and methods of financial or Tax accounting that would be material to the Company's financial statements;

          (m)  merge or consolidate the Company with and into any other Person;

          (n)   adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

          (o)   settle, release, waive or compromise any pending or threatened Action of or against the Company (i) requiring payment by the Company of an amount in excess of $25,000 in the aggregate, (ii) entailing the incurrence of any material obligation or liability of the Company, including costs or revenue reductions or obligations that would impose material restrictions on the business or operations of the Company, or (iii) that imposes any non-monetary relief that would be material to the Company;

          (p)   other than in the ordinary course of business, enter into any Contract or other binding obligation of the Company containing (i) any material restriction on the right of the Company to conduct its business as it is presently being conducted or currently contemplated to be conducted after the Merger, (ii) any provisions granting "most favored nation" status, in a manner that is material to the business of the Company, or (iii) a non-competition provision restricting the Company in a material manner;

          (q)   (i) increase the compensation (including contingent compensation entitlements, such as severance pay) of any current director, officer, employee or consultant of the Company, except for increases in base salary or wages, annual bonus targets, hourly wage rate and benefits (including in connection with promotions or other changes in job status) for non-officer employees in the ordinary course of business consistent with past practice and in any event not to exceed, in the aggregate, three percent (3%) of any such individual's total compensation, (ii) adopt any new employee benefit plan or arrangement, or amend, modify or terminate any existing Benefit Plan or Employment Agreement, in each case for the benefit of any current or former director, officer, employee or consultant of the Company, other than (x) to avoid the imposition of any excise tax under Section 4999 of the Code, (y) as required to cause such plans or agreements to not be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to not result in the application of the additional tax thereunder (provided, that any such amendment does not materially expand the benefits to be received thereunder), or (z) as permitted in clause (i) hereof, (iii) enter into any employment, severance, retention, incentive or special pay agreement or arrangement with any employees of the Company, (iv) make any new equity awards to any director, officer, employee or consultant of the Company, (v) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, compensation or benefits under, any Benefit Plan or Employment Agreement, (vi) enter into any collective bargaining agreements or (vii) hire any (A) employee with an annual base salary in excess of $100,000 or (B) management-level employee with responsibility for selecting and purchasing merchandise for the Company; except, in the case of each of clauses (i) through (vi), to the extent required by applicable Law, applicable Tax qualification requirements, this Agreement, or any Benefit Plan, Employment Agreement or other agreement in effect on the date of this Agreement;

          (r)   (i) make any material Tax election or take any material position on a material Tax Return filed after the date of this Agreement or adopt any material method of accounting therein that is inconsistent with elections made, positions taken or methods of accounting used in preparing or filing similar returns in prior periods, (ii) enter into any settlement or compromise of any material Tax liability, (iii) file any amended Tax Return that would result in a material change in Tax liability, taxable income or loss, (iv) change any annual Tax accounting period, (v) enter into any closing agreement relating to any material Tax liability, or (vi) consent to any waiver of a statute of limitation with respect to any material Tax Return;

          (s)   enter into any new line of business outside of its existing business;

          (t)    other than in the ordinary course of business consistent with past practice, terminate, cancel, amend or modify any material insurance policies maintained by it covering the Company or its properties which is not replaced by a comparable amount of insurance coverage;

          (u)   change fiscal years; or

          (v)   authorize, agree or commit to do any of the foregoing.

        5.2.    Stock Exchange De-listing.     Each of the Company and Parent shall take such actions reasonably required to cause the Company's securities to be de-listed from NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time.

        5.3.    Solicitation.

          (a)   Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until the Solicitation Period End-Date, the Company and its Representatives shall have the right, directly or indirectly, to (i) solicit, initiate, facilitate or encourage any inquiries regarding, or the making of any proposal or offer that constitutes, an Acquisition Proposal, including by way of providing access to the directors, officers, employees, agents, properties, books and records of the Company and access to non-public information pursuant to one or more Acceptable Confidentiality Agreements; provided, that to the extent that any such non-public information concerning the Company is provided or made available to any Person that was not previously provided or made available to Parent, such information is provided or made available to Parent prior to or substantially concurrently therewith (and in any event within two (2) Business Days thereof); and (ii) engage in, continue, enter into and maintain discussions or negotiations with respect to Acquisition Proposals, or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations. For purposes of this Agreement, "Solicitation Period End-Date" means 11:59 p.m. (Eastern Time) on August 24, 2013.

          (b)   Except as expressly permitted by this Section 5.3(b) or Section 5.3(c), (x) the Company shall, and shall cause its Representatives to, on the Solicitation Period End-Date, immediately cease any existing solicitations, discussions or negotiations with any Persons that may be ongoing with respect to any Acquisition Proposals or any proposal reasonably likely to result in an Acquisition Proposal (and the Company shall request that all copies of all non-public information it or its Representatives have distributed or made available since the date hereof to Persons in connection with their consideration of any Acquisition Proposal (other than with respect to Parent and its Affiliates), be promptly destroyed or returned to the Company (subject to the exceptions set forth in any Acceptable Confidentiality Agreement entered into with such Persons)) and cause any physical or virtual data room to no longer be accessible to or by any Person other than Parent and its Affiliates; and (y) from the Solicitation Period End-Date until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to Article VII, the Company shall not, and shall cause its Representatives not to, directly or indirectly:

              (i)  initiate, solicit or knowingly encourage, facilitate or assist any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal;

             (ii)  engage in, enter into, continue or otherwise participate in any discussions or negotiations regarding any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or provide any non-public information or data to any Person relating to the Company, or afford to any Person access to the directors, officers, business, properties, assets or personnel of the Company;

            (iii)  enter into any other acquisition agreement, merger agreement or similar definitive agreement, letter of intent, memorandum of understanding or agreement in principle with respect thereto or any other agreement relating to an Acquisition Proposal (an "Alternative Acquisition Agreement"); or

            (iv)  otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal, other than, in each case, to request information from the Person making any such proposal or offer for the sole purpose of the Company Board informing itself about the proposal or offer that has been made and the Person that made it or to notify any Person of the Company's obligations under this Section 5.3.

  Notwithstanding the foregoing, the Company may (a) continue to provide access to non-public information and delay its request to destroy or return non-public information, (b) maintain any physical or virtual data room for access and (c) continue to take any of the actions described in clauses (i), (ii), (iii) and (iv) above from and after the Solicitation Period End-Date, in each case, solely with respect to any Excluded Party until the earlier of (x) 12:01 a.m. on September 8, 2013, and (y) the date on which the Company certifies to Parent in writing that it is not engaged in discussions with any Excluded Party (the "Cut-Off Date"). The Company shall, and shall cause its Representatives to, on the Cut-Off Date, take the actions set forth above with respect to the return or destruction of non-public information held by any Excluded Party and cause any physical or virtual data room then available to any Excluded Party to no longer be accessible by any Excluded Party. "Excluded Party" means any Person, group of Persons or group that includes any Person (so long as such Person and the other members of such group, if any, who were members of such group immediately prior to the Solicitation Period End-Date constitute at least 50% of the equity financing of such group at all times following the Solicitation Period End-Date and prior to the termination of this Agreement) (including, with respect thereto, their Representatives) from whom the Company or any of its Representatives has received prior to the Solicitation Period End-Date a written Acquisition Proposal that the Company Board determines in its good faith judgment (such determination to be made no later than two (2) Business Days after the Solicitation Period End-Date), after consultation with its independent financial advisor and outside counsel, is bona fide and is, or would reasonably be expected to result in, a Superior Proposal. For purposes of clarification, following the occurrence of the Cut-Off Date, the restrictions contemplated by this Section 5.3(b) and Section 5.3(c) shall be applicable with respect to Excluded Parties.

          (c)   From and after the date of this Agreement, the Company shall promptly notify Parent orally (and then in writing within (I) two (2) Business Days, if before the Solicitation Period End Date or, if applicable pursuant to this Section 5.3, the Cut-Off Date, or (II) 48 hours, if after such date) after it has received any request for discussions or negotiations, any request for access to the properties or books and records of the Company of which the Company or any of its Representatives is or has become aware, or any request for information relating to the Company, in each case, in connection with an Acquisition Proposal or any proposal, inquiry, offer or request relating to or constituting an Acquisition Proposal or a potential Acquisition Proposal or any amendments to the financial or material terms of the foregoing. Such notice to Parent shall indicate the identity of the Person making such proposal or request and the material terms and conditions of such proposal, if any. From and after the date of this Agreement, the Company shall keep Parent informed on a prompt basis (and in any event within (1) two (2) Business Days, if before the Solicitation Period End Date or, if applicable pursuant to this Section 5.3, the Cut-Off Date, or (2)  48 hours, if after such date) of the status of any significant developments, discussions or negotiations regarding any such Acquisition Proposal or any change to the financial or material terms of any such Acquisition Proposal, including by providing a copy, if applicable, of any written requests, proposals or offers, including proposed agreements, regarding any such Acquisition Proposal within (i) two (2) Business Days, if before the Solicitation Period End Date or, if applicable pursuant to this Section 5.3, the Cut-Off Date, or (ii) 48 hours, if after such date, after the receipt thereof, and the Company shall not enter into any Contract with any Person subsequent to the date of this Agreement, and the Company neither is nor shall become party to any Contract, in each case, that prohibits the Company from providing such information to Parent. Notwithstanding Section 5.3(b), but without limiting the actions permitted by Sections 5.3(a) and 5.3(b) and subject to complying with Section 5.3(b), if, prior to the time the Stockholder Approval is obtained, the Company receives a bona fide written Acquisition Proposal from any Person that did not result from a breach of a material provision of this Section 5.3 and that the Company Board concludes in good faith, after consultation with its independent financial advisor and outside legal counsel, constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, (x) the Company and its Representatives may provide access and non-public information with regard to the Company in response to a request therefor by such Person if the Company receives from such Person (or has received from such Person) an executed Acceptable Confidentiality Agreement; provided, that the Company shall promptly (but in any event within (A) two (2) Business Days, if before the Solicitation Period End Date or, if applicable pursuant to this Section 5.3, the Cut-Off Date, or (B) 48 hours, if after such date) make available to Parent and Merger Sub any non-public information concerning the Company that is provided to any Person given such access which was not previously made available to Parent or Merger Sub; and provided, further, that the Company shall not enter into any Contract with any Person subsequent to the date of this Agreement, and the Company neither is nor shall become party to any Contract, in each case, that prohibits the Company from providing such information to Parent; and (y) the Company and its Representatives may engage or participate in any discussions or negotiations with such Person; in each case, provided, that the Company Board concludes in good faith, after consultation with its outside legal counsel, that failure to take such action described in the foregoing clauses (x) or (y) would be inconsistent with its fiduciary duties under applicable Law.

          (d)   Except as set forth in this Section 5.3(d), neither the Company Board nor any committee thereof shall withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in any manner adverse to Parent, the Company Recommendation with respect to the Merger, make any public statement in connection with the Company Recommendation or in reference to an Acquisition Proposal that is inconsistent with the Company Recommendation and in any manner adverse to Parent, fail to include the Company Recommendation in the Proxy Statement, or, in the event of a tender offer or exchange offer for any outstanding Common Stock, fail to recommend against acceptance of such tender offer or exchange offer by the Company's stockholders within ten (10) Business Days of the commencement thereof (for the avoidance of doubt, the taking of no position or a neutral position by the Company Board in respect of the acceptance of any tender offer or exchange offer by its stockholders shall constitute a failure to recommend against any such offer), or adopt, approve or recommend or otherwise declare advisable, or publicly propose to adopt, approve or recommend an Acquisition Proposal (any of the foregoing actions or any actions described in the proviso to Section 5.3(e), in each case whether taken by the Company Board or any committee thereof, a "Change of Recommendation"), or cause or permit the Company to enter into any Alternative Acquisition Agreement, or fail to make or reaffirm the Company Recommendation within five (5) Business Days following Parent's written request to do so following receipt of an Acquisition Proposal (provided that Parent may make only one (1) such request). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Stockholder Approval is obtained, the Company Board may effect a Change of Recommendation (and, in the case of the following clause (y), terminate this Agreement pursuant to Section 7.3(a), enter into an Alternative Acquisition Agreement and pay the Termination Fee to Parent pursuant to Section 7.5(b)(ii)) if (x) an event, fact, development or occurrence affecting the business, assets or operations of the Company (but not relating to an Acquisition Proposal) that was neither known nor reasonably foreseeable to the Company Board as of the date of this Agreement becomes known to the Company Board (an "Intervening Event"), or (y) if the Company receives an Acquisition Proposal that is a written offer capable of acceptance that the Company Board concludes in good faith, after consultation with its independent financial advisor and outside counsel, constitutes a Superior Proposal; provided, that, in order to effect a Change of Recommendation under either clause (x) or

  (y) or terminate this Agreement to enter into a definitive agreement with respect to a Superior Proposal:

              (i)  the Company Board shall have concluded, in good faith and after consultation with its independent financial advisor and outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable Law;

             (ii)  the Company shall have provided prior written notice to Parent, at least five (5) Business Days in advance of making such Change of Recommendation or such termination (such period, the "Negotiation Period"), advising Parent of the intention to effect a Change of Recommendation or terminate this Agreement pursuant to Section 7.3(a), which notice shall specify in detail the basis for the Change of Recommendation or termination and, in the case of a Superior Proposal, shall specify the identity of the party making such Superior Proposal and the material terms thereof and shall include copies of the final forms (or the most current versions) of all relevant documents relating to such Superior Proposal;

            (iii)  during the Negotiation Period, the Company shall have negotiated, and shall have used reasonable best efforts to cause its Representatives to negotiate, with Parent in good faith with respect to changes to the terms and conditions of this Agreement or the Transactions (or as to any other proposals made by Parent); and

            (iv)  after so negotiating with Parent during the Negotiation Period, the Company Board shall have considered in good faith any and all written offers (that are capable of being accepted) to change this Agreement and the Transactions from Parent (or other written offers made by Parent that are capable of being accepted), and shall have concluded, after consultation with its independent financial advisor and outside legal counsel, (A) in the event the Company Board's determination pursuant to clause (d)(i) above is in response to a Superior Proposal, that such Superior Proposal would continue to constitute a Superior Proposal even if such changes or other proposals were to be given effect, provided that, if any amendment or revision that is not insignificant or ministerial in nature is made to the Acquisition Proposal (including any revision or change to any pricing terms) that the Company Board has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent with respect to each successive such amendment or revision and to comply with the requirements of this Section 5.3 (including Section 5.3(e)) with respect to such new written notice and the Negotiation Period shall recommence (provided, however, that for each such successive amendment or revision and successive written notice, the Negotiation Period shall be four (4) Business Days), or (B) in the event the Company Board's determination pursuant to clause (d)(i) above is in response to an Intervening Event, that such changes would not obviate the need for a Change of Recommendation in response to such Intervening Event.

          (e)   Nothing in this Agreement shall prohibit the Company Board from (i) taking or disclosing to the Company's stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, or (ii) making any disclosure to the Company's stockholders that the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be likely to be inconsistent with its fiduciary duties to the Company's stockholders under applicable Law (it being agreed that the issuance by the Company or the Company Board of a "stop, look and listen" statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or, upon determination by the Company that such a statement is required under applicable Law, a factually accurate public statement by the Company that describes the Company's receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, shall not in and of itself constitute a Change of Recommendation); provided, that any disclosure of a position contemplated by Rule 14e-2(a) under the Exchange Act other than (A) a "stop, look and listen" communication limited solely to the type contemplated by Rule 14d-9 under the Exchange Act, (B) any express rejection of any applicable Acquisition Proposal or (C) any express reaffirmation of its recommendation to its stockholders in favor of the Merger, shall be deemed to be a Change of Recommendation.

          (f)    No Change of Recommendation shall change the approval of the Company Board for purposes of causing any Takeover Statute to be applicable to the Merger or the other Transactions.

          (g)   The Company acknowledges and agrees that any violation of the restrictions set forth in this Section 5.3 by any director or officer of, or any investment banker, financial advisor or attorney to, the Company, directly or indirectly, shall be deemed to be a breach of this Section 5.3 by the Company.

        5.4.    Stockholder Approval; Proxy Statement.

          (a)   The Company shall take all action necessary in accordance with the KGCC and the Company's articles of incorporation and bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholder Meeting") for the purpose of voting upon the adoption of this Agreement and holding the Shareholder Advisory Vote. The Company shall cause the Stockholder Meeting to be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the mailing of the Proxy Statement; provided, that such date is in accordance with applicable Law and NASDAQ rules and the Company's articles of incorporation and bylaws. The notice of such Stockholder Meeting shall state that a resolution to adopt this Agreement, a resolution to adjourn the Stockholder Meeting and a resolution regarding the Shareholder Advisory Vote will be considered at the Stockholder Meeting, and no other matters shall be considered or voted upon at the Stockholder Meeting without Parent's prior written consent.

          (b)   Subject to Parent's and Merger Sub's timely performance of their obligations under this Section 5.4, the Company shall, as promptly as reasonably practicable after the date of this Agreement and in any event no later than fifteen (15) Business Days after the date hereof, prepare and file a preliminary Proxy Statement with the SEC. Subject to Parent's and Merger Sub's timely performance of their obligations under this Section 5.4, the Company shall respond to any comments of the SEC or its staff with respect to the Proxy Statement and use its reasonable best efforts to cause the Proxy Statement to be cleared by the SEC as promptly as practicable. The Company shall recommend (subject to Section 5.3(d)) that the stockholders of the Company adopt this Agreement and the Transactions (including the Merger) in accordance with Section 17-6701 of the KGCC (the "Company Recommendation") at the Stockholder Meeting, and the Company shall include the Company Recommendation in the Proxy Statement (subject to Section 5.3(d)), and, subject to Section 5.3(d), shall use its reasonable best efforts to solicit from the Company's stockholders proxies in favor of the adoption of this Agreement and the Transactions (including the Merger).

          (c)   Parent and Merger Sub shall cooperate with the Company in the preparation of the Proxy Statement. The Company shall promptly notify Parent of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall promptly supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Each of the Company, Merger Sub and Parent agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff, with respect to the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and propose comments on the Proxy Statement, and the Company shall not unreasonably refuse to include any comments proposed by Parent in any such document or response.

          (d)   As promptly as practicable, and in no event more than two (2) Business Days, after the later of (x) the Solicitation Period End Date or, if applicable pursuant to Section 5.3, the Cut-Off Date and (y) the date on which the SEC has informed the Company that it has no further comments with respect to the Proxy Statement (or, if the SEC has not informed the Company that it intends to review the Proxy Statement, after the expiration of the applicable period for comments from the SEC), the Company shall calculate the Excess Availability and shall provide Parent with the results of such calculation (the date of such calculation, the "Initial Availability Determination Date").

              (i)  If, on the Initial Availability Determination Date, the Excess Availability is greater than or equal to the Applicable Minimum Excess Availability, the Company shall, as promptly as practicable thereafter, file the definitive Proxy Statement with the SEC and cause such Proxy Statement to be mailed to the holders of shares of Common Stock.

             (ii)  If the Initial Availability Determination Date occurs (A) not more than five (5) calendar days before or after a particular Minimum Excess Availability Determination Date or (B) at any time after December 6, 2013, and if, on the Initial Availability Determination Date, the Excess Availability is less than the Applicable Minimum Excess Availability, Parent shall be entitled to exercise its right to terminate this Agreement in accordance with Section 7.4(c) within two (2) Business Days after receipt of such calculation of Excess Availability; provided, that if Parent fails to exercise such termination right within such two (2) Business Day period, the Company shall, as promptly as practicable thereafter, file the definitive Proxy Statement with the SEC and cause such Proxy Statement to be mailed to the holders of shares of Common Stock.

            (iii)  If the Initial Availability Determination Date occurs on a date that is (A) not within five (5) calendar days of any Minimum Excess Availability Determination Date and (B) prior to November 26, 2013, and if, on the Initial Availability Determination Date, the Excess Availability is less than the Applicable Minimum Excess Availability, the Company shall recalculate Excess Availability on the next Minimum Excess Availability Determination Date (the date of such recalculation, the "Subsequent Availability Determination Date"); provided, that if, within two (2) Business Days after Parent's receipt of such calculation of Excess Availability on the Initial Availability Determination Date, Parent waives in writing its right under this Section 5.4(d)(iii) to require the Company to recalculate Excess Availability on the Subsequent Availability Determination Date, the Company shall, as promptly as practicable thereafter, file the definitive Proxy Statement with the SEC and cause such Proxy Statement to be mailed to the holders of shares of Common Stock.

            (iv)  If the Company is required to recalculate Excess Availability on the Subsequent Availability Determination Date, then, on the Subsequent Availability Determination Date, the Company shall calculate the Excess Availability and shall provide Parent with the results of such calculation. If, on the Subsequent Availability Determination Date, the Excess Availability is greater than or equal to the Applicable Minimum Excess Availability, the Company shall, as promptly as practicable thereafter, file the definitive Proxy Statement with the SEC and cause such Proxy Statement to be mailed to the holders of shares of Common Stock. If, on the Subsequent Availability Determination Date, the Excess Availability is less than the Applicable Minimum Excess Availability, Parent shall be entitled to exercise its right to terminate this Agreement in accordance with Section 7.4(c) within two (2) Business Days after receipt of such calculation of Excess Availability; provided, that if Parent fails to exercise such termination right within such two (2) Business Day period, the Company shall, as promptly as practicable thereafter, file the definitive Proxy Statement with the SEC and cause such Proxy Statement to be mailed to the holders of shares of Common Stock.

             (v)  Notwithstanding anything to the contrary in this Section 5.4, in no event shall the Company be obligated to file the definitive Proxy Statement with the SEC or cause such Proxy Statement to be mailed to the holders of shares of Common Stock before the date that is three (3) Business Days after the later of (A) the Solicitation Period End Date or, if applicable pursuant to Section 5.3, the Cut-Off Date and (B) the date on which the SEC has informed the Company that it has no further comments with respect to the Proxy Statement (or, if the SEC has not informed the Company that it intends to review the Proxy Statement, the expiration of the applicable period for comments from the SEC).

          (e)   Each of Parent and Merger Sub agrees to advise the Company as promptly as reasonably practicable if at any time prior to the Stockholder Meeting any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent and Merger Sub will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Parent and its Affiliates, to comply with applicable Law after the mailing thereof to the stockholders of the Company.

          (f)    The Company agrees to advise Parent as promptly as reasonably practicable if at any time prior to the Stockholder Meeting any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to supplement the Proxy Statement with the information needed to correct such inaccuracy or omission. The Company will furnish such supplemental information as may be necessary in order to cause the Proxy Statement to comply with applicable Law after the mailing thereof to stockholders of the Company.

        5.5.    Rights Plan.     The Company shall cause the Rights Plan to terminate upon the Effective Time, without payment of any amounts to any holder thereof. Prior to the earlier of the termination of this Agreement pursuant to Article VII or the Effective Time, except simultaneously with or, if required under the Rights Plan, immediately prior to a valid termination of this Agreement pursuant to and in connection with Section 7.3(a), the Company shall not (a) terminate the Rights Plan, (b) other than as expressly permitted by Section 5.1(b)(ii), redeem any rights or interests granted thereunder, (c) waive or amend any provision thereof adverse to Parent or (d) exempt any Person from the Rights Plan.

        5.6.    Reasonable Best Efforts; Filings; Other Actions.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and Parent shall use their reasonable best efforts to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other in doing all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions, including the Merger, (ii) obtain from any Governmental Entities and any third parties any actions, non-actions, clearances, waivers, consents, approvals, permits or orders required to be obtained by the Company or Parent in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, and (iii) make all registrations, filings, notifications or submissions which are necessary or advisable, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) any applicable federal or state securities Laws and (B) any other applicable Law. Notwithstanding anything to the contrary contained in this Agreement, all obligations of the Company, Parent and Merger Sub regarding the Financing or any other financing for the Transactions shall be governed exclusively by Sections 5.13 and 5.14, and not this Section 5.6.

          (b)   Notwithstanding the foregoing or any other provision of this Agreement, nothing contained in this Agreement shall require or obligate Parent or any of its Affiliates to, and the Company shall not, without the prior written consent of Parent: (i) pay or commit to pay any material amount of cash or other consideration, or incur or commit to incur any material liability or other obligation, in connection with obtaining any authorization, consent, order, registration or approval; or (ii) agree or otherwise be required to sell, divest, dispose of, license, hold separate, or take or commit to take any action that limits in any material respect its freedom of action with respect to, or its ability to retain, any businesses, products, rights, services, licenses, or assets of Parent, the Company, or any of their respective Affiliates, or any interest or interests therein.

          (c)   Each of the Company, Parent and Merger Sub shall (i) subject to any restrictions under any applicable Law, to the extent practicable, promptly notify each other of any communication to that party from any Governmental Entity with respect to this Agreement and the transactions and other agreements contemplated hereby and permit the other party to review in advance any proposed written communication to any Governmental Entity, (ii) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by any Governmental Entity in respect of any registrations, declarations and filings, (iii) unless required by applicable Law, not agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to this Agreement and the transactions and other agreements contemplated hereby unless it consults with the other party in advance and, to the extent not prohibited by applicable Law or such Governmental Entity, gives the other party the opportunity to attend and participate thereat, in each case to the extent practicable, (iv) subject to any restrictions under any applicable Law, furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and any Governmental Entity or members of its staff on the other hand, with respect to this Agreement and the transactions and other agreements contemplated hereby (excluding any sensitive information with respect to any individual who is an officer, director, employee or equity holder in Parent or any of its Affiliates and any documents and communications which are subject to preexisting confidentiality agreements, the attorney client privilege or work product doctrine), and (v) furnish the other party with such necessary information and reasonable assistance as such other party and its Affiliates may reasonably request in connection with their preparation of necessary filings, registrations, or submissions of information to any Governmental Entities in connection with this Agreement and the transactions and other agreements contemplated hereby and thereby.

          (d)   The Company shall keep Parent and Merger Sub informed, on a reasonably prompt basis, of any events, discussions, notices or changes with respect to any Tax, criminal or regulatory investigation or other Action involving the Company, and shall reasonably cooperate with Parent and Merger Sub and their respective Affiliates in an effort to avoid or mitigate any cost or regulatory consequences to them that might arise from such investigation or Action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators).

          (e)   The Company agrees to use its reasonable best efforts to take, or cause to be taken all actions and do, or cause to be done, all things reasonably necessary, proper, or advisable to reasonably cooperate with Parent and Merger Sub to facilitate the transfer of Owned Real Property or other assets to one or more Affiliates of Parent or Merger Sub immediately following the Effective Time; provided, that (i) nothing in this Section 5.6(e) shall require the Company to transfer any Owned Real Property or other assets prior to the Effective Time, and (ii) Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company and its Representatives from and against any and all losses, damages, claims, costs, or expenses suffered in connection with the actions required by this Section 5.6(e).

        5.7.    Access and Reports.

          (a)   Subject to applicable Law, from and after the date of this Agreement to the Effective Time, upon reasonable notice, the Company shall (i) afford to Parent, Merger Sub and each of their Representatives, reasonable access, during normal business hours and in a manner not materially disruptive to the business or operations of the Company, to its officers, employees, properties, offices and other facilities, books, contracts and records and (ii) furnish or cause to be furnished such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company as Parent, Merger Sub or their Representatives may reasonably request and as is not materially disruptive to the business or operations of the Company; provided, that (x) no investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by the Company herein, and (y) the foregoing shall not require the Company (I) to permit any inspection, or to disclose any information that would violate applicable Law or any of its obligations with respect to confidentiality so long as the Company shall have used reasonable best efforts to obtain the consent of such third party to allow such inspection or disclosure or (II) to disclose any information of the Company that would waive the protection of attorney-client privilege if the Company shall have used reasonable best efforts to disclose such information in a way that would not waive such privilege. No investigation made pursuant to this Section 5.7(a) shall affect any representation or warranty in this Agreement or any condition to the obligations of the parties hereto to consummate the Merger. The Confidentiality Agreement shall apply with respect to information furnished by the Company and its Representatives hereunder. To the extent that Wells Fargo Bank, National Association has the capacity as the lender under the Revolving Credit Facility to undertake any new appraisals or field exams with respect to the assets or inventory of the Company, any such appraisals or field exams will be provided promptly to Parent.

          (b)   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (i) of any notice or other communication received by such party from any Governmental Entity in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be, in the reasonable judgment of such party, material to the Company, the Surviving Corporation or Parent, (ii) of any Actions commenced or, to such party's Knowledge, threatened against, relating to or otherwise affecting such party or any of its Affiliates in connection with, arising from or relating to this Agreement or the Transactions ("Transaction Litigation") or (iii) if such party becomes aware of any facts or circumstances that such party believes do, or with the passage of time are reasonably likely to, constitute a breach of this Agreement by the other party or the occurrence or non-occurrence, of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any party hereto to effect the Merger or any of the other Transactions not to be satisfied; provided that the delivery of any notice pursuant to this Section 5.7(b) shall not cure any breach of any representation, warranty or covenant in this Agreement or otherwise limit or affect the remedies available hereunder to any party hereto.

        5.8.    Publicity; Communications.

          (a)   The initial press release to be issued with respect to the Transactions, including the Merger, shall be a joint press release by the Company and Parent and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements (including conference calls with investors and analysts) with respect to the Merger or any of the other Transactions and prior to making any filings with any third party and/or any Governmental Entity or NASDAQ with respect thereto, except as may be required by Law, by any NASDAQ listing rule, or by obligations pursuant to any listing agreement with NASDAQ (in which case, to the extent permitted by such Law, rule, or obligation, such party shall use its reasonable best efforts to consult with the other parties before issuing such press release or making such public announcement or filing); provided, that Parent's consent shall not be required, and the Company shall not be required to consult with Parent in connection with, or provide Parent an opportunity to review or comment upon, any press release or other public statement or comment to be issued or made with respect to any Acquisition Proposal so long as the Company is in compliance in all material respects with the provisions of Section 5.3 at the time of any such press release or other public statement or comment. Notwithstanding the foregoing, without the prior consent of the other parties, the Company may disseminate the information included in a press release or other document previously approved for external distribution by Parent.

          (b)   Before any Merger Communication of the Company or any of its "participants" (as defined in Item 4 of Schedule 14A of the Exchange Act) is first (i) disseminated to any investor, analyst, member of the media, employee, client, customer or other third party or otherwise made accessible on the website of the Company or such participant (whether in written, video or oral form via webcast, hyperlink or otherwise), or (ii) utilized by any executive officer, key employee or advisor of the Company or any such participant as a script in discussions or meetings with any such third parties, the Company shall (or shall cause any such participant to) provide such Merger Communication to Parent and allow Parent a reasonable opportunity to comment thereon, and shall consult in good faith with Parent for purposes of determining whether that communication constitutes "soliciting material" that is required to be filed by Rule 14a-6(b) or Rule 14a-12(b) of the Exchange Act. The Company shall (or shall cause any such participant to) give reasonable and good faith consideration to any comments made by Parent on any such Merger Communication.

        5.9.    Employee Benefits.

          (a)   Effective as of the Closing Date and for a period of six (6) months following the Closing Date, Parent shall provide (i) to each employee of the Company who continues to be employed by the Surviving Corporation after the Effective Time (each, a "Continued Employee") salary levels, hourly wage levels and bonus opportunities at a rate that is no less than such Continued Employee's salary level, hourly wage level and bonus opportunities in effect on the Closing Date and (ii) to each Continued Employee benefits (other than equity-based plans) that are substantially comparable, in the aggregate, to the aggregate benefits that were provided to such employee on the Closing Date.

          (b)   If Parent does not continue the Benefit Plans after the Closing Date, (i) Parent will cause the benefit plans applicable to the Continued Employees to recognize all previous service with the Company for the purpose of determining eligibility for and entitlement to succeeding benefits, including vesting (provided that service with the Company shall not be counted for purposes of benefit accrual under any pension plan of Parent or to the extent that such recognition would result in any duplication of benefits); (ii) Parent shall cause the Surviving Corporation's group health plan to make reasonable best efforts to recognize all deductibles and coinsurance payments accrued by the Continued Employees prior to the Closing Date and to waive any preexisting condition limitations for the Continued Employees; and (iii) for the remainder of the calendar year in which the Closing occurs, the vacation and holiday plan offered to Continued Employees shall be substantially comparable to the vacation and holiday plan applicable to the Continued Employees that was in effect immediately before the Closing Date. Notwithstanding the foregoing, Parent will maintain those Benefit Plans that are flexible spending account plans through at least the end of the current plan year.

          (c)   Except as provided in Section 5.9(a), nothing in this Section 5.9, expressed or implied, shall confer upon any Person (including any Continued Employee) other than the Company any rights or remedies (including any right to employment or continued employment, or any right to compensation or benefits for any period) of any nature or kind whatsoever, under or by reason of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Company to terminate the employment of any Continued Employee at any time and for any or no reason. Except as expressly provided in this Section 5.9, nothing in this Agreement shall be construed to require the Company to maintain any particular type of benefit plan. In addition, the provisions of this Section 5.9 are for the sole benefit of the parties to this Agreement and are not for the benefit of any third party (including Continued Employees), and shall not be deemed to establish or amend (or require the establishment or amendment of) any benefit plans, policies, programs, agreements or arrangements.

        5.10.    Expenses.    Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Merger and the other Transactions shall be paid by the party incurring such expense. Parent shall, or shall cause the Surviving Corporation to, pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in Article II.

        5.11.    Directors' and Officers' Indemnification and Insurance.

          (a)   Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time (including any matters arising in connection with this Agreement or the Transactions) now existing in favor of the present and former officers, directors, employees, and agents of the Company, as provided in the Company's articles of incorporation, bylaws or other organizational documents or in any Contract as in effect on the date hereof, shall survive the Merger and shall continue in full force and effect.

          (b)   For a period of six (6) years after the Effective Time, Parent shall cause the Surviving Corporation (and its successors) to establish and maintain provisions in its articles of incorporation, bylaws or other organizational documents concerning the indemnification, advancement of expenses to, and exculpation of the former and current officers, directors, employees, and agents of the Company that are no less favorable to those persons than the provisions of the articles of incorporation, bylaws and other organizational documents of the Company as are in effect as of the date hereof. Parent shall cause the Surviving Corporation to honor its obligations under this Section 5.11 without limit as to time.

          (c)   For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect, without any lapse in coverage, the current policies of directors' and officers' liability insurance maintained by the Company (provided, that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the present and former directors and officers of the Company (each such present and former director or officer, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") than the current policies) with respect to matters arising at or before the Effective Time; provided, however, that (i) in lieu of the purchase of such insurance by Parent, the Company shall, at Parent's option, if reasonably available, prior to the Effective Time, purchase a six-year extended reporting period endorsement under its existing directors' and officers' liability insurance coverage that (A) provides at least the same coverage and amounts as the Company's current policy and (B) contains terms and conditions that are no less advantageous to the present and former directors and officers of the Company than the Company's current policy, and (ii) during this period, Parent shall not be required to procure any coverage in excess of the amount that can be obtained for the remainder of the period for an annual premium of 300% of the current annual premium paid by the Company for its existing coverage. Notwithstanding the foregoing, the Company may elect in lieu of the foregoing insurance, prior to the Effective Time, to obtain and fully pay for a policy (providing coverage for the Indemnified Parties and such officers) with a claims period of at least six (6) years from the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to directors' and officers' liability insurance in an amount and scope no less favorable than the Company's existing policies with respect to matters existing or occurring at or prior to the Effective Time; provided, that the cost thereof does not exceed 300% of the aggregate amount per annum that the Company paid for such coverage in the last full fiscal year; and provided, further, that the Company must obtain Parent's written consent (which consent will not be unreasonably withheld or delayed) to its choice of insurance carrier. If such "tail" policy has been obtained by the Company prior to the Effective Time, Parent and the Surviving Corporation shall maintain such policy in full force and effect for its full term and shall continue to honor the Company's obligations thereunder.

          (d)   Without limiting the other provisions of this Section 5.11, to the fullest extent that the Company would be permitted by applicable law to do so, Parent shall cause the Surviving Corporation to: (i) indemnify and hold harmless each Indemnified Party against and from any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any alleged action or omission in such Indemnified Party's capacity as a director, officer or employee of the Company prior to the Effective Time or (B) this Agreement or the Transactions, and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including reasonable attorneys' fees) of any Indemnified Party upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Company pursuant to Section 17-6305 of the KGCC. Any determination required to be made with respect to whether the conduct of any Indemnified Party complies or complied with any applicable standard shall be made by independent legal counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Corporation, and the fees of such counsel shall be paid by the Surviving Corporation. Notwithstanding anything to the contrary contained in this Section 5.11(d) or elsewhere in this Agreement, no settlement, compromise, consent or termination of any claim, action, suit, proceeding or investigation will affect, limit or modify the obligations of Parent and the Surviving Corporation hereunder.

          (e)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the articles of incorporation or bylaws of the Company, any other indemnification arrangement, the KGCC or otherwise. The provisions of this Section 5.11 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties, and the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.11. The Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing its indemnity and other rights under this Section 5.11.

          (f)    In the event that any of Parent, the Surviving Corporation or their successors or assigns (i) consolidates with or merges into any other Person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person or entity, then, and in each such case, proper provision shall be made so that such continuing or surviving entity or transferee, as the case may be, assumes the obligations of Parent or the Surviving Corporation, as applicable, set forth in this Section 5.11.

        5.12.    Rule 16b-3.     Prior to the Effective Time, the Company shall (and shall be permitted to) take all steps reasonably necessary or appropriate to cause the Transactions and any other dispositions of equity securities of the Company (including any Company equity awards pursuant to Section 2.8 in connection with this Agreement) by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        5.13.    Financing.

          (a)   Parent and Merger Sub acknowledge and agree that, prior to the Effective Time, the Company and its Representatives shall not incur any liability to any Person under any financing that Parent and Merger Sub may raise in connection with the Transactions, and that Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company and its Representatives from and against any and all losses, damages, claims, costs, or expenses suffered in connection with the Financing and any information utilized in connection therewith, except with respect to any information provided by the Company and its Representatives expressly for use in connection with the Financing.

          (b)   Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper, or advisable to arrange and obtain the proceeds of the Financing as soon as reasonably practicable on the terms and conditions described in the Financing Letters, including using its reasonable best efforts to (x) enter into definitive agreements with respect to the Financing Letters on terms and conditions no less favorable in the aggregate to Parent and Merger Sub than those contained in the Financing Letters (provided that such other terms would not reasonably be expected to delay or prevent the Closing), (y) satisfy, or cause their Representatives to satisfy, on a timely basis all conditions applicable to Parent, Merger Sub or their respective Representatives in the Financing Letters (or definitive agreements entered into with respect to the Financing Letters), and (z) consummate the Financing at or prior to the Closing Date, subject to the satisfaction or waiver of the conditions contained herein. Notwithstanding anything to the contrary in the immediately preceding sentence, each of Parent and Merger Sub shall use its reasonable best efforts to take, and shall use its reasonable best efforts to cause each of its Affiliates to take, all actions necessary to maintain in effect, and enforce its rights under, the Financing Letters (including any definitive agreements relating thereto); provided, that each of Parent and Merger Sub may (i) amend, replace or modify the Debt Financing Letters to add or replace lenders, or similar entities, and (ii) subject to the limitations set forth in this Section 5.13, otherwise amend or modify, grant any waiver of any provision or remedy under, or increase the amount of indebtedness contemplated by or otherwise replace the Debt Financing Letters or one or more facilities. Parent and Merger Sub shall not, without the prior written consent of the Company, enter into any amendment or modification to, replacement of, or grant any waiver of any provision or remedy under, or exercise its right to terminate any commitment under, the Financing Letters, if such amendment, modification, replacement, waiver or termination would or would reasonably be expected to (A) reduce the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid) such that the aggregate funds that would be available to Parent and Merger Sub at the Closing (taking into account other sources of funding that would be available to them, including any equity financing) would not be sufficient to satisfy the Financing Uses, unless the Equity Financing is increased by a corresponding amount, (B) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Debt Financing in a manner that would prevent Parent or Merger Sub from timely consummating the Transactions, (C) adversely affect the ability of Parent or Merger Sub to enforce their rights against the other parties to the Financing Commitments, or (D) otherwise prevent or materially impair or delay the ability of Parent or Merger Sub to consummate the Merger and the other Transactions. Any reference in this Agreement to (I) "Financing" shall include the financing contemplated by the Financing Letters as amended or modified in compliance with this Section 5.13 and (II) "Financing Letters" or "Debt Commitment Letters" shall include such documents as amended or modified in compliance with this Section 5.13(b).

          (c)   Parent shall keep the Company reasonably informed of the status of its efforts to arrange the Financing. Without limiting the generality of the foregoing, Parent shall give the Company prompt notice of (x) any actual or threatened material breach or default by any party to any of the Financing Letters or definitive agreements related to the Financing of which Parent or Merger Sub or any of their Affiliates becomes aware or (y) the receipt of (A) any written notice or (B) other communication, in each case, from any Financing Source with respect to any actual or threatened material breach of any of Parent's or Merger Sub's obligations under the Financing Letters or actual or threatened default, termination or repudiation by any party to any of the Financing Letters or other agreements related to the Financing or any provisions of the Financing Letters or other agreements related to the Financing. As soon as reasonably practicable, Parent shall provide any information reasonably requested by the Company in writing relating to any circumstance referred to in clause (x) or (y) of the immediately preceding sentence.

          (d)   If any portion of the Debt Financing becomes or would reasonably be expected to become unavailable on the terms and conditions or from the sources contemplated in the Debt Commitment Letters (other than due to the failure of a condition to the consummation of the Debt Financing resulting from a breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement), Parent and Merger Sub shall promptly notify the Company and shall use their reasonable best efforts to arrange to obtain, and to negotiate and enter into definitive agreements with respect to, alternative financing from alternative sources (the "Alternative Debt Financing") in an amount such that the aggregate funds that would be available to Parent and Merger Sub at the Closing (taking into account other sources of funds available to them, including any additional equity financing) will be sufficient to satisfy the Financing Uses, and to obtain a new financing commitment letter or letters (including any associated engagement letter relating to any offering of equity or debt securities or other indebtedness in connection with the Transactions) with respect to such Alternative Debt Financing (collectively, the "New Debt Commitment Letter") and any new related fee letters (the "New Fee Letter"), which shall replace the existing Debt Commitment Letters and related Fee Letters, respectively, in whole or in part, and copies of which shall be promptly provided to the Company; provided, that Parent and Merger Sub shall not be required to arrange or obtain any such Alternative Debt Financing on terms and conditions that are, (x) in the case of financial or material terms and conditions, less favorable to Parent and Merger Sub than the analogous terms and conditions contained in the Debt Financing Letters and (y) in the case of any other terms and conditions, significantly less favorable to Parent and Merger Sub than the analogous terms and conditions contained in the Debt Financing Letters. Notwithstanding the foregoing, no New Debt Commitment Letter or New Fee Letter may expand upon the conditions precedent or contingencies to the funding on the Closing Date of the Financing as set forth in the Financing Letters in effect on the date hereof which would reasonably be expected to adversely affect the ability or likelihood of Parent or Merger Sub to timely consummate the Transactions. In the event any New Debt Commitment Letter is obtained, (i) any reference in this Agreement to the "Financing" or the "Debt Financing" shall be deemed to include the debt financing contemplated by the Debt Commitment Letters as modified pursuant to clause (ii) below, and (ii) any reference in this Agreement to the "Financing Letters", the "Debt Financing Letters" or the "Debt Commitment Letters" shall be deemed to include the Debt Commitment Letters and any Fee Letter to the extent not superseded by a New Debt Commitment Letter or New Fee Letter, as the case may be, at the time in question and any New Debt Commitment Letter or New Fee Letter to the extent then in effect.

          (e)   Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.13 shall require, and in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, Parent or Merger Sub (i) to pay any fees in excess of those contemplated in the Debt Financing Letters (whether to secure waiver of any conditions contained therein or otherwise), (ii) to amend or waive any of the terms or conditions hereof,

  (iii) to consummate the Closing at any time prior to the date determined in accordance with Section 1.2, or (iv) to seek the Equity Financing from any source other than those counterparty to (or permitted assignee of any such counterparty), or in an amount in excess of that contemplated by, the Equity Commitment Letter. Subject to the rights of the parties to the Debt Commitment Letters under the terms thereof, none of the parties hereto, nor any of their respective Affiliates, solely in their respective capacities as parties to this Agreement, shall have any rights or claims against any Financing Sources, solely in their respective capacities as lenders or arrangers in connection with the Financing, and the Financing Sources, solely in their respective capacities as lenders or arrangers, shall not have any rights or claims against any party hereto or any related person thereof, in connection with this Agreement or the Financing, whether at law or equity, in contract, in tort or otherwise.

          (f)    Each of Parent and Merger Sub acknowledges and agrees that the obtaining of the Financing (including any Alternative Debt Financing) is not a condition to the Closing, and acknowledges its obligation, subject to the terms and conditions of this Agreement, to consummate the Transactions irrespective and independently of the availability of the Financing (including any Alternative Debt Financing).

        5.14.    Financing Cooperation.

          (a)   Prior to the Effective Time, the Company shall, and shall use reasonable best efforts to cause each of its Representatives to, reasonably cooperate with Parent in connection with the arrangement of any Third Party Financing, including by taking the actions set forth on Exhibit 5.14; provided, that (i) the Company shall not be required to make any representation, warranty or certification as to which the Company has in its good faith determined that such representation, warranty or certification is not true, (ii) the Company shall not be required to become subject to any obligations or liabilities with respect to such agreements or documents prior to the Closing, (iii) the Company shall not be required to provide cooperation under this Section 5.14 that unreasonably interferes with the ongoing business of the Company, (iv) the Company shall not be required to pay any commitment or other similar fee or enter into any definitive agreement or incur any other liability or obligation prior to the Closing, and (v) Parent shall, promptly upon request by the Company and receipt by Parent of documentation of all reasonable out-of pocket costs and expenses (including attorneys' fees) incurred by the Company in connection with such cooperation, reimburse the Company for such costs and expenses.

          (b)   The Company hereby consents to the use of its logos in connection with any Third Party Financing; provided, that such logos are used solely in a manner that is not intended to and is not reasonably likely to harm or disparage the Company.

          (c)   The Company shall use its reasonable best efforts to supplement any information required to be provided to any Third Party Financing Sources under this Section 5.14 on a reasonably current basis to the extent that any such information contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading.

          (d)   All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub shall be permitted to disclose such information to any Third Party Financing Sources or prospective Third Party Financing Sources and other financial institutions and investors that are or may become parties to the Financing Letters or the Limited Guarantor Investment Letter, or to their respective counsel and auditors, in each case, to the extent subject to customary confidentiality arrangements for use by any of them of such information in connection with the Third Party Financing.

        5.15.    Transaction Litigation.     The Company and Parent shall give each other the opportunity to participate in the defense, settlement and/or prosecution of any Transaction Litigation; provided, that (a) neither the Company nor any Representative of the Company shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same unless Parent shall have consented in writing, and (b) after receipt of Stockholder Approval, the Company shall, if requested by Parent, use reasonable best efforts to settle any unresolved Transaction Litigation in accordance with Parent's direction.

        5.16.    State Takeover Statutes.     The Company and the Company Board shall, if any Takeover Statute becomes applicable to this Agreement or the Transactions, use reasonable best efforts to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on this Agreement or the Transactions.

        5.17.    Standstill Agreements.     During the period from the Cut-Off Date through the earlier of the Effective Time and the date this Agreement is terminated pursuant to Article VII, the Company shall not amend, modify or waive any provision of any confidentiality agreement relating to an Acquisition Proposal or standstill agreement to which the Company is a party (other than any involving Parent), unless the Company Board determines after consulting with legal counsel that the failure to terminate, amend, modify or waive such provision would be inconsistent with its fiduciary duties under applicable Law. During such period, the Company agrees to use reasonable best efforts to enforce the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements, and to enforce specifically the terms and provisions thereof in any court of the U.S. or any state thereof having jurisdiction. Nothing in this Agreement shall prevent the Company from, prior to the Cut-Off Date, waiving any provision of any confidentiality agreement relating to an Acquisition Proposal or standstill agreement to which the Company is a party.

        5.18.    Repayment of Indebtedness; Payoff Letters.

          (a)   Immediately prior to the Effective Time, Parent shall (or shall cause an Affiliate to) provide and make available to the Company or otherwise deliver to the lenders under the Payoff Letters, in immediately available funds, an amount equal to the amount necessary to repay and discharge in full all amounts outstanding or otherwise due and owing pursuant to the terms of the financing arrangements set forth in Section 5.18 of the Company Disclosure Letter as set forth in the Payoff Letters, including accrued interest thereon and all fees and other obligations (including penalties or other charges or amounts that become payable thereunder as a result of the prepayment thereunder or the consummation of the Transactions contemplated at the Closing or that may become due and payable at the Effective Time) of the Company thereunder.

          (b)   On or prior to the Closing Date, the Company shall deliver to Parent payoff letters (the "Payoff Letters") from each agent under the Revolving Credit Agreement outstanding as of the Closing Date (including any interest accrued thereon and any prepayment or similar penalties and expenses associated with the prepayment of such indebtedness on the Closing Date) and an agreement that, if such aggregate amount so identified is paid to such lender on the Closing Date, such indebtedness shall be repaid in full and that all Liens affecting any real or personal property of the Company will be released.

        5.19.    No Control of the Company's Business.     Nothing contained in this Agreement will confer on Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time.

        5.20.    Limited Guarantor Investment.

          (a)   Subject to the terms and conditions of this Agreement, Parent shall use its reasonable best efforts to cause the Limited Guarantor to use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper, or advisable to arrange and obtain the proceeds of the Limited Guarantor Investment as soon as reasonably practicable on the terms and conditions described in the Limited Guarantor Investment Letter, including using the Limited Guarantor's reasonable best efforts to (x) enter into definitive agreements with respect to the Limited Guarantor Investment Letter on terms and conditions no less favorable in the aggregate to the Limited Guarantor than those contained in the Limited Guarantor Investment Letter (provided that such other terms would not reasonably be expected to delay or prevent the Closing), (y) satisfy, or cause its Representatives to satisfy, on a timely basis all conditions applicable to the Limited Guarantor or its Representatives in the Limited Guarantor Investment Letter (or definitive agreements entered into with respect to the Limited Guarantor Investment Letter), and (z) consummate the Limited Guarantor Investment at or prior to the Closing Date, subject to the satisfaction or waiver of the conditions contained herein. Notwithstanding anything to the contrary in the immediately preceding sentence, Parent shall use its reasonable best efforts to cause the Limited Guarantor to use its reasonable best efforts to take, and shall use its reasonable best efforts to cause each of its Affiliates to take, all actions necessary to maintain in effect, and enforce the Limited Guarantor's rights under, the Limited Guarantor Investment Letter (including any definitive agreements relating thereto); provided, that the Limited Guarantor may (i) amend, replace or modify the Limited Guarantor Investment Letter to add or replace providers of financing, or similar entities, and (ii) subject to the limitations set forth in this Section 5.20, otherwise amend or modify, grant any waiver of any provision or remedy under, or increase the amount of capital contemplated by or otherwise replace the Limited Guarantor Investment Letter. Parent shall cause the Limited Guarantor not to, without the prior written consent of the Company, enter into any amendment or modification to, replacement of, or grant any waiver of any provision or remedy under, or exercise its right to terminate any commitment under, the Limited Guarantor Investment Letter, if such amendment, modification, replacement, waiver or termination would or would reasonably be expected to (A) reduce the aggregate amount of the Limited Guarantor Investment (including by changing the amount of fees to be paid) such that the aggregate funds that would be available to Parent and Merger Sub at the Closing (taking into account other sources of funding that would be available to them, including the Debt Financing and any other financing) would not be sufficient to satisfy the Financing Uses, unless the Debt Financing and/or any other financing is increased by a corresponding amount, (B) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Limited Guarantor Investment in a manner that would prevent Parent or Merger Sub from timely consummating the Transactions, (C) adversely affect the ability of the Limited Guarantor to enforce its rights against the other parties to the Limited Guarantor Investment Letter, or (D) otherwise prevent or materially impair or delay the ability of Parent or Merger Sub to consummate the Merger and the other Transactions.

          (b)   Parent shall keep the Company reasonably informed of the status of the Limited Guarantor's efforts to arrange the Limited Guarantor Investment. Without limiting the generality of the foregoing, Parent shall give the Company prompt notice of (x) any actual or threatened material breach or default by any party to the Limited Guarantor Investment Letter or definitive agreements related to the Limited Guarantor Investment of which Parent or Merger Sub or any of their Affiliates becomes aware or (y) the receipt of (A) any written notice or (B) other communication, in each case, from any party to the Limited Guarantor Investment Letter with respect to any actual or threatened material breach of any of the Limited Guarantor's obligations under the Limited Guarantor Investment Letter or actual or threatened default, termination or repudiation by any party to the Limited Guarantor Investment Letter or other agreements related to the Limited Guarantor Investment or any provisions of the Limited Guarantor Investment Letter or other agreements related to the Limited Guarantor Investment. As soon as reasonably practicable, Parent shall provide any information reasonably requested by the Company in writing relating to any circumstance referred to in clause (x) or (y) of the immediately preceding sentence.

          (c)   Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.20 shall require, and in no event shall the reasonable best efforts of Parent, Merger Sub or the Limited Guarantor be deemed or construed to require, Parent, Merger Sub or the Limited Guarantor (i) to pay any fees in excess of those contemplated in the Limited Guarantor Investment Letter (whether to secure waiver of any conditions contained therein or otherwise), (ii) to amend or waive any of the terms or conditions hereof, or (iii) to consummate the Closing at any time prior to the date determined in accordance with Section 1.2, or (iv) to seek the Limited Guarantor Investment from any source other than those counterparty to (or permitted assignee of any such counterparty), or in an amount in excess of that contemplated by, the Limited Guarantor Investment Letter. Subject to the rights of the parties to the Limited Guarantor Investment Letter under the terms thereof, none of the parties hereto, nor any of their respective Affiliates, solely in their respective capacities as parties to this Agreement, shall have any rights or claims against any Limited Guarantor Investment Parties, solely in their respective capacities as investors under the Limited Guarantor Investment, and the Limited Guarantor Investment Parties, solely in their respective capacities as investors under the Limited Guarantor Investment, shall not have any rights or claims against any party hereto or any related person thereof, in connection with this Agreement or the Limited Guarantor Investment, whether at law or equity, in contract, in tort or otherwise.

ARTICLE VI

Conditions to the Merger

        6.1.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (to the extent permitted by Law) in writing by Parent and the Company at or prior to the Effective Time of each of the following conditions:

          (a)    Stockholder Approval.     This Agreement shall have been duly adopted by holders of Shares constituting the Requisite Company Vote in accordance with applicable Law and the articles of incorporation and bylaws of the Company (the "Stockholder Approval"), which Stockholder Approval shall have been certified by the Secretary of the Company.

          (b)    Orders.     No court or other Governmental Entity of competent jurisdiction shall have enacted, adopted, issued, promulgated, enforced or entered any Order or Law (whether temporary, preliminary or permanent) that is in effect or pending, and restrains, enjoins or otherwise prohibits the consummation of the Merger.

        6.2.    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (to the extent permitted by Law) in writing by Parent at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.     (i) The representations and warranties of the Company set forth in Section 3.3 (Capital Structure) shall have been true and correct in all respects as of the date hereof and shall be true and correct in all respects at the Closing as if made on and at the Closing (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all respects as of such date, and except where the failure of such representations and warranties to be true and correct as of the date of this Agreement and at the Closing, or such specific date, as applicable, does not result in additional aggregate consideration payable by Parent or the Surviving Corporation pursuant to Article II in excess of $100,000 in the aggregate); (ii) the representations and warranties of the Company contained in Section 3.1 (Organization, Standing and Power), Section 3.4 (Authority), Section 3.23 (Vote Required; Takeover Statutes) and Section 3.26 (Brokers) shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects at the Closing as if made at the Closing (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct in all material respects as of such date); and (iii) each of the representations and warranties of the Company set forth in this Agreement (other than those contained in the preceding clauses (i) and (ii)) shall have been true and correct on the date of this Agreement and shall be true and correct at the Closing (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of that date), in each case, without giving effect to any limitation as to "Knowledge", "materiality" or "Company Material Adverse Effect" set forth therein, except where the failure of the representations and warranties referred to in this clause (iii) to so be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

          (b)    Performance of Obligations.     The Company shall have performed or complied with, as applicable, (i) all of its obligations, agreements and covenants contained in Sections 5.1(a), 5.1(b), 5.1(f)(ii) and 5.1(g), and (ii) in all material respects all of its other obligations, agreements and covenants contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing pursuant to the terms hereof.

          (c)    No Company Material Adverse Effect.     Since the date of this Agreement, there shall not have occurred any fact, circumstance, change, event, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)    Officer's Certificate.     Parent and Merger Sub shall have received a certificate signed by an executive officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(c) have been satisfied or waived.

          (e)    Dissenter Rights.     The aggregate number of shares of Common Stock, the holders of which have demanded appraisal of their shares from the Company in accordance with the provisions of Section 17-6712 of the KGCC, shall not equal twenty-two percent (22%) or more of the Common Stock outstanding as of the record date for the Stockholder Meeting.

        6.3.    Conditions to Obligation of the Company.     The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver (to the extent permitted by Law) by the Company at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.     The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and shall be true and correct at the Closing (except to the extent such representations and warranties expressly relate to a particular date, in which case such representations and warranties shall be true and correct as of that date), in each case, without giving effect to any limitation as to "materiality" set forth therein, except where the failure of such representations and warranties to be true and correct has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)    Performance of Obligations.     Each of Parent and Merger Sub shall have performed or complied with, as applicable, (i) all of its obligations, agreements and covenants contained in the first sentence of Section 2.9(a), and (ii) in all material respects all of its other obligations, agreements and covenants contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing pursuant to the terms hereof.

          (c)    Officer's Certificate.     The Company shall have received a certificate signed by an executive officer of Parent and Merger Sub, dated as of the Closing Date, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied or waived.

 ARTICLE VII

Termination

        7.1.    Termination by Mutual Consent.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Stockholder Approval is obtained, by mutual written consent of the Company and Parent by action of the Company's board of directors and Limited Guarantor (in its capacity as Parent's sole member and manager).

        7.2.    Termination by Either Parent or the Company.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company if:

          (a)   the Merger shall not have been consummated by December 22, 2013 (the "Termination Date"), whether such date is before or after the Stockholder Approval is obtained; provided that the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available to any party whose breach of any representation or warranty or failure to perform or comply with any covenant or agreement in this Agreement has been the primary cause of or resulted in the failure of the Merger to occur by the Termination Date;

          (b)   the Stockholder Meeting shall have been held and completed and the Stockholder Approval shall not have been obtained at such Stockholder Meeting or at any adjournment, postponement or recess thereof; or

          (c)   any Governmental Entity has denied approval of the Merger and such denial has become final and non-appealable or any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable, in each case, whether before or after the Stockholder Approval is obtained; provided, that the party seeking to terminate this Agreement pursuant to this paragraph (c) shall have used its reasonable best efforts to contest, appeal and remove such denial or Order in accordance with Section 5.6; and provided further, that the right to terminate shall not be available to a party if the issuance of such Order was primarily due to the failure of such party (including, in the case of Parent, the failure of Merger Sub) to perform or comply with any of its obligations under this Agreement.

        7.3.    Termination by the Company.     This Agreement may be terminated and the Merger may be abandoned by the Company:

          (a)   at any time before the Stockholder Approval is obtained, in order to accept a Superior Proposal in accordance with Section 5.3; provided, that the Company shall have (i) simultaneously with such termination entered into the associated Alternative Acquisition Agreement, (ii) otherwise complied in all material respects with all provisions of Section 5.3, and (iii) simultaneously with such termination paid all amounts due to Parent and Merger Sub pursuant to Section 7.5;

          (b)   if there has been a breach of any representation or warranty, or failure to perform or comply with any covenant or agreement, made by Parent or Merger Sub in this Agreement, which (i) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) (x)  cannot be cured by Parent or Merger Sub prior to the Termination Date or (y) if capable of being cured, shall not have been cured within the earlier of (A) thirty (30) calendar days following receipt of written notice from the Company of such breach or failure to perform or comply and (B) one (1) Business Day prior to the earlier of the Termination Date and the date on which the Agreement may otherwise be terminated by Parent in accordance with Article VII; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.3(b) if it is then in material breach of any of its representations or warranties, or has failed to perform or comply with in all material respects any covenants or other agreements, hereunder, which breach or failure to perform or comply would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b);

          (c)   if (i) all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied (other than conditions that, by their nature, are to be satisfied at the Closing and which were, at the time of termination, capable of being satisfied at such time, or the failure of which to be satisfied is caused by a breach or failure to perform or comply by Parent or Merger Sub with respect to any of their representations, warranties, covenants or agreements contained in this Agreement), (ii) the Company has notified Parent in writing that the Company is ready, willing and able to consummate the Closing and all of the conditions set forth in Section 6.3 have been satisfied or that the Company is willing to waive any unsatisfied conditions in Section 6.3 for the purpose of consummating the Closing, and (iii) Parent and Merger Sub have failed to consummate the Closing on the date the Closing should have occurred pursuant to Section 1.2; or

          (d)   if (i) all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied (other than conditions that, by their nature, are to be satisfied at the Closing and which were, at the time of termination, capable of being satisfied at such time, or the failure of which to be satisfied is caused by a breach or failure to perform or comply by Parent or Merger Sub with respect to any of their representations, warranties, covenants or agreements contained in this Agreement), (ii) the Debt Financing contemplated by each of the Debt Commitment Letters has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, (iii) the Company has notified Parent in writing that the Company is ready, willing and able to consummate the Closing and all of the conditions set forth in Section 6.3 have been satisfied or that the Company is willing to waive any unsatisfied conditions in Section 6.3 for the purpose of consummating the Closing, and (iv) Parent and Merger Sub have failed to consummate the Closing on the date the Closing should have occurred pursuant to Section 1.2.

        7.4.    Termination by Parent.

          (a)   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent if (i) the Company Board or any committee thereof makes a Change of Recommendation, (ii) the Company or the Company Board or any committee thereof shall have (x) approved, adopted, recommended, or declared advisable any Acquisition Proposal or (y) approved or recommended, or entered into or allowed the Company to enter into, an Alternative Acquisition Agreement, (iii) the Company Board or any committee thereof formally resolves to take or publicly announces an intention to take any of the foregoing actions or (iv) the Company breaches or fails to perform in any material respect any of its material obligations under Section 5.3;

          (b)   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent if there has been a breach of any representation or warranty, or failure to perform or comply with any covenant or agreement, made by the Company in this Agreement, which (i) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) (x) cannot be cured by the Company by the Termination Date or (y) if capable of being cured, shall not have been cured within the earlier of (A) thirty (30) calendar days following receipt of written notice from the Parent of such breach or failure to perform or comply and (B) one (1) Business Day prior to the earlier of the Termination Date and the date on which the Agreement may otherwise be terminated by the Company in accordance with this Article VII; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.4(b) if it or Merger Sub is then in material breach of any representations or warranties, or has failed to perform or comply with in all material respects any covenants or other agreements, hereunder, which breach or failure to perform or comply would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b); or

          (c)   This Agreement may be terminated and the Merger may be abandoned by Parent if, on the Initial Availability Determination Date (if occurring not more than two (2) days before or after a particular Minimum Excess Availability Determination Date) or on the Subsequent Availability Determination Date, the Excess Availability (as calculated in accordance with Section 5.4(d)) is less than the applicable Minimum Excess Availability; provided, that if Parent fails to exercise its right to terminate this Agreement pursuant to this Section 7.4(c) within two (2) Business Days of its receipt from the Company of the calculation of Excess Availability on the Initial Availability Determination Date (if occurring not more than two (2) days before or after a particular Minimum Excess Availability Determination Date) or on the Subsequent Availability Determination Date, such termination right shall become null and void and shall no longer be of any force or effect.

        7.5.    Effect of Termination and Abandonment.

          (a)   In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, written notice thereof shall be given to the non-terminating party or parties specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, and, upon the receipt of such written notice, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any member of the Parent Group or the Company Group) and the rights and obligations of the parties hereto shall cease; provided, that (i) no such termination shall relieve any party hereto of any liability to pay the Termination Fee or the Excluded Party Fee, as applicable, or the Parent Fee or to reimburse expenses in accordance with this Section 7.5 or relieve any party hereto for any liability incurred or suffered as a result of actions or omissions specifically intended to result in a breach by such party or actual fraud, in which case the aggrieved party shall be entitled to all remedies available at law or in equity, except as otherwise provided herein, and (ii) the provisions listed in the first sentence of Section 8.1 shall survive the termination of this Agreement. For purposes of clarification and notwithstanding anything herein to the contrary, the failure of Parent or Merger Sub to consummate the Transactions in accordance with the terms and conditions of this Agreement shall not constitute an action or omission specifically intended to result in a breach by such party, so long as Parent and Merger Sub have otherwise complied in all material respects with the obligations set forth in Section 5.13.

          (b)   In the event that:

              (i)  (x) this Agreement is terminated pursuant to Sections 7.2(a), 7.2(b) or 7.4(b), (y) any Person shall have delivered to the Company or publicly disclosed an Acquisition Proposal prior to the Stockholder Meeting and (z) within 12 months of such termination, the Company consummates the transactions contemplated by an Acquisition Proposal or enters into a definitive agreement with respect to any Acquisition Proposal that it subsequently consummates (whether the Acquisition Proposal made prior to the Stockholder Meeting or a different Acquisition Proposal), then the Company shall, within five (5) Business Days of the date any such Acquisition Proposal is consummated, pay or cause to be paid to Parent an amount equal to $2,250,000 (the "Termination Fee"), net of any Reimbursable Expenses previously paid to Parent pursuant to Section 7.5(b)(iv) ; provided, that, for purposes of clause (z) above, all references to 20% in the definition of Acquisition Proposal will be treated as references to 50%, and the reference to 80% in the definition of Acquisition Proposal will be treated as a reference to 50%;

             (ii)  this Agreement is terminated by the Company pursuant to Section 7.3(a), the Company shall pay the Termination Fee to Parent prior to such termination and as a condition to such termination; provided, that if such termination occurs prior to the Cut-Off Date on account of a Superior Proposal made by a Person that is an Excluded Party, then the Company shall pay to Parent an amount equal to $1,750,000 (the "Excluded Party Fee"), in each case by wire transfer of same day funds to one or more accounts designated by Parent;

            (iii)  this Agreement is terminated by Parent pursuant to Section 7.4(a), the Company shall pay the Termination Fee to Parent promptly, but in any event within five (5) Business Days, after the date of such termination; provided, that if such termination pursuant to Section 7.4(a) occurs prior to the Cut-Off Date on account of a Superior Proposal made by a Person that is an Excluded Party, then the Company shall pay to Parent the Excluded Party Fee, in each case by wire transfer of same day funds to one or more accounts designated by Parent;

            (iv)  this Agreement is terminated by Parent pursuant to Section 7.4(b), the Company shall reimburse Parent for all of its Reimbursable Expenses, promptly, but in any event within five (5) Business Days, after the date of such termination and receipt by the Company of documentation of such Reimbursable Expenses, by wire transfer of same day funds to one or more accounts designated by Parent; or

             (v)  this Agreement is terminated by the Company pursuant to Sections 7.2(a), 7.2(b) or 7.3(b), at any time at which Parent was entitled to terminate this Agreement pursuant to Section 7.4(a), the Company shall pay the Termination Fee to Parent, promptly, but in any event within five (5) Business Days, after the date of such termination, by wire transfer of same day funds to one or more accounts designated by Parent.

  For the avoidance of doubt, in no event shall the Company be required to pay the Excluded Party Fee or Termination Fee on more than one occasion.

          (c)   In the event that:

              (i)  this Agreement is terminated by the Company pursuant to (x) Section 7.3(b), at any time at which Parent was not entitled to terminate this Agreement pursuant to Section 7.4(a) or Section 7.4(b), or (y) Section 7.3(c) or Section 7.3(d), then Parent shall promptly, but in no event later than five (5) Business Days, after the date of such termination, pay or cause to be paid to the Company or its designees an amount equal to $3,500,000, by wire transfer of same day funds; or

             (ii)  this Agreement is terminated by the Company or Parent pursuant to Section 7.2(a) and (A) the Company would have been entitled to terminate this Agreement pursuant to Section 7.3(b), Section 7.3(c) or Section 7.3(d) but for such termination pursuant to Section 7.2(a) and (B) Parent would not have been entitled to terminate this Agreement pursuant to Section 7.4(a), then Parent shall promptly, but in no event later than five (5) Business Days, after the date of such termination, pay or cause to be paid to the Company or its designees an amount equal to $3,500,000, by wire transfer of same day funds.

  Any payment made by Parent under this Section 7.5(c) is referred to herein as the "Parent Fee." The Company may, at its election, recover any payment due to it under this Section 7.5(c) or Section 7.5(d) by directing a release from the Escrow Fund or by drawing down the Letter of Credit pursuant to Section 2.9 (if applicable). For the avoidance of doubt, in no event shall Parent be required to pay the Parent Fee on more than one occasion.

          (d)   Parent and the Company acknowledge that (i) the fees and other provisions of this Section 7.5 are an integral part of the Transactions, (ii) without these agreements, Parent and the Company would not enter into this Agreement and (iii) any amount payable pursuant to this Section 7.5 does not constitute a penalty; accordingly, if the Company or Parent, as applicable, fails to promptly pay the amounts due pursuant to Section 7.5(b) or Section 7.5(c) (or any portion thereof), and, in order to obtain such payment, the other party commences a suit that results in a judgment against the other party hereto for the Termination Fee, Excluded Party Fee or Parent Fee (or portion thereof), as applicable, the Company or Parent, as applicable, shall pay to the other party hereto its reasonable out-of-pocket costs and expenses in connection with such suit, together with interest on the amount of such fee from the date such payment was required to be made to the date of payment at the prime rate as published in The Wall Street Journal on the date such payment was required to be made.

          (e)   Notwithstanding anything to the contrary in this Agreement, in the event the Company fails to effect the Closing in accordance with Section 1.2 or otherwise breaches this Agreement or fails to perform hereunder, then, except for an order of specific performance as and only to the extent expressly permitted by Section 8.7, Parent's and Merger Sub's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) (other than in connection with any breach that is the result of actions or omissions specifically intended to result in such breach or actual fraud, for which all applicable legal and equitable remedies shall be available to Parent and Merger Sub) against any member of the Company Group in respect of this Agreement, any Contract executed in connection herewith and the Transactions shall be to terminate this Agreement in accordance with this Article VII (if such termination is permitted hereunder) and collect, if due, (i) the Termination Fee, the Excluded Party Fee or reimbursement of the Reimbursable Expenses, as applicable, and (ii) any interest and other amounts payable pursuant to Section 7.5(d), and, upon payment of such amounts in accordance with this Section 7.5, except in connection with an order of specific performance as and only to the extent expressly permitted by Section 8.7, (A) no member of the Company Group shall have any further liability or obligation relating to or arising out of this Agreement, any Contract executed in connection herewith or the Transactions, (B) neither Parent nor any other member of the Parent Group shall be entitled to bring or maintain any claim, action or proceeding against the Company or any member of the Company Group arising out of or in connection with this Agreement, any Contract executed in connection herewith, any of the Transactions (or the abandonment or termination thereof) or any matters forming the basis for such termination, and (C) Parent shall use its reasonable best efforts to cause any legal proceedings pending in connection with this Agreement, any Contract executed in connection herewith or any of the Transactions, to the extent maintained by Parent, Merger Sub or another member of the Parent Group against the Company or any member of the Company Group, to be dismissed with prejudice promptly following the payment of any such amounts. For the avoidance of doubt, (x) the amounts Parent is entitled to collect, if due, that are specified in clauses (i) and (ii) of this Section 7.5(e) are intended to serve as a cap on the maximum aggregate liability of the Company and any member of the Company Group under this Agreement in the event the Company fails to effect the Closing in accordance with Section 1.2 or otherwise breaches this Agreement or fails to perform hereunder, and under no circumstances shall Parent be entitled to collect, if due, more than the amounts specified in such clauses or to collect, if due, any such amounts, including the Termination Fee, the Excluded Party Fee or reimbursement of the Reimbursable Expenses, as applicable, on more than one occasion, and (y) under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance of the obligation to close contemplated by Section 8.7 and any money damages, including all or any portion of the Termination Fee, the Excluded Party Fee or reimbursement of the Reimbursable Expenses, as applicable.

          (f)    Notwithstanding anything to the contrary in this Agreement, in the event Parent and Merger Sub fail to effect the Closing in accordance with Section 1.2 or otherwise breach this Agreement or fail to perform hereunder, then, except for an order of specific performance or other equitable relief as and only to the extent expressly permitted by the last sentence of this Section 7.5(f) and Section 8.7, the Company's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) (other than in connection with any breach that is the result of actions or omissions specifically intended to result in such breach or actual fraud, for which all applicable legal and equitable remedies shall be available to the Company) against any member of the Parent Group in respect of this Agreement, any Contract executed in connection herewith (including the Equity Commitment Letter and the Limited Guaranty, but excluding the Confidentiality Agreement) and the Transactions shall be to terminate this Agreement in accordance with this Article VII (if such termination is permitted hereunder) and collect, if due, whether directly from Parent or by making a claim against the Escrow Fund or by drawing down the Letter of Credit, as applicable, (i) the Parent Fee, (ii) any interest and other amounts payable pursuant to Section 7.5(d), (iii) any reimbursement obligations under Section 5.14(a) from Parent and (iv) any indemnification obligations under Section 5.6(e) from Parent, and, upon payment of such amounts in accordance with this Section 7.5, Section 2.9, Section 5.6(e) and Section 5.14(a) , (A) no member of the Parent Group shall have any further liability or obligation relating to or arising out of this Agreement, any Contract executed in connection herewith (including the Equity Commitment Letter and the Limited Guaranty, but excluding the Confidentiality Agreement) or any of the Transactions, (B) neither the Company nor any other member of the Company Group shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub or any other member of the Parent Group arising out of or in connection with this Agreement, any Contract executed in connection herewith (including the Equity Commitment Letter and the Limited Guaranty, but excluding the Confidentiality Agreement) or any of the Transactions (or the abandonment or termination thereof) or any matters forming the basis for such termination, and (C) the Company shall use reasonable best efforts to cause any legal proceedings pending in connection with this Agreement, any Contract executed in connection herewith (including the Equity Commitment Letter and the Limited Guaranty, but excluding the Confidentiality Agreement) or any of the Transactions, to the extent maintained by the Company or another member of the Company Group against Parent, Merger Sub or any other member of the Parent Group, to be dismissed with prejudice promptly following the payment of any such amounts. For the avoidance of doubt, the amounts the Company is entitled to collect, if due, that are specified in clauses (i), (ii), (iii) and (iv) of this Section 7.5(f) are intended to serve as a cap on the maximum aggregate liability of Parent, Merger Sub and any member of the Parent Group under this Agreement in the event Parent and Merger Sub fail to effect the Closing in accordance with Section 1.2 or otherwise breach this Agreement or fail to perform hereunder and under no circumstances shall the Company be entitled to collect, if due, more than the amounts specified in such clauses or to collect, if due, any such amounts including the Parent Fee, on more than one occasion. Notwithstanding the foregoing, if the Company is entitled to terminate this Agreement pursuant to Section 7.3(d), it is explicitly agreed that the Company shall, at its sole option and election, in lieu of terminating the Agreement and receiving the Parent Fee, be entitled to obtain an injunction (without posting a bond, demonstrating irreparable harm or establishing the unavailability or unsuitability of monetary damages), or other appropriate form of specific performance or equitable relief, to cause Parent and Merger Sub to cause, or for the Company to directly cause, in accordance with its third party beneficiary rights under the Equity Commitment Letter, the Equity Financing to be funded on the terms and subject to the conditions set forth in the Equity Commitment Letter and this Agreement; provided, however, that under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance and any money damages, including all or any portion of the Parent Fee.

ARTICLE VIII

General Provisions

        8.1.    Survival.     None of the representations, warranties or covenants contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, that this Article VIII and the agreements of the Company, Parent and Merger Sub contained in Article II and Sections 5.9 (Employee Benefits), 5.10 (Expenses), 5.11 (Indemnification; Directors' and Officers' Insurance) and 5.13(e) (Financing) shall survive the consummation of the Merger; and that the Confidentiality Agreement, the Escrow Agreement (if applicable), the Limited Guaranty, this Article VIII and Sections 5.8 (Publicity; Communications), 5.10 (Expenses), 5.13(e) (Financing) and 7.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

        8.2.    Modification or Amendment.     Subject to the provisions of applicable Laws, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by the duly authorized officers of each of the respective parties; provided that following approval of this Agreement by the Company's stockholders, there shall be no amendment of or change to the provisions of this Agreement which, pursuant to applicable Law, would require further approval by the Company's stockholders without receipt of such approval. The parties hereto shall not modify or amend (a) Sections 5.13(d), 5.13(e), 5.14(a), 7.5(f), 8.2, 8.5 or 8.9 of this Agreement in a manner adverse to the Financing Sources without the prior written consent of such Financing Source or (b) Sections 5.20(c), 7.5(f), 8.2, 8.5 or 8.9 of this Agreement without the prior written consent of such Limited Guarantor Investment Party.

        8.3.    Waiver; Extension.     The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party (without the approval of the stockholders of the Company) in whole or in part to the extent permitted by applicable Laws. At any time prior to the Effective Time, the parties may (a) waive or extend the time for the performance of any of the obligations or other acts of the other parties, or (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        8.4.    Counterparts.     This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        8.5.    Governing Law and Venue; Waiver of Jury Trial.

          (a)   Except to the extent required to be governed by or construed in accordance with the Laws of the State of Kansas under the internal affairs doctrine, this Agreement and all Actions (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of New York without regard to principles of conflicts of law. Each party hereto agrees that it shall bring any Action among the parties or involving any member of the Company Group or Parent Group arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement exclusively in the Supreme Court of the State of New York, County of New York, or if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (together with the appellate courts thereof, the "Chosen Courts"), and solely with respect to any such Action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such Action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto or any member of the Company Group or Parent Group and (iv) agrees that service of process upon such party in any such Action shall be effective if notice is given in accordance with Section 8.6. The provisions of this Section 8.5 shall be enforceable by each Financing Source, each Limited Guarantor Investment Party, their respective Affiliates and their respective successors and permitted assigns.

          (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR

  INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS OR THE TRANSACTIONS CONTEMPLATED BY THE FINANCING LETTERS OR AGAINST THE FINANCING SOURCES. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

        8.6.    Notices.     All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) if personally delivered, on the date of delivery, (b) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (c) if deposited in the United States mail, first-class postage prepaid, on the fifth Business Day following the date of such deposit, or (d) if delivered by facsimile transmission, upon confirmation of successful transmission, (i) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, on the date of such transmission, and (ii) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission or is transmitted on a day that is not a Business Day. All notices, demands and other communications hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    If to Parent or Merger Sub, to:

    Mallard Parent, LLC
    M Acquisition Corporation
    c/o Argonne Capital Group, LLC
    3060 Peachtree Road NW, Suite 400
    Atlanta, GA 30305
    Attention: Karl F. Jaeger
    Fax: (404) 364-2985

    with a copy to (which shall not constitute notice):

    King & Spalding LLP
    1180 Peachtree Street NE
    Atlanta, GA 30309
    Attention:    Kathryn M. Furman
                          Keith M. Townsend
                          C. Spencer Johnson III
    Fax: (404) 572-5100

    If to the Company, to:

    ALCO Stores, Inc.
    401 Cottage
    Abilene, Kansas 67410-2832
    Attention: Royce Winsten
    Fax: (785) 263-7531

    with a copy to (which shall not constitute notice):

    Norton Rose Fulbright
    2200 Ross Avenue, Suite 2800
    Dallas, TX 75238
    Attention: Corporate Section Head
    Fax: (214) 855-8200

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

        8.7.    Specific Performance.

          (a)   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of them under this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, subject to the last sentence of Section 7.5(f), the parties hereto acknowledge and agree that, prior to the valid termination of this Agreement pursuant to Article VII, the parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction (without posting a bond, demonstrating irreparable harm or establishing the unavailability or unsuitability of monetary damages), specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts, in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding anything to the contrary contained herein, this Section 8.7 is not intended and shall not be construed to limit in any way, and shall be subject in all respects to, the provisions of Section 7.5(e) and (f), including the last sentence of Section 7.5(f).

          (b)   Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity, other than on the basis that such remedy is not expressly available pursuant to the terms of this Agreement. If any of the parties hereto seeks an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, such party or parties shall not be required to provide any bond or other security in connection with any such order or injunction.

        8.8.    Entire Agreement.     (a) This Agreement (including any exhibits hereto), (b) the Company Disclosure Letter, (c) the Parent Disclosure Letter, (d) the Limited Guaranty, (e) the Letter of Credit, (f) the Escrow Agreement and (g) the confidentiality agreement, dated February 7, 2013, between the Company and Argonne Capital Group, LLC (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior written, and prior and contemporaneous oral, agreements, understandings, representations and warranties, among the parties, with respect to the subject matter hereof.

        8.9.    No Third Party Beneficiaries.     Except for Sections 5.11, 5.13(d), 5.13(e), 5.14(a), 5.20(c), 7.5, 8.2 and 8.5 (each of which is intended to be for the benefit of the Persons referred to therein, and may be enforced by any such Person), each of Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 5.11 shall not arise unless and until the Effective Time occurs. Notwithstanding the foregoing, each party to any of the

Debt Commitment Letters and each party to the Limited Guarantor Investment Letter (and each such party's Representatives) shall be express third party beneficiaries with respect to Section 7.5(f) and Section 8.5.

        8.10.    Definitions; Construction.

          (a)    Definitions.     As used herein:

          "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains terms that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (except with regard to standstill provisions); provided that an Acceptable Confidentiality Agreement shall not include any provision having the effect of prohibiting the Company from taking any actions permitted by this Agreement or otherwise satisfying its obligations under this Agreement.

          "Acquisition Proposal" means any proposal or offer made by any Person or group of Persons (other than Parent or an Affiliate thereof) relating to (a) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, reclassification, share exchange, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 80% of the voting equity interests in the surviving or resulting entity as a result of such transaction, (b) the acquisition of 20% or more of the outstanding shares of any class of capital stock of the Company or 20% or more of the voting power represented by the outstanding voting securities of the Company, (c) a tender offer or exchange offer or other transaction which, if consummated, would result in a direct or indirect acquisition of 20% or more of the total voting power of the capital stock of the Company or 20% or more of the voting power represented by the outstanding voting securities of the Company, (d) the acquisition in any manner, directly or indirectly, of 20% or more of the consolidated total assets (based on fair market value) of the Company, or (e) any other transaction having a similar effect to those described in clauses (a) through (d), and in each case other than the Transactions.

          "Action" means any claim, charge, complaint, dispute, demand, grievance, action, litigation, audit, investigation, review, inquiry, arbitration, suit in equity or at law, administrative, regulatory or quasi-judicial proceeding, or other proceeding of whatever kind or character.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and for purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Applicable Minimum Excess Availability" means (a) if the Initial Availability Determination Date occurs not more than five (5) calendar days before or after a particular Minimum Excess Availability Determination Date, the Minimum Excess Availability as of such Minimum Excess Availability Determination Date, and (b) if the Initial Availability Determination Date occurs on a date that is not within five (5) calendar days of any Minimum Excess Availability Determination Date, the Minimum Excess Availability as of the Minimum Excess Availability Determination Date immediately preceding such Initial Availability Determination Date.

          "Benefit Plan" means any "employee benefit plan," as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and any employment, change in control, retention, bonus, defined benefit or defined contribution, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, stock appreciation, restricted stock, restricted stock unit, phantom stock or other equity-based management, retirement, vacation, severance, termination, disability, death benefit, hospitalization, medical, dental, or other employee benefit plan, program, scheme, policy, agreement or arrangement as to which the Company sponsors, maintains, contributes to or is obligated to contribute to, or has or may have any liability, for the benefit of any current or former officer, employee, consultant or director of the Company.

          "Business Day" means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

          "Common Stock" means the common stock of the Company, par value $0.0001 per share.

          "Company Group" means (i) the Company, (ii) the former, current and future holders of any equity interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, stockholders or assignees of the Company, or (iii) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing.

          "Company Intellectual Property" means Intellectual Property owned by the Company and material to the business and operations of the Company taken as a whole.

          "Company Material Adverse Effect" means any fact, development, condition, matter, state of facts, circumstance, change, event, occurrence or effect (whether or not constituting any breach of a representation, warranty, covenant or agreement set forth in this Agreement), individually or in the aggregate with all other facts, developments, conditions, matters, states of facts, circumstances, changes, events, occurrences or effects, that (a) has, or would reasonably be expected to have, a material adverse effect on the financial condition, business, properties, assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole; provided, that none of the following, and no effect arising out of or resulting from the following, shall constitute or be taken into account in determining whether a "Company Material Adverse Effect" has occurred or may, would or could occur:

              (i)  any fact, development, condition, matter, state of facts, circumstance, change, event, occurrence or effect generally affecting (A) the industry or markets in which the Company operates or (B) the economy, regulatory, social or political conditions, credit or financial or capital markets (including disruptions thereof) in the United States or elsewhere in the world, including changes in interest, currency or exchange rates or the price of any security, commodity or market index; or

             (ii)  any fact, development, condition, matter, state of facts, circumstance, change, event, occurrence or effect, to the extent arising out of, resulting from or attributable to (A) any changes in legal or regulatory conditions, including changes in applicable Law or generally accepted accounting principles or requirements, or any changes in the interpretation or enforcement thereof, (B) compliance by the Company with the terms of this Agreement, including the failure to take any action restricted by this Agreement, (C) the negotiation, execution, public announcement, consummation or existence of this Agreement and the Transactions including any loss of, or adverse change in, the relationship of the Company with any employee, regulator or Person with whom it transacts business (provided, that this clause (C) shall be disregarded for purposes of any representations and warranties set forth in Section 3.5), (D) acts of war (whether or not declared), armed hostilities or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), armed hostilities or terrorism, (E) any decline in the market price, or change in trading volume, of any capital stock of the Company, (F) the existence or occurrence of any earthquakes, floods, hurricanes, tropical storms, fires or other similar natural disasters, (G) any actions taken, or not taken, with the written consent, written waiver or at the written request of Parent or any action taken to the extent expressly permitted or required by this Agreement (provided, that the exercise of Parent or Merger Sub of its rights under this Agreement, including any decision not to provide the Company with a waiver of Section 5.1, shall not be excluded pursuant to this clause (G)); (H) the performance by the Company of its express obligations hereunder (including compliance with the covenants set forth herein); (I) any failure to meet any internal or public projections, forecasts or estimates of revenue, earnings, cash flow or cash position, or any change in credit ratings or analysts' recommendations or ratings with respect to the Company; or (J) any litigation or claim threatened or initiated by stockholders of the Company against the Company or any of its officers or directors, in each case, arising out of the execution of this Agreement or the Transactions;

  provided, that (x) facts, developments, conditions, matters, states of facts, circumstances, changes, events, occurrences or effects set forth in clauses (a)(i), (a)(ii)(A), (a)(ii)(D) and (a)(ii)(F) above may be taken into account in determining whether there has been, is or is reasonably expected to be a Company Material Adverse Effect to the extent (and only to the extent) such facts, developments, conditions, matters, states of facts, circumstances, changes, events, occurrences or effects have a disproportionate adverse effect on the financial condition, business, properties, assets, liabilities or results of operations of the Company in relation to others in the industry in which the Company operates (in which case the incremental disproportionate adverse impact or impacts may be taken into account in determining whether there has been, is or is reasonably expected to be, a Company Material Adverse Effect), and (y) that the underlying cause of any decrease, decline, change or failure referred to in clauses (a)(ii)(E) and (a)(ii)(I) above may be taken into account in determining whether there has been or is a Company Material Adverse Effect; or (b) would, or would reasonably be expected to, prevent or materially delay the consummation of the Merger.

          "Contract" means any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement, commitment, arrangement or other instrument or obligation.

          "Employment Agreement" means any Contract of employment, service, compensation or severance between the Company and any current or former employee, under which there are current or future obligations outstanding and that (a) would entitle such employee or former employee to severance payments (including payments for compliance with post-termination restrictive covenants) or severance benefits, (b) would entitle such employee or former employee to change in control payment or benefit upon, or as a result of, (i) the execution of this Agreement or (ii) consummation of the Transactions (either alone or upon the occurrence of additional acts or events), (c) provides for a term of employment of longer than twelve months from the date of such Contract, (d) provides for a material retention or material retirement payment or benefit (other than under a tax-qualified plan) or (e) would entitle such employee or former employee to a bonus in excess of the bonus such employee or former employee would have been entitled to under the Company's applicable Benefit Plans that are bonus plans.

          "Environmental Laws" means any and all applicable Laws which (i) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water or air; or human health and safety as it relates to exposure to Hazardous Substances; or (ii) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Registration, Evaluation, Authorization and Restriction of Chemicals (REACH) (Regulation (EC) No 1907/2006 of the European Parliament and of the Council of 18 December 2006), or any other Law of similar effects.

          "Environmental Permits" means any Permit required under applicable Environmental Laws.

          "Equity Interest" means any share, capital stock, partnership, member or similar interest in any entity and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument or right the value of which is based on any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means a corporation which, at the time of reference, is or was a member of a controlled group of corporations with the Company within the meaning of Code Section 414(b), a trade or business which is or was under common control with the Company within the meaning of Code Section 414(c), or a member of an affiliated service group with the Company within the meaning of Code Section 414(m) or (o).

          "Excess Availability" has the meaning ascribed to such term in the Revolving Credit Agreement, except that, for purposes of calculating "Excess Availability," the Revolving Credit Ceiling (as defined in the Revolving Credit Agreement) and the Revolving Credit Commitment (as defined in the Revolving Credit Agreement) will be disregarded.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Facilities" means all real property owned, leased, or operated by the Company and any buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capital items and other tangible property located on, in, under, or above the real property of the Company.

          "FCPA" means the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1 et seq., as amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

          "Financing Sources" means the Persons that have committed to provide or have otherwise entered into agreements in connection with the Debt Financing (including any alternative debt financings) in connection with the Transactions, and any joinder agreements, indentures or credit agreements entered into pursuant thereto, including the parties named in Section 4.8(a), together with their Affiliates, officers, directors, employees, agents and representatives involved in the Debt Financing and their successors and assigns.

          "FLSA" means the Fair Labor Standards Act of 1938, as amended.

          "GAAP" means United States generally accepted accounting principles in effect from time to time, consistently applied.

          "Governmental Entity" means any federal, state, local, municipal or foreign government, any court, tribunal, administrative agency or commission or other governmental or quasi-governmental or other regulatory authority or agency, whether federal, state, local, municipal, foreign or supranational, or any arbitral body or NASDAQ.

          "Hazardous Substance" means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of asbestos, urea formaldehyde, polychlorinated biphenyls (PCBs), radon gas, toxic mold, and petroleum products or by-products.

          "Intellectual Property" means all intellectual property rights of any type or nature recognized by law, however denominated throughout the world, arising out of or associated with: trademarks (whether registered or not), trade names, service marks, service names, corporate and business names, mark registrations and applications, trade dress, logos, slogans, assumed names, domain names and domain name registrations, the goodwill in any of the foregoing; registered designs and design rights copyrights, works of authorship, registered and unregistered copyrights, software, data, databases; technology, inventions or concepts (whether patentable or not), patents and patent applications, patent disclosures, utility models, certificates of invention and industrial designs, together with all continuations, continuations-in-part, divisionals, renewals, reissues, extensions and re-examinations and any application that claims priority to any of the foregoing; trade secrets, confidential business information, technical or commercial knowledge and business processes, methods and procedures; and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world.

          "Knowledge" means (a) with respect to the Company, the actual knowledge of the Company's named executive officers (as such term is defined in Item 402 of Regulation S-K promulgated under the Securities Act) and (b) with respect to Parent, the actual knowledge of those persons set forth in Section 8.10(a)(i) of the Parent Disclosure Letter.

          "Law" means any Order or any federal, state, local, foreign, supranational or international law, statute, treaty, convention or ordinance, common law, or any rule, regulation, standard, directive, requirement, policy, or governmental guidelines or interpretations having the force of law of any Governmental Entity.

          "Leased Real Property" means any interest in real property held by the Company pursuant to a lease, sublease, license or other similar written agreement.

          "Lien" means any mortgage, pledge, security interest, encumbrance, adverse claim, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Limited Guarantor Investment" means the financing contemplated by the Limited Guarantor Investment Letter.

          "Limited Guarantor Investment Letter" means the letter agreement described in Section 8.10(a)(ii) of the Parent Disclosure Letter.

          "Limited Guarantor Investment Parties" means the Persons that have committed to provide or have otherwise entered into agreements in connection with the Limited Guarantor Investment.

          "Merger Communication" means, with respect to the Company, any document or other written communication prepared by or on behalf of the Company, or any document or other material or information posted or made accessible on the website of the Company (whether in written, video or oral form via webcast, hyperlink or otherwise), that is related to any of the Transactions and, if reviewed by a stockholder of the Company, would reasonably be deemed to constitute a "solicitation" of "proxies" (in each case, as defined in Rule 14a-1 of the Exchange Act) with respect to the Merger.

          "Minimum Excess Availability" means, with respect to any Minimum Excess Availability Determination Date set forth below, the corresponding amount of Excess Availability as set forth below.

Minimum Excess Availability Determination Date	Excess Availability
September 1, 2013	$40,394,433
October 6, 2013	$39,250,339
November 3, 2013	$49,056,269
December 1, 2013	$50,905,623

          "Minimum Excess Availability Determination Date" means any date listed in the column labeled "Minimum Excess Availability Determination Date" of the table included within the definition of "Minimum Excess Availability".

          "NASDAQ" means The NASDAQ Stock Market.

          "Order" means any order, judgment, writ, stipulation, settlement, award, injunction, decree, consent decree, decision, ruling, subpoena, verdict, arbitration award or finding entered, issued, made or rendered by any arbitrator or Governmental Entity of competent jurisdiction.

          "Parent Group" means (i) Parent and Merger Sub, (ii) the former, current and future holders of any equity interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of Parent or Merger Sub, (iii) any Financing Source, or any lead arranger, arranger, agent or Representative of or to Parent or Merger Sub, (iv) any of the Limited Guarantor Investment Parties or (v) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing.

          "Parent Material Adverse Effect" means any fact, circumstance, change, event or occurrence, individually or in the aggregate, that would, or would be reasonably expected to, prevent or materially impair or delay the performance by Parent or Merger Sub of its obligations under this Agreement or the consummation by Parent and Merger Sub of the Transactions, including the Merger.

          "Permitted Liens" means (a) zoning restrictions, easements, rights-of-way, restrictions, conditions, minor defects and irregularities in, and other similar exceptions to, title and/or other encumbrances on the real property of the Company (provided, that such liens and restrictions do not materially and adversely interfere with the use of such real property or the Company's operation of its business as currently operated or otherwise materially and adversely impair the Company's current business operations at such location), (b) pledges or deposits by the Company under workmen's compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business consistent with past practice, (c) Liens imposed by Law, including carriers', warehousemen's, landlords' and mechanics' liens, in each case incurred in the ordinary course of business consistent with past practice for sums not yet due or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (d) statutory Liens for Taxes, assessments or other governmental charges (i) not yet due and payable or (ii) which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (e) Liens in favor of any lessor under the Real Estate Leases, or encumbering the interests of the lessors in the Leased Real Property, (f) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents, and (g) other Liens that do not materially and adversely interfere with the use, operation or transfer of, or any of the benefits of ownership of, any and all real and personal property of the Company.

          "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

          "Real Estate Leases" means, collectively, each lease, sublease, license and other similar written agreement pursuant to which the Company is granted the right to use or occupy, now or in the future, the Leased Real Property or any portion thereof (including any lease that is a capital or operating lease), including any and all modifications, amendments and supplements thereto and any assignments thereof.

          "Record Holder" means, with respect to any Shares, a Person who was, immediately prior to the Effective Time, the holder of record of such Shares.

          "Reimbursable Expenses" means all documented reasonable out-of-pocket expenses incurred by Parent and any of its Affiliates, as applicable, in connection with this Agreement and the Transactions, up to a maximum aggregate amount of $1,000,000.

          "Representatives" means, as to any Person, its directors, officers, employees, agents and representatives acting on such Person's behalf, including any such investment banker, financial advisor, attorney, accountant or other advisor, agent, representative, or intermediary.

          "Revolving Credit Agreement" means the Credit Agreement, dated July 21, 2011, between the Company and Wells Fargo Bank, National Association, as amended by the First Amendment to Credit Agreement, dated February 6, 2013.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Solvent" means, when used with respect to any Person, that, on a consolidated basis as of any date of determination, (i) the amount of the present fair saleable value of the assets of such Person will, as of such date, exceed the amount of all liabilities of such Person, as of such date, as such amounts are determined in accordance with applicable Law governing determinations of the insolvency of debtors, (ii) such Person will have, as of such date, sufficient capital and liquidity with which to conduct its business and (iii) such Person will be able to pay its debts as they mature. For purposes of this definition, (A) "debt" means liability on a "claim" and (B) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. The amount of liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

          "Superior Proposal" means a bona fide written Acquisition Proposal that is not solicited or received in material violation of Section 5.3 that the Company Board has concluded, in its good faith judgment, would be more favorable to the stockholders of the Company (in their capacity as such) than the Transactions, after consultation with its independent financial advisor and outside legal counsel, and taking into consideration (a) any proposal by Parent to amend or modify the terms of this Agreement and (b) all reasonably relevant legal, financial and regulatory aspects of such Acquisition Proposal and the timing and likelihood of consummation of such Acquisition Proposal; provided, that for purposes of the definition of "Superior Proposal", all references to 20% in the definition of Acquisition Proposal will be treated as references to 50%, and the reference to 80% in the definition of Acquisition Proposal will be treated as a reference to 50%.

          "Takeover Statutes" means any "moratorium," "control share acquisition," "fair price," "supermajority," "affiliate transactions" or "business combination" statute or regulation or similar state antitakeover Law.

          "Tax" (including, with correlative meaning, the term "Taxes") means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, unclaimed property or escheat obligation, ad valorem, real or personal property, withholding, excise, production, value added, goods and services, transfer, license, occupation, premium, windfall profits, social security (or similar), registration, alternative or add-on minimum, estimated, occupancy and other taxes of any kind whatsoever, whether disputed or not, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

          "Tax Return" means all returns and reports (including elections, declarations, disclosures, schedules, claims for refund, statements, estimates, information returns and other similar documents) required to be filed with a Governmental Entity relating to Taxes, including any attachments thereto and any amendments thereof.

          "Third Party Financing" means the Debt Financing and the Limited Guarantor Investment.

          "Third Party Financing Sources" means the Financing Sources and the Limited Guarantor Investment Parties.

          (b)    Construction.     The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Terms defined in the text of this Agreement as having a particular meaning have such meaning throughout this Agreement, except as otherwise indicated in this Agreement. The fact that any item of information is disclosed in the Company Disclosure Letter or the Parent Disclosure Letter shall not be construed to mean that such information is required to be disclosed by this Agreement. The phrase "made available," when used in reference to anything made available to Parent, Merger Sub or their Representatives, shall be deemed to include anything provided to Parent, Merger Sub or their Representatives by the Company or its Representatives or provided in the FTP site located at the URL ftp.alco.duckwall.com, in each case, not less than one (1) Business Day prior to the date of this Agreement.

        8.11.    Severability.     The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        8.12.    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, nor shall any of the duties hereunder be delegated, by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided, that Parent and Merger Sub may assign this Agreement (in whole but not in part), but may not delegate any duties hereunder, to any wholly owned Affiliate of Parent and/or to any Financing Sources for purposes of creating a security interest herein or otherwise assign as collateral in respect of the Financing. No assignment by any party hereto shall relieve such assigning party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any purported assignment in violation of this Section 8.12 shall be void.

        8.13.    Headings.     The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        8.14.    Delivery by Facsimile or Electronic Transmission.     This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a ".pdf" format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

ALCO STORES, INC.
By:	/s/ ROYCE WINSTEN
	Name:	Royce Winsten
	Title:	Chairman of the Board

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

MALLARD PARENT, LLC
By:	/s/ MICHAEL A. KLUMP
	Name:	Michael A. Klump
	Title:	President

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

M ACQUISITION CORPORATION
By:	/s/ MICHAEL A. KLUMP
	Name:	Michael A. Klump
	Title:	President

Exhibit 5.14

          (i)  furnishing Parent and its Third Party Financing Sources, as promptly as reasonably practicable following Parent's written request, with (x) any information or documents relating to the Company that are reasonably required or contemplated to be delivered to the lenders or agents under the Debt Commitment Letters under the terms thereof and any other information reasonably requested by Parent, or customarily delivered by a borrower and necessary for the preparation of a customary confidential information memorandum for the financings contemplated by the Debt Commitment Letters and (y) following Parent's request, at least five (5) days prior to the Closing, all documentation and other information required under applicable "know your customer" and anti-money laundering rules and regulations, including the U.S.A. Patriot Act of 2001;

         (ii)  upon reasonable advance notice and at reasonable times, participating in a reasonable number of meetings (including lender meetings and calls, including one-on-one meetings) and presentations and cooperating with the marketing efforts of Parent and its Financing Sources, in each case in connection with the arrangement of the Debt Financing, including direct contact between Representatives of the Company, on the one hand, and the debt financing sources and potential lenders for the Debt Financing, on the other hand;

        (iii)  if reasonably requested by Parent, assisting with the timely preparation of materials for lender presentations, bank information memoranda and similar documents required in connection with the Financing;

        (iv)  assisting in the preparation of, and executing and delivering (including taking corporate or similar administrative or organizational actions reasonably necessary to execute, deliver and permit the consummation of the Debt Financing, such as by having the Company Board provide any resolutions, consents or approvals on behalf of the Company as may be required by any Third Party Financing) customary definitive financing documentation, including one or more credit agreements, currency or interest hedging agreements and other definitive documentation and related deliverables relating to any Third Party Financing in connection with the arrangement of any Third Party Financing and reasonably facilitating the grant of a security interest in collateral and provision of related lender protections; provided, that no obligation of the Company under any such agreements or amendments shall be effective until the Closing;

         (v)  furnishing Parent and its Third Party Financing Sources financial and other pertinent information regarding the Company as may reasonably be requested by Parent;

        (vi)  requesting of the appropriate Person, and using its reasonable best efforts to obtain, such customary consents, legal opinions, surveys and title insurance as reasonably requested by Parent, and executing and delivering customary evidence of authority, customary officer's certificates, a solvency certificate of the chief financial officer of the Company in the form contemplated by the Debt Commitment Letters or the Limited Guarantor Investment Letter, a good standing certificate from the Secretary of State of the State of Kansas, customary lien searches with respect to the Company and insurance certificates;

       (vii)  issuing customary letters to the Financing Sources authorizing the distribution of information to the prospective lenders and making customary representations to the Financing Sources that such information does not contain a material misstatement or omission and, if required, confirming that such information does not contain information that constitutes material non-public information with respect to the Company or any of its securities;

      (viii)  cooperating reasonably with the Third Party Financing Sources' due diligence, following Parent's reasonable request, regarding information contemplated to be provided by clause (i) above;

        (ix)  arranging for delivery of the Payoff Letters pursuant to Section 5.18;

         (x)  reasonably cooperating with prospective lenders involved in the Debt Financing to provide access to the Company's assets, cash management and accounting systems;

        (xi)  cooperating with and reasonably facilitating the Financing Sources' efforts to assess the type and value of all assets of the Company that may constitute collateral for the Debt Financing, including the Financing Sources' performance of customary field examinations and appraisals; and

       (xii)  taking all actions reasonably requested by Parent to permit the consummation of the Third Party Financing and to permit the proceeds thereof to be made available to Parent at the Closing.

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

        THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made as of August 7, 2013 by and among MALLARD PARENT, LLC, a Delaware limited liability company ("Parent"), M ACQUISITION CORPORATION, a Kansas corporation and wholly owned subsidiary of Parent ("Merger Sub"), and ALCO STORES, INC., a Kansas corporation (the "Company"). Parent, Merger Sub and the Company are sometimes individually referred to in this Amendment as a "Party" and collectively as the "Parties."

BACKGROUND

        WHEREAS, the Parties entered into an Agreement and Plan of Merger dated July 25, 2013 (the "Merger Agreement"); and

        WHEREAS, the Parties have unanimously agreed to amend the Merger Agreement in accordance with this Amendment.

AGREEMENT

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

          1.    Recitals.    The recitals set forth above are hereby incorporated by reference.

          2.    Defined Terms.    Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings ascribed to such terms in the Merger Agreement.

          3.    Amendment.    Section 7.4(c) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

            (c)   This Agreement may be terminated and the Merger may be abandoned by Parent if, on the Initial Availability Determination Date (if occurring (i) not more than five (5) calendar days before or after a particular Minimum Excess Availability Determination Date or (ii) at any time after December 6, 2013) or on the Subsequent Availability Determination Date, the Excess Availability (as calculated in accordance with Section 5.4(d)) is less than the applicable Minimum Excess Availability; provided, that if Parent fails to exercise its right to terminate this Agreement pursuant to this Section 7.4(c) within two (2) Business Days after its receipt from the Company of the calculation of Excess Availability on the Initial Availability Determination Date (if occurring (A) not more than five (5) calendar days before or after a particular Minimum Excess Availability Determination Date or (B) at any time after December 6, 2013) or on the Subsequent Availability Determination Date, such termination right shall become null and void and shall no longer be of any force or effect.

          4.    No Other Amendments.    Except as expressly amended hereby, the provisions of the Merger Agreement are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the Parties under the Merger Agreement. All references to "this Agreement" or "the Agreement" contained in the Merger Agreement shall be deemed to refer to the Merger Agreement, as amended by this Amendment.

          5.    Authority.    This Amendment has been duly authorized, validly executed and delivered by each of the Parties, and, assuming the due authorization, execution and delivery by the other Parties, constitutes the legal, valid and binding obligation of each such Party, enforceable against each such Party in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

          6.    Counterparts.    This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          7.    Controlling Law.    This Amendment shall be governed by and construed in accordance with the Laws of the State of New York without regard to principles of conflicts of law.

[SIGNATURE PAGE FOLLOWS]

        THE UNDERSIGNED hereby adopt this Amendment No. 1 to Agreement and Plan of Merger, to be effective as of the date first written above.

PARENT:
MALLARD PARENT, LLC
By:	/s/ MICHAEL A. KLUMP
	Name:	Michael A. Klump
	Title:	President
MERGER SUB:
M ACQUISITION CORPORATION
By:	/s/ MICHAEL A. KLUMP
	Name:	Michael A. Klump
	Title:	President
COMPANY:
ALCO STORES, INC.
By:	/s/ ROYCE WINSTEN
	Name:	Royce Winsten
	Title:	Chairman of the Board

Signature Page to Amendment No. 1 to Agreement and Plan of Merger

Annex B

July 25, 2013

ALCO Stores, Inc.
Board of Directors
401 Cottage Avenue
Abilene, KS 67410

Gentlemen:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock (other than Mallard Parent, LLC or its affiliates ("MALLARD")) (collectively, the "Stockholders") of ALCO Stores, Inc. (the "Company") of the $14.00 per share in cash (the "Merger Consideration") proposed to be received by such Stockholders pursuant to the draft Agreement and Plan of Merger dated as of July 24, 2013 (the "Merger Agreement") by and among MALLARD, M Acquisition Corporation, a wholly-owned subsidiary of MALLARD ("Merger Sub"), and the Company. Pursuant to the terms of, and subject to the conditions set forth in, the Merger Agreement, the Merger Sub will be merged with and into the Company with the Company surviving as a wholly owned subsidiary of MALLARD (the "Merger"), and each share of common stock of the Company, $.0001 par value per share, held by the Stockholders will be converted into the right to receive the Merger Consideration upon consummation of the Merger.

        In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) a draft of the Merger Agreement dated July 24, 2013; (b) the audited historical financial statements of the Company for the fiscal years ended January 30, 2011, January 29, 2012 and February 3, 2013; (c) the unaudited financial statements of the Company for the fiscal quarter ended May 5, 2013; (d) certain internal business, operating and financial information and forecasts of the Company prepared by the senior management of the Company (the "Forecasts"); (e) certain information regarding publicly available financial terms of certain other business combinations we deemed relevant; (f) the financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant; (g) current and historical market prices and trading volumes of the common stock of the Company; and (h) certain other publicly available information on the Company. In addition, in recognition of the Company's historical underperformance of actual results relative to budget, the Board of Directors requested that we conduct and examine sensitivity analyses, including discounts of 20%, 40% and 60% to the earnings before interest, taxes, depreciation and amortization ("EBITDA") results in such Forecasts. We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant. In connection with our engagement, we were requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of the Company.

        In rendering our opinion, we have assumed and relied, without any independent verification and with your consent, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion, including without limitation the Forecasts prepared and provided by the senior management of the Company, and we assume no responsibility or liability therefor. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company. We have been advised by the senior management of the Company that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that, (a) the Forecasts will be achieved and (b) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company's financial statements or other information made available to us. In addition, as directed by the Board of Directors of the Company, we examined certain sensitivity analyses of the Forecasts due to the Company's historical underperformance of actual results relative to budget. We express no opinion with respect to the Forecasts, the estimates and judgments on which they are based, or the assumptions in or results of the sensitivity analyses. We did not consider and express no opinion as to the amount or nature of the compensation to any of the Company's officers, directors or employees (or any class of such persons) relative to the Merger Consideration payable to public stockholders. We express no opinion as to any terms or other aspects of the Merger (other than the Merger Consideration to the extent specified herein), including, without limitation, the form or structure of the Merger, or accounting or tax consequences thereof. We were not asked to consider, and our opinion does not address, the financing terms of the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to all legal and regulatory matters on advice of counsel to the Company, have assumed that the final executed Merger Agreement will not materially differ from the draft of the Merger Agreement referred to above, and have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any amendment or waiver of any material terms or conditions by the Company.

        William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including general advisory services such as preparing a stock buyback analysis, administering the Company's approved stock buyback plan, preparing a stockholder defense analysis, and preparing a stockholder rights plan analysis. In the ordinary course of our business, we may from time to time trade the securities of the Company for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

        Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any Stockholder as to how such Stockholder should vote with respect to the proposed Merger. It is understood that this letter and any written materials provided by William

B-2

Blair & Company will not be reproduced, summarized, described, relied upon or referenced to or given to any other person for any purpose without William Blair & Company's prior written consent, except that this opinion may be included in its entirety in a proxy statement mailed to the Stockholders by the Company with respect to the Merger. Any description or reference to us or our opinion in such proxy statement, however, shall be subject to our prior review and approval. This opinion has been reviewed and approved by our Fairness Opinion Committee.

        Based upon and subject to the foregoing, including the various assumptions, qualifications and limitations set forth herein, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders.

Very truly yours,
/s/ WILLIAM BLAIR & COMPANY, L.L.C. WILLIAM BLAIR & COMPANY, L.L.C.

B-3

Annex C

SECTION 17-6712 OF THE KANSAS STATUTES ANNOTATED

Section 17-6712—Appraisal rights for shares of stock of constituent corporation in a merger or consolidation; perfection; petition for determination of value of stock of all stockholders, procedure, determination by court.

        (a)   When used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

        (b)   (1) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to K.S.A. 17-6701, and amendments thereto, other than a merger effected pursuant to subsection (g) of K.S.A. 17-6701, and amendments thereto, K.S.A. 17-6702, 17-6704, 17-6707, 17-6708 or 17-7703, and amendments thereto, except that: (A) No appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 holders; (B) no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of K.S.A. 17-6701, and amendments thereto.

          (2)   Notwithstanding the provisions of subsections (b)(1)(A) and (b)(1)(B), appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to K.S.A. 17-6701, 17-6702, 17-6704, 17-6707, 17-6708 and 17-7703, and amendments thereto, to accept for such stock anything except:

            (A)  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect of such shares of stock;

            (B)  shares of stock of any other corporation, or depository receipts in respect of such shares of stock, which shares of stock, or depository receipts in respect of such shares of stock, or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            (C)  cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs (A) and (B); or

            (D)  any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs (A), (B) and (C).

          (3)   In the event all of the stock of a subsidiary Kansas corporation party to a merger effected under K.S.A. 17-6703, and amendments thereto, is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Kansas corporation.

        (c)   Any corporation may provide in its articles of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its articles of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the articles of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e), shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to K.S.A. 17-6518 or K.S.A. 17-6703, and amendments thereto, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either: (A) Each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation; or (B) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) and who is otherwise entitled to appraisal rights, may file a petition in the district court demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsection (a) and (d), upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d), whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the clerk of the court in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The clerk of the court, if so ordered by the court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the county in which the court is located or such publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the clerk of the court for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court shall take into account all relevant factors. In determining the fair rate of interest, the court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) and who has submitted such stockholder's certificates of stock to the clerk of the court, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The court's decree may be enforced as other decrees in the district court may be enforced, whether such surviving or resulting corporation be a corporation of this state or of any state.

        (j)    The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation; provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e), or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the district court shall be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

        History: L. 1972, ch. 52, § 90; L. 1973, ch. 100, § 9; L. 1986, ch. 399, § 14; L. 1996, ch. 135, § 2; L. 2004, ch. 143, § 56; Jan. 1, 2005.

ALCO STORES, INC. E-PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders of ALCO Stores, Inc. to be Held on the 30th day of October 2013.

The proxy statement and proxy

card are available at http://www.alcostores.com/proxy.

MEETING INFORMATION

The special meeting of the stockholders of ALCO Stores, Inc. (the “Company”) will be on the 30th day of October 2013 at 10:00 a.m. local time at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231.

The Company shall act on the following matters at the special meeting:

•                  To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated July 25, 2013, as amended (referred to as the merger agreement) by and among ALCO Stores, Inc., Mallard Parent, LLC, or Parent, and M Acquisition Corporation, or Merger Sub, a wholly owned subsidiary of Parent, as it may be amended from time to time;

•                  To consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger;

•                  To consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

•                  To transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

The Company’s recommendations on the above referenced matters are:

•                  The Board of Directors recommends you vote “FOR” the adoption of the merger agreement, as amended;

•                  The Board of Directors recommends you vote “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger; and

•                  The Board of Directors recommends you vote “FOR” the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

We are providing a full set of the printed proxy materials to you, including a printed proxy card that you may execute and return to us in a self-addressed stamped envelope that is provided to you and the proxy statement (collectively, “Proxy Materials”), but our Proxy Materials are also available on the internet at http://www.alcostores.com/proxy.

The following are instructions on how to access the Proxy Materials on the above referenced website:

•                  Go to http://www.alcostores.com/proxy.

•                  The website provides a link to each the proxy statement and the proxy card in both HTML and PDF format.

•                  Click on Proxy Materials that you would like to view.

•                  The Proxy Materials will upload to your computer and you will be able to view and print them from your computer.

Any stockholder may attend the meeting and vote in person by appearing at our special meeting site located at Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231.  You are cordially invited to attend and your vote is important to us.

SPECIAL MEETING PROXY CARD FOR STOCKHOLDERS

ALCO Stores, Inc.

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated areas.  ☐

SPECIAL MEETING PROXY CARD

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A

Proposals — The Board of Directors recommends a vote “FOR” the adoption of the merger agreement, “FOR” the non-binding, advisory proposal regarding compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and “FOR” the adjournment of the special meeting (if necessary or appropriate).

2. To adopt the Agreement and Plan of Merger, dated July 25, 2013, as amended (referred to as the merger agreement) by and among ALCO Stores, Inc., Mallard Parent, LLC, or Parent, and M Acquisition	For☐	Against☐	Abstain☐

Corporation, or Merger Sub, a wholly owned subsidiary of Parent, as it may be amended from time to time.

2. Non-binding, advisory vote to approve compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger.		For☐	Against☐	Abstain☐

3.    To adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

		For☐	Against☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.

Please sign your name exactly as it appears hereon. If signing as a representative, please include capacity.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 - Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy— ALCO STORES, INC.

SPECIAL MEETING October 30, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of ALCO Stores, Inc., a Kansas Corporation, appoints Wayne S. Peterson and Brian Assmuth or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned with full power of substitution to vote all of the shares which the undersigned is entitled to vote at the special meeting of the stockholders to be held at Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231, on October 30, 2013 at 10:00 a.m. and at any adjournment thereof, with all the power the undersigned would possess if personally present, as stated on the reverse side.

THIS PROXY WILL BE VOTED “FOR” ALL ITEMS IF NO INSTRUCTION TO THE CONTRARY IS INDICATED.  IN THEIR DISCRETION, THE ATTORNEYS-IN-FACT ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING.

SPECIAL MEETING PROXY CARD FOR BROKERS

ALCO Stores, Inc.

Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated areas. ☐

SPECIAL MEETING PROXY CARD

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A

Proposals — The Board of Directors recommends a vote “FOR” the adoption of the merger agreement, “FOR” the non-binding, advisory proposal regarding compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger and “FOR” the adjournment of the special meeting (if necessary or appropriate).

2.   To adopt the Agreement and Plan of Merger, dated July 25, 2013, as amended (referred to as the merger agreement) by and among ALCO Stores, Inc., Mallard Parent, LLC, or Parent, and M Acquisition Corporation, or Merger Sub, a wholly owned subsidiary of Parent, as it

For☐ Against☐	Abstain☐

may be amended from time to time.

2. Non-binding, advisory vote to approve compensation that will or may become payable by ALCO Stores to its named executive officers in connection with the merger.	For☐ Against☐	Abstain☐

3.   To adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

For ☐ Against☐

B     Authorized Signatures — This section must be completed for your vote to be counted.  — Date and Sign Below.

Please sign your name exactly as it appears hereon.  If signing as a representative, please include capacity.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 - Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy— ALCO STORES, INC.

SPECIAL MEETING October 30, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of ALCO Stores, Inc., a Kansas Corporation, appoints Wayne S. Peterson and Brian Assmuth or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned with full power of substitution to vote all of the shares which the undersigned is entitled to vote at the special meeting of the stockholders to be held at Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231, on October 30, 2013 at 10:00 a.m. and at any adjournment thereof, with all the power the undersigned would possess if personally present, as stated on the reverse side.

THIS PROXY WILL BE VOTED “FOR” ALL ITEMS IF NO INSTRUCTION TO THE CONTRARY IS INDICATED.  IN THEIR DISCRETION, THE ATTORNEYS-IN-FACT ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING.